Exhibit 2


================================================================================

                                    AGREEMENT

                                     between

                                    AZIW LLC

                                       and

                             GREEN 1412 BROADWAY LLC

                                August 9, 1998

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                                TABLE OF CONTENTS

                                                                            Page

1.       DEFINITIONS...........................................................2

2.       PURCHASE AND SALE.....................................................8

3.       RIGHTS OF INSPECTION AND CONDITION OF PROPERTY........................9

4.       PURCHASE PRICE AND DEPOSIT...........................................14

5.       STATUS OF TITLE......................................................15

6.       TITLE INSURANCE LIENS................................................17

7.       APPORTIONMENTS.......................................................22

8.       PROPERTY NOT INCLUDED IN SALE........................................30

9.       COVENANTS OF AZIW; CONDITIONS TO CLOSING.............................30

10.      ASSIGNMENTS AND ASSUMPTIONS, SECURITY DEPOSITS; EMPLOYEES............34

11.      REPRESENTATIONS......................................................37

12.      DAMAGE AND DESTRUCTION...............................................51

13.      CONDEMNATION.........................................................51

14.      BROKERS AND ADVISORS.................................................54

15.      TAX REDUCTION PROCEEDINGS............................................56

16.      TRANSFER TAXES AND RECORDING CHARGES.................................57

17.      DELIVERIES TO BE MADE ON THE CLOSING DATE............................58

18.      FORM OF CONVEYANCE...................................................62

19.      CLOSING DATE.........................................................70

20.      NOTICES..............................................................70

21.      DEFAULT BY GREEN OR AZIW.............................................72

22.      FIRPTA COMPLIANCE....................................................79

23.      ENTIRE AGREEMENT.....................................................80

24.      AMENDMENTS...........................................................80

25.      WAIVER...............................................................80

26.      PARTIAL INVALIDITY...................................................80

27.      SECTION HEADINGS.....................................................81

28.      GOVERNING LAW........................................................81

29.      PARTIES; ASSIGNMENT AND RECORDING....................................81

30.      FURTHER ASSURANCES...................................................82

31.      THIRD-PARTY BENEFICIARY..............................................83

32.      JURISDICTION AND SERVICE OF PROCESS..................................83

33.      WAIVER OF TRIAL BY JURY..............................................83

34.      MISCELLANEOUS........................................................83


Exhibits

A.       Legal Description

B.       Escrow Agreement

C.       Form of Deed

D.       Form of Bill of Sale

E.       Form of Tenant Letters

F.       Form of FIRPTA

G.       Form of Assignment and Assumption of Leases and Contracts

H.       Form of General Assignment and Assumption

I.       Memorandum

J.       Intentionally Omitted

K.       Nominee Agreement

L.       Assignment of Membership Interests

M.       Amended and Restated Operating Agreement

N.       Intentionally Omitted

O-1.     Note

O-2.     Pledge and Security Agreement

P.       Assignment of Membership Interests

Q.       Guaranty

R.       PSA Assignment

S.       Modification of Leslie Fay Lease Agreement

T.       Patra Lease

Schedules

1.       Pro Forma Title Policy

2-A.     New Leases

2-B.     Tenant Inducement Costs

3.       Union Employees

4.       Rent Roll

5.       Pavilion Sublessees

6.       Contracts

7.       Security Deposits

8.       Tenant Arrearage Schedule

9.       Litigation

10.      Employment Agreements

11.      Management Employees


                  THIS AGREEMENT (this "Agreement") is made as of the 9th day of August, 1998 by and between AZIW LLC, a New York limited liability company, having an address c/o The Macklowe Organization, 142 West 57th Street, New York, New York 10019 ("AZIW") and GREEN 1412 BROADWAY LLC, a New York limited liability company, having an address c/o SL Green Realty Corp., 70 West 36th Street, New York, New York 10018 ("Green").

                              W I T N E S S E T H :

                  WHEREAS, Fashion Gallery Owners, LLC ("Owner") is the owner and holder of the fee simple estate in and to that certain plot, piece and parcel of land (the "Land") known as 1412 Broadway, New York, New York and more particularly described in Exhibit A annexed hereto, together with the buildings and all other improvements (collectively, the "Building") located on the Land (the Building and the Land are hereinafter sometimes collectively referred to as the "Premises");

                  WHEREAS, pursuant to a purchase and sale agreement dated March 31, 1998 (the "PSA") AZIW has agreed to purchase from Owner and Owner has agreed to sell to AZIW Owner's interests in and to the Premises upon the terms of the PSA;

                  WHEREAS, AZIW desires to cause the sale and conveyance of the Premises (and the balance of the Property as hereinafter defined) to Green, and Green desires to acquire the Premises (and the balance of the Property as hereinafter defined), upon the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

        1.     DEFINITIONS.

               (a) When used in this Agreement, the following terms shall have the indicated meanings:

                        (i) "Adjourned Closing Date" shall have the meaning given to such term in Section 6(a)(ii) hereof.

                        (ii) "Agreement" shall have the meaning given to such term in the Preamble hereof.

                        (iii) "Apportionment Date" shall have the meaning given to such term in Section 7(a) hereof.

                        (iv) "AZIW" shall have the meaning given to such term in
                the Preamble hereof.

                        (v) "AZIW  Post-Closing TI Costs" shall have the meaning
                given to such term in Section 7(h) hereof.

                        (vi) "AZIW Related Parties" shall have the meaning given
                to such term in Section 3(d) hereof.

                        (vii) "AZIW Representations" shall have the meaning given to such term in Section 11(c) hereof.

                        (viii) "Break-Up Fee" shall mean a payment equal to (i) all of Green's out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses, inspection fees, appraisal fees, environmental inspection fees and engineering fees) incurred in connection with this Agreement and the transactions contemplated hereunder, not to exceed One Hundred Twenty Five Thousand Dollars ($125,000) in the aggregate, plus (ii) One Hundred Fifty Thousand Dollars ($150,000).

                        (ix) "Broker"  shall have the meaning given to such term
                in Section 14(a) hereof.

                        (x) "Building" shall have the meaning given to such term
                in the Recitals hereof.

                        (xi) "Business Day" shall mean every day other than Saturdays, Sundays, all days observed by the federal or New York State government as legal holidays and all days on which commercial banks in New York State are required by law to be closed.

                        (xii) "Closing" shall have the meaning given to such term in Article 19 hereof.

                        (xiii) "Closing Date" shall have the meaning given to such term in Article 19 hereof.

                        (xiv) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                        (xv) "Commission" shall have the meaning given to such term in Section 14(c) hereof.

                        (xvi) "Contracts" shall have the meaning given to such term in Section 10(a)(ii) hereof.

                        (xvii) "Controlled Affiliate" shall have the meaning given to such term in Section 29(b) hereof.

                        (xviii)  "Controlled By" shall have the meaning given to
                such term in Section 29(b) hereof.

                        (xix) "Damages" shall have the meaning given to such term in Section 11(c) hereof.

                        (xx) "Deposit" shall have the meaning, given to such term in Section 4(a) hereof.

                        (xxi) "Employment Agreements" shall have the meaning given to such term in Section 11(b)(x) hereof.

                        (xxii) "Escrow Agent" shall have the meaning given to such term in Section 4(a) hereof.

                        (xxiii)  "Excluded  Personalty"  shall have the  meaning
                given to such term in Article 8 hereof.

                        (xxiv) "Exculpated Parties" shall have the meaning given
                to such term in Section 11(a) hereof.

                        (xxv) "Final Closing  Statement"  shall have the meaning
                given to such term in Section 7(i) hereof.

                        (xxvi) "Floor" shall have the meaning given to such term
                in Section 11(c) hereof.

                        (xxvii)  "Green"  shall have the  meaning  given to such
                term in the Preamble hereof.

                        (xxviii)  "Green's   Representatives"   shall  have  the
                meaning given to such term in Section 3(c) hereof.

                        (xxix) "Land" shall have the meaning given to such term in the Recitals hereof.

                        (xxx) "Lease" and "Leases" shall have the meanings given
                to such terms in Section 10(a)(i) hereof.

                        (xxxi) "Lease Additional Rent" shall have the meaning given to such term Section 7(b)(ii) hereof.

                        (xxxii) "Manhattan Pacific" shall have the meaning given
                to such term in Section 14(a) hereof.

                        (xxxiii)  "New  Closing  Notice"  shall have the meaning
                given to such term in Section 6(d) hereof.

                        (xxxiv) "98/99 Tax Year" shall have the meaning given to
                such term in Article -------------- 15 hereof. (xxxv) "Nomura" shall have the meaning given to such term in Section 6(g) hereof.

                        (xxxv) "Nomura" shall have the meaning given to such term in Section 6(g) hereof.

                        (xxxvi) "Nomura Account" shall have the meaning given to
                such term in Section 7(h) hereof.

                        (xxxvii)  "Nomura  Assignment"  shall  have the  meaning
                given to such term in Section 6(g) hereof.

                        (xxxviii)"Nomura  Loan" shall have the meaning, given to
                such term in Section 6(g) hereof.

                        (xxxix) "Nomura Loan  Agreement"  shall have the meaning
                given to such term in Section 6(g) hereof.

                        (xl) "Non-Objectionable Encumbrances" shall have the meaning given to such term in Section 6(a)(ii) hereof.

                        (xli) "Notices" shall have the meaning given to such term in Article 20 hereof.

                        (xlii) "Objection Period" shall have the meaning given to such term in Section 6(a)(i) hereof.

                        (xliii)  "Owner"  shall have the  meaning  given to such
                term in the Recitals hereof.

                        (xliv) "Pavilion Lease" shall have the meaning given to such term in Section 11(b)(iv) hereof.

                        (xlv) "Pavilion  Lessee" shall have the meaning given to
                such term in Section 11(b)(iv) hereof.

                        (xlvi) "PSA" shall have the meaning given to such term in the Recitals hereof.

                        (xlvii) "Permitted  Encumbrances" shall have the meaning
                given to such term in Article 5 hereof.

                        (xlviii)  "Personalty"  shall have the meaning  given to
                such term in Section 2(a) hereof.

                        (xlix) "Preliminary Closing Statement" shall have the meaning given to such term in Section 7(i) hereof.

                        (l) "Premises" shall have the meaning given to such term
                in the Recitals hereof.

                        (li) "Proceeding" shall have the meaning given to such term in Section 11(c) hereof.

                        (lii) "Property" shall have the meaning given to such term in Section 2(a) hereof.

                        (liii) "Property Taxes" shall have " shall have the meaning given to such term in Section 7(a)(ii) hereof.

                        (liv) "Purchase  Price" shall have the meaning given
                to such term in Article 4 hereof.

                        (lv) "Rents"  shall have the meaning  given to such term
                in Section 7(a)(i) hereof.

                        (lvi) "Required  Tenants" shall have the meaning,  given
                to such term in Section 17(a)(xi) hereof.

                        (lvii) "RET" shall have the meaning given to such term in Section 16(a) hereof.

                        (lviii)  "RPT" shall have the meaning given to such term
                in Section 16(a) hereof.

                        (lix) "Scheduled Closing Date" shall have the meaning given to such term in Section 19(a) hereof.

                        (lx) "Taking"  shall have the meaning given to such term
                in Section 13(a) hereof.

                        (lxi) "Tenant  Inducement  Costs" shall have the meaning
                given to such term in Section 7(h) hereof.

                        (lxii) "Title  Company"  shall have the meaning given to
                such term in Section 6(a)(i) hereof.

                        (lxiii)  "Title  Policy" shall have the meaning given to
                such term in Section 6(a)(i) hereof.

                        (lxiv) "Transferred Security Deposits" shall have the meaning given to such term in Section 17(a)(vii) hereof.

                        (lxv) "Utilities" shall have the meaning,  given to such
                term in Section 7(e)  hereof.

                (b) Capitalized terms used in this Agreement but not defined in this Article 1 shall have the meanings assigned to them elsewhere in this Agreement.

        2.     PURCHASE AND SALE.

               (a) AZIW shall sell and convey, or shall cause the sale and conveyance, to Green, and Green shall either (y) purchase and assume, subject to the terms and conditions of this Agreement, all of the right, title and interest conveyed, or to be conveyed, by Owner to AZIW under the PSA in, to and under (i) the Premises; (ii) the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances and other tangible and intangible personal property owned by Owner and located at the Premises and/or used in connection with the operation thereof or in connection with the operation by Pavilion Lessee (hereinafter defined) of its business (collectively, the "Personalty"); and
(iii) the Leases and Contracts in effect on the Closing Date (the items described in clauses (i), (ii) and (iii) above shall be referred to herein collectively as the "Property"); or (z) be admitted to AZIW as provided in
Article 18 of this Agreement in the event AZIW shall exercise the "Partnership Election."

               (b) Personalty is de minimis and no part of the Purchase Price is allocable thereto.

        3.     RIGHTS OF INSPECTION AND CONDITION OF PROPERTY.

               (a) AZIW acknowledges Green is a subsidiary of a real estate investment trust under the Code (a "REIT") and, accordingly that Green will be required to file an audited financial statement pertaining to the Property for 1997 and the portion of the calendar year in which the Closing occurs up to the Closing Date (a "314 Audit"). AZIW shall make all information regarding the operation of the Property which is in AZIW's possession or control available to Green and its accountants to facilitate such 314 Audit, but the same shall be expressly without representation or warranty of any kind, including, without limitation, with respect to the content or insufficiency thereof. As a condition to the Closing, AZIW, at AZIW's cost and expense, shall cause Ernst & Young/Kenneth Leventhal to prepare and update through the Closing and deliver to Green on or before the Closing a 314 Audit in form and substance reasonably acceptable to Green, in compliance with all applicable laws, rules and regulations of governmental authorities and accounting organizations and providing, among other things, that the Property qualifies for inclusion in a REIT under the Code and all other applicable laws, regulations and rules.

               (b) Subject to the rights of Tenants under the Leases, and Owner's rights and AZIW's obligations under the PSA, AZIW shall use reasonable efforts to afford Green access to the Premises at such reasonable times as Green shall request such that the Property and its utility and service systems thereon may be inspected by such engineers, environmental inspectors, architects and others acting on behalf of Green, as Green may designate. As a condition precedent to entering the Premises in connection with any such inspection, Green shall maintain or cause to be maintained, at Green's sole cost and expense, a policy of comprehensive general public liability insurance by an insurer or syndicate of insurers reasonably acceptable to AZIW, (i) with a combined single limit of not less than One Million Dollars ($1,000,000) general liability and Five Million Dollars ($5,000,000) excess umbrella liability and (ii) insuring Green, AZIW and Owner, their respective affiliates, Owner's lender and any other person or entity related to AZIW or Owner or involved with the transaction contemplated by this Agreement (such additional persons or entities to be designated in writing by AZIW), as additional insureds, against any injuries or damages to persons or property that may result from or are related to (x) Green's entry upon any of the Premises and (y) any inspection or other activity conducted thereon by Green's Representatives. Green shall deliver evidence of such insurance coverage to AZIW prior to the commencement of the first inspection and proof of continued coverage prior to any subsequent inspection.

               (c) In conducting the inspection of the Property, neither Green nor any of Green's agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively, "Green's Representatives") shall (a) contact or have any discussions with Owner or any of Owner's employees, agents or representatives, or with any tenants at, or contractors providing services to, the Premises, (b) interfere with the business of Owner conducted at or relating to the Premises or (c) damage the Premises or any portion thereof. When conducting the foregoing inspection, Green and Green's Representatives shall at all times comply with and shall be subject to all other terms, covenants and conditions of this Agreement. AZIW may from time to time establish reasonable rules of conduct for Green and Green's Representatives in furtherance of the foregoing. Green shall schedule and coordinate all inspections, including, without limitation, any environmental test, with AZIW. AZIW shall be entitled to have a representative present at all times during each such inspection. Green agrees to pay to AZIW on demand the cost of repairing and restoring any damage which Green or Green's Representatives shall cause to the Premises or any portion thereof. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Green or Green's Representatives relating to such inspection of the Premises and its other due diligence shall be at the sole expense of Green, except as otherwise expressly provided in this Agreement. Green and Green's Representatives shall not be permitted to conduct borings of the Premises or drilling in or on the Premises in connection with the preparation of an environmental audit or in connection with any other inspection of the Premises without the consent of AZIW (and, if such consent is given, Green shall be obligated to pay to AZIW on demand the cost of repairing and restoring any damage as aforesaid). Green shall prevent any of Green's
Representatives from filing or recording any lien, judgment or encumbrance against the Premises for any fees or expenses payable in connection with any inspection, and Green shall, at its sole cost and expense, promptly discharge of record any such liens, judgments or other encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished). AZIW's right to pursue Green for a breach before the Closing or earlier termination of this Agreement of Green's obligations under this Section 3(c) shall survive the Closing or any termination of this Agreement, and the immediately preceding sentence shall survive any termination of this Agreement.

               (d) Green agrees to indemnify and hold AZIW and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors, and any successors or assigns of the foregoing (collectively with AZIW, "AZIW Related Parties"), harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by any of AZIW's Related Parties arising from or by reason of Green's and/or Green's Representatives' access to, or inspection of, the Premises, or any tests, inspections or other due diligence conducted pursuant to this Agreement. Notwithstanding anything contained in this Agreement to the contrary, if Green defaults under its obligations under this Article 3, AZIW shall be entitled to retain a portion (up to one hundred percent (100%)) of the Deposit equal to the actual damages incurred by AZIW in connection with such default, as determined pursuant to a final, unappealable judgment resulting from an action commenced before this Agreement is terminated, provided, however, that the foregoing shall not limit the remedies which AZIW may have at law or equity for such default. The provisions of this Section 3(d) shall survive the Closing or any termination of this Agreement.

               (e) Notwithstanding the foregoing inspection rights, but subject to AZIW's representations and warranties set forth in this Agreement, Green agrees to accept the Property "AS IS" and "WITH ALL FAULTS" on the date hereof, subject to (i) reasonable use, wear, tear and natural deterioration between the date hereof and the Closing Date and (ii) damage by fire or other casualty and condemnation between the date hereof and the Closing Date as set forth in Articles 12 and 13 hereof. Green has investigated, and is satisfied with, the Property and the physical condition, including environmental matters, income, expense and operations thereof, and all other matters or things affecting or relating to the Property. Green agrees that any investigation or inspection performed by Green in accordance with subsections (a) through (d) of this
Article 3 is performed by Green, and allowed by AZIW, solely for the purpose of assisting Green in preparing such plans, engineering reports and management systems, and the making of such other preparations as Green may reasonably anticipate to be required in connection with the ownership of the Property after acquisition of same by Green. Access to the Property is solely for the benefit of Green for the aforestated purpose and shall neither be a basis for evaluating the purchase and sale herein agreed to by Green, nor, subject to AZIW's representations and warranties set forth in this Agreement, a contingency or condition to the performance of Green's obligations hereunder. The results of any such inspection, whether evidencing latent or patent defects in the Premises or otherwise disclosing a condition which is undesirable or in violation of any law or governmental rule, regulation, ordinance or order, shall not, except as otherwise provided in this Agreement, be grounds for any release of Green's obligations hereunder or the time for the performance of same, any amendment or modification of this Agreement or any abatement in the Purchase Price. Except as expressly set forth in this Agreement: (i) neither AZIW nor the employees, agents, representatives, accountants or attorneys of AZIW or any broker or any other persons representing or purporting to represent AZIW have made any oral or written representations or warranties whatsoever with respect to the physical condition or operation of the Property, the revenues and expenses generated by and associated with the Property, the zoning and other laws, regulations and rules applicable thereto or the compliance by the Premises therewith, or with respect to the Leases or the Contracts; and (ii) neither AZIW nor Green has relied or will rely on any such representations made or to be made by the other, or by the employees, agents, representatives, accountants or attorneys of the other.

        4.     PURCHASE PRICE AND DEPOSIT.

               The purchase price to be paid by Green for the Property (the "Purchase Price") is Seventy-Two Million Dollars ($72,000,000), subject to adjustment and apportionment as provided in this Agreement.

               (a) Simultaneously with the execution of this Agreement by Green, Green is delivering to Greenberg Traurig, as escrow agent (the "Escrow Agent"), Three Million Five Hundred Thousand Dollars ($3,500,000) by a certified check or official cashier's check payable directly to the order of "Greenberg Traurig, as Escrow Agent" (the "Deposit").

               (b) Upon receipt by Escrow Agent of the Deposit, to the extent possible, Escrow Agent shall cause the same to be deposited in a federally insured interest-bearing account selected by Escrow Agent (it being agreed that Escrow Agent shall not be liable for the amount of any interest or loss that results from any such investments) and Escrow Agent shall hold the Deposit in accordance with the provisions of Exhibit B annexed hereto. If the Closing occurs, the interest on the Deposit, if any, shall be paid to AZIW (without credit against the Purchase Price) and, if the Closing does not occur and this Agreement is terminated, then the interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. The party receiving such interest shall pay all income taxes thereon.

               (c) At the Closing Green shall pay the balance of the Purchase Price (i.e., the Purchase Price less the Deposit, but without off-set for any interest earned on the Deposit), as apportioned and adjusted pursuant to this Agreement and subject to Section 18(c).

               (d) All monies payable by Green under this Agreement, unless otherwise specified in this Agreement, shall be paid, at AZIW's election, by unendorsed bank check(s) issued by a bank which is a member of the New York Clearinghouse Association and payable directly to the order of AZIW or to such person or entity or persons or entities as AZIW may designate in writing, at least two (2) Business Days prior to the Closing Date or by wire transfer in immediately available federal funds for credit to such bank account or accounts as shall be so specified by AZIW.

        5.     STATUS OF TITLE

               Subject to the terms and provisions of this Agreement, the Premises shall be sold and conveyed to Green, and Green shall accept same, subject only to the following, (collectively, the "Permitted Encumbrances"):

               (a) the state of facts  disclosed on the survey  prepared by Earl
B. Lovell -S.P. Belcher, Inc. dated January 16, 1931, last redated by visual examination dated June 2, 1997 and any further state of facts that a current survey of the Premises or a personal inspection would disclose;

               (b) the easements, conditions, restrictions, agreements and encumbrances set forth on the Pro Forma Policy (hereinafter defined);

               (c) Non-Objectionable Encumbrances and any liens, encumbrances or other title exceptions approved or waived by Green as provided in Article 6 hereof;

               (d) Property Taxes which are a lien but not yet due and payable, subject to proration in accordance with Article 7 hereof;

               (e) any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Premises, including, without limitation, those relating to zoning and land use;

               (f) any utility company rights, easements and franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Premises, provided that in the case of any of the foregoing items that are not of record, the same do not materially and adversely affect the present use of the Premises;

               (g) any installment not yet due and payable of assessments imposed after the date hereof and affecting the Premises or any portion thereof;

               (h) the rights and interests held by tenants under the Leases in effect at Closing; and

               (i) provided the AZIW Representation in Section 11(b)(xx) is true as of Closing, all violations of laws, rules, regulations, statutes, ordinances, orders or requirements, now or hereafter issued or noted ("Violations"). Green agrees that neither it nor any of its officers, directors, employees, agents or anyone acting through or at their direction shall contact the New York City Department of Buildings or any other New York City agency with respect to any Violations without AZIW's prior written consent which may be withheld only if Owner withholds its consent to AZIWs corresponding request to Owner under the PSA and which request AZIW shall make to Owner immediately upon receiving Green's request for such consent, provided Green may cause the Title Company to perform normal departmental searches with respect to violations on the Property.

        6.     TITLE INSURANCE; LIENS.

               (a) (i) Schedule 1 annexed hereto contains a copy of the pro forma title insurance policy No. LTM-8399-M (the "Pro Forma Policy") prepared by Lawyers Title Insurance Corporation (the "Title Company"). AZIW shall promptly arrange with the Title Company for the issuance to Green at Closing of an owner's policy of title insurance (the "Title Policy") for the Premises in the form of the Pro Forma Policy and AZIW shall arrange to have any further updates or revisions thereto delivered by the Title Company simultaneously to Green's and AZIW's attorneys. No later than the day before Closing TIME BEING OF THE ESSENCE (the period between the date hereof and the day before Closing being hereinafter referred to as the "Objection Period"), Green shall deliver to AZIW notice of Green's objections (the "Title Objections") to any liens, encumbrances or other title exceptions (other than Permitted Encumbrances) revealed by any update or revision to the Pro Forma Policy, it being agreed that Green shall have no right to object to the Permitted Encumbrances. If Green does not deliver any such objection notice by the day before the Closing, Green shall be deemed to have waived its right to object to any new liens, encumbrances or other title exceptions appearing on such update (and the same shall not constitute Title Objections and shall be deemed Permitted Encumbrances). If Green delivers such objection notice within the Objection Period, any liens, encumbrances and other title exceptions appearing on any update to the Pro Forma Policy which are not expressly objected to in such notice shall not constitute Title Objections and shall be deemed Permitted Encumbrances.

                              (ii) Green shall not be entitled to object to, and
               shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections but shall be deemed Permitted Encumbrances) (1) over which the Title Company is willing to insure (without additional cost to Green), (2) against which the Title Company is willing to provide affirmative insurance (without additional cost to Green), or (3) which will be extinguished upon the transfer of the Property (collectively, the "Non-Objectionable Encumbrances"). Notwithstanding anything to the contrary contained herein, if any Title Objections have not been eliminated by the Scheduled Closing Date (unless the same are waived by Green without any abatement in the Purchase Price), and Owner has exercised its right under the PSA to adjourn the Scheduled Closing Date for the purpose of attempting to cure such Title Objections, AZIW shall adjourn the Scheduled Closing Date (such date to which AZIW adjourns the Scheduled Closing Date is herein referred to as the "Adjourned Closing Date") for the same period which Owner has adjourned the Scheduled Closing Date under the PSA, such period not to exceed ninety (90) days after the Scheduled Closing Date, to facilitate the attempt to eliminate such Title Objections.

                              (iii) Without  limiting the  provisions of Section
               3(c), in no event shall any lien, encumbrance or other exception arising as a result of any act or omission of Green or anyone acting on behalf of Green be deemed a Title Objection.

               (b) If any Title Objection is not cured by the Adjourned Closing Date, unless the same is waived by Green, then Green may (i) by written notice given to AZIW within eight (8) Business Days after the Adjourned Closing Date or, if AZIW has not adjourned the Closing pursuant to Section 6(a), within eight
(8) Business Days after the Scheduled Closing Date, accept the Property subject to such Title Objection without abatement of the Purchase Price, in which event
(x) such Title Objection shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Green shall close hereunder notwithstanding the existence of same, and (z) AZIW shall have no obligation whatsoever after the Closing Date with respect to any failure of such Title Objection to be eliminated, or (ii) terminate this Agreement by notice given to AZIW within eight (8) Business Days following the Adjourned Closing Date or, if AZIW has not adjourned the Closing pursuant to Section 6(a), within eight (8) Business Days after the Scheduled Closing Date, TIME BEING OF THE ESSENCE, in which event Green shall be entitled to a return of the Deposit. If Green fails to deliver the notice described in clause (i) or (ii) above within the eight (8) Business Day period described therein, TIME BEING OF THE ESSENCE, Green shall be deemed to have made the election under clause (ii) of this Section 6(b). Upon the giving or deemed giving of any termination notice under clause (ii) above, then upon the return to Green of the Deposit, this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than those that are expressly provided to survive the termination hereof. Upon Green's exercise of the option under clause (i) above, AZIW shall serve such corresponding notices and take such other action under the PSA to avoid any termination of the PSA and to facilitate the conveyance of title to Green in accordance with this Agreement.

               (c) It is expressly understood that in no event shall AZIW be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections or to otherwise cause title to the Premises to be conveyed in accordance with the terms of this Agreement on the Closing Date, subject to Sections 6(e), (f), (g) and (h) and Section 21(c) below.

               (d) If the Scheduled Closing Date shall have been adjourned to facilitate the cure of Title Objections in accordance with the provisions of
Section 6(a), AZIW shall, upon the satisfactory cure thereof, promptly reschedule the Scheduled Closing Date, upon at least eight (8) Business Days' prior notice to Green (the "New Closing Notice"); it being agreed, however, that if any matters which are Title Objections arise between the date the New Closing Notice is given and the rescheduled Scheduled Closing Date, and Owner shall have exercised its right under the PSA to again adjourn the Closing in order to attempt to cause such Title Objections to be eliminated, by sending AZIW the appropriate notice pursuant to the PSA, then AZIW shall adjourn the Closing for a corresponding period or periods to facilitate the cure of such Title Objections, it being agreed, however, that AZIW shall not be entitled to adjourn the Scheduled Closing Date pursuant to this Article 6 for a period or periods in excess of ninety (90) days in the aggregate.

               (e) If any update to the Pro Forma Policy discloses judgments or bankruptcies against other persons having names the same as or similar to that of AZIW, AZIW shall deliver to the Title Company affidavits showing that such judgments or bankruptcies are not against AZIW in order to induce the Title Company to omit exceptions for such judgments, bankruptcies or other returns or to insure over same.

               (f) It shall be a condition to Green's obligation to close that it receives (or in the event of a Closing under the Partnership Election, that AZIW receives) a Title Policy from the Title Company, in the form of the Pro Forma Policy which insures fee simple title to the Premises in the amount of the Purchase Price, at normal rates and subject only to the Permitted Encumbrances.

               (g) It is a condition to Green's obligations under this Agreement that upon the Closing, the curent holder ("Nomura") of the existing loan of Nomura (the "Nomura Loan"), as more particularly described in the loan agreement dated June 25, 1997 between Owner and Nomura Asset Capital Corporation (the "Nomura Loan Agreement") shall assign to Green's lender or other designee of Green the mortgages securing and the notes evidencing the Nomura Loan upon payment to Nomura at Closing of the amount necessary to repay the Nomura Loan in full (the "Nomura Loan Amount") and deliver a full release in favor of Owner and its members and affiliates, and any guarantors of any obligation under the Nomura Loan (such assignment and release being referred to hereinafter collectively as the "Nomura Assignment"). At Closing, Green shall pay the amounts payable under Section 2.3.1(b)(ii)-(iii) of the Nomura Loan Agreement not to exceed Five Million Six Hundred Thousand Dollars ($5,600,000.00) in the aggregate (the "Prepayment Costs") and, other than amounts not exceeding Twenty Five Thousand Dollars ($25,000) in the aggregate (which Green has already paid to Nomura), Green shall not be obligated to pay any of Nomura's fees, costs or expenses or other sums (including, without limitation, accrued interest or penalties or late charges thereon) in connection with or in consideration of the Nomura Assignment. Green shall not in any event be obligated to pay any "breakage" or any other charge associated with the failure of the Nomura Loan to be prepaid on a payment date under the Nomura Loan Documents (hereinafter defined) or any fee, cost, expense or other consideration, including any increase to the Prepayment Costs incurred or imposed as a result of any extension of the Closing or the payment of the Nomura Loan after August 11, 1998. Other than the amounts expressly set forth in this Paragraph to be paid by Green, AZIW shall be responsible for payment at Closing of all amounts imposed in connection with the Nomura Loan, including, without limitation any Prepayment Costs in excess of Five Million Six Hundred Thousand Dollars ($5,600,000.00). If the Prepayment Costs are less than Five Million Six Hundred Thousand Dollars ($5,600,000.00), the Commission shall be increased by an amount equal to sixty-five percent (65%) of the difference between Five Million Six Hundred Thousand Dollars ($5,600,000.00) and the actual amount of the Prepayment Costs.

        7.     APPORTIONMENTS.

               (a) The following, shall be apportioned between AZIW and Green as
of  11:59  p.m.  on  the  day  immediately   preceding  the  Closing  Date  (the
"Apportionment Date")

                    (i) prepaid rents,  fixed rents and additional rents payable pursuant to the Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases) (collectively, "Rents") to be apportioned in accordance with
               Section 7(b) hereof,

                    (ii) real estate taxes,  sewer rents and taxes,  water rates and charges (to the extent not  accounted  for pursuant to clause
               (i) above), vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Premises (collectively, "Property Taxes"), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 7(c) hereof;

                    (iii) administrative charges on security deposits held pursuant to the Leases;

                    (iv) fuel, if any, based on a reading  completed within five
               (5) days prior to the Closing Date or, if not so completed, as estimated by the supplier to the Premises, at current cost, together with any sales taxes payable in connection therewith, if any (a letter from such fuel supplier shall be conclusive evidence as to the quantity of fuel on hand and the current cost therefor);

                    (v) prepaid fees for licenses and other permits  assigned to
               Green at the Closing;

                    (vi) any  amounts  prepaid  or  payable  by the owner of the
               Property under the Contracts;

                    (vii) wages and fringe benefits (including, without limitation, vacation pay, sick days, health, welfare, pension and disability benefits) and other compensation payable to all personnel employed at the Building, (including without limitation, all employees employed by Owner's property manager); and

                    (viii) such other items as are  customarily  apportioned  in accordance with real estate closings of commercial office properties in the Borough of Manhattan. (b b) (i) If, on the Apportionment Date, there are any past due Rents owing by any tenant for a period through the Apportionment Date, Green shall use its commercially reasonable efforts to collect the same after the Closing Date (provided Green shall not be obligated to institute legal proceedings against any tenant with regard to the same and AZIW shall not be permitted thereafter to institute legal proceedings against such tenant). Any Rent received from any such tenant after the Closing Date shall be applied in the following order of priority: (A) first, to Rent arrearages with respect to the month in which the Closing Date shall occur (subject to apportionment pursuant to Section 7(a) above), (B) second, to Rent arrearages with respect to the month following the month in which the Closing Date occurs (C) third, provided all rent payable to Green with respect to the applicable tenant for the period post-Closing is current, to Rent arrearages with respect to the period preceding the month in which the Closing Date shall occur, provided neither AZIW nor Owner has been reimbursed for the same pursuant to Section 10(b) hereof, and (D) all other Rent collected shall belong to Green.

                    (ii) If, as of the Closing Date,  any Rents other than fixed rents (including, without limitation, operating, expense escalations, real estate tax escalations and percentage rent) (collectively, "Lease Additional Rent") have not been billed or have not been determined in accordance with the provisions of the Leases or, if billed (and to the extent such amounts are reflected on Schedule 8), have not been collected by the landlord thereunder, Green shall (A) bill the same when billable, (B) cooperate with AZIW to determine the correct amount of Lease Additional Rent and (C) diligently pursue and use all commercially reasonable efforts to achieve the collection of the same (provided Green shall not be obligated to institute legal proceedings against any tenant with regard to the same, and AZIW shall not thereafter institute legal proceedings against such tenants). If the final determination of Lease Additional Rent in accordance with the Leases shows that a net amount is owed by AZIW to Green, the portion of Lease Additional Rent attributable to the period following the Apportionment Date shall be paid by AZIW to Green within ten (10) Business Days of such final determination under the Leases. If the final determination of Lease Additional Rent in accordance with the Leases shows that a net amount is owed by Green to AZIW, the portion of Lease Additional Rent attributable to the period up to and including the Apportionment Date shall be paid by Green to AZIW, or at AZIW's written direction, to AZIW's designee, within ten (10) Business Days of such final determination.

                    (iii) Any Rents received by AZIW or Green following the Closing Date which are the property of the other (as determined in accordance with this Section 7(b)) shall be paid to the other within five (5) Business Days following receipt thereof.

               (c) Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Closing Date shall occur either before an assessment is made or a tax rate is fixed for the tax period in which the Closing Date occurs, the apportionment of such Property Taxes based thereon shall be made on the Closing Date by applying the tax rate for the preceding year to the latest assessed valuation, but, promptly after the assessment and/or tax rate for the current year are fixed, the apportionment thereof shall be recalculated and AZIW or Green, as the case may be, shall promptly make an appropriate payment to the other based on such recalculation.

               (d) If there are water meters on the Premises, the unfixed water rates and charges and sewer rents and taxes covered by meters, if any, shall be apportioned (i) on the basis of an actual reading completed within five (5) days prior to Closing (with pro rated estimates of expenses for any days between such reading and the Apportionment Date), or (ii) if such reading has not been so completed, on the basis of the last available reading (with pro rated estimates of expenses for any days between such reading and the Apportionment Date). If the apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, such apportionment shall be readjusted and AZIW or Green, as the case may be, shall promptly deliver to the other the amount determined to be due upon such readjustment.

               (e) Charges for all electricity, steam, gas and other utility services (collectively, "Utilities") shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available (with pro rated estimates of expenses for any days between such reading or bill and the Apportionment Date). If any apportionment is not based on an actual current reading, then, upon the taking of a subsequent actual reading, such apportionment shall be readjusted and AZIW or Green, as the case may be, shall promptly deliver to the other the amount determined to be due upon such readjustment.

               (f) Green shall make the payments required pursuant to Section 10(c) hereof.

               (g) Green shall have no right to receive any rental insurance proceeds which relate to the period prior to the Closing Date and, if any such proceeds are delivered to Green, Green shall, within five (5) Business Days following receipt thereof, pay the same to AZIW.

               (h) Green agrees that it shall be responsible for the payment of all Tenant Inducement Costs, leasing commissions (including, without limitation, any so-called override fees and commissions payable to Bruce Brickman & Associates or any affiliate thereof and construction management fees payable to Bruce Brickman & Associates or any affiliate thereof) which become due and payable (whether before or after the Closing Date) arising from, relating to or in connection with (A) any renewals, modifications, amendments or expansions of existing Leases or other supplementary agreements relating thereto entered into between the date hereof and the Closing Date that have been approved (or deemed approved) by Green and (B) any new Leases entered into between the date hereof and the Closing Date that have been approved (or deemed approved) by Green. Green shall be responsible for (a) seventy-five percent (75%) of a full standard leasing commission and for no other overrides or Tenant Inducement Costs in connection with the proposed Modification of Lease Agreement between Leslie Fay Marketing, Inc. and Owner, in the form of Exhibit S annexed hereto (the "LF Modification"); (b) one full standard leasing commission and the other Tenant Inducement Costs, leasing commissions and construction management fees, but no other override fees, in connection with the proposed lease between Owner and Patra, Ltd. on the terms more particularly described on Exhibit T (the "Patra Lease"); and (c) the "Unpaid Tenant Inducements" shown on Schedule 2-B. AZIW shall be responsible for leasing commissions, construction management fees, override fees and Tenant Inducement Costs in connection with the LF Modification or the Patra Lease in excess of those amounts set forth in the immediately preceding sentence and the "Paid Tenant Inducements" shown on Schedule 2-B. If as of the Closing Date AZIW shall have paid any Tenant Inducement Costs, leasing commissions or construction management fees, as aforesaid, for which Green is responsible pursuant to this Section, Green shall reimburse AZIW therefor at Closing provided that AZIW shall supply invoices and statements for all such Tenant Inducement Costs, leasing commissions and construction management fees to Green on or prior to the payment thereof. AZIW and Green shall review all Leases and determine the approximate cost of all such post-Closing Tenant Inducement Costs, leasing commissions and construction management fees which are payable after Closing but for which AZIW is responsible ("AZIW Post-Closing TI Costs") and the aggregate amount thereof shall be credited against the Purchase Price. AZIW shall be relieved of all liability therefor, and thereafter Green shall pay such amounts to or on behalf of the applicable tenants as they become due and indemnify AZIW therefor; provided that when the parties have determined the actual amount of such AZIW Post-Closing TI Costs, the parties shall further adjust such amounts. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, design, refurbishment and other work allowances for the initial occupancy of the space, lease buyout costs, and moving, allowances, and all legal fees and expenses in connection with the foregoing (to the extent legal fees relating to Leases on Schedule 2 have been provided for on Schedule
2). Any of the aforesaid Tenant Inducement Costs, leasing commissions and construction management fees required to be paid by AZIW or Green pursuant to this Section 7(h) shall be deposited by AZIW or Green, as applicable, into the operating account for the Building controlled by Nomura (the "Nomura Account") prior to Closing, but, with regard to Green's responsibility for Tenant
Inducement Costs, within three (3) Business Days after Green's approval or deemed approval of such documents described in clauses (A) or (B) of this
Section 7(h) (it being expressly understood that Owner has full access to such account and the right to make the withdrawals therefrom); and the amount so deposited by Green, if any, shall be refunded or paid to Green in the event that Green is entitled to a return of the Deposit as determined in accordance with this Agreement; and the amount so deposited by Green shall be retained by AZIW in the event that AZIW is entitled to the Deposit as determined in accordance with this Agreement.

               (i) At or prior to the Closing, AZIW and Green and/or their respective agents or designees will jointly prepare a preliminary closing statement (the "Preliminary Closing Statement") which will show the net amount due either to AZIW or to Green as the result of the adjustments and prorations provided for herein, and such net due amount will be added to or subtracted from the cash balance of the Purchase Price to be paid to AZIW at the Closing pursuant to Article 4 hereof, as applicable. Within one hundred twenty (120) days following the Closing Date, AZIW and Green will jointly prepare a final closing statement reasonably satisfactory to AZIW and Green in form and substance (the "Final Closing Statement") setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due AZIW or Green, if any, by reason of adjustments to the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within ten (10) Business Days following that party's receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by AZIW and Green in the Final Closing Statement shall be conclusive and binding on the parties hereto absent manifest error, except to the extent that any such determinations are expressly subject to a longer survival period hereunder. AZIW and Green agree that any items which are not capable of being determined at the time the Final Closing Statement is prepared shall be determined and paid in the manner set forth in the Final Closing Statement. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request in order to make the preliminary and final adjustments and prorations provided for herein.

               (j) Intentionally Deleted.

               (k) The Prepayment Costs and other costs payable in connection with the Nomura Assignment shall be paid in accordance with and subject to
Section 6(g).

               (l) The Fee and Expense Deposit shall be credited to AZIW in accordance with Section 21(g).

               (m) The provisions of this Article 7 shall survive the Closing.

        8.     PROPERTY NOT INCLUDED IN SALE.

               Notwithstanding  anything to the contrary contained herein, it is expressly agreed by the parties hereto that (a) any fixtures, furniture, furnishings, equipment or other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Premises, owned or leased from a third party by any tenant, managing, agent, leasing agent, contractor, or employee at the Building (collectively, "Excluded Personalty") and (b) all escrow or reserve accounts or other accounts of any nature whatsoever held by or owing from Nomura (or any nominee or designee) in connection with the Nomura Loan, including, without limitation, any reserves for tenant improvements, taxes, insurance, interest, required repairs, operating and maintenance, or other reserves required under the documents relating to the Nomura Loan (the "Nomura Loan Documents"), shall not be included in the Property to be sold to Green hereunder. The provisions of this Article 8 do not apply to the escrow account described in Section 10(c).

        9.     COVENANTS OF AZIW; CONDITIONS TO CLOSING.

               (a) From the date of this Agreement until the Closing Date, AZIW shall:

                    (i) not enter into any agreement (including any new Contracts or Leases) with respect to all or any portion of the Property, any interest therein or any interest in AZIW, including, without limitation, as to the leasing, management, financing, operation, sale or encumbrance thereof, whether directly or indirectly, except for such ministerial agreements as shall be necessary to facilitate the closing of AZIW's purchase of the Property in accordance with the PSA and for such agreements with Green as are contemplated by this Agreement;

                    (ii) maintain the PSA in full force and effect and take all such actions as shall be necessary to facilitate the Closing of AZIW's purchase of the Property in accordance with the PSA;

                    (iii) not take any  action or fail to take any  action  that could impair, impede or delay the sale of the Property to AZIW on the Closing Date in accordance with the PSA;

                    (iv) not, without Green's prior written consent, which shall not be unreasonably withheld, make any request of Owner under the PSA, except as may be necessary to facilitate AZIW's compliance with its obligations under this Agreement;

                    (v) subject to Section 9(b), not consent to any demand of Owner under the PSA or make any election or waive any right under the PSA if such consent, election or waiver could impair, impede or delay the sale of the Property to AZIW on the Closing Date in accordance with the PSA or adversely affect of the condition of the Property or title thereof, including, without limitation, the exercise of any waiver or election with regard to Violations under Section 5(i) of the PSA; and

                    (vi) deliver to Green and its attorneys  upon AZIW's receipt thereof copies of all notices received pursuant to or in connection with the PSA and otherwise keep Green informed on a current basis of all discussions and other communications with Owner or its counsel pursuant to or in connection with the PSA.

               (b) From the date of this Agreement until the Closing Date, AZIW shall not, without Green's prior written consent, which consent shall not be unreasonably withheld with regard to any item for which AZIW's consent may not be unreasonably withheld under the PSA:

                    (i) consent to or suffer the termination, amendment or modification of any existing Lease, or permit Owner to enter into any new Lease for space at the Premises, other than the termination of any Lease as a result of the tenant's default thereunder, or agree to or suffer the expenditure any Tenant Inducement Costs not expressly provided for under the terms of any existing Lease;

                    (ii) consent to or suffer the amendment or modification (other than non-material amendments or modifications) or renewal of any of the Contracts;

                    (iii) consent to or suffer the execution of any new Contracts; or

                    (iv) consent to or suffer the hiring of any new employees who would, upon termination by Green at any time within one month of the Closing, be entitled to severance or any other termination related benefits.

               (c) Whenever in this Article 9 AZIW is required to obtain Green's approval with respect to any transaction or consent described therein, Green shall, within four (4) Business Days after receipt of AZIW's request therefor, notify AZIW of its approval or disapproval of same and, if Green fails to notify AZIW of its disapproval within said four (4) Business Day period, Green shall be deemed to have approved same, TIME BEING OF THE ESSENCE.

               (d) Intentionally Deleted.

               (e) AZIW covenants that so long as this Agreement is in full force and effect and Green is not in default hereunder, AZIW shall not consent to or suffer the amendment or modification any of the loan documents relating to the Nomura Loan, without the consent of Green.

               (f) Notwithstanding anything contained in this Agreement to the contrary, the obligation of Green to acquire the Property on the Closing Date shall, in addition to any other conditions set forth in this Agreement, be contingent and conditioned upon satisfaction of the following conditions:

                    (i) Owner and Leslie Fay Marketing,  Inc. shall have entered into the LF Modification and Owner and Patra, Ltd. shall have entered into the Patra Lease. The LF Modification shall be in the form of Exhibit S annexed hereto and the Patra Lease shall be in the form of Exhibit T annexed hereto except for (a) immaterial changes; and (b) with respect to the Patra Lease, changes consistent with other leases in the Premises of comparable size. In no event, however, may there be any change to the rent, additional rent, Tenant Inducement Costs or other financial terms of or under the LF Modification or the Patra Lease, the use, location or size of the space thereunder, or in the obligations of the landlord thereunder without Green's prior written consent, which consent shall not be unreasonably withheld; and

                    (ii) all Leases on  Schedule  2-A (other  than the  proposed
               Lease with Arial B) shall be in full force and effect. The foregoing conditions with respect to the LF Modification and the Patra Lease shall be deemed satisfied only if all such documents shall, prior to or upon Closing, be the valid, binding and enforceable obligations of the tenants thereunder, in full force and effect and subject to no conditions other than the obligations of the landlord described therein to be performed after the Closing Date.

               (g) AZIW shall use its best efforts (excluding, however the obligation to make any payment or provide any economic consideration or concession) to amend Section 6.01 of the Patra Lease by inserting after the word "manufacturing" the following parenthetical: "(provided that manufacturing shall be limited to light manufacturing as an accessory to tenants showroom and office space, shall in no event be the primary use of the Demised Premises and shall be conducted in accordance with the Buildings Certificate of Occupancy and the other conditions and requirements of this lease)".

        10.    ASSIGNMENTS AND ASSUMPTIONS; SECURITY DEPOSITS; EMPLOYEES

               (a) On the Closing Date, AZIW shall assign to Green or cause to be assigned to Green, without recourse, representation or warranty (except as expressly set forth in this Agreement), and Green agrees to assume all obligations accruing on and after the Closing Date under, the documents described in clauses (i), (ii) and (iii) below:

                    (i) the  leases,  licenses  and other  occupancy  agreements demising space at the Premises which are then in effect (individually, a "Lease" and collectively, "Leases"), together with any security deposited by the tenants thereunder;

                    (ii) the service,  maintenance,  supply and other agreements relating to the operation of the Premises, which are then in effect (collectively, "Contracts"); and

                    (iii) the transferable permits, licenses and intangibles, if
               any,   relating  to  the  Property   and  the  other   intangible
               Personalty.

               (b) Green acknowledges that prior to the Closing, Owner may (i) apply any security deposits held under Leases in respect of defaults by tenants under the applicable Leases and (ii) return the security deposit of any tenant thereunder who is entitled to the return of such deposit pursuant to the terms of its Lease. If Owner takes the action described in clause (i) above to apply a security deposit, AZIW shall indemnify Green against, and hold Green harmless from, any claim made by any such tenant against Green in connection therewith. At the Closing, AZIW shall transfer or cause to be transferred to Green the security deposits held by Owner as of the Apportionment Date not applied to defaults or returned to tenants as above provided. To the extent that any such security deposit to be so transferred which is comprised of a letter of credit shall not be transferable as of the Closing, AZIW and Green shall cooperate with each other (and AZIW shall cooperate with Owner as required under the PSA) following the Closing so as to cause the transfer to Green of the same or to obtain a replacement letter of credit with respect thereto in favor of Green and, in either case, Green shall upon receipt thereof assume the obligations with respect to such security deposit pursuant to an assumption agreement reasonably acceptable to AZIW and Green. Until any such letter of credit shall be transferred or replaced, AZIW shall hold the same, or cause the same to be held, for the benefit of Green and shall draw upon the same, or cause the same to be drawn upon, and deliver the proceeds to Green or return the same, or cause same to be returned, to the applicable tenant, in each case upon Green's written request, provided that Green shall indemnify and hold harmless AZIW from any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements) incurred by AZIW as a result of any such actions taken by AZIW at Green's request. The provisions of this Section 10(b) shall survive the Closing.

               (c) AZIW shall transfer or cause to be transferred to Green at Closing that certain tenant improvement reserve account held by TitleServ, Inc. in connection with the Kasper A.S.L., Ltd. (successor by name chance to Sassco Fashions, Ltd.) Lease. At Closing, the Purchase Price shall be reduced by the balance in said reserve account transferred to Green as of the Closing Date and Green shall pay AZIW at Closing, in addition to all other amounts owing hereunder, an amount equal to the amount in the account so transferred and credited. The parties understand that the amount in the account as of March 31, 1998 was One Million Seven Hundred Fifty-Two Thousand Nine Hundred Eighty-Two and 07/100 Dollars ($1,752,982.07).

               (d) Green agrees  that,  effective  as of the Closing  Date,  all employees at the Building set forth on Schedule 3 who are union employees shall be offered the same employment by Green (or by the property manager to be engaged by Green) under their then current employment contracts or agreements, including any collective bargaining agreements. Green acknowledges that in the event it terminates any of such union employees or if it terminates Harvard Cleaning, Inc. or Manhattan Securities, Inc. or requires those companies to reduce their Premises-related services or employees at the Premises from those listed on Schedule 3 and, as a result, any of the union employees engaged by such companies are terminated, certain termination benefits may be payable with respect to such terminated employees. Green agrees that it shall be liable for all termination benefits with respect to the union employees listed on Schedule 3 and hereby agrees to indemnify and hold harmless AZIW and the AZIW Related Parties from and against any loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements) incurred by AZIW or any other AZIW Related Party arising from or by reason of Green's failure to pay termination benefits as and when payable with regard to any union employee listed on Schedule 3. The provisions of this
Section 10(d) shall survive the Closing.

        11.    REPRESENTATIONS.

               (a) Green expressly acknowledges that, except as expressly set forth in this Agreement, neither AZIW, nor any person acting on behalf of AZIW, nor any person or entity which prepared or provided any of the materials reviewed by Green in conducting its due diligence, nor any direct or indirect officer, director, partner, shareholder, employee, agent, representative, accountant, advisor, attorney, principal, affiliate, consultant, contractor, successor or assign of any of the foregoing parties (AZIW, and all of the other parties described in the preceding portions of this sentence (other than Green) shall be referred to herein collectively as the "Exculpated Parties") has made any oral or written representation or warranty, whether expressed or implied, by operation of law or otherwise, with respect to the Property, the zoning and other laws, regulations and rules applicable thereto or the compliance by the Property therewith, the revenues and expenses generated by or associated with the Property, or otherwise relating, to the Property or the transactions contemplated herein. Green further acknowledges that, except as expressly set forth below all materials which have been provided by any of the Exculpated
Parties have been provided without any warranty or representation, express or implied as to their content, suitability for any purpose, accuracy, truthfulness or completeness, and Green shall not have any recourse against AZIW or, except as provided herein, any of the other Exculpated Parties in the event of any errors therein or omissions therefrom. Green is acquiring the Property based solely on its own independent investigation and inspection of the Property and not in reliance on any information provided by AZIW, or any of the other Exculpated Parties, except for the representations expressly set forth herein.

               (b) AZIW hereby represents and warrants to Green as of the date hereof, and as of the Closing, as follows:

                    (i) The Leases  listed on  Schedule  4 are the only  leases, licenses, tenancies, possession agreements and occupancy agreements affecting the Premises on the date hereof and there are no other leases, licenses, tenancies, possession agreements or occupancy agreements affecting the Premises; such Leases, except as indicated otherwise on Schedule 4 are in full force and set forth the entire agreement between Owner and the tenants for the use and occupancy of the Premises; to AZIW's knowledge, the lessor under such Leases has not received any notice that it is in default of any of its obligations under such Leases which has not been cured; fixed rent and additional rent are being billed to the tenants in accordance with Schedule 4; no tenant is in arrears in the payment of rent for more than the current calendar month, except as set forth on Schedule 4; no notice of default has been sent to any tenant under the Leases which remains uncured; no tenant is entitled to "free" rent, rent concessions, rebates rent abatements, set-offs, or offsets against rent or tenant improvement allowances except as set forth in the Lease with such tenant and no tenant claims a right to any of the foregoing, except as set forth on Schedule 4; no waiver, indulgence or postponement of any tenant's obligation under any Lease is in effect nor has any been provided; no tenant is contesting its share of tax increases or operating expenses as required by its Lease or any rent, escalation or other charges billed to it and no tenant has claimed that any work required to be performed by the lessor under each of the Leases has not been completed in violation of the applicable Lease (provided that with respect to any tenant claim for uncompleted work not constituting a default under the applicable Lease, the payment of the cost for such work shall be adjusted at Closing in accordance with Section 7(h)).

                    (ii) The Leases listed on Schedule 2-A are all of the leases, lease modifications and lease amendments currently under negotiation between AZIW and/or Owner; true and complete copies of all of same have been provided to Green; as of Closing all of the statements in Section 11(b)(i) shall be deemed made and shall be true as to all of same other than the proposed Lease with Arial B.

                    (iii) Green acknowledges that it has received and reviewed a copy of the notice from Steilman by Ralph Kaiser pursuant to which said tenant has exercised its right to terminate its Lease. Further, Green acknowledges that Owner has received numerous complaints from tenants regarding the blockage of windows in certain tenant spaces.

                    (iv) That certain lease  between  Owner and Fashion  Gallery
               Pavilion, Inc., successor-in-interest to 1412 Pavilion Suites, Inc. ("Pavilion Lessee"), dated June 1, 1994 (the "Pavilion
               Lease"), is in full force and effect and no default exists thereunder. All sublessees and other parties occupying any space in the Premises pursuant to a sublease with the Pavilion Lessee are current in the payment of rent and other charges, except as reflected on Schedule 5, and the Pavilion Lessee has not received any written notice from any sublessee or other occupant alleging any default thereunder by the Pavilion Lessee. The Pavilion Lessee's interest in the Pavilion Lease shall be assigned at Closing to Green or its designee thereof free and clear of liens and encumbrances except for Permitted Encumbrances. Green acknowledges that Owner and/or the Pavilion Lessee have received several complaints from sublessees regarding the blockage of windows in certain sublessee spaces.

                    (v) Attached hereto as Schedule 6 is a true, correct and complete list of the Contracts in effect as of the date hereof.

                    (vi) Attached hereto as Schedule 7 is a true, correct and complete list of the security deposits currently held under the Leases in effect as of the date hereof.

                    (vii) Attached hereto as Schedule 8 is a tenant arrearage schedule which, as to arrearages accruing during Owner's period of ownership, is true, correct and complete in all material respects.

                    (viii) Except for the matters set forth on Schedule 9, there is no action, suit, litigation, hearing or administrative proceeding pending, or, to AZIW's knowledge, threatened with respect to all or any portion of the Premises.

                    (ix) There are no condemnation or eminent domain proceedings pending or, to AZIW's knowledge, threatened against the Premises.

                    (x) Except as set forth on Schedule 10, there are no employment, union or other similar agreements to which AZIW is a party and relating to the Premises (the agreements set forth on Schedule 10 being referred to, collectively, as the "Employment Agreements").

                    (xi) No  employees  at the  Premises  are employed by either
               Owner or the Premises. All of the employees at the Premises are employed by Owner's property manager, Bruce Brickman & Associates, some of which employees are union members. Green may retain or discharge any such employees, provided, however, that if Green discharges any such employee, or otherwise elects not to continue his/her employment, then Green shall be responsible for the payment of any and all severance and other costs payable in connection therewith. Schedule 11 annexed hereto is a list of all such employees currently employed by Owner's property manager at the Premises.

                    (xii) AZIW (A) is a limited liability company duly organized, validly existing in good standing under the laws of New York and (B) has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

                    (xiii) To AZIW's  knowledge  Owner has not  received,  since
               Owner has owned the Property, any written notice from the Department of Environmental Protection or any other governmental authority regarding any alleged violation of any environmental law, rule or regulation.

                    (xiv) To AZIW's knowledge, Owner has not received any written notice that Owner has committed a default under the Nomura Loan Documents or that any condition exists which, with the passage of time or the giving of notice, would result in an event of default which, in either case, could cause a failure to deliver the Nomura Assignment at Closing.

                    (xv) This Agreement constitutes the legal, valid and binding obligation of AZIW, enforceable against AZIW in accordance with its terms. AZIW has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

                    (xvi) No action,  suit, claim,  investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of AZIW's knowledge, threatened, at law or in equity, against Owner or AZIW before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent AZIW from performing its obligations pursuant to this Agreement, and there are no judgments, decrees or orders entered on a suit or proceeding against Owner or AZIW, an adverse decision in which might, or which judgment, decree or order does, adversely affect AZIW's ability to perform its obligations pursuant to, or Green's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying, out of this Agreement or the transactions contemplated hereby.

                    (xvii) The execution and delivery of this  Agreement and the performance by AZIW of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over AZIW, including, without limitation, the United States of America, the State of New York or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which AZIW is a party or by which AZIW is bound or affected.

                    (xviii)  AZIW has  delivered  to  Green  true,  correct  and complete copies of the Nomura Loan Agreement and the loan documents relating to the Nomura Loan, none of which have been amended or modified.

                    (xix) The PSA  constitutes  the  legal,  valid  and  binding obligation of AZIW enforceable against AZIW in accordance with its terms; the PSA is in full force and effect; Owner has asserted no claims by or against AZIW that AZIW is in default of the PSA; and the PSA has not been amended, modified, rescinded or assigned by any party thereto other than in valid, binding and enforceable written agreements previously delivered to Green. For purposes of determining whether the representations in this Section (xix) are true as of Closing, the fact that Owner may be objecting to AZIW having entered into this Agreement, or consummating a Closing, with Green shall not be considered a breach of this Section 11(b)(xix) provided such objection was not raised to AZIW before the execution of this Agreement.

                    (xx) No  Violation  exists that would give AZIW the right to terminate, or receive a credit against the purchase price under, the PSA.

               (c) The  representations  and  warranties  of AZIW  contained  in
Section 11(b) (collectively, the "AZIW Representations" and each an "AZIW Representation") shall survive the Closing for six (6) months following the Closing Date. Each AZIW Representation shall automatically be null and void and of no further force and effect after six (6) months following the Closing Date unless, prior to the end of such six (6) month period, Green shall have commenced a legal proceeding against AZIW alleging that AZIW shall be in breach of such AZIW Representation and that Green shall have suffered actual damages as a result thereof (a "Proceeding"). If Green timely commences a Proceeding, and a court of competent jurisdiction, pursuant to a final, non-appealable order in connection with such Proceeding, determines that (1) the applicable AZIW Representation was breached as of the date of this Agreement or the date of Closing and (2) Green suffered actual damages (the "Damages") by reason of such breach and (3) subject to Section 11(e), Green did not have actual knowledge of such breach prior to the Closing, then Green shall be entitled to receive an amount equal to the Damages; provided, however, Green shall not pursue any claim against AZIW that causes damage to Green that is less than the Floor (as hereinafter defined). As used herein, the term "Floor" shall mean with respect to any claim or claims against AZIW for breach of any of AZIW's Representations, One Hundred Thousand Dollars ($100,000). For purposes of construing the foregoing provisions of this Section 11(c), the parties agree that (i) if Green has a single claim against AZIW which is less than One Hundred Thousand Dollars ($100,000), then Green shall not be entitled to pursue such claim unless and until such claim aggregates One Hundred Thousand Dollars ($100,000) as provided in clause (iii) below, (ii) if Green has a single claim against AZIW that is more than One Hundred Thousand Dollars ($100,000), then Green shall be entitled to pursue the actual loss suffered by Green in connection with such claim against AZIW, and, if Green is successful, AZIW shall reimburse Green for the full amount of such claim, subject to the immediately succeeding sentence, and
(iii) if Green has multiple claims against AZIW that aggregate more than One Hundred Thousand Dollars ($100,000), then Green shall be entitled to pursue such claims against AZIW, and, if Green is successful, AZIW shall reimburse Green for an amount equal to the full amount of all such claims in excess of One Hundred Thousand Dollars ($100,000), subject to the immediately succeeding sentence (e.g., if there are seven (7) claims of Two Hundred Thousand Dollars ($200,000) each, then AZIW's liability would be One Million Three Hundred Thousand Dollars ($1,300,000)). In no event shall Green be entitled to receive in connection with any and all breaches of the AZIW Representations an aggregate amount in excess of the Ceiling (as hereinafter defined). As used herein, the term "Ceiling" shall mean Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) with respect to any claim or claims against AZIW for breach of AZIW's Representations. For purposes of this Section 11(c), Green shall be deemed to have actual knowledge if Green and/or its affiliates and their respective officers, employees, agents, representatives or consultants had knowledge of the fact in issue prior to Closing.

               (d) Intentionally Deleted.

               (e)  The  AZIW  Representations  are  subject  to  the  following limitations: (i) to the extent that AZIW has delivered to Green any Leases or Contracts or provided any other information with respect to the Property at any time prior to the date hereof and such Leases, Contracts or other information containing provisions inconsistent with any of such AZIW Representations, then such AZIW Representations shall be deemed modified to conform to such provisions and (ii) AZIW shall have no liability with respect to any incorrect information set forth in any tenant estoppel certificate, except that if any tenant estoppel certificate with any AZIW Representation is inconsistent and the tenant estoppel certificate proves correct, then the corresponding AZIW Representation shall be deemed a misrepresentation. For purposes of this Article 11, AZIW's knowledge shall be deemed to be the actual knowledge of AZIW and/or its affiliates and their respective officers, employees, agents, representatives or consultants engaged in the transaction contemplated hereby and the transaction under the PSA. AZIW shall deliver to Green at Closing a memorandum discussing whether the representations set forth in Section 11(b) remain true and correct as of the Closing Date (with the appropriate knowledge qualifiers), and, if said representations are no longer true or correct, identifying in which ways said representations have changed (the "Representation Memorandum"), and except as otherwise expressly set forth in this Agreement, the fact that any AZIW Representation is not true and correct as of the Closing Date, whether disclosed in the Representation Memorandum or not, shall not give Green the right to terminate this Agreement or bring suit against AZIW for damages. If Green discovers prior to Closing that any AZIW Representation under Sections 11(b)(i),
(ii), (iii), (iv), (v), (vi), (vii), (x), (xi), (xix) or (xx) (collectively, "Income/Expense Representations" and each an "Income/Expense Representation") was inaccurate when made or is inaccurate at the time of Closing and the aggregate loss to the value of the Property (as determined jointly by Green and AZIW) as a result of or related to such breach exceeds the amount of the Commission payable at Closing, then Green shall have the right to pursue its remedies under Section 21(b) unless AZIW, in its sole discretion, elects to (i) cure any such defect or (ii) reduce the Purchase Price by an amount that approximates the reduction in value of the Property (as determined jointly by Green and AZIW) as a result of or related to such breach, and, in either case, the parties shall proceed to Closing, provided in the case of clause (i) that such breach is cured upon the Closing Date to the reasonable satisfaction of Green. If Green discovers prior to Closing any inaccuracy in an Income/Expense Representation and the aggregate loss to the value of the Property (as determined jointly by Green and AZIW) as a result of or related to such inaccuracy is less than or equal to the amount of the Commission payable at Closing, then:

                    (i) to the extent the loss in value to Property is attributable to a claim or other contingent liability, upon the Closing Green shall deposit with Escrow Agent a portion of the Commission equal to the aggregate projected loss in value attributable to such claims or other contingent liabilities (as estimated by Green in good faith) and Escrow Agent shall invest and hold such portion of the Commission in accordance with Exhibit B. If by the date that is six (6) months after the Closing Date there shall have been no assertion of any such claim or contingent liability, Escrow Agent shall release such portion of the Commission to Manhattan Pacific. If, however, there shall be an assertion of any such claim or contingent liability at any time within the six (6) months after the Closing Date, then Escrow Agent shall continue to hold such portion of the Commission until authorized to release same in writing by AZIW and Green or in the event of an adjudication by a court of competent jurisdiction, in accordance with such adjudication. It is expressly understood that the escrow of any portion of the Commission deposited hereunder shall not limit Green's recovery if the obligations to Green under Section 11(c) if the applicable liability to Green under Section 11(c) exceeds such portion of the Commission; and

                    (ii) to the extent any loss in value to the  Property can be reduced to a liquidated sum certain as of the Closing, then upon the Closing the Commission shall be reduced by an amount equal to the aggregate loss in value attributable to items that can be reduced to a liquidated sum certain.

                    (iii) The AZIW  Representations  under Section  11(b)(viii),
               (ix), (xii), (xiii), (xiv), (xv), (xvi), (xvii) and (xviii) (collectively, "Non-Financial Representations" and each a "Non-Financial Representation") shall be deemed to be to AZIW's knowledge with respect to documents executed, information acquired, proceedings commenced, or otherwise, or the absence thereof, during and/or relating to the period prior to March 25, 1998. If Green discovers prior to Closing that any Non-Financial Representation as of the date hereof is inaccurate as the result of any act, occurrence or state of facts first occurring or existing on a date prior to the date Owner took title to the Property and such inaccuracy results in a net reduction on the net cash flow generated by the Property in an amount equal to or greater than Five Hundred Thousand Dollars ($500,000) per year in any future year, then Green shall have the right to terminate this Agreement unless AZIW, in its sole discretion, elects to (i) cure any such defect or (ii) to reduce the Purchase Price by an amount that approximates the reduction in value of the Property as a result of such material misrepresentation, and, in either case, this Agreement shall not terminate and the parties shall proceed to Closing, provided in the case of clause (i) that such material representation is cured to the reasonable satisfaction of Green. Nothing contained in this Section 11(e) shall be deemed to limit Green's rights set forth in Section 11(c) with respect to Green's rights after the Closing. If Green terminates this Agreement pursuant to this Section 11(e), Green shall be entitled to a return of the Deposit and, upon such return neither party hereto shall have any rights or obligations hereunder to the other except as expressly provided herein.

               (f) Green represents and warrants to AZIW as of the date hereof that:

                    (i) Green is a limited  liability  company  duly  organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to carry on its business in the State of New York as it is now being conducted and to carry out the transactions contemplated by this Agreement.

                    (ii) This Agreement constitutes the legal, valid and binding obligation of Green, enforceable against Green in accordance with its terms. Green has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

                    (iii) No action,  suit, claim,  investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of Green's knowledge, threatened, at law or in equity, against Green before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent Green from performing, its obligations pursuant to this Agreement, and there are no judgments, decrees or orders entered on a suit or proceeding against Green, an adverse decision in which might, or which judgment, decree or order does, adversely affect Green's ability to perform its obligations pursuant to, or AZIW's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying, out of this Agreement or the transactions contemplated hereby.

                    (iv) The  execution  and delivery of this  Agreement and the performance by Green of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Green, including, without limitation, the United States of America, the State of New York or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Green is a party or by which Green is bound or affected.

                    (v) Green has received and reviewed the Nomura Loan Documents and, specifically, the provisions relating to the Prepayment Costs, and Green acknowledges that AZIW has made no representation whatsoever with respect to the amount of the Prepayment Costs.

                    (g) The representations and warranties of Green contained in
               Section 11(f) (other than subsection (v)) shall survive the Closing for six (6) months following the Closing Date. Each such representation and warranty shall automatically be null and void and of no further force and effect after six (6) months following the Closing Date unless, prior to the end of such six (6) month period, AZIW shall have commenced a legal proceeding against Green alleging that Green shall be in breach of such representation or warranty and that AZIW shall have suffered actual damages as a result thereof. If AZIW shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final, non-appealable order in connection with such Proceeding, determines that (1) any of the applicable representation or warranty was incorrect, false, misleading or inaccurate as of the date of this Agreement and (2) AZIW suffered Damages by reason of such breach and (3) AZIW did not have actual knowledge or constructive knowledge of such breach on or prior to the Closing Date, then AZIW shall be entitled to receive an amount equal to the Damages.

                    (h) The  provisions  of this  Article 11 shall  survive  the
               Closing, but, in the case of the representations and warranties set forth in Sections 11(b) and 11(f), such survival shall be limited to the extent set forth in Sections 11(c) and 11(g).

         12.   DAMAGE AND DESTRUCTION.

               If all or any part of the Building is damaged by fire or other casualty occurring following the date hereof and prior to the Closing Date, whether or not such damage affects a material part of the Building, then neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of AZIW by reason of said destruction or damage. In such event, AZIW shall assign (or cause to be assigned) to Green and Green shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises net of
(i) any costs incurred by Owner in connection with settling any such insurance claims and (ii) any costs incurred by Owner (whether funded from such insurance proceeds or not) to repair or rebuild, in part or in whole, the Property. Further Green shall receive a credit from the cash due at Closing for the amount of the deductible on such casualty insurance policy. The provisions of this
Article 12 supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York.

         13.   CONDEMNATION.

               (a) If, prior to the Closing Date, any part of the Premises is taken (other than a temporary taking), or if Owner or AZIW shall receive an official notice from any governmental authority having eminent domain power over the Premises of its intention to take, by eminent domain proceeding, any part of the Premises (a "Taking"), then:

                    (i) if  such  Taking  involves  less  than or  equal  to ten percent (10%) of the rentable area of the Building as determined by an independent architect chosen by AZIW (subject to Green's review and reasonable approval of such determination and the provisions of Section 13(b) below), and does not materially and adversely affect access to the Premises, neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of AZIW by reason of said Taking, provided, however, that AZIW shall, on the Closing Date
               (i) assign and remit (or cause to be assigned and remitted) to Green, and Green shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Owner and assigned to AZIW (i.e., the net proceeds of such Taking less Owner's reasonable expenses incurred in connection with such Taking), or (ii) if no award or other proceeds have been collected, deliver (or cause to be delivered) to Green an assignment of AZIW's right to any such award or other proceeds which may be payable to Owner as a result of such Taking, and Green shall pay AZIW an amount equal to the expenses charged by Owner to AZIW in connection with such Taking;

                    (ii) if such Taking  involves more than ten percent (10%) of the rentable area of the Building as determined by an independent architect chosen by AZIW (subject to Green's review and reasonable  approval of such  determination and the provisions of
               Section 13(b) below), or materially and adversely affects access to the Premises, Green shall have the option, exercisable within nine (9) Business Days after receipt of notice of such Taking, TIME BEING OF THE ESSENCE, to terminate this Agreement by delivering notice thereof to AZIW, whereupon the Deposit shall be returned to Green and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof. If a Taking described in this clause (ii) shall occur and Green shall not timely elect to terminate this Agreement, then Green and AZIW shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of AZIW by reason of such Taking, provided, however, that AZIW shall, on the Closing Date, (i) assign and remit to Green, and Green shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by or assigned to AZIW as a result of such Taking less the reasonable expenses incurred by AZIW in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Green an assignment of AZIW's right to any such award or other proceeds which may be payable to AZIW as a result of such Taking and Green shall reimburse AZIW for the reasonable expenses incurred by AZIW in connection with such Taking.

               (b) The provisions of this Article 13 supersede the provisions of
Section 5-1311 of the General Obligations Law of the State of New York. Any disputes under this Article 13 as to whether the Taking (i) involves more than ten percent (10%) of the rentable area of the Building or (ii) materially and adversely affects access to the Building shall be resolved by expedited arbitration before a single arbitrator acceptable to both AZIW and Green in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if AZIW and Green fail to agree on an arbitrator within five days after a dispute arises, then either party may request the Real Estate Board of New York, Inc. designate an arbitrator. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of office buildings in Manhattan. The costs and expenses of such Arbitrator shall be borne equally by AZIW and Green.

        14.    BROKERS AND ADVISORS.

               (a) Green  represents  and warrants to AZIW that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each a "Broker") in connection with this Agreement or the transactions contemplated hereby, other than Manhattan Pacific Management Co. Inc. ("Manhattan Pacific") whom Green has engaged as its buyer's broker in connection with this Agreement and its acquisition of the Property. Green hereby agrees to indemnify, defend and hold AZIW and the other AZIW Related Parties harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker other than Manhattan Pacific, engaged by or claiming to have dealt with Green in connection with this Agreement or the transactions contemplated hereby.

               (b) AZIW represents and warrants to Green that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker, other than Manhattan Pacific, in connection with this Agreement or the transactions contemplated hereby. AZIW hereby agrees to indemnify, defend and hold Green and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing, harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker, including Manhattan Pacific, engaged by or claiming to have dealt with AZIW in connection with this Agreement or the transactions contemplated hereby, except for the payments to be made by Green in accordance with Section 14(c) below in connection with Green's engagement of Manhattan Pacific as its buyer's broker in connection with this Agreement and Green's acquisition of the Property.

               (c) In consideration of the brokerage services rendered by Manhattan Pacific in connection with the transactions contemplated by this Agreement, Green shall pay Manhattan Pacific as its full and complete compensation in connection with the transactions described in this Agreement:
Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) (the "Commission"). The Commission shall be deemed earned only as, if and when the Closing occurs in accordance with this Agreement and (ii) if earned, shall be payable at the Closing, subject to Section 11(c) above.

               (d) By signing this Agreement, Manhattan Pacific hereby agrees that:

                    (i) If for any reason or cause  whatsoever the Closing shall not have occurred, then (a) neither the Commission nor any other compensation of any kind shall be deemed earned by Manhattan Pacific or be payable by Green nor shall Green have any liability to Manhattan Pacific for damages and (b) Green is released from any and all liability to Manhattan Pacific for the Commission;

                    (ii) Intentionally Deleted;

                    (iii) In no event shall Green be obligated to institute  any legal or other proceedings to compel the sale or transfer of title of the Property;

                    (iv) If any  action is  commenced  to compel  payment of the
               Commission pursuant to a final unappealable order of a court of competent jurisdiction, the prevailing party shall be entitled to its reasonable attorneys' fees and expenses in connection therewith, and if liability is apportioned pursuant to such order, each party shall pay its own attorneys' fees and expenses; and

                    (v) No representation, promise or inducement of any kind has been made to Manhattan Pacific by Green.

               (e)  The   provisions  of  this  Article  14  shall  survive  the
termination of this Agreement or the Closing.

        15.    TAX REDUCTION PROCEEDINGS.

               Owner has filed an application for the reduction of the assessed valuation of the Premises for real estate taxes for the New York City fiscal year July 1, 1998 to June 30, 1999 (the "98/99 Tax Year") with respect to which proceeding AZIW has agreed to direct Owner. Provided Green is not in default hereunder, AZIW shall confer with, and accept the direction of, Green with respect to any direction to Owner about any decision to settle or prosecute the tax reduction proceeding relating to the 98/99 Tax Year. The amount of any tax refunds (net of attorneys' fees and other costs of obtaining such tax refunds) with respect to any portion of the Premises for the tax year in which the Apportionment Date occurs shall be apportioned between AZIW and Green as of the Apportionment Date. To the extent that any tenant shall, in accordance with the terms of its Lease, be entitled to receive a portion of any tax refunds which AZIW or Green is entitled to receive hereunder, then AZIW or Green, as the case may be, shall be obligated to pay such portion thereof to such tenant in accordance with its Lease. If, in lieu of a tax refund for the 98/99 Tax Year, a tax credit is received with respect to any portion of the Premises for any future tax year, then (x) within thirty (30) days after receipt by AZIW or Green, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys' fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between AZIW and Green, and (y) upon realization by Green of a tax savings on account of such credit, Green shall pay to AZIW an amount equal to its pro rata share of the savings realized (as apportioned). The provisions of this Article 15 shall survive the Closing.

        16.    TRANSFER TAXES AND RECORDING CHARGES.

               (a) At the Closing, AZIW and Green shall execute, acknowledge, deliver and file all such returns as may be necessary to comply with Article 31 of the Tax Law of the State of New York and the regulations applicable thereto, as the same may be amended from time to time (the "RET") and the New York City Real Property Transfer Tax (Admin. Code Article 21) and the regulations applicable thereto, as the same may be amended from time to time (the "RPT"). On the Closing Date, and thereafter to the extent any additional taxes become payable, AZIW shall pay to the appropriate party the amounts payable under the RET and RPT, if any.

               (b) Notwithstanding anything to the contrary contained herein, upon written request of AZIW at least two (2) Business Days prior to the Closing Date, Green shall bring to the Closing separate certified or bank checks in the amount of the taxes due with respect to the RET and the RPT, if any, or arrange for the funds to be wired to the Title Company, which amount shall be credited against the Purchase Price payable on the Closing Date.

               (c) Except as set forth in Sections 6(g) and 16(a) above, Green shall be liable for the payment of its own fees (excluding AZIW's legal fees), expenses, recording charges and taxes in connection with the conveyance of the Property to Green (including, without limitation, the cost of obtaining Green's own title insurance, recording fees, and all other title related expenses but excluding the costs necessary to remove liens and encumbrances that are not Permitted Encumbrances). It is expressly agreed, however, that Green shall have no liability to pay or reimburse to AZIW any costs or expenses incurred under or in connection with the PSA or the Closing thereunder or any amount payable to Owner under the PSA not payable by Green hereunder, including, without limitation, under Sections 4(b), 7(h) (to the extent not otherwise payable by Green under Section 7(h) of this Agreement), 16(c) or Schedule J of the PSA.

               (d) The provisions of this Article 16 shall survive the Closing.

        17.    DELIVERIES TO BE MADE ON THE CLOSING DATE.

               (a) On the Closing Date, AZIW shall deliver or cause to be delivered to Green the following:

                    (i) A duly executed and  acknowledged  Bargain and Sale Deed
               Without Covenant Against Grantor's Acts in the form attached hereto as Exhibit C;

                    (ii) A duly  executed  Bill  of Sale  in the  form  attached hereto as  Exhibit  D;

                    (iii) Originals or, if unavailable, certified copies, of the
               Leases and Contracts then in effect to the extent delivered by Owner under the PSA, provided that with respect to the Leases listed on Schedule 2-A, originals regardless of whether same have been delivered by Owner;

                    (iv) Letters to all tenants under the Leases in the form attached hereto as Exhibit E;

                    (v) Originals or, if unavailable, copies, of plans and specifications, technical manuals and similar materials for the Building to the extent same are delivered by Owner under the PSA;

                    (vi) A duly executed  certification as to AZIW's  nonforeign status as prescribed in Article 21 hereof, if appropriate, in the form attached hereto as Exhibit F;

                    (vii) The cash  security  deposits  (together  with interest accrued thereon less a 1% administrative fee) and letters of credit, if any, held as security under the Leases, but only to the extent the same have not been applied in accordance with the Leases or returned to tenants and relate to tenants occupying space in the Building on the Closing Date pursuant to Leases then in effect (the "Transferred Security Deposits");

                    (viii) Originals or, if unavailable, copies of all books and records relating to the Premises delivered by Owner under the PSA;

                    (ix) Originals or, if unavailable,  copies,  of all permits, licenses and approvals relating to the ownership, use or operation of the Premises, to the extent delivered by Owner under the PSA;

                    (x) Keys and  combinations  relating to the operation of the
               Premises to the extent delivered by Owner under the PSA;

                    (xi) Executed tenant estoppel certificates from the Required
               Tenants (as defined below) each in the form such Required Tenant is obligated to deliver under its applicable Lease (subject to
               (a) non-material modifications thereof, (b) such tenant making note of items which constitute Permitted Encumbrances or which AZIW otherwise agrees to discharge, and (c) modifications thereof to conform the same to Leases or other information delivered to Green or made available for its review). The "Required Tenants" are: (1) The Leslie Fay Companies Inc. (and/or its successor Leslie Fay Marketing, Inc.), (2) Escada (USA) Inc., (3) Kasper A.S.L., Ltd. and (4) Duane Reade, Inc.; and estoppel certificates from all other tenants who have delivered estoppel certificates under the PSA, but the delivery by such other tenants of estoppel certificates shall not be deemed to be a required Closing delivery and shall not otherwise be deemed to be a condition precedent to Closing (it being agreed, however, that the foregoing shall not be interpreted to affect any remedy Green may otherwise have under Article 11 with respect to any misrepresentations by AZIW). Green acknowledges that Duane Reade, Inc. may be currently attempting to sublet its premises and that anything contained in the estoppel certificate from Duane Reade, Inc. indicating as much shall not be deemed grounds for Green to object to the content of such estoppel certificate and shall not be deemed inconsistent with any of AZIW's representations contained herein;

                    (xii) A  Representations  Memorandum;  and

                    (xiii) The Nomura Assignment.

               AZIW shall be deemed to have delivered the items set forth in clauses (iii), (v), (viii), (ix) and (x) above if the same are left in the Building management office on the Closing Date.

               (b) On the Closing Date, Green shall deliver or cause to be delivered to AZIW (or as AZIW shall direct) the balance of the Purchase Price (net of any other amounts owing to or by Green hereunder) payable at the Closing, as adjusted for apportionments and adjustments in the manner required under this Agreement subject to Article 18.

               (c) AZIW and Green shall, on the Closing Date, each execute, acknowledge (as appropriate) and exchange the following documents:

                    (i) The  returns  required  under  the RET,  the RPT and any other tax laws applicable to the transactions contemplated herein;

                    (ii) An Assignment and Assumption of Leases and Contracts in
               the form attached hereto as Exhibit G (Schedule A to said document to include, without limitation, all subleases under the Pavilion Lease and the interest of the lessee and sublessor under the Pavilion Lease (such document to include, without limitation, all of the right, title and interest of assignor thereunder in, to and under the Personalty licenses and permits of the Pavilion Lessee);

                    (iii) A General  Assignment and Assumption  Agreement in the
               form attached hereto as Exhibit H;

                    (iv) Any other affidavit, document or instrument required to be delivered by AZIW or Green pursuant to the terms of this Agreement;

                    (v) A memorandum in the form attached hereto as Exhibit I to be submitted for recording on the date hereof.

        18.    FORM OF CONVEYANCE.

               (a) Notwithstanding anything contained in this Agreement to the contrary, if prior to the Closing Date AZIW makes the "Nominee Election", the "Partnership Election" or the "Assignment Election" (each as hereinafter defined), then the applicable provisions of this Article 18 shall apply; it being agreed that if AZIW makes neither the Nominee Election, the Partnership Election nor the Assignment Election, then the provisions of this Article 18 shall be deemed inapplicable and the Closing shall occur without reference to this Article 18.

               (b) On or prior to the Scheduled Closing Date, AZIW may notify Green that AZIW elects to take title to the Property from Owner under the PSA as Green's nominee and will accept an appointment as Green's nominee for such purpose (the "Nominee Election"). If AZIW makes the Nominee Election then augmenting Article 17 of this Agreement, AZIW and Green hereby covenant and agree that the obligation of Green to consummate the transactions contemplated hereby at the Closing is further subject to the following conditions being satisfied, and Green and AZIW hereby covenant and agree to take the actions specified as to each of them respectively in this Section to satisfy such conditions, on or before the Closing Date (unless otherwise provided in this Section 18(b)). If any of the following conditions is not so satisfied (unless the failure of such condition is due to Green's default under this Agreement), then the Nominee Election shall be void and the provisions of this Section 18(b) shall be inapplicable:

                    (i) Prior to the closing under the PSA, Green and AZIW shall have executed the Nominee Agreement annexed hereto as Exhibit K (the "Nominee Agreement").

                    (ii) AZIW, as Green's nominee, shall have closed the transaction under the PSA in accordance with the PSA, subject to the following conditions:

                         (A) To the extent there  exists any payment  obligation
                    under the PSA greater than or in addition to the payment obligations of Green under this Agreement, such greater or additional payment obligations shall be and remain the sole and exclusive obligations of AZIW and shall not be paid or reimbursed by Green, it being expressly understood that Green's sole financial obligations with regard to the transaction in the event of the Nominee Election shall not exceed Green's financial obligations expressly set forth in the other provisions of this Agreement;

                         (B) Green shall not be deemed to have assumed and shall
                    not be liable for any representation, warranty, covenant, liability, indemnity or other obligation (including, without limitation, any post-closing liability obligation) of AZIW under the PSA, all of which representations, warranties, covenants, liabilities and obligations shall be and remain the sole and exclusive representations, warranties, covenants, liabilities and obligations of AZIW for its own account and not by or on behalf of Green;

                         (C) All representations, warranties, covenants, liabilities and obligations of AZIW under this Agreement shall be deemed material inducements and consideration to Green to enter into the Nominee Agreement and all such representations, warranties, covenants, liabilities, indemnities and obligations of AZIW under this Agreement shall remain the sole and exclusive representations, warranties, covenants, liabilities, indemnities and obligations by and of AZIW to and for the benefit of (and not by or on behalf of) Green. Accordingly, the Nominee Election shall not reduce or impair the representations, warranties, covenants, liabilities or obligations to Green under this Agreement. Subject to Section 6(b), Section 6(d),
                    Article 9 and Section 21(c) of this Agreement, AZIW shall retain the right, in AZIW's sole discretion, to pursue remedies against Owner in the event of Owner's default under the PSA.

                         (D) All items  required to be  delivered  by AZIW under
                    Article 17 above shall be executed at Closing and delivered to Green by AZIW, in its capacity as Green's nominee under the Nominee Agreement; and

                         (E) AZIW  shall not  accept  title to the  Property  as
                    Green's nominee, nor shall Green be obligated to accept title to the Property from AZIW, unless all conditions to Closing otherwise under this Agreement, including, without limitation, those conditions relating to the Leases and the Nomura Loan, shall have been satisfied in accordance with this Agreement.

               (c) On or prior to the Closing Date, AZIW may notify Green that AZIW elects to admit Green as a forty-nine percent (49%) non-managing member in AZIW (the "Partnership Election"). If AZIW makes the Partnership Election, then augmenting Article 17 of this Agreement, AZIW and Green hereby covenant and agree that the obligation of Green to consummate the transactions contemplated hereby at the Closing is further subject to the following conditions being satisfied, and Green and AZIW hereby covenant and agree to take the actions specified as to each of them respectively in this Section to satisfy such conditions, on or before the Closing Date (unless otherwise provided in this Section 18(c)). If any of the following conditions is not satisfied (unless the failure of such condition is due to Green's default under this Agreement), then the Partnership Election shall be void and the provisions of this Section 18(d) shall be inapplicable:

                    (i) Prior to the closing under the PSA:

                         (A) Harry Macklowe ("Macklowe") shall have executed and
                    delivered to Green an Assignment of Membership Interests in the form of Exhibit L annexed hereto;

                         (B) Green,  Macklowe and AZIW Inc.  ("Macklowe Member")
                    shall have executed and delivered an Amended and Restated Operating Agreement in the form of Exhibit M annexed hereto;

                         (C) Green  shall  have made a capital  contribution  to
                    AZIW equal to forty-nine percent (49%) of the adjusted and apportioned Purchase Price due at Closing under this Agreement, the portion of the Prepayment Costs payable by Green hereunder and of the Commission to the extent payable at Closing (the "Green Closing Obligation"), it being expressly understood that Green's sole financial obligations with regard to the transaction contemplated hereby are those of Green expressly set forth in the provisions of this Agreement;

                         (D) SL Green Operating  Partnership,  L.P. shall make a
                    loan to Macklowe and Macklowe Member, jointly and severally, equal to fifty-one percent (51%) of the Green Closing Obligation, such loan to be evidenced and secured by a demand note and pledge and security agreement in the form of Exhibit O-1 and Exhibit O-2 annexed hereto. Macklowe and Macklowe Member shall make a capital contribution to AZIW equal to: (i) one hundred percent (100%) of the proceeds of such loan plus (ii) one hundred percent (100%) of the difference between (x) the Green Closing Obligation and (y) the purchase price under the PSA and all other amounts due Owner under the PSA plus (iii) all other amounts payable by AZIW hereunder, including, without limitation, the RET and RPT;

                    (ii) AZIW  shall  have  closed in  accordance  with the PSA;
               provided that AZIW shall accept title to the Property under the PSA only if all conditions to Closing hereunder, including, without limitation, those conditions relating to the Leases and the Nomura Loan, shall have been satisfied in accordance with this Agreement;

                    (iii) By signing this Agreement on its own behalf,  Macklowe and Macklowe  Member  agree that in the event of the  Partnership
               Election: all representations, warranties, covenants, liabilities, indemnities and obligations of AZIW under this Agreement shall be deemed to have been made by Macklowe and Macklowe Member as material inducements and consideration to Green to acquire interests in AZIW and all such representations, warranties, covenants, liabilities, indemnities and obligations of AZIW under this Agreement shall become representations, warranties, covenants, liabilities, indemnities and obligations by and of Macklowe and Macklowe Member to and for the benefit of Green. Subject to Section 6(b), Section 6(d), Article 9 and
               Section 21(c) of this Agreement, until the Closing, AZIW shall retain the right, in AZIW's sole discretion, to pursue remedies against Owner in the event of Owner's default under the PSA, provided that, notwithstanding the immediately preceding sentence but subject to the last sentence of Section 21(e), after the Closing Macklowe and Macklowe Member shall have no rights to pursue any right or remedy against Owner under the PSA or in connection with the transaction contemplated thereby. Accordingly, the Partnership Election shall not reduce or impair the representations, warranties, covenants, liabilities, indemnities or obligations made for the benefit of Green under this Agreement;

                    (iv) Immediately  after the Closing under the PSA,  Macklowe and Macklowe Member and shall have executed and delivered to SL Green Operating Partnership, L.P., Assignments of Membership Interests, in the form of Exhibit P annexed hereto, pursuant to which Macklowe and Macklowe Member shall convey to SL Green Operating Partnership, L.P. in satisfaction of the loan to Macklowe Member, the balance of the membership interests and management rights in AZIW not previously conveyed to Green.

               (d) On or prior to the Closing Date, AZIW may notify Green that AZIW elects to assign to Green its right, title and interest as purchaser under the PSA (the "Assignment Election"). If AZIW makes the Assignment Election then augmenting Article 17 of this Agreement, AZIW and Green hereby covenant and agree that the obligation of Green to consummate the transactions contemplated hereby at the Closing is further subject to the following conditions being satisfied, and Green and AZIW hereby covenant and agree to take the actions specified as to each of them respectively in this Section to satisfy such conditions, on or before the Closing Date (unless otherwise provided in this Section 18(d)). If any of the following conditions is not so satisfied (unless the failure of such condition is due to Green's default under this Agreement), then the Assignment Election shall be void and the provisions of this Section 18(c) shall be inapplicable:

                    (i) Prior to the closing under the PSA, Green and AZIW shall have executed the Assignment Agreement annexed hereto as Exhibit R (the "PSA Assignment").

                    (ii) Prior to the closing under the PSA, AZIW shall have delivered to Green the unconditional written consent of Owner to the assignment to Green of AZIW's right, title and interest as purchaser under the PSA.

                    (iii) Upon the  Closing,  Green  shall  accept  the  closing documents to be delivered by Owner in accordance with the PSA in lieu of the deliveries to be made by AZIW under Article 17 hereof, except that AZIW shall deliver or cause to be delivered, the Nomura Assignment, the Representation Memorandum, any items under Section 17(c)(iv) and those items listed on Sections 17(a)(vi) and 17(c)(i) as applicable to the PSA assignment.

                    (iv) To the extent there exists any payment obligation under the PSA greater than or in addition to the payment obligations of Green under this Agreement, including, without limitation, those obligations of AZIW, such greater or additional payment obligations shall be and remain the sole and exclusive obligations of AZIW and shall not be paid or reimbursed by Green, it being expressly understood that Green's sole financial obligations with regard to the transaction in the event of the
               Assignment Election shall not exceed Green's financial obligations expressly set forth in the other provisions of this Agreement.

                    (v) All representations,  warranties, covenants, liabilities and obligations of AZIW under this Agreement shall be deemed material inducements and consideration to Green to accept the PSA Assignment and all such representations, warranties, covenants, liabilities, indemnities and obligations of AZIW under this Agreement shall remain the sole and exclusive representations, warranties, covenants, liabilities, indemnities and obligations by and of AZIW to and for the benefit of (and not by or on behalf
               of) Green, subject to the last sentence of Section 21(e). Accordingly, the Assignment Election shall not reduce or impair the representations, warranties, covenants, liabilities or obligations to Green under this Agreement and same shall survive the PSA Assignment if and to the extent same are stated in this Agreement to survive the Closing.

                    (vi) Green may elect not to accept the PSA Assignment unless all conditions to Closing otherwise under this Agreement, including, without limitation, those conditions relating to the Leases and the Nomura Loan, shall have been satisfied in accordance with this Agreement.

               (e) AZIW shall have the right from time to time until the Closing to make either the Nominee Election, the Partnership Election or the Assignment Election and subsequently rescind same and (i) close without giving effect to this Article 18 or (ii) make a subsequent election under this Article 18. The Nominee Election, the Partnership Election or the Assignment Election and the right to close without any such election are exclusive of each other and may not be exercised concurrently. If AZIW fails to notify Green prior to the Closing of which election AZIW is making under this Article 18 (or whether AZIW chooses to close without making any elections under this Article 18) then AZIW shall be deemed to have chosen the Nominee Election.

        19.    CLOSING DATE.

               The closing (the "Closing") of the transactions contemplated hereunder shall occur, and the documents referred to in Article 17 hereof shall be delivered upon tender of the Purchase Price provided for in this Agreement, at 10:00 a.m. on August 11, 1998 (the "Scheduled Closing Date"; the actual date of the Closing is hereinafter referred to as the "Closing Date"), at the offices of Green's attorneys, Greenberg Traurig, 200 Park Avenue, New York, New York 10166 or such other place as to which the parties shall mutually agree. Except as provided below, TIME IS OF THE ESSENCE as to the parties' obligation to close the transaction contemplated hereunder on August 11, 1998; or, if AZIW shall have extended the Scheduled Closing Date pursuant to Article 6, on such Scheduled Closing Date so designated by AZIW; or if AZIW and Owner by mutual agreement shall have extended the Closing Date under the PSA, then on such extended date, but in no event may such extended date be later then August 21, 1998, TIME BEING OF THE ESSENCE.

        20.    NOTICES.

               All notices, demands, requests or other communications (collectively, "Notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (i) national overnight delivery service, (ii) facsimile transmission (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (iii) personal delivery, addressed as follows:

                           (a)        If to AZIW:

                           AZIW LLC
                           c/o The Macklowe Organization
                           142 West 57th Street
                           New York, New York 10019
                           Attention:  Warren D. Cole
                           Fax:  (212) 554-5890

                           with a copy to:

                           Paul Weiss Rifkind Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019
                           Attention: Steve Simkin, Esq.
                           Fax: (212) 373-2058

                           (b)        If to Green:

                           Green 1412 Broadway LLC
                           SL Green Real Estate Corp.
                           70 West 36th Street
                           New York, New York  10018
                           Attention:   Marc Holliday
                                        Chief Investment Officer
                           Fax: (212) 594-0856

                           with a copy to:

                           Greenberg Traurig
                           200 Park Avenue
                           New York, New York  10166
                           Attention: Stephen L. Rabinowitz, Esq.
                           Fax: (212) 801-6400

               Any Notice so sent by national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt or, if after 5:00 p.m., on the next Business Day. A Notice may be given either by a party or by such party's attorney. AZIW or Green may designate, by notice given to the other in accordance with the terms of this Article 20 additional or substituted parties to whom Notices should be sent hereunder.

        21.    DEFAULT BY GREEN OR AZIW.

                    (a) (i) If Green  defaults  in the  payment of the  Purchase
               Price or if Green shall default in the performance of any of its other obligations to be performed on the Closing Date or any of its other material obligations to be performed under this Agreement prior to the Closing Date and such default shall continue to be uncured by the Closing Date, AZIW's sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, AZIW shall be entitled to retain the Deposit as liquidated damages for Green's default hereunder, it being agreed that the damages by reason of Green's default are difficult, if not impossible, to ascertain, and, thereafter Green and AZIW shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof.

                    (ii) If Owner  terminates  the PSA pursuant to a right given to it thereunder and Green takes any action in bad faith which wrongfully interferes with Owner's ability to sell, exchange, transfer, lease, dispose of or finance the Property or wrongfully take any other actions with respect thereto (including, without limitation, the filing of any notice of pendency or exercise of other provisional remedy against the Property), as determined by a non-appealable decision of a court of competent jurisdiction, then SL Green Operating Partnership, L.P. shall be liable for and shall indemnify AZIW and its members against any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements and consequential damages) for which AZIW is held liable to Owner by reason of or relating to such action taken in bad faith which wrongfully interferes with Owner's ability to sell, exchange, transfer, lease, dispose of or finance the Property, it being expressly understood that in no event shall Green be liable under this Section for: (a) any action taken by AZIW in violation of this Agreement or the PSA; or (b) any action taken in good faith to enforce this Agreement.

               (b) If (x) AZIW defaults in any of its obligations to be performed on the Closing Date or (y) AZIW defaults in the performance of any of its obligations to be performed prior to the Closing Date and such default shall continue to be uncured by the Closing Date, Green as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such other actions or proceedings being expressly and voluntarily waived by Green, following and upon advice of its counsel) shall have the right, either (i) to enforce specific performance of AZIW's obligations hereunder, provided that any action for specific performance shall be commenced within sixty (60) days after the Scheduled Closing Date, and, if Green prevails thereunder, in addition to any other decree issued by the court, AZIW shall reimburse Green for all reasonable legal fees, court costs and all other reasonable costs of such action or (ii) to receive a return of the Deposit; it being understood that if Green fails to commence an action for specific performance within sixty (60) days after the Scheduled Closing Date, Green's sole remedy shall be to receive a return of the Deposit. Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. Notwithstanding, the foregoing, Green shall have no right to seek specific performance if AZIW shall be prohibited from performing its obligations hereunder by reason of any law, regulation, or other legal requirement applicable to AZIW. Nothing in this Section 21(b) shall be deemed to limit or impair Green's other rights and remedies under Article 11, this Article 21, the Guaranty (hereinafter defined) or with respect to any obligation of AZIW that survives Closing. If Owner fails to convey title to the Property to AZIW on the Closing Date in accordance with the PSA, and such failure by Owner is due to a default or breach by AZIW as purchaser under the PSA, then AZIW shall be in default of its obligations under this Agreement and Green shall have such rights and remedies against AZIW as otherwise are provided for in this Section for a default by AZIW.

               (c) (i) If Owner defaults in any of its obligations under the PSA or Owner fails to convey title to the Property to AZIW on the Closing Date in accordance with the PSA, then provided such default or failure by Owner is not due to a default or breach by AZIW as purchaser under the PSA (it being expressly understood that the fact of AZIW having entered into this Agreement with Green shall not for the purposes of this Article 21 be considered a default under the PSA) then by written notice to Green no later than the Scheduled Closing Date, AZIW may elect either to (a) terminate this Agreement, return to Green the Deposit and pay to Green the Break-Up Fee and upon such return and payment this Agreement shall terminate and neither party shall have any further obligations hereunder except for those obligations that are expressly provided in this Agreement to survive the termination hereof; or (b) AZIW may adjourn the Closing Date for a period of ninety (90) days after the Scheduled Closing Date (the "Remedial Period") to obtain Owner's performance under the PSA. If AZIW fails to timely notify Green of its election under the immediately preceding sentence, then AZIW shall be deemed to have made the election in clause (b) of such sentence.

                    (ii) At any time during the Remedial Period,  AZIW may elect to cease its efforts to obtain Owner's performance under the PSA in which event the Deposit shall be returned to Green, AZIW shall pay the Break-Up Fee to Green and upon such return and payment this Agreement shall terminate and neither party shall have any further obligations hereunder except for those obligations that are expressly provided in this Agreement to survive the termination hereof. It is expressly understood, however, that for so long as AZIW is pursuing efforts to obtain Owner's performance under the PSA during the Remedial Period, AZIW shall have no right to terminate this Agreement pursuant to the immediately preceding sentence. During the Remedial Period, Green, at no cost or liability to Green, shall reasonably cooperate with AZIW in AZIW's efforts to obtain Owner's performance under the PSA.

                    (iii) If Owner  performs its closing  obligations  under the
               PSA during the Remedial Period, then Green and AZIW immediately upon such performance shall close the transaction hereunder in accordance with this Agreement. If AZIW fails to obtain Owner's performance of its obligations under the PSA by the end of the Remedial Period, TIME BEING OF THE ESSENCE, then, by written notice to AZIW given within ten (10) Business Days after the end of the Remedial Period, Green may elect: (y) to receive a return of the Deposit plus the Break-Up Fee (hereinafter defined), and upon such return and payment this Agreement shall terminate and neither party shall any further obligations hereunder except for those obligations that are expressly provided in this Agreement to survive the termination hereof; or (z) not to terminate this Agreement in which event this Agreement shall remain in full force and effect until the earliest of (I) the date AZIW closes the transaction under this Agreement in accordance with its terms; (II) the date AZIW terminates this Agreement by written notice to Green; and (III) the first anniversary of the Scheduled Closing Date. If this Agreement terminates pursuant to clause II or III of the immediately preceding clause (z), the Deposit shall be returned to Green and upon such return this Agreement shall terminate and neither party shall any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. Regardless if Green makes the election under such clause (z), AZIW shall have no obligation to further pursue Owner's performance under the PSA after the expiration of the Remedial Period.

               (d)   Intentionally Deleted.

               (e) Supplementing all other liabilities and indemnities of AZIW to Green hereunder, and notwithstanding any other provision of this Agreement (including, without limitation, any provision purporting to create a sole and exclusive remedy for the benefit of Green and Sections 3(e) and 11(a) hereof) AZIW, Manhattan Pacific and Harry Macklowe agree, jointly and severally, to indemnify and hold Green and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing (collectively with Green, the "Green Related Parties") harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by any of the Green Related Parties arising from or by reason of:

                           (i) any representation, warranty, covenant, liability, indemnity or obligation of AZIW as purchaser under the PSA, any liability or obligation incurred by AZIW under or in connection with the PSA, including, without limitation, any post-closing or surviving obligation under the PSA, any actual or alleged default, breach or misrepresentation under the PSA and any claim or cause of action, whether or not based on the PSA, asserted by Owner and, in the event of the Assignment Election, notwithstanding any assumption by Green (as between Green and Owner) of the obligations of AZIW under the PSA;

                         (ii) Intentionally Deleted;

                         (iii) Green's cooperation with AZIW pursuant to Section
                    21(c)(ii)  above;  and

                         (iv) the RET and the RPT, including without limitation,
                    all penalties and interest due to the non-payment or late payment thereof.

               This Section 21(e) shall survive the Closing or termination of this Agreement. The liability under this Section 21(e) of Manhattan Pacific and Harry Macklowe shall apply regardless of whether the Closing is pursuant to the Nominee Election, the Partnership Election, the Assignment Election or none of them, and shall not be limited or impaired in the event of a Closing with the application of the Nominee Election, the Partnership Election, the Assignment Election or none of them. If, in the event of a Closing pursuant to the Nominee Election, the Partnership Election or the Assignment Election, (i) Green elects not to pursue AZIW for any of the obligations under this Section 21(e) or (ii) as a matter of law AZIW may not be liable for any of the obligations under this
Section 21(e), the joint and several obligations of Manhattan Pacific and Harry Macklowe shall remain in full force and effect to the full extent thereof. Further, in the event of a Closing with the Partnership Election, the foregoing indemnity shall be deemed to run in favor of AZIW's members, and in such event Green and SL Green Operating Partnership, L.P., as AZIW's members, may enforce the foregoing indemnity against Macklowe and Manhattan Pacific. In the event of a Closing with the Partnership Election or the Assignment Election, then to the extent Macklowe, Macklowe Member or Manhattan Pacific has previously made a payment to AZIW under this Section 21(e) on account of any liability of Owner surviving the Closing under the PSA for which Macklowe, Macklowe Member or Manhattan Pacific may have a corresponding liability under this Agreement or the Guaranty, then AZIW, at the request and direction of, with counsel selected by and at the cost and expense of Macklowe, Macklowe Member, and/or Manhattan Pacific shall commence and prosecute an action against Owner for such liability of Owner under the PSA provided that: (x) any and all losses, costs, damages, liens, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by AZIW in connection with such action (whether as the result of any counterclaim, or otherwise) shall be covered by the indemnity in Section 21(e) and the Guaranty; and (y) any counsel selected in connection with such proceeding shall be subject to Green's reasonable approval and shall not, in any event, have any legal or business conflict with Green or its affiliates.

               (f) To further secure AZIW's obligations to Green under this Agreement, Macklowe and Manhattan Pacific simultaneously with the execution and delivery of this Agreement have executed and delivered to Green the guaranty in the form of Exhibit Q annexed hereto (the "Guaranty").

               (g) To further secure AZIW's obligation to pay the Break-Up Fee, AZIW has previously deposited with Greenberg Traurig, Green's attorneys, Twenty-Five Thousand Dollars ($25,000.00) (the "Fee & Expense Deposit"). The Fee and Expense Deposit is not held in escrow and Green shall have the right to direct the use of the Fee and Expense Deposit for any purpose in its sole and absolute discretion. If the transaction contemplated hereby closes, the amount of the Fee and Expense Deposit shall be a credit to AZIW. If the transaction contemplated hereby does not close, the amount of the Fee & Expense Deposit shall be a credit against the Break Up Fee, if and when the Break Up Fee is payable in accordance with this Agreement. If the transaction contemplated hereby does not close and the Break Up Fee is not payable (as determined at the expiration of the Remedial Period) or if AZIW is entitled to a return of the Deposit, then Green shall pay the amount of the Fee and Expense Deposit to AZIW at the same time the Deposit is paid to AZIW.

        22.    FIRPTA COMPLIANCE.

               AZIW shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Code, or any successor or similar law. AZIW acknowledges that Section 1445 of the Code provides that a transferee of a United States real property interest must withhold tax if the transferee is a foreign person. To inform Green that withholding of tax is not required upon the disposition of a United States real property interest by AZIW, AZIW hereby represents and warrants that AZIW is not a foreign person as that term is defined in the Code and Income Tax Regulations. On the Closing Date, AZIW shall deliver to Green a certification as to AZIW's non-foreign status in the form attached hereto as Exhibit 4 and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith.

        23.    ENTIRE AGREEMENT.

               This Agreement contains all of the terms agreed upon between AZIW and Green with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between AZIW and Green are merged into this Agreement. The provisions of this Section shall survive the Closing or the termination hereof.

        24.    AMENDMENTS.

               This Agreement may not be changed, modified or terminated, except by an instrument executed by AZIW and Green. The provisions of this Article 24 shall survive the Closing or the termination hereof.

        25.    WAIVER.

               No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. The provisions of this Article 25 shall survive the Closing or the termination hereof.

        26.    PARTIAL INVALIDITY.

               If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. The provisions of this Article 26 shall survive the Closing or the termination hereof.

        27.    SECTION HEADINGS.

               The headings of the various sections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. The provisions of this Article 26 shall survive the Closing or the termination hereof.

        28.    GOVERNING LAW.

               This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof. The provisions of this Article 28 shall survive the Closing or the termination hereof.

        29.    PARTIES; ASSIGNMENT AND RECORDING.

               (a) This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon AZIW and Green and their respective successors and permitted assigns, provided, however, that none of the representations or warranties made by AZIW hereunder shall inure to the benefit of any person or entity that may succeed to Green's interest in the Property after the Closing Date.

               (b) Green shall not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any of the direct or indirect ownership interests in Green, without first obtaining AZIW's consent thereto, provided, however, that Green shall have the right upon notice to AZIW to assign this Agreement one or more times to a "Controlled Affiliate". "Controlled
Affiliate" shall mean any entity "controlled by" or the majority of the beneficial interests in which are owned, directly or indirectly, by, SL Green Realty Corp. or SL Green Operating Partnership, L.P. in each case as of the date of the assignment and the Closing Date. "Controlled by" means the power and authority to direct the business and affairs of the assignee by reason of the ownership of a majority of the beneficial interests in such assignee, by contract or otherwise. Any such assignment shall be conditioned upon Green delivering to AZIW an executed original of the assignment and assumption agreement wherein the assignee assumes all of the obligations of Green and proof reasonably satisfactory to AZIW that the assignee constitutes a "Controlled Affiliate." An assignment or transfer of this Agreement shall not relieve Green of any of its obligations hereunder which accrued prior to the date of such assignment.

               (c) Neither this Agreement nor any memorandum hereof may be recorded without first obtaining AZIW's consent thereto.

               (d) Notwithstanding, anything contained in Section 29(c) Green and AZIW shall execute at Closing a memorandum substantially in the form attached hereto as Exhibit 7 regarding AZIW's rights pursuant to Article 15 hereof, and Green and AZIW shall submit the same to the Title Company for recording at Closing.

               (e) The provisions of Section 29(a) and 29(c) shall survive the Closing or the termination hereof. The provisions of Section 29(b) shall survive the termination hereof.

        30.    FURTHER ASSURANCES.

               AZIW and Green will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as are reasonably required by the other party, for the better assuring, conveying, assigning, transferring and confirming unto Green the Property and for carrying out the intentions or facilitating the consummation of this Agreement. The provisions of this Article 30 shall survive the Closing.

        31.    THIRD-PARTY BENEFICIARY.

               This Agreement is an agreement solely for the benefit of the parties hereto (and their permitted successors and/or assigns). No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein. The provisions of this Article 31 shall survive the Closing or the termination hereof.

        32.    JURISDICTION AND SERVICE OF PROCESS.

               The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York. The provisions of this Article 32 shall survive the Closing or the termination hereof.

        33.    WAIVER OF TRIAL BY JURY.

               GREEN AND AZIW HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT. THE PROVISIONS OF THIS ARTICLE 33 SHALL SURVIVE THE CLOSING OR THE TERMINATION HEREOF.

        34.    MISCELLANEOUS.

               (a) Whenever in this Agreement it is provided that Green's successors and/or transferees and/or assignees shall have any rights or obligations, such phrase shall be deemed to include all designees of Green as well as all of the transferees, successors and assigns of Green and such designees.

               (b) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument.

               (c) Any consent or approval to be given hereunder (whether by AZIW or Green) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing. Except as otherwise expressly provided herein, any consent or approval requested of AZIW or Green may be withheld by AZIW or Green in its sole and absolute discretion.

               (d) Green and AZIW each agree to preserve the confidentiality of all "Confidential Information" received from the other. "Confidential Information" means (i) the existence and contents of this Agreement, (ii) Green's involvement in the transaction contemplated hereby, (iii) any information of a proprietary or confidential nature relating to the business or the assets of Green, AZIW, or any of their respective affiliates or related companies that is not public information known by either of the parties prior to the date of this Agreement. Neither party will: disclose any Confidential Information of the other party (other than to such party's attorneys, accountants, consultants, agents and potential financing sources in connection with the transaction contemplated hereby who shall receive the Confidential Information subject to the terms and conditions of this Agreement); or use the Confidential Information for any purposes other than in connection with the transaction contemplated hereby. Without limiting the generality of the immediately preceding sentence: (a) Confidential Information may be disclosed to Nomura in connection with the Nomura Loan; and (b) Green will not communicate with Owner, or any agent or representative of Owner with regard to the Property or the transaction contemplated hereby, and if Owner or any representative or agent of Owner makes any inquiry of Green with regard thereto, Green shall first consult with Macklowe prior to responding to such inquiry. The Confidential Information also may be disclosed as required by applicable law (including legal requirements applicable to Green as a publicly held company), by court order, or by obligations imposed on the disclosing party pursuant to any listing agreement with any national security exchange. Any public announcement indicating the association of

              [The remainder of this page intentionally left blank]

               IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                        AGENT:

                                        AZIW LLC

                                        By:  AZIW Inc., its managing member

                                             By:  /s/ Harry Macklowe
                                                  -----------------------
                                                  Name:  Harry Macklowe
                                                  Title: President

                                        PRINCIPAL:

                                        GREEN 1412 BROADWAY LLC

                                        By: SL Green Operating Partnership, L.P.

                                        By: SL Green Realty Corp.

                                            By:  _______________________________
                                                 Name:
                                                 Title:

Green with Property, and the timing of such announcements, must be discussed and agreed to in advance by Green and AZIW.

               (e) The provisions of this Article 35 shall survive the Closing or the termination hereof.

               IN WITNESS WHEREOF, AZIW and Green have caused this Agreement to be executed the day and year first above written.

                                        SELLER:

                                        AZIW LLC

                                        By:  AZIW Inc., its managing member

                                             By:________________________________
                                                Warren Cole, President

                                        GREEN 1412 BROADWAY LLC

                                        By:   SL Green Operating Partnership,
                                              L.P., its manager

                                              By:   SL Green Realty Corp.,
                                                    its general partner

                                                    By:
                                                       Name:
                                                       Title:

BY   HIS   EXECUTION   BELOW,   THE
UNDERSIGNED   AGREES  TO  BE  BOUND
PERSONALLY  BY  THE  PROVISIONS  OF
SECTIONS 18 (c) AND 21(e) HEREOF:



--------------------------------
         Harry Macklowe



BY   ITS   EXECUTION   BELOW,   THE
UNDERSIGNED  AGREES  TO BE BOUND BY
THE  PROVISIONS  OF  SECTION  21(e)
HEREOF:

Manhattan Pacific Management Co., Inc.


By:___________________________________
   Warren Cole, President


BY   ITS   EXECUTION   BELOW,   THE
UNDERSIGNED  AGREES  TO BE BOUND BY
THE  PROVISIONS  OF  ARTICLE 14 AND
SECTION  21(a)(ii) HEREOF:

SL Green Operating Partnership, L.P.

By:  SL Green Realty Corp.,
     its general partner

     By:_______________________________
        Name:
        Title:


BY   ITS   EXECUTION    BELOW   THE
UNDERSIGNED  AGREES  TO BE BOUND BY
THE PROVISIONS OF EXHIBIT B HEREOF:


GREENBERG TRAURIG


By:__________________________________

              [The remainder of this page intentionally left blank]

                                   Exhibit A

                               Legal Description
                               -----------------

                                   Exhibit A
                                   ---------

                               Legal Description
                               -----------------

               ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

               BEGINNING at the corner formed by the intersection of the easterly side of Broadway and the northerly side of 39th Street;

               RUNNING THENCE northerly along the easterly side of Broadway 102 feet 6 inches;

               THENCE easterly parallel with the northerly side of 39th Stree and along the center line of the block 189 feet 1 3/4 inches;

               THENCE southerly at right angles to 39th Street 98 feet 9 inches to the northerly side of 39th Street;

               THENCE westerly along the northerly side of 39th Street 161 feet 8 inches to the point or place of beginning.

               TOGETHER with all the right, title and interest of Seller, if any, of, in and to the land lying in the street in front of and adjoining said premises.

                                    Exhibit B
                                    ---------

                                Escrow Agreement
                                ----------------

                                    Exhibit B

                                ESCROW PROVISIONS
                                -----------------

               The  Deposit and the portion of the  Commission  deposited  under
Section 21(f) of this Agreement, shall be held in an interest bearing money market account by Greenberg Traurig ("Escrow Agent") on the terms and conditions of this Exhibit B. The Deposit and, if paid, the portion of the Commission deposited under Section 21(f) of this Agreement, and all interest thereon are sometimes referred to herein collectively as "Escrowed Funds".

              I.   Disposition.

                    a. If the Closing takes place, Escrow Agent shall deliver the Deposit and the interest thereon (the "Deposit Funds") to AZIW. If the Agreement is terminated, Escrow Agent shall deliver the Deposit Funds to the party entitled thereto under the terms of the Agreement. The portion of the Commission deposited under Section 21(f) of this Agreement and the interest thereon (the "Commission Funds") shall be held and disbursed in accordance with
Section 21(f) of the Agreement.

                   b.  Except  for the  delivery  of the  Deposit  Funds  at the
Closing, Escrow Agent will deliver Escrowed Funds only after five (5) Business Days' written notice to AZIW and Green, and with respect to the Commission Funds, to Manhattan Pacific, provided Escrow Agent shall not have received any objection to the release of Escrowed Funds from any such party prior to Escrow Agent's release thereof. If there is any dispute as to whether Escrow Agent is obligated to deliver Escrowed Funds or any portion of thereof, or as to whom Escrowed Funds or any portion thereof is to be delivered, Escrow Agent may hold same (i) until it is authorized to deliver Escrowed Funds in a writing signed by AZIW and Green, and with respect to Commission Funds, Manhattan Pacific, or (ii) in accordance with the terms of a final order of a court of competent jurisdiction from which no appeal can be made. Notwithstanding anything to the contrary in this Exhibit B, Escrow Agent shall have the right at any time to deposit Escrowed Funds with the clerk of any court having jurisdiction in New York County. Escrow Agent shall give written notice of such deposit to AZIW and Green and with respect to Commission Funds, Manhattan Pacific. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and liability hereunder.

              II. Stakeholder Only; Successor. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of either of the parties. At any time Escrow Agent shall be permitted to appoint a successor Escrow Agent and upon Escrow Agent's delivery of Escrowed Funds to such successor and such successor's agreement in writing to be bound by the terms of this Exhibit B Escrow Agent shall be relieved of its obligations under this Exhibit B.

              III. Indemnity. AZIW, Green and Manhattan Pacific shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including attorney's fees and disbursements incurred with respect to actions or omissions taken or suffered by Escrow Agent except for Escrow Agent's willful misconduct or gross negligence.

              IV. Liability and Escrow Agent's Duties. Escrow Agent shall not be liable with respect to its duties hereunder except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent may act upon any writing believed by it in good faith to be genuine and to be signed and presented by the proper person or entity, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Exhibit B, except for Escrow Agent's own willful default or gross negligence. Escrow Agent shall have no duties or responsibilities except those specifically set forth in this Exhibit B. Escrow Agent shall not be bound by any modification of this Exhibit B unless Escrow Agent shall have given prior written consent thereto and shall not be bound by any modification of any other provision of this Agreement unless it has been delivered and executed counterpart of such modification executed and delivered by both Green and AZIW and, if applicable to the Commission Funds, Manhattan Pacific. If Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, or shall receive instructions from Green, AZIW or Manhattan Pacific which, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold or deposit Escrowed Funds pursuant to this Exhibit B and may decline to take any other action.

              V. Representation of Green. AZIW and Manhattan Pacific understand and agree that, notwithstanding its duties as Escrow Agent hereunder, Escrow Agent is the attorney for Green and, accordingly, neither its services as Escrow Agent under this Agreement nor any provision of this Agreement, either express or implied, shall restrict or inhibit Escrow Agent in any way from representing Green in any action, dispute, controversy, arbitration, suit or negotiation arising under the Agreement or in any manner or context, whether or not directly or indirectly involving AZIW, Green or Manhattan Pacific.

                                    Exhibit C

                                  Form of Deed
                                  ------------

                                    EXHIBIT C
                                    ---------

                                   FORM OF DEED
                                   -----------

                              BARGAIN AND SALE DEED

                     WITHOUT COVENANTS AGAINST GRANTOR'S ACTS
                           FROM AZIW LLC, AS GRANTOR,
                     TO GREEN 1412 BROADWAY LLC, AS GRANTEE
                     --------------------------------------


          THIS INDENTURE, is made as of the __ day of _______________, 1998 between AZIW LLC, a New York limited liability company, having an address c/o The Macklowe Organization, 142 West 57th Street, New York, New York ("GRANTOR"), and Green 1412 Broadway LLC, a New York limited liability company, having an address c/o SL Green Realty Corp., 70 West 36th Street, New York, New York ("Grantee").

          WITNESSETH, that Grantor, in consideration of good and valuable consideration paid by Grantee, the receipt and sufficiency of which is hereby acknowledged, does hereby grant and release unto Grantee, its heirs or successors and assigns forever;

          ALL the right, title, interest, claim and demand whatsoever as Grantor has in or to that certain plot, piece or parcel of land more particularly described on Schedule A attached hereto and made a part hereof, together with
             ----------
the buildings and improvements located thereon;

          TOGETHER, with all right, title and interest, if any, of Grantor in and to any streets and roads abutting the above described premises to the center lines thereof;

          TOGETHER with the appurtenances and all the estate and rights of the Grantor in and to said premises; and

          SUBJECT TO, any and all liens, encumbrances and other matters of record, including, without limitation, inter alia that certain Amended and
                                           ----- ----
Restated Mortgage, Assignment of Leases and Rents and Security Agreement dated as of June 25, 1997 by and between Grantor, as mortgagor, and Nomura Asset Capital Corporation, as mortgagee, recorded in Reel 25 10, Page 2090.

          TO HAVE AND TO HOLD the premises herein granted unto Grantee, the heirs or successors and assigns of the Grantee forever.

          AND Grantor, in compliance with Section 13 of the Lien Law, covenants that it will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

          IN WITNESS WHEREOF, Grantor and Grantee have duly executed this Indenture the day and year first above written.

                              SELLER:
                              ------

                              AZIW LLC

                              By: AZIW Inc., its managing member


                                   By: _______________________________
                                       Name:
                                       Title:


                              PURCHASER:
                              ---------

                              Green 1412 Broadway LLC

                              By:  SL Green Operating Partnership, L.P.,
                                   its manager

                                   By:  SL Green Realty Corp.,
                                        its general partner


                                        By: _______________________________
                                            Name:
                                            Title:



                                 ACKNOWLEDGMENTS
                                 ---------------

STATE OF NEW YORK   )
                    )ss.
COUNTY OF NEW YORK  )

          On the ___ day of _____________, 199_ before me, the undersigned, a notary in and for said state, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        __________________________
                                        Notary Public



STATE OF NEW YORK   )
                    )ss.
COUNTY OF NEW YORK  )

          On the ___ day of _____________, 199_ before me, the undersigned, a notary in and for said state, personally appeared ______________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        __________________________
                                        Notary Public



                                   Schedule A

                                Legal Description
                                -----------------

     ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

     BEGINNING at the corner formed by the intersection of the easterly side of Broadway and the northerly side of 39th Street;

     RUNNING THENCE northerly along the easterly side of Broadway 102 feet 6 inches;

     THENCE easterly parallel with the northerly side of 39th Street and along the center line of the block 189 feet 13/4 inches;

     THENCE southerly at right angles to 39th Street 98 feet 9 inches to the northerly side of 39th Street;

     THENCE westerly along the northerly side of 39th Street 161 feet 8 inches to the point or place of beginning.

     TOGETHER with all the right, title and interest of Seller, if any, of, in and to the land lying in the street in front of and adjoining said premises.


                              BARGAIN AND SALE DEED

                    WITHOUT COVENANTS AGAINST GRANTOR'S ACTS

                                    TITLE NO.

                                   LTM-8399-M



                                    AZIW LLC



                                       TO



                             GREEN 1412 BROADWAY LLC



                         BLOCK:    815
                         LOT:      14
                         COUNTY:   New York

RECORD AND
RETURN BY MAIL TO:

Greenberg Traurig
200 Park Avenue
New York, New York 10166
Attn: Stephen L. Rabinowitz, Esq.



                                    Exhibit D

                              Form of Bill of Sale
                              --------------------



                                    EXHIBIT D
                                    ---------

                              FORM OF BILL OF SALE
                              --------------------

          AZIW LLC, a New York limited liability company, having an address c/o The Macklowe Organization, 142 West 57th Street, New York,New York, ("Seller"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid to Seller by Green 1412 Broadway LLC, a New York limited company, having an address c/o SL Green Realty Corp., 70 West 36h Street, New York, New York ("Purchaser"), the receipt and sufficiency of which are hereby acknowledged, hereby sells, conveys, assigns, transfers, delivers and sets over to Purchaser all fixtures, furniture, furnishings, equipment, machinery, inventory, appliances and other articles of tangible personal property owned by Seller and which are located at and used or usable in connection with the real property located at 1412 Broadway, New York, New York.

          TO HAVE AND TO HOLD unto Purchaser and its successors and assigns to its and their own use and benefit forever.

          This Bill of Sale is made by Seller without recourse and without any expressed or implied representation or warranty whatsoever.

          IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this day of _____________, 1998.

                                   AZIW LLC

                                   By:  AZIW Inc., its managing member



                                        By:  ___________________________
                                             Name:
                                             Title:



                                    Exhibit E

                             Form of Tenant Letters
                             ----------------------


                                    EXHIBIT E
                                    ---------

                            FORM OF NOTICE TO TENANTS
                            -------------------------

                                    AZIW LLC
                          c/o The Macklowe Organization
                              142 West 57th Street
                            New York, New York 10019

                                                       ____________, 199_

TO:
[INSERT NAME AND ADDRESS OF
TENANT]

          Re:  1412 Broadway New York, New York
               --------------------------------

Dear Tenant:

          This is to notify you that, today, the referenced property has been acquired by Green 1412 Broadway LLC ("Purchaser"). As of the date hereof, your lease (including any security deposit) has been assigned to Purchaser and Purchaser has assumed the obligations as landlord under your lease (including the obligation to return any security deposit, if owed to you) which accrue from and after the date hereof.

          You are hereby authorized and directed to make all future rent payments to Green 1412 Broadway LLC, c/o SL Green Realty Corp., 70 West 36th Street, New York, New York 10018. Any future inquiries regarding your lease should be directed to ________________________ at the aforementioned address.

                                   Very truly yours,

                                   SELLER:
                                   ------

                                   AZIW LLC

                                   By:  AZIW Inc., its managing member


                                        By:  ___________________________
                                             Name:
                                             Title:


                                    Exhibit F

                                 FORM OF FIRPTA
                                 --------------



                                    EXHIBIT F
                                    ---------

                            FORM OF FIRPTA AFFIDAVIT
                            ------------------------

          Section  1445 of the Internal  Revenue  Code of 1986,  as amended (the
"Code")  provides  that a  transferee  of a U.S.  real  property  interest  must
 ----
withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by AZIW LLC, a New York limited liability company ("Transferor"), Transferor hereby certifies to Green 1412 Broadway LLC, a New
  ----------
York limited liability company, as follows:

          1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations promulgated thereunder);

          2. The U.S. employer identification number of Transferor is __________ -______________; and

          3. Transferor's office address is c/o The Macklowe Organization, 142 West 57th Street, New York, New York 10019. Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalties of pedury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                                   AZIW LLC

                                   By: AZIW INC., its managing member


                                        By:  ___________________________
                                             Name:
                                             Title:


Dated as of ___________, 199_



                                    Exhibit G

            Form of Assignment and Assumption of Leases and Contracts
            ---------------------------------------------------------



                                    Exhibit G

            FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS
            ---------------------------------------------------------

          AZIW LLC, a New York limited liability company, having an address c/o The Macklowe Organization, 142 West 57th Street, New York, New York 10019 ("Assignor"), in consideration of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Green 1412 Broadway LLC, a New York limited liability company, having an address at c/o SL Green Realty Corp., 70 West 36th Street, New York, New York 10018 ("Assignee"), (i) all right, title and interest of Assignor as lessor under all the leases, license agreements and other occupancy agreements (collectively, the "Leases") in effect for space at the real property located at 1412 Broadway, New York, New York (the "Premises") and listed on Schedule A, and (ii) all right, title and interest of Assignor under
          ----------
all of the service, maintenance, supply and other agreements (collectively, the "Contracts") in effect relating to the operation of the Premises and listed on Schedule B.
----------

          Assignee hereby expressly assumes (i) all of the obligations imposed upon the lessor under the Leases which accrue from and after the date hereof (including, without limitation, the lessor's obligation to return any Transferred Security Deposits (as defined in that certain Agreement between Assignor and Assignee dated ____________, 1998 (the "Agreement") and (ii) all of the obligations imposed upon the owner of the Premises under the Contracts which accrue from and after the date hereof. Without limiting Assignee's obligations hereunder or under the Agreement, Assignee expressly acknowledges, and agrees to perform, its obligation to pay "Tenant Inducement Costs" (as defined in the Agreement) and leasing commissions in accordance with the terms of Section 7(b) of the Agreement.

          Assignee acknowledges that, simultaneously with the execution hereof, Assignee has received $_____________ from Assignor and an assignment of the letters of credit set forth on Schedule C attached hereto in respect of the
                                 -----------
Transferred Security Deposits.

          This Assignment and Assumption of Leases and Contracts is made by Assignor without recourse and without any express or implied representation or warranty whatsoever except to the extent expressly provided in the Agreement.

          This Assignment and Assumption of Leases and Contracts inures to the benefit of the parties hereto and their respective successors and assigns.



          IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption of Leases and Contracts to be executed as of this ___ day of ___________, 199_.

                                   ASSIGNOR:
                                   --------

                                   AZIW LLC

                                   By:  AZIW Inc., its managing member


                                        By:  ___________________________
                                             Name:
                                             Title:



                                   ASSIGNEE:
                                   --------

                                   GREEN 1412 BROADWAY LLC

                                   By:  SL Green Operating Partnership, L.P.,
                                        its manager

                                        By:  SL Green Realty Corp.,
                                             its general partner


                                             By:  _______________________
                                                  Name:
                                                  Title:



                                    Exhibit H

                    Form of General Assignment and Assumption
                    -----------------------------------------




                                    Exhibit H

               FORM OF GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT
               ---------------------------------------------------

          THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into this ___ day of _______________, 199_, between AZIW LLC, a New York limited liability company, having an address c/o The Macklowe Organization, 142 West 57th Street, New York, New York 10019 ("Assignor"), and Green 1412 Broadway LLC, a New York limited liability company, having an address c/o SL Green Realty Corp., 70 West 36th, Street, New York, New York 10018 ("Assignee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          Assignor for Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all of Assignor's right, title and interest in, to and under (i) all books, records, and files owned by Assignor and relating to the occupancy, use or operation of the real property located at 1412 Broadway, New York, New York (the "Premises"), (ii) all transferable licenses, approvals, certificates and permits held by Assignor and exclusively relating to the occupancy, use or operation of the Premises, and (iii) all other items of intangible personal property owned by Assignor and exclusively relating to the occupancy, use or operation of the Premises (the items set forth in clauses (i) through (iii) above are hereinafter referred to collectively as the "Property");

          TO HAVE AND TO HOLD unto Assignee and its successors and assigns to its and their own use and benefit forever.

          Assignee hereby expressly assumes the obligations of Assignor in respect of the Property accruing from and after the date hereof.

          This agreement is made by assignor without recourse and without any expressed or implied representation or warranty whatsoever.

          This Agreement inures to the benefit of the parties hereto and their respective successors and assigns.


          IN WITNESS WHEREOF, Assignor and Assignee have caused this General Assignment and Assumption Agreement to be executed as of this ___ day of _____________, 199_.

                                   ASSIGNOR:
                                   --------

                                   AZIW LLC

                                   By:  AZIW Inc., its managing member


                                        By:  ___________________________
                                             Name:
                                             Title:

                                   ASSIGNEE:
                                   --------

                                   GREEN 1412 BROADWAY LLC

                                   By:  SL Green Operating Partnership, L.P.,
                                        its manager

                                        By:  SL Green Realty Corp.,
                                             its general partner


                                             By:  _______________________
                                                  Name:
                                                  Title:



                                    Exhibit I

                                   Memorandum
                                   ----------



                                    Exhibit I

                          FORM OF SECTION 15 MEMORANDUM
                          -----------------------------

                                   MEMORANDUM
                                   ----------

          THIS MEMORANDUM is executed as of August __, 1998, between AZIW LLC, a New York limited liability company, having, an address c/o The Macklowe Organization, 142 West 57th Street, New York, New York 10019 ("Seller"), and Green 1412 Broadway LLC, a New York limited liability company, having an address c/o SL Green Realty Corp., 70 West 36th Street, New York, New York 10018 ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Seller and Purchaser are parties to an Agreement of even date herewith (the "Agreement") pursuant to which Seller has contracted to sell and Purchaser has contracted to acquire all of Seller's right, title and interest in and to certain land, together with improvements to be constructed thereon, described on Schedule A annexed hereto and made a part hereof (the "Premises")
             ----------
in Borough of Manhattan, City, County and State of New York.

          WHEREAS, the parties desire to record a memorandum memorializing, certain (but not all) of the terms, provisions, covenants and conditions set forth in the Agreement.

          NOW, THEREFORE, Seller and Purchaser declare as follows:

     1.   The Agreement provides as follows:

          TAX REDUCTION PROCEEDINGS.
          -------------------------

     Seller has filed an application for the reduction of the assessed valuation of the Premises for real estate taxes for the New York City fiscal year July 1, 1998 to June 30, 1999 (the "98/99 Tax Year") with respect to which proceeding
                            --------------
Seller has agreed to direct Fashion Gallery Owners, LLC ("Owner"). Provided Purchaser is not in default hereunder, Seller shall confer with, and accept the direction of, Purchaser with respect to any direction to Owner about any decision to settle or prosecute the tax reduction proceeding relating to the 98/99 Tax Year. The amount of any tax refunds (net of attorneys' fees and other costs of obtaining such tax refunds) with respect to any portion of the Premises for the tax year in which the Apportionment Date occurs shall be apportioned between Seller and Purchaser as of the Apportionment Date. To the extent that any tenant shall, in accordance with the terms of its Lease, be entitled to receive a portion of any tax refunds which Seller or Purchaser is entitled to receive hereunder, then Seller or Purchaser, as the case may be, shall be obligated to pay such portion thereof to such tenant in accordance with its Lease. If, in lieu of a tax refund for the 98/99 Tax Year, a tax credit is received with respect to any portion of the Premises for any future tax year, then (x) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys' fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (y) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to its pro rata share of the savings realized (as apportioned).

     2. Purchaser has delivered a contract deposit in the amount of $________ which deposit will be (i) credited against the purchase price, (ii) retained by Seller or (iii) returned to Purchaser, as provided in the Agreement.

     3. The terms of this Memorandum and the obligations and benefits conferred hereunder shall inure to the successors and assigns of the parties hereto.

          IN WITNESS WHEREOF, this Memorandum of Lease has been duly executed as of the date first above written.

                                   AZIW LLC

                                   By:  AZIW Inc., its managing member


                                        By:  ___________________________
                                             Name:
                                             Title:




                                   GREEN 1412 BROADWAY LLC

                                   By:  SL Green Operating Partnership, L.P.,
                                        its manager

                                        By:  SL Green Realty Corp.,
                                             its general partner


                                             By:  ___________________________
                                                  Name:
                                                  Title:




                                 ACKNOWLEDGMENTS
                                 ---------------

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )

          On the ___ day of _____________, 1998 before me, the undersigned, a notary in and for said state, personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        __________________________
                                        Notary Public





STATE OF NEW YORK   )
                    )ss.
COUNTY OF NEW YORK  )

          On the ___ day of _____________, 1998 before me, the undersigned, a notary in and for said state, personally appeared ______________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        __________________________
                                        Notary Public



                                    EXHIBIT J
                                    ---------

                              Intentionally Omitted



                                    Exhibit K

                                Nominee Agreement
                                -----------------

                                    Exhibit K
                                    ---------

                                NOMINEE AGREEMENT

              NOMINEE  AGREEMENT  (this  "Agreement"),  made  this  ____  day of
                                          ---------
August, 1998, by and between AZIW LLC, a New York limited liability company, having an address c/o The Macklowe Organization, 142 West 57th Street, New York, New York 10019 ("AZIW") and GREEN 1412 BROADWAY LLC, a New York limited liability company, having an address c/o SL Green Realty Corp., 10 West 36th Street, New York, New York 10018 ("Green").

                              W I T N E S S E T H:

              WHEREAS, AZIW has entered into a certain Purchase and Sale Agreement dated March 31, 1998 (the "PSA") with Fashion Gallery Owners, LLC, for the purpose of acquiring record title to the premises commonly known as 1412 Broadway, New York, New York (the "Property");

              WHEREAS, AZIW and Green have entered into an Agreement (the "Agreement") with respect to the Property; and

              WHEREAS, Green has requested that AZIW act as a nominee for Green in connection with the purchase of the Property, and AZIW has willingly agreed to act as a nominee for Green.

              NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

              1. Green hereby appoints AZIW to act as its nominee and AZIW hereby accepts such appointment and agrees to perform such duties for and on behalf of Green as are set forth in this Agreement.

              2. AZIW acknowledges that AZIW is or will be holding all rights under the PSA solely as nominee for and on behalf of Green and that AZIW has no personal or beneficial interest, but only an interest as Green's nominee, in and to the PSA and/or the Property.

              3. Green shall have and shall at all times continue to have all benefits, rights, privileges and indemnities accruing under or with respect to the PSA, the Property and any interest related thereto.

              4. For AZIW's services under this Agreement, Green shall pay to AZIW a fee of One Hundred Dollars ($100.00) per annum, payable annually in advance as of the first day of January of each year from the date of this Agreement and in addition thereto, shall reimburse AZIW for any out-of-pocket expenses actually incurred by AZIW on behalf of Green.

              5. AZIW shall have no discretionary authority to act for or on behalf of Green and AZIW shall not do or suffer to be done any act or omission with respect to the PSA or the Property, but shall perform only such acts as may be specifically requested by Green in writing, including, without limitation, the following:

                   (a) Upon delivery of written instructions from Green, AZIW shall immediately cause (i) title to the Property and (ii) any interest related thereto to be transferred and assigned to Green or to such other person, persons or entities as Green may, in its sole discretion, designate.

                   (b) Any and all notices, statements and communications received by AZIW as Contract Vendee or with respect to the Property shall be promptly given to Green in accordance with the Agreement.

                   (c) If AZIW shall receive any funds advanced pursuant to any contracts and documents executed in accordance herewith, AZIW shall disburse such funds in accordance with the directions of Green, either directly to Green or to such persons, firms and/or entities as Green may, in its sole discretion, designate. AZIW shall account to Green for all funds so received by AZIW on behalf of Green in such reasonable manner as Green may from time to time require.

                  6. AZIW agrees that, except as required by law or to enforce its rights hereunder, AZIW shall not, without the prior written consent of Green, disclose to any third party, the existence of the agency established hereby or the fact that AZIW is signing any documents as nominee for Green.

                  7. The authority and duties of AZIW hereunder shall not be delegated or assigned by AZIW except at the written direction or with the prior written consent of Green.

                  8. Notwithstanding anything herein contained to the contrary, this Agreement shall terminate and be of no further force or effect upon the conveyance of the Property to Green or Green's designee.

                  9. This Agreement and the rights and obligations of AZIW and Green hereunder are subject to the terms and conditions applicable hereto set forth in Section 18(b) of the Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                            AGENT:

                                            AZIW LLC

                                            By: AZIW Inc.

                                                By:_____________________________
                                                   Name:
                                                   Title:

                                            PRINCIPAL:

                                            GREEN 1412 BROADWAY LLC

                                            By: SL Green Operating Partnership,
                                                L.P., its manager

                                                By: SL Green Realty Corp., its
                                                    general partner

                                                By:_____________________________
                                                   Name:
                                                   Title:

                                   Exhibit L

                       Assignment of Membership Interests
                       ----------------------------------

                                   Exhibit L

                           ASSIGNMENT AND ASSUMPTION

                                       OF

                              MEMBERSHIP INTEREST

              THIS ASSIGNMENT AND ASSUMPTION ("Assignment")is made as of this day ______ of August 1998, by and between Harry Macklowe, having an address at 142 West 57" Street, New York, New York 10019, hereinafter referred to as "Assignor," and Green 1412 Broadway LLC, a New York limited liability company having an address at 70 West 36th Street, New York, New York 100 18, hereinafter referred to as "Assignee."

                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, Assignor is the present holder of ninety-nine percent (99%) of the membership interests in AZIW LLC, a New York limited liability Company (the "Company"); and

         WHEREAS, Assignor desires to transfer to Assignee and Assignee desires to acquire, a forty-nine percent (49%) membership interest in and to the Company from Assignor (such interest is hereinafter referred to as the "Membership Interesf");

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good
and  valuable  consideration,   receipt  and  sufficiency  of  which  is  hereby
acknowledged, it is agreed as follows:

         1. Assignor hereby irrevocably and absolutely assigns and transfers the Membership Interest to Assignee and directs that all future distributions and allocations of taxable income or loss on account of the Membership Interest be paid or allocated to Assignee, and Assignee hereby agrees to and accepts this Assignment and assumes and agrees to discharge all of the obligations, responsibilities and liabilities of Assignor under the Operating Agreement of the Company as the owner and holder of the Membership Interest. Such assignment is made without any warranties, recourse or representations.

         2. Assignor hereby certifies that, to its best knowledge, it is the sole owner of the Membership Interest, that the Membership Interest has not been pledged, and that there are no liens or encumbrances attached to such Membership Interest.

         3. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their administrators, successors-in-interest and assigns.

         4. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

              IN WITNESS WHEREOF, each of the undersigned has executed this Assignment as of the date first above written.


                                            __________________________
                                            Harry Macklowe

                                            GREEN 1412 BROADWAY LLC

                                            By: SL Green Operating Partnership,
                                                L.P., its manager

                                                By: SL Green Realty Corp., its
                                                    general partner

                                                     By:________________________
                                                        Name:
                                                        Title:

                                   Exhibit M
                                   ---------

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                  See Attached

                              AMENDED AND RESTATED

                              OPERATING AGREEMENT

                                       OF

                                    AZIW LLC

                               TABLE OF CONTENTS

                                   ARTICLE 1
                                  DEFINITIONS

1.1      Definitions ...................................................1

                                   ARTICLE 2
              MEMBERS, TERM, NAME, PURPOSE AND PLACE OF BUSINESS

2.1 Continuation of the Company ........................................4
2.2 Name ...............................................................5
2.3 Purposes and Powers ................................................5
2.4 Articles of Organization; Foreign Qualification ....................5
2.5 No State Law Partnership; Liability to Third Parties ...............5
2.6 Place of Business ..................................................5
2.7 Term ...............................................................6

                                    ARTICLE 3
                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

3.1 Interests of Members ...............................................6
3.2 Capital Contributions ..............................................6
3.3 Capital Accounts ...................................................6
3.4 Managing Member's Liability for Capital ............................8

                                   ARTICLE 4
                                   MANAGEMENT

4.1    Management Powers of the Managing Member ........................8
4.2    Board of Directors ..............................................8
4.3    Action by Directors .............................................8
4.4    Officers ........................................................10
4.5    The Members Have No Management Powers ...........................10
4.6    Compensation of the Managing Member; Reimbursement for Expenses .10
4.7    Indemnification .................................................11
4.8    Exculpation; Duties .............................................11
4.9    Reserves ........................................................12
4.10   Certain Tax Matters .............................................12
4.11   Meetings ........................................................13

                                   ARTICLE 5
                               CASH DISTRIBUTIONS

5.1   Net Cash Flow ....................................................13
5.2   Allocation of Net Cash Flow ......................................13
5.3   Limitation on Distributions ......................................13

                                   ARTICLE 6
                    ALLOCATION OF TAXES; SPECIAL ALLOCATIONS

6.1   Definition of Net Profits and Net Losses .........................14
6.2   Allocation of Net Profits ........................................14
6.3   Allocation of Net Losses .........................................14
6.4   Special Allocations ..............................................15
6.5   Negative Capital Accounts ........................................16
6.6   Section 704(c) Allocations .......................................16

                                   ARTICLE 7
                      BOOKS, RECORDS, REPORTS AND ACCOUNTS

7.1   Books and Records ................................................17
7.2   Retention of Books and Records ...................................17
7.3   Members' Rights Regarding Books, Records, and Tax Information ....18
7.4   Reports ..........................................................18
7.5   Bank Accounts ....................................................18
7.6   Goodwill .........................................................18
7.7   Election under Section 754 of the Code ...........................18

                                    ARTICLE 8
                    WITHDRAWAL; TRANSFER OF COMPANY INTERESTS

8.1    Restriction on the Transfer of Membership Interests .............19
8.2    Withdrawal; Death or Incapacity; Further Conditions .............20

                                   ARTICLE 9
            DISSOLUTION LIQUIDATION AND TERMINATION OF THE COMPANY

9.1    Dissolution .....................................................21
9.2    Liquidation and Termination .....................................21
9.3    Payment of Debts ................................................22
9.4    Remaining Distribution ..........................................22
9.5    Reserves ........................................................22
9.6    Final Accounting ................................................22

                                   ARTICLE 10
                                POWER OF ATTORNEY

10.1  Power ............................................................22
10.2  Survival of Power ................................................23


                                  ARTICLE 11
                             SEPARATE LEGAL ENTITY

11.3  Separate Legal Entity.............................................23

                                   ARTICLE 12
                           FURTHER DOCUMENTS; CONSENT

12.1  Execution by Members .............................................25
12.2  Method of Givine Consent .........................................25

                                   ARTICLE 13
                                 MISCELLANEOUS

13.1  Authority to Amend ...............................................25
13.2  Choice of Law ....................................................25
13.3  Choice of Forum ..................................................26
13.4  Notices ..........................................................26
13.5  Entire Agreement .................................................26
13.6  Severability .....................................................26
13.7  Binding Agreement ................................................26
13.8  Waiver of Action for Partition ...................................26
13.9  Terminology ......................................................26
13.10 Captions .........................................................26
13.11 Counterparts .....................................................27

EXHIBIT A

                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                  OF AZIW LLC

          AGREEMENT made as of this ____ day of August, 1998, by and between [Macklowe Entity], a [New York] [limited liability company] having an address at [______________________] ("[_____]"); and Green 1412 Broadway LLC, a New York
limited liability company having an address at 70 West 36th Street, New York, New York 10018 ("Broadway")([Macklowe Entity] and Broadway are hereinafter referred to individually as a "Member" or collectively as the "Members").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the [Macklowe Entity] formed a New York limited liability company as the sole Member on __________ 1998 named AZIW LLC (hereinafter, the "Company") for the purpose of acquiring that certain real property described on Exhibit A attached hereto and more commonly known as 1412 Broadway, New York, New York (the "Property");

         WHEREAS, the [Macklowe entity] desires to admit Broadway as an additional Member of the Company; and

         WHEREAS, the [Macklowe entity] and Broadway desire to amend and restate the original Operating Agreement of the Company and that this Agreement be, and hereby is, the sole governing document of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree to the following intending to be legally bound thereby:

                                   ARTICLE I
                                   ---------

                                   DEFINITIONS

         1.1 Definitions. Whenever used in this Agreement the following terms shall have the meanings respectively assigned to them in this Article I unless otherwise expressly provided herein or unless the context otherwise requires:

         Affiliate: "Affiliate" shall mean, with respect to another person, (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities or interests of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (d) any officer, director or partner of such other Person; (e) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity; and (f) any close relative or spouse of the specified Person.

         Agreement: "Agreement" shall mean this Amended and Restated Operating Agreement of the Company as the same may be amended or restated from time to time in accordance with its terms.

         Bankrupt Member: "Bankrupt Member" shall mean any member (a) that (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against such Member an order for relief, in any bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation has been commenced and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and ninety
(90) days have expired without the appointment having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

         Assignee: "Assignee" shall mean a Person who has acquired a share of the Company's profits and losses and such rights to receive distributions from the Company as are assigned to that Person, but who is not a Substitute Member.

         Capital Account: "Capital Account" shall mean, as to the Member, the account established and maintained for such Member pursuant to Article 3 hereof.

         Capital Contribution: "Capital Contribution" shall mean the amount in cash contributed and the fair market value of other property contributed by each Member (or its predecessors in interest) to the capital of the Company for such Member's Membership Interest.

         Certificates: "Certificates" shall mean any issue of securities issued in respect of a pool of mortgage loans that includes the First Mortgage.

         Code: "Code" shall mean the Internal Revenue Code of 1986, as amended.

         Company: "Company" shall mean AZIW LLC, a New York limited liability company.

         Control: "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise).

         Independent Representative: "Independent Representative" shall mean a director of the Company who is not at the time of appointment, has not been at any time during the preceding five (5) years and shall not be at any time while serving as Independent Representative any of the following: (a) a stockholder, director (other than in his or her capacity as the Independent Representative), officer, employee, partner, member, or partner of any member of the Company, the Company, or any Affiliate of any such member or the Company; (b) a stockholder, director, officer, employee, partner, or member of any customer of, supplier or service provider (including professionals) to, or other Person who derives more than 10% of its purchases, revenues, compensation, or other financial remuneration from its activities with, any member of the Company, the Company, or any Affiliate of any such member of the Company or who otherwise is financially dependent upon an officer, director, or employee of the Company, the Company, a family member (by blood or marriage) of any such officer, director, or employee, or a business entity owned or controlled by any of the foregoing;
(c) a Person or other entity controlling or under common control with any such stockholder, director, officer, employee, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any individual described in (a), (b), or (c) above. Notwithstanding the foregoing, an Independent Representative may serve in similar capacities for other "special purpose" entities formed by the Company or any affiliate thereof. The initial Independent Representative of the Company shall be Delia Taliento.

         IRS: "IRS" shall mean the Internal Revenue Service.

         Loan: "Loan" shall mean that certain first mortgage loan made by [Nomura] (together with its successors and assigns, "Lender") in favor of AZIW LLC and secured by the premises commonly known as 1412 Broadway, New York, New York (the "Property").

         Loan Documents: "Loan Documents" shall have the meaning ascribed to it in that certain Agreement of Assignment of Assumption of Loan dated as of 1998, among Lender, AZIW LLC and others.

         Managing Member: "Managing Member" shall mean the (Macklowe entity] and any successor Managing Member appointed pursuant to this Agreement, each in its capacity as a managing member of the Company.

         Membershinp Interest: "Membership Interest" shall mean the limited liability company interest of the Member in the Company, including, without limitation, rights in the capital of the Company, rights to receive distributions (liquidating or otherwise) and allocations of profits and losses.

         Non-Consolidation Opinion: "Non-Consolidation Opinion" shall mean an opinion of counsel to the Company (reasonably satisfactory to the Lender and each Rating Agency in form and substance, from counsel reasonably satisfactory to the Lender and each Rating Agency and containing assumptions, limitations and qualifications customary for opinions of such type) to the effect that a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code would not consolidate the assets and liabilities of the Company with those of any member or Affiliate thereof which became a debtor under the United States Bankruptcy Code and would not consolidate the assets and liabilities of the Managing Member with those of any equity owner thereof which became a debtor under the United States Bankruptcy Code, and if applicable to the Company, that any such Transfer would not be a fraudulent conveyance under the United States Bankruptcy Code.

         Person: "Person" shall mean a natural person, estate, partnership (whether general or limited and whether domestic or foreign), joint venture, limited liability company, foreign limited liability company, association, corporation, real estate investment trust, business trust or other trust, custodian, nominee or any other individual or entity in its own or any representative capacity.

         Rating Agency: "Rating Agency" shall mean any nationally recognized rating agency that has been requested by the Lender or any transferee of the Lender to rate any Certificates and which is then rating, or expected to rate, such Certificates.

         Single Purpose Entity: "Single Purpose Entity" shall mean an entity, other than an individual, that is formed or organized solely for the purpose of holding, directly or indirectly through one or more other Single Purpose Entities, an interest in the Company, does not engage in any business unrelated to the ownership of such interest, does not have any assets other than those related to the ownership of such interest, has its own separate books and records and its own accounts, holds itself out as being an entity separate and apart from any other entity, and whose organizational documents contain provisions substantively similar to those contained as of the date hereof in the Articles of Organization of the Company relating to its purpose, separateness, and the requirement for direct or, if such entity is not a corporation, indirect, con-sent of an Independent Representative to the same types of transactions specified herein.

         Substitute Member: "Substitute Member" shall mean any Person to whom the Membership Interest in the Company has been transferred and who was not the Member immediately prior to such transfer and who has been admitted to the Company as the Member pursuant to and in accordance with the provisions of
Article 8 of this Agreement.

         Transfer: "Transfer" shall mean a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or any act thereof.

                                   ARTICLE 2

               MEMBERS, TERM, NAME, PURPOSE AND PLACE OF BUSINESS

         2.1 Continuation of the Company. The parties hereto agree to continue AZIW LLC under the New York Limited Liability Company Law ss.ss. 101 Ct. Sec. (the "Law"), as such Law may from time to time be amended; provided, however, that in the event of any inconsistency between any provision of the Law and the provisions of this Agreement, the provisions of this Agreement shall govern.

         2.2 Name. The name of the Company is AZIW LLC. The business of the Company shall be conducted solely under such name and title to all assets of the Company shall be held in such name.

         2.3 Purposes and Powers. The Company has been formed for the purpose of owning, holding, selling, leasing, transferring, exchanging, operating and managing the Property and engaging in any and all activities permitted under the Law which are incidental thereto. Until the Loan is paid and satisfied in full, the purposes of the Company shall not be amended, modified or supplemented in any respect. The Company shall not engage in any activities other than as permitted by this section.

         2.4 Articles of Organization; Foreign Qualification. The Articles of Organization of the Company were filed for record in the office of the Secretary of State of the State of New York on _________, 1998, in accordance with the Law. Prior to the Company's conducting business in any jurisdiction other than the State of New York, the Managing Member of the Company shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managing Member, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Managing Member of the Company, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the qualification of the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business. The Managing Member is hereby designated as an authorized person, with the meaning of the Law, to execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Law to be filed in the office of the Secretary of State of the State of New York. The Managing Member shall execute and file all documents required by the Law to be filed in connection with the continuation of the Company and to preserve and maintain the limited liability of its Members.

         2.5 No State Law Partnership; Liability to Third Parties. The Members intend that the Company be a partnership solely for federal and state income tax purposes. It is the Members intention that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, that no Member be a partner or joint venturer of any other Member and that this Agreement not be construed to suggest otherwise. Except as otherwise specifically provided in the Law, no Member shall be liable for the debts, obligations or liabilities of the Company or any other Member, including under a judgment, decree or order of a court.

         2.6 Place of Business. The principal place of business of the Company shall be _____ or at such other location as may be selected by the Managing Member from time to time. The Managing Member shall give notice to the Members of any change in the location of the principal place of business of the Company.

         2.7 Term. The term of the Company shall continue in perpetuity, unless the Company is earlier dissolved pursuant to law or the provisions of this Agreement.

                                   ARTICLE 3

                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

         3.1 Interests of Members. Subject to Articles 7 and 8 hereof, the respective interests of the Members ("Percentage Interests") in the Company shall be as follows:

                         [Macklowe Entity]          51%

                         Broadway                   49%
                                                    ---
                              Total                100%
                                                   ====

         3.2 Capital Contributions.

              3.2.1 Upon execution hereof, each Member contributed to the capital of the Company the cash and/or value of property set forth on Exhibit A annexed hereto.

              3.2.2 No Member may withdraw any capital from the Company without the consent of all the other Members.

              3.2.3 Except as otherwise provided herein, no Member shall have the right to demand or receive property, other than cash, in return for a capital contribution or have priority over another Member, either as to the return of capital contributions or as to profits, losses or distributions, or as to compensation by way of income.

              3.2.4 No Member shall be entitled to interest of any kind on its capital contribution.

              3.2.5 No Member shall be required to contribute any additional cash or property to the capital of the Company.

         3.3 Capital Accounts. A capital account ("Capital Account") shall be maintained for each Member on the books of the Company in accordance with the provisions of Treasury Regulation section 1.704-1(b)(2)(iv) as such regulation is in effect on the date hereof.

              3.3.1 Subject to the last sentence of section 2.3.3 below, the Capital Account of each Member shall be credited with (i) an amount equal to such Member's cash capital contributions and the fair market value of property contributed to the Company (net of liabilities secured by such property), and
(ii) such Member's share of the Company's Net Profit and any item of gain specially allocated to such Member in accordance with Article 5 hereof, but for this purpose including income and gain exempt from tax;

              3.3.2 Subject to the last sentence of Section 2.3.3, below, the Capital Account of each Member shall be debited by (i) the amount of cash distributions to such Member and the fair market value of property distributed to the Member (net of liabilities secured by such property), and (ii) such Member's share of the Company's Net Loss and any item of loss or expense specially allocated to such Member pursuant to Article 5 hereof, and of expenditures which are permitted to be neither capitalized nor deducted for tax purposes (including for this purpose losses or expenses which may not be deducted for tax purposes pursuant to either Section 267(a)(1), Section 709 or
Section 707(b) of the Internal Revenue Code of 1986, as amended (the "Code")).

              3.3.3 Upon the transfer of an interest in the Company, the Capital Account of the transferor Member (as adjusted, if at all, as required by this
Section 2.3.3) that is attributable to the transferred interest will be carried over to the transferee Member. The Capital Account will not be adjusted to reflect any adjustment under Section 743 of the Code. Upon (1) the liquidation of the Company, (2) the liquidation of a Member's interest in the Company, (3) the distribution of money or property to a Member, or (4) the contribution of money or property to the Company by a new or existing Member as consideration for an interest in the Company, adjustments shall be made to the Members' Capital Accounts in the following manner. Any property of the Company which is not sold in connection with such event shall be valued at their then fair market value. Such fair market value shall be used to determine both the amount of gain or loss which would have been recognized by the Company if the property had been sold for such fair market value (subject to any debt secured by the property) at such time, and the amount of Net Cash Flow which would have been distributable by the Company pursuant to Article 4 if the property had been sold at such time for said fair market value (less the amount of any debt secured by the property). The Capital Accounts of the Members shall be adjusted to reflect the allocation of such hypothetical gain or loss (in accordance with Article 5). The Capital Accounts of the Members (or of a transferee of a Member) shall thereafter be adjusted to reflect the Member's share of "book items" rather than tax items in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(g) and 1.704(b)(4)(i) and subsequent allocations of income, gain, loss and deductions shall be made as necessary so as to take account of the variation between the adjusted tax basis and the fair market value of such property in accordance with Section 704 of the Code.

              3.3.4 For purposes of Section 2.3.3, (A) the term "liquidation of the Company" shall mean (1) a termination of the Company effected in accordance with Article 8, but only if the Company ceases to be a going concern and is continued in existence solely to wind-up its affairs, or (2) a termination of the Company pursuant to Section 708(b)(1) of the Code, and (B) the term "liquidation of a Member's interest in the Company" shall mean the termination of the Member's entire interest in the Company effected by a distribution, or a series of distributions, by the Company to the Member.

              3.3.5 The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations promulgated under Section 704 of the Code (the "Regulations"), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Managing Member may make such modification after notifying all other Members in writing of the intent to so modify the Capital Accounts and provided further that no Member objects in writing to such modification within ten (10) days of such notice.

         3.4 Managing Member's Liability for Capital. The Managing Member shall have no personal liability for the return of any Capital Contributions to the Members or to compensate a negative balance in the Capital Account of any Member existing at any time.

                                   ARTICLE 4

                                   MANAGEMENT

         4.1 Management Powers of the Managing Member. Except as otherwise expressly provided in this Agreement, the management, operation and control of the Company and its day-to-day business and affairs shall vest solely in the Managing Member. The Managing Member of the Company shall be the [Macklowe Entity]. The officers of the Company shall conduct the Company's business and affairs pursuant to, and in accordance with, the annual goals established by the Managing Member. The Managing Member may delegate to such other officers as it may appoint from time to time the authority to conduct the day-to-day operations of the Company's business.

         4.2 Board of Directors. The Company shall have a Board of Managers which shall be designated as the Company's "Board of Directors" and each member of the Board of Directors shall be designated as a "Director." The Board of Directors shall have the authority set forth in this Agreement. The Directors are not "managers" within the meaning of the Law. The initial members of the Board of Directors shall be Steven L. Green and the Independent Representative. Members of the Board of Directors may be appointed and removed from time to time by the Managing Member, in its sole discretion, provided, however, that as long as the Loan is outstanding, the Company shall have at lease one Independent Representative. The Board of Directors shall hold meetings, at such times and places to be agreed upon by a majority of the Board of Directors.

         4.3 Action by Directors.

              4.3.1 Except as set forth in Section 7.3.2, any action required by this Agreement to be taken by the Directors shall require the agreement of not less than a majority of the Directors.

              4.3.2 Until the Loan is paid and satisfied in full, the Company may take the following actions only with unanimous approvals of all members of the Board of Directors, including, without limitation, the Independent
Representative:

                           (i) make an assignment for the benefit of creditors;

                           (ii) file a voluntary petition in bankruptcy;

                           (iii) file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                           (iv) file an answer or other  pleading  admitting  or
                  failing to contest the material allegations of a petition filed against the Company in any proceeding of the type described in subclauses (i) through (iii) of this Section 4.3.2;

                           (v) seek, consent to, or acquiesce in the appointment
                  of a trustee, receiver or liquidator of the Company or of all or any substantial part of the Company's properties;

                           (vi) amend this Agreement;

                           (vii)   voluntarily   dissolve   and  wind   up,   or
                  consolidate or merge the Company or sell all or substantially all of the assets of the Company;

                           (viii) engage in any business  activity not set forth
                  in Section 2.3 of this Agreement; and

                           (ix) take any action  that would  permit the  Company
                  to: (a) make an assignment for the benefit of creditors; (b) file a voluntary petition in bankruptcy; (c) file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation; (d) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding of the type described in subc1auses (a) through (c) of this clause (ix); (e) seek, consent to, or acquiesce in the appointment of a trustee, receiver or liquidator of the Company or of all or any substantial part of the Company's properties; (f) amend the Amended and Restated Operating Agreement of the Company, or (g) dissolve, liquidate, consolidate or merge the Company or sell all or substantially all of the assets of the Company.

         No member of the Board of Directors shall be guilty of breaching any fiduciary duty to any Member by refusing to consent to any of the above listed actions.

              4.3.3 Notwithstanding anything in this Agreement, the Company may not take any of the actions set forth in subsections (vi) and (vii) of Section
7.3.2 until the Loan is paid and satisfied in full.

         4.4 Officers.

              4.4.1 The Company shall have an officer designated as the Company's President who shall be appointed from time to time by the Managing Member. The President shall be the chief operating officer of the Company. The President of the Company is hereby delegated the power, authority and responsibility of the day-to-day management, administrative, financial and implementive acts of the Company's business. The President of the Company shall have the right and power to bind the Company and to make the final determination on questions relative to the usual and customary daily business decisions, affairs and acts of the Company. Other primary management functions of the Company shall be assigned by the Managing Member.

              4.4.2 The Company shall also have officers designated as vice presidents who shall be appointed from time to time by the Managing Member. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Managing Member or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the Managing Member) shall perform all the duties of the president and, when so acting, shall have all the powers of the president.

              4.4.3 The Managing Member may appoint such other offices as it may deem advisable from time to time. Each officer of the Company shall hold office at the pleasure of the Managing Member, and the Managing Member may remove any officer at any time, with or without cause. If appointed by the Managing Member, the officers shall have the duties assigned to them by the Managing Member.

         4.5 The Members Have No Manazement Powers. The Members (other than the Managing Member) shall have no voice or participation in the management of the Company business, and no power to bind the Company or to act on behalf of the Company in any manner whatsoever, except as specifically authorized by this Agreement.

         4.6 Compensation of the Managing Member; Reimbursement for Expenses.

              4.6.1 The Managing Member shall receive no compensation for acting as Managing Member of the Company.

              4.6.2 All costs and expenses actually incurred in connection with the organization of the Company and the ongoing operation or management of the business of the Company shall be borne by the Company.

              4.6.3 The Company shall reimburse the Managing Member for all actual and reasonable out-of-pocket costs and expenses incurred by the Managing Member in connection with the organization and business of the Company.

         4.7 Indemnification.

              4.7.1 General. Except as otherwise provided in this Section 7.4, the Company shall indemnify any Director or officer and may indemnify any employee or agent of the Company who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of the Company, where such person is a party because such person is or was a Director, officer, employee, or agent of the Company. Except as otherwise provided in this Section 7.4, the Company shall indemnify its Directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a Director in connection with an action, suit or proceeding relating to acts or omissions of that Director regarding the items set forth in Section 7.2.2 of this Agreement.

              4.7.2 Permissive Indemnification. Except as otherwise provided in this Section 7.4, the Company shall indemnify such Director, officer, employee or agent against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding. To the fullest extent permitted by law, the Company shall indemnify such Director, officer, employee, or agent if the person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action or proceeding, the person must have had no reasonable cause to believe such person's misconduct was unlawful. Unless ordered by a court, any indemnification permitted under this Section 7.4.2 shall be made by the Company only as the Company authorizes in the specific case after (i) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (ii) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the Members who are not parties or threatened to be made parties to the action, suit or proceeding. However, no indemnification shall be provided to any Director, officer, employee, or agent of the Company for or in connection with (i) the receipt of a financial benefit to which the person is not entitled; (ii) voting for assenting to a distribution to Members in violation of this Agreement or the Law; or (iii) a knowing violation of law.

              4.7.3 Mandatory Indemnification. To the extent that a Director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of an action, suit, or proceeding described in Section
7.4.1 or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

         4.8 Exculpation; Duties.

              4.8.1 No Member, Director or officer of the Company shall be liable to the Company or any other Person who has an interest in the Company for any loss, damage or claim... (REMAINDER OF TEXT MISSING)

                              *** PAGE MISSING ***

         4.11 Meetings. Meetings of the Members shall not be held unless the Managing Member, in its sole discretion, decides to call a meeting of the Members for any purpose.

                                   ARTICLE 5

                               CASH DISTRIBUTIONS

         5.1 Net Cash Flow. Subject to the provisions of Sections 4.3 and 8.3, the Managing Member shall distribute or cause to be distributed to the Members, not less often than annually, in accordance with Section 4.2, the excess, if any "Net Cash Flow"), of:

              5.1.1 The aggregate amount of all income and receipts of all kinds received by the Company from all sources, including (a) rentals, (b) interest,
(c) a sale, exchange or other disposition, or financing or refinancing, of all or any portion of Company property or any interest therein, and (d) a recovery for the destruction or other casualty loss of any portion of Company property, all as determined on a cash basis, over

              5.1.2 All cash disbursements of the Company including (a) payment of interest and principal on any loans when and if due; (b) legal and accounting fees incurred in connection with the Company business; (c) taxes; (d) all costs or expenses paid in connection with any sale or refinancing, including, without limitation, brokerage commissions, commitment fees, standby fees, mortgage taxes or charges, title insurance premiums, counsel fees, collection costs, recording charges and appraisal fees; (e) amounts used or to be used in connection with repairs, alterations, additions, improvements or replacements, made or to be made, including, without limitation, any repair, improvement, replacement or addition required to be made as a result of any casualty or as a condition of sale, condemnation or refinancing; and (f) amounts reserved in accordance with
Section 3.6. If the Managing Member shall determine that any reserve described above is no longer necessary, funds so reserved shall be distributed to the Members in the same proportion which would have been determined if such funds had been distributed pursuant to Section 4.2 at the time of placement in the reserve.

         5.2 Allocation of Net Cash Flow. Net Cash Flow distributable in accordance with Section 4.1 shall be distributed to the Members in proportion to their Percentage Interests.

         5.3 Limitation on Distributions. Notwithstanding Section 4.2, Net Cash Flow from a transaction which is a part of the liquidation of the Company in accordance with Section 8.2, together with other funds remaining to be distributed at such time, shall be distributed to the Members in accordance with
Section 4.2 no later than the later of (a) the end of the taxable year of the Company in which such liquidation occurs or (b) within 90 days after the date of such liquidation event, after payment of all Company liabilities and expenses (or adequate provision therefor), except that in no event shall the distribution to a Member exceed the positive balance in such Member's Capital Account after giving effect to all allocations to such Member under Article 5 of Net Profits and Net Losses, so that liquidation proceeds shall be distributed in accordance with each Member's positive Capital Account balance (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(b) as in effect on the date hereof).

                                   ARTICLE 6

                    ALLOCATION OF TAXES; SPECIAL ALLOCATIONS

         6.1 Definitign of Net Profits and Net Losses. "Net Profits" or "Net Losses", as the case may be, shall mean, for any fiscal year of the Company, the net profit or net loss of the Company determined for Federal income tax purposes, but including as an item of income or gain any such item which is earned by the Company during such year and is exempt from Federal income tax, and deducting the amount of any expenditures incurred by the Company during such fiscal year that are described in Section 705(a)(2)(B) of the Code or the corresponding provisions of any subsequent law and excluding any items that are specially allocated under Section 5.4 hereof.

         6.2 Allocation of Net Profits. Subject to Section 5.4, for each fiscal year of the Company, Net Profits shall be allocated to the Members as follows:

              6.2.1 First, to those Members having negative Capital Account balances, in the proportion of such negative balances until such balances are eliminated.

              6.2.2 Next, to the Members in the proportions necessary to render positive Capital Account balances in the same proportion as the Percentage Interests.

              6.2.3 Lastly, to the Members in proportion to their Percentage Interests.

         6.3 Allocation of Net Losses. Subject to Section 5.4, for each fiscal year of the Company, Net Loss shall be allocated to the Members as follows:

              6.3.1 First,  to those Members  having  positive  Capital  Account balances, in the proportions necessary to render their respective Capital Account balances in the same proportion as their respective Percentage Interests.

              6.3.2 Next, to those Members having positive Capital Account balances, in the proportion of such balances until such balances are eliminated.

              6.3.3 Next, to the Members in the proportions necessary to render negative Capital Accounts in the same proportion as the Percentage Interests.

              6.3.4 Lastly, to the Members in accordance with their Percentage Interests.

              6.3.5 Notwithstanding the foregoing, if the allocation of Net Loss to a Member would create or increase a Qualified Income Offset Amount (as hereinafter defined in Section 5.4.4), there shall be allocated to such Member only that amount of Net Loss as will not create or increase a Qualified Income Offset Amount. In the event some but not all of the Members would have a Qualified Income Offset Amount as a consequence of an allocation of Net Loss, the limitation set forth in this Section 5.3.5 shall be applied on a Member-by-Member basis so as to allocate the maximurn permissible Net Loss to each Member under Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

         6.4 Special Allocations.

              6.4.1 If at anytime other than the end of a fiscal year of the Company a Member shall withdraw from or be admitted to the Company, or shall transfer all or a part of its interest in the Company, or a shift in the Percentage Interest of the Members shall occur as the result of any other occurrence, the allocable share of the various items of Company income, gain, loss, deduction and credit shall be allocated, to the extent permitted by the Code, among the Members in the same ratio as the number of days in the year respectively before and after the transfer or shift is recognized by the Company bears to the actual number of days in the entire fiscal year.

              6.4.2 Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain (determined in accordance with Treasury Regulation Section 1.704-2(d) as if the Company were a partnership) during any fiscal year of the Company, then there shall be specially allocated to each Member items of Company income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain (determined in accordance with Treasury Regulation Section 1.704-2(g) as if the Company were a partnership). The items to be so allocated shall be determined in accordance with Treasury Regulation Section l.704-2(f)(6) and 1.704-2(j)(2)(i) and (iii). This Section 5.4.2 is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

              6.4.3 Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Member Minimum Gain during any fiscal year, then each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent fiscal years) in an amount equal to that Member's share, if any (determined in accordance with Treasury Regulation Section 1.704-2(i)(4)), of the net decrease in Member Minimum Gain. The items to be so allocated shall be determined in accordance with the provisions of Treasury Regulation Section 1.704-2(i)(4) and 1.704-26)(2)(i). As used herein, the term "Member Minimum Gain!" shall have the same meaning ascribed to partner non-recourse debt minimum gain, determined in accordance with Treasury Regulation Sections 1.704-2(i)(2) and 1.704-2(i)(3). This Section
5.4.3 is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

              6.4.4 If during any fiscal year of the Company any Member receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and, as a result of such adjustment, allocation or distribution, such Member has a Qualified Income Offset Amount (as hereinafter defined), then a pro rata portion of each item of Company income and gain (including gross income) for such fiscal year or other period (and, if necessary, for subsequent fiscal years) shall (prior to any Net Profits allocation pursuant to Section 5.1 hereof) be allocated to such Member in an amount and manner sufficient to eliminate such Qualified Income Offset Amount as quickly as possible; provided, however, that any allocation of income or gain under this sentence shall be required only if and to the extent that such Member would have a Qualified Income Offset Amount after all other allocations provided for in this Agreement have been tentatively made as if this
Section 5.4.4 were not contained herein. As used herein, the term "Qualified Income Offset Amount" for a Member means the excess, if any of (x) the negative balance a Member has in its Capital Account taking into account the adjustments, allocations or distributions described in the preceding sentence, over (y) the maximum amount that it is obligated (or is deemed to be obligated) to restore to the Company as determined in accordance with Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5). This Section 5.4.4 is
intended to satisfy the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

              6.4.5 Notwithstanding any other provision of this Agreement to the contrary, Company losses, deductions, and Code Section 705(a)(2)(B) expenditures that are attributable to a particular Member Non-recourse Liability (as determined in accordance with Treasury Regulation Section 1.704-2(i)(2)) shall be specially allocated to the Member(s) who bear(s) the economic risk of loss for such liability. As used herein, the term "Member Non-recourse Liability" shall have the same meaning ascribed to "partner non-recourse liability" set forth in Treasury Regulation Section 1.704-2(b)(4). This Section 5.4.5 is intended to comply with the allocation provision of Treasury Regulation Section 1.704-2(i)(1) and shall be interpreted consistently therewith.

              6.4.6 Non-recourse  deductions (as defined in Treasury  Regulation
Section 1.704-2(b)) for any fiscal year shall be allocated in proportion to the Members' Percentage Interests.

              6.4.7 The allocation set forth in Sections  5.4.2,  5.4.3,  5.4.4,
5.4.5 and 5.4.6 of this Agreement (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations including Sections 1.704-1(b) and 1.704-2 thereof The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Managing Member shall cause the Company to allocate future Net Profits, Net Loss, and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions will be divided among the Members pursuant to this Agreement to the extent permitted under the Treasury Regulations.

         6.5 Negative Capital Accounts. No Member shall be required to pay to the Company or to any Member any deficit in such Member's Capital Account, upon dissolution or otherwise.

         6.6 Section 704(c) Allocations. For Federal income tax purposes, all items of income gain, loss, deduction or credit shall be allocated to the Members as provided herein; provided, however, that if the Book Value (as hereinafter defined) of any asset differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit, for tax purposes, shall be allocated among the Members in a manner determined by the Managing Member that takes account of the variation between the adjusted basis of the property for tax purposes and its Book Value in any manner permitted under Section 704(c) of the Code and the regulations promulgated thereunder. For purposes of this Agreement, "Book Value" of an asset shall mean the value of an asset on the books and records of the Company, except that the initial Book Value of an asset contributed to the Company shall be the amount credited to the Capital Account of the contributing Member with respect to such contribution.

                                   ARTICLE 7

                      BOOKS, RECORDS, REPORTS AND ACCOUNTS

         7.1 Books and Records. At all times during the continuance of the Company, the Managing Member shall keep or cause to be kept full and true books of account, in which shall be entered fully and accurately each transaction of the Company. The Company shall keep its books and records on the same method of accounting employed for tax purposes. The fiscal year of the Company shall be the calendar year. The Managing Member shall also cause to be prepared and filed all Federal, state and local tax returns required of the Company.

         7.2 Retention of Books and Records.

              7.2.1 The Company shall continuously maintain at its principal place of business set forth in Section 1.5:

                   (A) A current list of the full name and last known business or residence address of each Member together with the contribution and the share in profits and losses of each Member;

                   (B) A copy of the Articles of Organization of the Company and all certificates of amendments thereto, together with executed copies of any powers of attorney pursuant to which any such certificate has been executed;

                   (C) Copies of the Company's Federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                   (D)  Copies of this  Agreement  and all  amendments  thereto;
years;

                   (E) Financial statements of the Company for the six most recent fiscal years;

                   (F) The Company's books and records for at least the current and past three fiscal years;

                   (G) Such additional books and records as are necessary for the operation of the Company.

              7.2.2 Any records maintained by the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable period of time.

         7.3 Members' Rights Regarding Books, Records, and Tax Information.

              7.3.1 Each Member has the right upon reasonable request:

                   (A) To inspect and copy during normal business hours, at the Member's expense, any of the Company's records required to be kept by the Company.

                   (B) To obtain a copy of the Company's Federal, state, and local income tax or information returns for each year.

              7.3.2 The Managing  Member shall send to each Member within ninety
(90) days after the end of each taxable year such information as is necessary for each Member to complete Federal and state income tax or information returns.

              7.3.3 The Member and the Member's representatives shall not divulge to any other person any confidential or proprietary data, information or property or any trade secrets of the Company discovered in any inspection of the Company's books and records except as required by law or by lenders.

         7.4 Reports. The Managing Member shall make available an annual report to each of the Members no later than one-hundred twenty (120) days after the close of the fiscal year. The report shall contain a balance sheet as of the end of the fiscal year, an income statement and a statement of Members' equity and of changes in financial position for the fiscal year.

         7.5 Bank Accounts. The Company shall establish and maintain accounts in financial institutions (including, without limitation, national or state banks, trust companies, or savings and loan institutions) in such amounts as the Managing Member may deem necessary from time to time. The funds of the Company shall be deposited in such accounts and shall not be commingled with the funds of the Managing Member or any affiliates thereof

         7.6 Goodwill. No value shall be placed for any purpose upon the Company's name or the right to its use, or upon the goodwill of the Company or its business. Upon termination or dissolution of the Company, neither the Company's name, nor the right to its use, nor the goodwill of the Company, shall be considered as an asset of the Company.

         7.7 Election under Section 754 of the Cod . In the event of any transaction described in Section 743(b) of the Code and permitted by the provisions of this Agreement, the Company shall, upon the timely written request of the Person succeeding to a Company interest in such transaction, make the election provided for in Section 754 of the Code.

                                   ARTICLE 8

                   WITHDRAWAL; TRANSFER OF COMPANY INTERESTS

         8.1 Restriction on the Transfer of Membership Interests.

              8.1.1 No member of the Company shall be entitled to Transfer all or any part of his, her, or its membership interest in the Company except with the prior written consent of all the other members of the Company (in the case of the Managing Member, given with the consent of the Independent Director). Except with respect to a Transfer by the Managing Member of its entire Membership Interest in the Company to SL Green Operating Partnership, L.P. pursuant to that certain Pledge and Security Agreement dated August , 1998 and notwithstanding any other provision of this Agreement to the contrary, for so long as the Loan is outstanding, (a)(i) no member of the Company may Transfer all or any part of his, her, or its membership interest in the Company such that the transferee owns or may own upon the occurrence of a specified event more than a forty-nine percent (49%) interest in the Company, and (ii) such transferee will not be admitted as a member of the Company unless, prior to any such Transfer, an acceptable Non-Consolidation Opinion is delivered to the lender under the Loan and to any Rating Agency; and (b)(i) no Managing Member may Transfer all or any part of its membership interest in the Company, and such transferee will not be admitted as a member or the Managing Member of the Company, unless such transferee is a Single Purpose Entity and, (ii) prior to any such Transfer, an acceptable Non-Consolidation Opinion is delivered to the Lender and to any Rating Agency. Subject to compliance with all applicable provisions of this Section 8.1, the Person to whom such Transfer of all or any part of a Member's Membership Interest is made shall be an Assignee of such interest but shall not be a Substitute Member unless admitted as a Substitute Member in accordance with Section 8.1.2.

              8.1.2  The  Person  to whom a  Transfer  is made as  described  in
Section 8.1.1 shall have the right to become a Substitute Member only if (i) the Member making such Transfer grants the transferee the right to be a Substitute Member (which grant (subject to the following clause (ii)) is hereby permitted) and (ii) such admission as a Substitute Member is consented to by all of the Members and all members of the Board of Directors (as hereinafter defined), which consent may not be unreasonably withheld.

              8.1.3 The Company shall not recognize for any purpose any purported Transfer of all or part of the Member's Membership Interest or any right or interest appertaining thereto unless and until the Company has received a document (i) executed by both the Member effecting the Transfer and the Person acquiring such Membership Interest or part thereof, (ii) including the notice address of any Person to be admitted to the Company as a Substitute Member and such Person's agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Membership Interest of the parties to the Transfer after the Transfer, and (iv) containing a warranty and representation that the Transfer was made in accordance with this Agreement and all applicable laws and regulations. Each Transfer and, if applicable, admission complying with the provisions of this
Section  8.1 is  effective  as of the  date of the  document  described  in this
Section 8.1.3. but only if the other requirements of this Section 8.1 have been met. As a further condition to the admission of any Substitute Member, as provided in this Article, the person so to be admitted shall execute and acknowledge such instruments, in form and substance reasonable satisfactory to the Managing Member, as the Managing Member may deem necessary or desirable to effectuate such admission and to confirm the agreement of the Person to be admitted as a Substitute Member to be bound by all of the covenants, terms and conditions of this Agreement, as the same may have been amended.

              8.1.4 Any person to be admitted as a Member pursuant to the provisions of this Agreement shall, as a condition to such admission as a Member, pay all reasonable expenses in connection with such admission as a Member, including, but not limited to, the cost of the preparation, filing and publication of any amendment to this Agreement and/or Articles of Organization of the Company which the Managing Member deems necessary or desirable in connection with such admission.

              8.1.5 Any Transfer or other disposition in contravention of any of the provisions of this Article 11 hereof shall be void and ineffective and shall not bind or be recognized by the Company.

         8.2 Withdrawal: Death or Incapacity Further Conditions.

              8.2.1 Except as otherwise provided in this Agreement, a Member does not have the right or power to withdraw from the Company as a Member.

              8.2.2 Notwithstanding anything to the contrary contained herein, the Managing Member may not resign or otherwise be removed as a member of the Company or the Managing Member until and unless a member of the Company that is a Single Purpose Entity is appointed to act as Managing Member and to hold the Managing Member's membership interest and until the delivery of an acceptable Non-Consolidation Opinion to the Lender and to any Rating Agency concerning, as applicable, the new Managing Member and its respective, equity owners.

              8.2.3 A Member shall not cease to be a Member as a result of such Member becoming a Bankrupt Member.

              8.2.4 In the  event of the  death,  dissolution,  adjudication  of incompetency, or bankruptcy of a Member, the legal representative of such Member, or the successor in interest of such Member, shall succeed only to the right of such Member to receive allocations and distributions hereunder, and may be admitted to the Company as a Member in the place and stead of the deceased, dissolved, incompetent, or bankrupt Member in accordance with this Article 11 upon the consent of all of the Members, which consent may be withheld or delayed, but shall not be deemed to be a Substitute Member unless so admitted. In addition, upon the bankruptcy of a Member, the other Members (in such proportions as they may agree among themselves) shall be entitled, upon notice to the bankrupt member given within twenty (20) business days of notice of such bankruptcy, to purchase the interest of the bankrupt Member for an amount equal to the fair market value of such interest (taking into account minority discounts, control premiums and other factors impacting the value of such interest), which fair market value shall be payable in ten equal annual installments with interest thereon at the "applicable federal rate" as determined pursuant to section 1274(d) of the Internal Revenue Code of 1986, as amended. The closing of such purchase shall take place no later than one hundred twenty (120) days following notice to the bankrupt Member as aforesaid.

              8.2.5 Notwithstanding any other provision of this Agreement, the Transfer of the Membership Interest, or any right, title or interest therein or thereto, will not be permitted if the Membership Interest sought to be Transferred of, when added to the total of all other Membership Interests Transferred of within the period of twelve (12) consecutive months ending with the proposed date of the Transfer, results in a termination of the Company under
Section 708 of the Code.

              8.2.6 In the event of a permitted Transfer of all or part of a Member's Membership Interest in the Company, the Company shall, if requested, file an election in accordance with Section 754 of the Code or a similar provision enacted in lieu thereof, to adjust the basis of the property of the Company. The Member requesting said election shall pay all costs and expenses incurred by the Company in connection therewith.

                                   ARTICLE 9

            DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

         9.1 Dissolution. The Company shall be dissolved and its affairs wound up only upon (i) the written consent of all the Members and all members of the Board of Directors, including, without limitation, the Independent Representative and (ii) the entry of a decree of judicial dissolution under ss.702 of the Law. The Company shall not be dissolved as a result of there no longer being any Members of the Company if the Company is continued in accordance with ss. 701 of the Law. Notwithstanding anything in this Agreement to the contrary, the Company shall not be dissolved as long as the Loan is outstanding.

         9.2 Liquidation and Termination. Upon dissolution of the Company, the Managing Member shall appoint one or more Persons, which appointee or appointees may include themselves, to act as a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Law. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managing Member. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the liquidator to minimize any losses resulting from liquidation. The liquidator, as promptly as possible after dissolution and again after final liquidation, shall cause a proper accounting to be made by a nationally recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable, and shall apply the proceeds of liquidation as set forth in the remaining sections of this Article 9.

         9.3 Payment of Debts. The assets shall first be applied to the satisfaction of the liabilities of the Company (including any loans or advances that may have been made by Members to the Company and the expenses of liquidation).

         9.4 Remaining Distribution. The remaining assets shall then be distributed to the Members in accordance with the Members' positive capital account balances, after making the adjustments for allocations under Article VI and Exhibit B hereof.

         9.5 Reserves. Notwithstanding anything to the contrary in Section 9.4, the liquidator may retain such amount as it deems necessary as a reserve for any contingent, conditional or unmatured liabilities or obligations of the Company, which reserve, after the passage of a reasonable period of time as determined by the liquidator, shall be distributed in accordance with this Article 9.

              9.6 Final Accounting. Each of the Members shall be furnished with a statement prepared by the Company's certified public accountants, which shall set forth the assets and liabilities of the Company as of the date of the complete liquidation. Upon compliance by the liquidator with the foregoing distribution plan, the liquidator shall execute and cause to be filed a Certificate of Cancellation and any and all other documents necessary with respect to termination and cancellation of the Company under the Law. The existence of the Company as a separate legal entity shall continue until the filing of its Certificate of Cancellation in accordance with the Law.

                                   ARTICLE 10

                               POWER OF ATTORNEY

         Section 10.1 Power. Each member irrevocably constitutes and appoints the Managing Member as his true and lawful attorney in his name, place and stead to make, execute, swear to, acknowledge, deliver and file:

              (a) Any certificates or other instruments which may be required to be filed by the Company under the laws of the State of New York or of any other state or jurisdiction in which the Managing Member shall deem it advisable;

              (b) Any documents, certificates or other instruments, including but not limited to, any and all amendments and modifications of this Agreement or of the instruments described in Section 13.1(a) which may be required or deemed desirable by the Managing Member to effectuate the provisions of any part of this Agreement, and, by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Company; and

              (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Company, to the extent such dissolution and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Members to approve certain amendments to this Agreement pursuant to Section 13.1 or be used in any other manner inconsistent with the status of the Company as a limited liabilit y company or inconsistent with the provisions of this Agreement.

         Section 10.2 Survival of Power. It is expressly intended by each Member that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, retirement or adjudication of incompetency of such Member. The foregoing power of attorney shall survive the delivery of an assignment by the Member of its entire interest in the Company, except that where an assignee of such entire interest has become a Substitute Member, then the foregoing power of attorney of the assignor Member shall survive the delivery of such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                  ARTICLE 11

                             SEPARATE LEGAL ENTITY

         11.1 Separate Legal Entity.

              11.1.1 The Company shall respect and appropriately document the separate and independent nature of its activities, as compared with those of any other Person, take all reasonable steps to continue its identity as a separate legal entity, and make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of any other Person. Without limiting the foregoing, the Company shall: (i) pay or cause to be paid its own liabilities and expenses, including the salaries of its own employees, only out of its own funds and assets; (ii) observe or cause to be observed all applicable limited liability company formalities, including, without limitation, requiring its Members and officers, if any, to duly authorize all actions of the Company to the extent required by New York law; (iii) allocate or cause to be allocated fairly and reasonably any overhead for any office space shared with an Affiliate or any other Person and services performed by any employee of any Affiliate or other Person; (iv) use separate stationery, invoices, business forms and checks bearing its own name (or a name franchised or licensed to it by an entity other than an Affiliate of the Company); (v) maintain or cause to be maintained correct and complete accounts, books, records, financial statements, accounting records, and other entity documents separate from any other Person and file its own separate tax returns, except when consolidated or combined tax returns are required or permitted by applicable law; (vi) hold its assets in its own name; (vii) conduct its business, enter into contracts and transactions and otherwise act in its own name in a manner designed to inform third parties of the identity of the entity with which they are dealing; (viii) maintain arm's length relationships with each of its Affiliates and enter into transactions with its Affiliates only on commercially reasonable terms; (ix) hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or department of any other Person; (x) correct any known misunderstanding regarding its name or separate identity; (xi) remain qualified to do business under the laws of the state of its formation; (xii) remain solvent and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (xiii) maintain separate from any other Person its books, records, resolutions and agreements as official records; (xiv) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on the financial statements of any other Person, except as required by generally accepted accounting principles; provided, however, that any such consolidated financial statements shall contain a note indicating that the separate assets and liabilities of the Company have been consolidated therein and that the Company has separate financial statements; (xv) enter into contracts and other transactions only to the extent that the Company intends to be responsible or liable for such contract or other transaction and in a manner designed to inform the other party or parties thereto of the identity of the entity that is responsible and liable therefor; (xvi) cause its financial statements to contain a note describing the transactions contemplated by the Loan Documents and to state that, except to the extent that the Company may make distributions to its owners permitted by the Loan Documents, the Company's assets are not available to pay the creditors of any Affiliate of the Company; (xvii) use solely its own name for purposes of obtaining any required governmental registrations, licenses, and permits necessary to the conduct of its business; (xviii) maintain its bank account or bank accounts in its own name, separate and apart from any bank account or cash concentration account or system of any other Person; and
(xix) cause any consolidated financial statements that include the Company's assets to state expressly that the assets of the Company are not available to pay the creditors of any other Person. Failure to comply with any of the foregoing covenants shall not affect the status of the Company as a separate legal entity.

              11.1.2 The Company shall not: (i) own any property other than incidental personal property necessary for or relating to the purpose of the Company; (ii) engage in any activity other than activity authorized by this Agreement; (iii) commingle or permit to be commingled its assets with those of any other Person; (iv) identify the Members or any of their Affiliates as a division or part of it; (v) pledge its assets for the benefit of any other Person; (vi) assume, guaranty or become obligated for the debts of or hold out its assets or credit as being available to satisfy the obligations of any other Person; (vii) acquire obligations or securities of any of its Affiliates or owners, including its partners; (viii) accept any loans from any other Person, make any loans to any other Person or buy or hold evidences of indebtedness issued by any other Person (other than cash or investment grade secunties); (ix) incur any indebtedness other than liabilities incurred in the ordinary course of business relating to the Company's purpose; (x) enter into or be a party to any transaction with its Members or Affiliates except in the ordinary course of its business when the transaction has legitimate business purposes for all parties and is on terms which are commercially reasonable and are no less favorable to it and to its Members or Affiliates, as the case may be, than would be obtained in a comparable arms-length transaction with an unrelated third party; (xi) take any action not authorized by the Managing Member pursuant to this Agreement;
(xii) have any obligation to indemnify the Members, unless such an obligation is fully subordinated to the Loan and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Loan is insufficient to pay that obligation; (xiii) transfer any assets without fair consideration and proper documentation; (xiv) transfer any assets with the intent to hinder, delay or defraud creditors; (xv) permit any Affiliate of the Company to have, or to hold itself out as having, any place of business or operations at the site of any real property owned by the Company or to have any employees at such site; (xvi) permit any Affiliate of the Company (other than solely as an officer, partner, manager, member, director or shareholder, as the case may be, thereof) to make decisions with respect to the ordinary course of the business and affairs of the Company; (xvii) hold itself out to third parties in a manner as to be confused with any Affiliate or any other Person in connection with the Company's transactions with third parties; (xviii) seek the dissolution or winding up, in whole or in part, of the Company, except pursuant to Section 7.3(b) of this Agreement; (xix) permit any contract or other transaction relating to its business to be entered into other than clearly in the name of the entity that is intended to be responsible and liable for that contract or transaction in a manner designed to inform the other parties to the transaction of the identity of the entity that is responsible and liable; (xx) incur any debt on the basis of the assets or creditworthiness of any other Person; (xxi) require, as a routine matter, the guaranty of its obligations by any other Person to enable it to operate or transact business; or (xxii) file or consent to the filing of any petition to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors, except pursuant to Section 7.3(b) of this Agreement.

                                   ARTICLE 12

                           FURTHER DOCUMENTS; CONSENT

              12.1 Execution by Members. At any time, upon the request of the Managing Member, each Member shall execute, acknowledge and swear to any certificate required by the Law, any amendment to or cancellation thereof required by law, and any certificate or affidavit of fictitious firm name, trade name or the like (and any amendments or cancellations thereof) required by law to carry out the purposes of, and which are consistent with, the purposes of this Agreement; and the Managing Member shall cause to be filed of record all such certificates and instruments as shall be required so to be filed.

              12.2 Method of Giving Consent. Any consent of the Member required by this Agreement may be given by a written consent, given by the consenting Member and received by the Person soliciting such consent. Any consent of a member of the Board of Director's required by this Agreement may be given by a written consent given by the consenting member of the Board of Directors and received by the Person soliciting such consent.

                                   ARTICLE 13

                                 MISCELLANEOUS

         13.1 Authority to Amend. This Agreement may only be amended with approval of the Managing Member and all members of the Board of Directors. Notwithstanding anything in this Agreement to the contrary, the following provisions of this Agreement may not be amended as long as the Loan is outstanding: Sections 2.3, 12.1, 7.1, 7.2, and 7.3 and this Article 13 and
Article 14.

         13.2 Choice of Law. This Agreement shall be governed any construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State, without regard to principles of conflict of laws.

         13.3 Choice of Forum. The parties agree that none shall commence any litigation against the other arising out of this Agreement or the termination thereof except in a court located in the State of New York. Each party consents to jurisdiction over it by and exclusive venue in such a court.

         13.4 Notices. Any notice or other cornmunication required or which may be given pursuant to this Agreement shall be in writing and shall be delivered personally, by overnight courier, sent by facsimile with a copy sent contemporaneously by mail, or sent by certified, registered, or express mail, postage prepaid, to the relevant address set forth for in the heading to this Agreement. Any such notice or communication shall be deemed given when so delivered personally, faxed, or if mailed or sent by overnight courier, on the earlier of the date of receipt or two days after the date of mailing or sending.

              13.5 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes and merges all prior and contemporaneous agreements and discussions between the parties. Any and all representations or agreements by any agent or representative of either party not contained in this Agreement shall be null, void and of no effect. This Agreement may not be changed in any way, except as provided in Section 10. 1 of this Agreement.

         13.6 Severability. If for any reason any provision of this Agreement, including but not limited to, any provision relating to termination of this Agreement, shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable in any jurisdiction to which it applies, the validity of the remainder of the Agreement shall not be affected and such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law, and, in its modified form, such provision shall then be enforceable and enforced.

              13.7 Binding Agreement. This Agreement shall be binding upon the parties and shall inure to the benefit of the undersigned parties and, except to the extent provided herein, to their respective heirs, executors, personal representatives, successors and lawful permitted assigns. Any reference in this instrument to any party or Member is made, such reference shall be deemed to include a reference to the successors and assigns of such party or Member.

         13.8 Waiver of Action for Partition. Each of the parties to this Agreement irrevocably waives and forfeits during the term of the Company any and all right that it may have to institute or maintain any action for partition with respect to any property of the Company.

              13.9 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa, as the context may require.

         13.10 Captions. The captions of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement nor affect it in any way.

              13.11 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such signature pages or counterparts shall, for all purposes, constitute one agreenment binding on a the parties, notwithstanding that all parties are not signatories to the same counterpart.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have executed this Agreement of the day and year first above written.

                                                    [SIGNATURES]

                                   Exhibit A
                                   ---------

             Member                                 Capital Contribution
             -----                                  --------------------

             [Macklowe Entity]                      $

             Broadway                               $


                                   Exhibit N
                                   ---------

                             Intentionally Omitted



                                  Exhibit O-1

                                      Note
                                      ----

                                  Exhibit O-1
                                  -----------

                                  DEMAND NOTE

$[51% of Green Closing Obligation]                                 August_, 1998
                                                              New York, New York

              FOR VALUE RECEIVED, the undersigned, Harry Macklowe and AZIW Inc., a New York corporation, jointly and severally, both having an address at 142 West 57th Street, New York, New York 10019 ("Maker"), PROMISES TO PAY ON DEMAND to the order of SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having an address at 70 West 36th Street, New York, New York 10018 ("Lender"), its successors and assigns, $___________, or so much thereof as may be outstanding from time to time, together with interest thereon at nine-percent (9%) per annum.

         Maker  hereby  waives  diligence,   demand,  presentment  for  payment,
protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.

              In the event that this Demand Note shall not be paid when due and payable (whether upon maturity, by acceleration or otherwise), the Maker shall further be liable for and shall pay to Lender all reasonable collection costs and expenses incurred by Lender, including reasonable attorneys' fees and disbursements.

         IN WITNESS WHEREOF, Maker has duly executed this Demand Note as of the day and year first above written.


                                                    MAKER:


                                                    ____________________________
                                                    Harry Macklowe


                                                    AZIW Inc.


                                                    By:_________________________
                                                       Name:
                                                       Title:

                                  Exhibit 0-2
                                  -----------

                         PLEDGE AND SECURITY AGREEMENT
                        ------------------------------

         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated this _ day of August, 1998, is made by AZIW INC., a New York Corporation and Harry Macklowe (collectively, "Assignor"), to and for the benefit of SL Green Operating Partnership, L.P., a Delaware limited partnership ("Assignee").

                                R E C I T A L S:

         A. Assignee has agreed, at the request of Assignor, to make a loan (the "Loan") to Assignor, which Loan will be evidenced by that certain Demand Note, of even date herewith, executed by Assignor and payable to the order of Assignee in the original principal amount of $ [51% of Green Closing Obligation] (such note, as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefore, or in modification, renewal, or extension thereof, in whole or in part, is herein called the "Note").

         B. In connection with the Note, and as a condition precedent to the making of the Loan, Assignee is requiring that Assignor execute this Agreement, pursuant to which Assignor is pledging its Membership Interest (as hereinafter defined) in AZIW LLC ("AZIW"), a New York limited liability company, as security for the Loan.

         NOW, THEREFORE, in consideration of the sum of $10.00 and for other good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

         1. Certain Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings:

              a. "Collateral" shall mean, collectively, the Membership Interest and Proceeds.


              b. "Event of Default" shall mean the occurrence of any one or more of the following: (i) Assignor's failure to pay when due any portion of the Note; (ii) default (beyond any applicable grace or notice period) in the performance by Assignor of any covenant hereunder; (iii) any inaccuracy, as of the date hereof, in any of the representations or warranties made by Assignor hereunder; or (iv) (A) application for or consent to the appointment of a receiver, trustee or liquidator of all a substantial part of their respective assets by either Assignor or AZIW, (B) a general assignment for the benefit of creditors by either Assignor or AZIW, or (C) the filing of a case by or against Assignor or AZIW under federal bankruptcy law, or any other federal or state insolvency law.

              c. "Obligations" shall mean (i) all obligations and indebtedness of Borrower under the Note, whether of principal, interest, fees, expenses or otherwise now existing or hereafter contracted or incurred, and all extensions, renewals, refinancings, refundings, increases or decreases in the amount of such obligations and indebtedness in whole or in part; (ii) all costs and expenses incurred by Assignee in the collection of any of the obligations or indebtedness described in (i) above, including without limitation reasonable in-house and outside counsel attorneys' fees and legal expenses; and (iii) all amounts payable by Assignor to Assignee hereunder.

              d.  "Operating   Agreement"  shall  mean  that  certain  Operating
Agreement of AZIW, dated _________ (as amended from time to time).

              e. "Membership Interest" shall collectively mean all of Assignor's interests as a member (now owned or hereinafter acquired) in AZIW, together with all proceeds, rents, income, increases, profits and related rights, all sums or distributions (whether made in cash, tangible or intangible property of any kind or character, or otherwise) due or to become due to Assignor, including all profits and income, and the accounts thereof, all surplus and capital, and the accounts thereof, all rights (if and to the extent provided in the Operating Agreement) in specific property, including, if applicable, any right with the other members to possess the same for limited liability company purposes, the rights, but not the duty, to participate in the management and administration of the AZIW's business and affairs, to require any information and account of limited liability company transactions and all other matters relating to the business and financial condition of AZIW, to inspect the books and records of the limited liability company, including federal, state and local income tax returns, and any and all other rights, title and interest of Assignor in AZIW and under the Operating Agreement, whether now existing or hereafter acquired or created, together with all products, proceeds, substitutions and additions of or to any of the foregoing.

              f. "Proceeds" shall mean whatever is received when a Membership Interest or Proceeds or any portion of either are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, and all payments or distributions paid or payable on account, of the Membership Interest.

         2. Security. As security for the full and timely payment of the Obligations in accordance with the terms hereof and of the Note, Assignor agrees that Assignee shall have, and hereby grants to and creates in favor of Assignee, a security interest, under the New York Uniform Commercial Code (as in effect on the date hereof and as amended from time to time hereafter, the "Code"), in and to all of Assignor's right, title and interest, whether now existing or hereafter arising, created or acquired, in, to and under the Collateral. In connection with the granting of such a security interest, Assignor hereby collaterally assigns, transfers and sets over unto Assignee, all of Assignoes right, title and interest, whether now existing or hereafter arising, created or acquired in, to and under the Collateral.

         3. Limitations on Assignee's Obligations Under the Partnership Agreement. Assignor acknowledges and agrees that this Agreement shall not in any way obligate Assignee or any of its successors and assigns to perform any of the now existing or hereafter accruing obligations of Assignor under the Operating Agreement or otherwise in respect of the Collateral and Assignor agrees to perform any and all obligations (including the payment of any and all liabilities or assessments) of Assignor under the Operating Agreement, whether heretofore or hereafter accruing or arising, all with the same effect as though this Agreement had not been executed or delivered by Assignor.

          4.  Assignee  Has  Rights  and  Remedies  of  a  Secured  Party.   In
addition to all rights and remedies given to Assignee by this Agreement, the Note or any other instrument executed in connection with the Loan, Assignee shall have all the rights and remedies of a secured party under the Code.

         5. Provisions Applicable to the Collateral. At all times during the term of this Agreement:

              a. Assignor shall keep accurate and complete books and records concerning the Collateral owned by it;

              b. Assignee shall have the right to review the books and records of Assignor pertaining to the Collateral and to copy the same and make excerpts therefrom all at such reasonable times and as often as Assignee may reasonably request;

              c. Assignor shall maintain and keep its principal place of business at the addresses more particularly set forth in Section 12(f) below, and at no other location, without giving Assignee thirty (30) days' prior written notice of any address change;

              d. promptly upon request of Assignee from time to time, Assignor shall furnish Assignee with such information concerning the Collateral as Assignee may reasonably request, including copies of all notices and communications with respect to AZIW or its properties, assets, operations or business which may be sent by Assignor to, or received from AZIW;

              e. prior to the occurrence of any Event of Default, Assignor shall have the right to exercise all voting and other rights under or pertaining to the Collateral so long as such rights and privileges are exercised in a manner which does not cause a violation of or default hereunder or under the Note;

              f. Assignor shall not authorize or consent to any amendment, revision or modification of the Operating Agreement without the prior written consent of Assignee;

              g. Assignor shall not permit, without the prior written consent of
Assignee: (i) any new member to be admitted to AZIW, (ii) any conversion of any portion of the Membership Interest, or (iii) any transaction which would have the effect of diluting the Membership Interest. Any violation of the terms hereof shall, at the option of Assignee, constitute a default hereunder, and Assignee shall have no obligation to allege or show any impairment of its security thereby and may pursue any legal or equitable remedies for default without such allegation or showing;

              h. Assignor has and will have good and marketable title to the Collateral from time to time owned or acquired by it, free and clear of all liens, encumbrances and security interests, except security interests granted toand created in favor of Assignee. Assignor will defend such title against the claims and demands of all persons whomsoever;

              i. Assignor will not, without the prior written consent of Assignee, (i) borrow against the Collateral from any person, firm or corporation other than Assignee, (ii) create, incur, assume or suffer to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of or conditional sale or other title retention agreement with respect to any of the Collateral, except the security interest created hereunder, or sell or transfer any of the Collateral or any interest therein, (iii) permit any levy or attachment to be made against any of the Collateral except any levy or attachment relating to this Agreement, or (iv) permit any financing statement to be on file with respect to any of the Collateral, except financing statements in favor of Assignee;

              j. Assignor will faithfully preserve and protect Assignee's security interest in the Collateral and will, at its own cost and expense, cause said security interest to be perfected and continue perfected, and for such purpose Assignor will from time to time at the request of Assignee execute and file or record, or cause to be filed or recorded, such instruments, documents and notices, including, without limitation, financing statements and continuation statements, as Assignee may deem reasonably necessary or advisable from time to time in order to perfect and continue perfected said security interest. Assignor will do all such other acts and things and execute and deliver all such other instruments and documents, including, without limitation, further security agreements, pledges and assignments, as Assignee may reasonably deem necessary or advisable from time to time in order to perfect, preserve and continue as perfected the priority of said security interest as a security interest in the Collateral prior to the rights of all other persons therein or thereto except for Assignee;

              k. Assignor does hereby irrevocably constitute and appoint Assignee its true and lawful attorney, coupled with the interest created hereby, with full power of substitution, for it and in its name, place and stead, upon the occurrence of an Event of Default to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable in connection with or with respect to the Collateral, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as Assignor could itself do, and to endorse or sign the name of Assignor on all negotiable instruments and any other commercial paper given in payment or in part payment thereof, and all documents of satisfaction, discharge or receipt required or requested in connection therewith, and in its discretion to file any claim or take any other action or proceeding, either in its own name or in the name of Assignor, or otherwise, which Assignee may deem necessary or appropriate to collect or otherwise realize upon any and all of the Collateral, or which may be necessary or appropriate to protect and preserve the right, title and interest of Assignee in and to such Collateral and the security intended to be afforded hereby; and

              1. On the date hereof, Assignor shall execute and deliver a letter in the form of Exhibit A to AZIW and shall cause AZIW to execute and deliver a letter in the form of Exhibit B to Assignee.

         6. Representations and Warranties. Assignor represents and warrants to Assignee as follows:

              a. AZIW is a valid and subsisting limited liability and is duly organized and existing under the law of the State of New York that the Operating Agreement is and remains in full force and effect, and that a true and correct copy of the Operating Agreement has been delivered to Assignee;

              b. AZIW Inc. is a valid and subsisting corporation, duly organized and existing under the law of the State of New York, and has full right, power and authority to enter into this Agreement;

              c. Assignor is the owner of 51 % of the membership interests in AZIW and is entitled to the rights and benefits thereof as set forth in the Operating Agreement;

              d. Neither Assignor nor AZIW has made any assignment for the benefit of creditors and there has not been filed any petition in bankruptcy (or any other commencement of a bankruptcy or similar proceeding) by or against Assignor or AZIW under any applicable bankruptcy, insolvency, reorganization or similar law;

              e. There is no agreement in effect with respect to either Assignor or AZIW which would in any manner impair or prohibit the terms of this Agreement or the pledge and assignment of the Collateral as provided hereunder;

              f. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of Assignor will violate any statute, license or regulation of any governmental authority or will breach, conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which Assignor or AZIW is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon or give to others any interest or rights, including rights of termination or cancellation, in or with respect to, any of Assignor's or AZIW's property, assets, contracts, licenses or business; and below.

              g.  Assignor's  principal  place of  business  is as set  forth in
Section 12(f) below.

              The representations and warranties set forth in this Section 6 shall survive the execution, delivery and performance of this Agreement.

         7. Events of Default.

              a. In the event that any Event of Default shall occur, then and in such event, Assignee shall have such rights and remedies in respect to the Collateral or any part thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including, without limitation, the right to acquire the Membership Interest pursuant to an assignment of such Membership Interest, and, in such event, the party acquiring same shall have the right, but not the obligation, to be admitted as a member in AZIW with respect to such Membership Interest, and the right to take possession of the same and to sell all or any portion of the Collateral at public or private sale, after ten (10) days prior written notice, at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Assignee in its sole discretion may determine. Assignee shall apply the Proceeds of any such sale and any Proceeds otherwise received by Assignee first to the payment of the reasonable costs and expenses incurred by Assignee in connection with such sale or collection, including, without limitation, reasonable attorneys' fees and legal expenses, and second to the payment of all Obligations then due, whether on account of principal or interest or otherwise, as Assignee in its sole discretion may elect.

              b. Assignee may pursue the aforementioned remedies without first proceeding under any of other remedies available under any other documents held by Assignee, and Assignee may resort to any remedies, at the same or different times, as Assignee may deem advisable in its sole discretion.

              c. Assignee shall have the right at any time after an Event of Default has occurred (i) to take over and direct collection of the Collateral, and (ii) to take control of the Collateral. Assignee shall have no liability whatsoever with respect to any action taken by Assignee under this subparagraph
c. except for its gross negligence or willful misconduct.

         8. Proceeds. All payments and distributions on account of the Collateral (including, without limitation, payments and distributions that result from any financing or refinancing of the property owned by AZIW or from the sale, disposition, taking or loss (including, but not limited to, the proceeds from any eminent domain proceeding or conveyance in lieu thereof or from casualty insurance) of the property owned by AZIW or any part thereof
(collectively, the "Distributions") and all other Proceeds shall be paid directly to Assignee (and Assignor hereby authorizes and directs AZIW to pay all Distributions and Proceeds to Assignee), and Assignor shall take all actions necessary to ensure that all Proceeds and Distributions (including payments and distributions on account of the Interest) are made directly to Assignee. Assignor acknowledges and agrees that the term Distributions shall include any and all payments made by AZIW to Assignor, including, without limitation, any payments on account of any loans made by Assignor to AZIW. All sums paid to Assignee hereunder shall be applied by Assignee to the Obligations in such order and manner as Assignee shall determine in its sole and absolute discretion. Assignor shall cause all Proceeds collected by it to be delivered to Assignee forthwith upon receipt, in the original form in which received, bearing such endorsements or assignments by Assignor as may be necessary to permit collection thereof by Assignee. Assignor hereby irrevocably authorizes and empowers Assignee, its officers, employees and authorized agents to endorse and sign the name of Assignor on all checks, drafts, money orders or other media of payment so delivered and such endorsements or assignments shall, for all purposes, be deemed to have been made by Assignor prior to any endorsement or assignment thereof by Assignee. Assignee may use any convenient or customary means for the purpose of collecting such checks, drafts, money order or other media of payment.

         9. Limitation on Liability of Assignee. Neither Assignee nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their gross negligence or willfal misconduct.

         Assignor hereby agrees to indemnify Assignee and to hold Assignee harmless against and with respect to any and all liability, deficiency, damage, cost or expense resulting from any misrepresentation, material omission, breach of warranty or representation or non-fulfillment of any covenant or agreement on the part of Assignor under this Agreement, and any and all actions, suits, proceedings, demands, assessments, judgments, costs, legal and accounting fees and other expenses incidental to the foregoing indemnification.

         10. Amendments. The provisions of this Agreement may be waived, modified or amended only with the written consent of Assignor and Assignee. Any waiver, permission, consent or approval of any kind or character on the part of Assignee of any breach or default under this Agreement or of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

              11. Defeasance and Assignability. Upon payment in full or other satisfaction of the Obligations, this Agreement shall terminate and be of no further force or effect; provided however, that any indemnity provided hereunder shall survive such payment. Until such time, however, this Agreement shall remain in full force and effect as security for all of the Obligations and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The satisfaction, or discharge, of any part, but not the whole, of the Obligations hereby secured shall not in any way satisfy or discharge this Agreement. This Agreement shall be binding upon and shall inure to the benefit of Assignor and the legal representatives, heirs, successors and assigns of Assignor, and Assignee and its successors and assigns. Notwithstanding the foregoing, Assignor shall not assign any rights or delegate any of his duties under this Agreement, without the prior written consent of Assignee.

         12. Miscellaneous.

              a. The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

              b. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

              c. No delay or failure on the part of Assignee in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of Assignee hereunder or under the Note; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of Assignee under this Agreement are cumulative and not exclusive of any rights or remedies which it might otherwise have.

              d. In the event of any action at law or suit in equity in relation to this Agreement, Assignor, in addition to all other sums which it may be required to pay, will pay all reasonable attorneys' fees and all court costs incurred by Assignee in connection with the prosecution of such action or suit and all other expenses of collection.

              e. Should any stamp or other tax, now or hereafter become payable with respect to this Agreement or its execution or delivery, Assignor will promptly, following demand therefor, pay the same and hold Assignee harmless from the cost of same.

              f. All notices, demands, instructions and other communications required or permitted to be given to or made hereunder or with respect hereto
("Notices") shall be in writing and shall be personally delivered or sent by prepaid overnight courier providing proof of delivery or by telecopier, and shall be deemed to be given for purposes of this Agreement in regard to personal delivery or prepaid courier, on the day that such writing is delivered and in regard to telecopies on the date of transmission. Notices shall be given to or made upon the following persons at their respective addresses indicated below:

              If to Assignor:
              ______________________
              ______________________
              ______________________
              ______________________
              Attn:_________________
              Telephone:____________
              Telecopier:___________


              with a copy to:
              ______________________
              ______________________
              ______________________
              ______________________
              Attn:_________________
              Telephone:____________
              Telecopier:___________


              If to Assignee:

              SL Green Operating Partnership, L.P.
              70 West 36th Street
              New York, New York 10018
              Attention:
              Telephone: (212) 594-2700
              Telecopier: (212) 594-5539

              with copy to:

              Robert J. Ivanhoe, Esq.
              Greenberg Traurig
              200 Park Avenue, 15th Floor
              New York, New York 10166
              Telephone: (212) 801-9200
              Telecopier: (212) 801-6400

or at such other address or telecopier number as any of the parties may from time to time designate by written notice given as herein required. Rejection or refusal to accept or inability to deliver because of changed addresses or because no notice of changed address was given shall be deemed a receipt of such notice.

              If any day on which any notice, demand, instruction or other communication is given or sent by any party hereto is not a business day, such notice, demand, instruction or other communication shall be deemed to have been given or sent on the business day next succeeding such non-business day. This
Section 12(f) shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Note or to require giving notice or demand in any situation or for any reason.

         13. The Code shall govern the attachment, perfection and the effect of attachment and perfection of Assignee's security interest in the Collateral, and the rights, duties and obligations of Assignee and Assignor with respect thereto. This Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery hereof and the terms and provisions hereof shall be governed by and construed in accordance with the laws of said State. Unless the context otherwise requires, all terms used herein which are defined in the Code shall have the meanings therein stated.

         14. ASSIGNOR AND ASSIGNEE, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR THE NOTE OR IN ANY WAY RELATING TO THE LOAN (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR ASSIGNOR AND ASSIGNEE TO ENTER INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above written.




                                        ____________________________
                                        Harry Macklowe

                                        AZIW Inc.

                                        By:
                                        Name:
                                        Title:

                                        GREEN 1412 BROADWAY LLC

                                        By: SL Green Operating
                                            Partnership, L.P., its
                                            manager

                                            By: SL Green Realty Corp., its
                                                general partner

                                            By:_________________________________
                                               Name:
                                               Title:

STATE OF ____________)
                     )  ss:
COUNTY OF ___________)

         The foregoing instrument was acknowledged before me this ___ day of August, 1998 by _______________, as _________________ of ___________, a
_____________________,  on behalf of the _____________.  He/she/they  personally appeared before me, is/are personally known to me or produced _______________ as identification, and [did] [did not] take an oath.

                                        Notary:_________________________________
         [NOTARIAL SEAL]                Print Name:_____________________________
                                        Notary Public, State of_________________
                                        My commission expires:__________________

STATE OF ____________)
                     )  ss:
COUNTY OF ___________)

         The foregoing instrument was acknowledged before me this ___ day of August, 1998 by _______________, as _________________ of ___________, a
_____________________,  on behalf of the _______________. He/she/they personally appeared before me, is/are personally known to me or produced _________________ as identification, and [did] [did not] take an oath.

                                        Notary:_________________________________
         [NOTARIAL SEAL]                Print Name:_____________________________
                                        Notary Public, State of_________________
                                        My commission expires:__________________

         The foregoing instrument was acknowledged before me this ____ day of August, 1998 by _____________, as _________________________ of SL Green Realty
Corp., the general partner of SL Green Operating Partnership, L.P., a Delaware limited partnership, on behalf of the partnership. He/she/they personally appeared before me, is/are personally known to me or produced ____________ as identification, and [did] [did not] take an oath.


                                        Notary:_________________________________
         [NOTARIAL SEAL]                Print Name:_____________________________
                                        Notary Public, State of_________________
                                        My commission expires:__________________

                                   Exhibit P

                       Assignment of Membership Interests
                       ----------------------------------

                                   Exhibit P

                           ASSIGNMENT AND ASSUMPTION

                                       OF

                              MEMBERSHIP INTEREST

         THIS ASSIGNMENT AND ASSUMPTION ("Assignment")is made as of this _____ day of August 1998, by and between Harry Macklowe and AZIW Inc., a New York corporation, both having an address at 142 West 57th Street, New York, New York 10019, hereinafter referred to collectively as "Assignor," and SL Green Operating Partnership L.P., a Delaware limited partnership having an address at 70 West 36th Street, New York, New York 10018, hereinafter referred to as "Assignee."

                              W I T N E S S E T H

         WHEREAS, Harry Macklowe is the present holder of fifty percent (50%) membership interest in AZIW LLC, a New York limited liability company (the "Company") and AZIW INC. is the present holder of a one percent (1%) membership interest in the Company; and

         WHEREAS, Assignor, in satisfaction of that certain Demand Note dated August __, 1998 in favor of the Assignee and pursuant to the covenants, terms and conditions of that certain Pledge and Security Agreement (the "Agreement") dated August __, 1998 by and between Assignor and Assignee, desires to transfer to Assignee and Assignee desires to acquire, one hundred (100%) percent of Assignor's collective fifty-one percent (51%) membership interest in and to the Company from Assignor (such interest is hereinafter referred to as the "Membership Interest");

         NOW, THEREFORE, in consideration of Ten dollars ($10.00) and other good
and  valuable  consideration,   receipt  and  sufficiency  of  which  is  hereby
acknowledged, it is agreed as follows:

         1. Assignor hereby irrevocably and absolutely assigns and transfers the Membership Interest to Assignee and directs that all future distributions and allocations of taxable income or loss on account of the Membership Interest be paid or allocated to Assignee, and Assignee hereby agrees to and accepts this Assignment and assumes and agrees to discharge all of the obligations, responsibilities and liabilities of Assignor under the Operating Agreement of the Company as the owner and holder of the Membership Interest. Such assignment is made without any warranties, recourse or representations.

         2. Assignor hereby certifies that, to its best knowledge, it is the sole owner of the Membership Interest, that the Membership Interest has not been pledged, and that there are no liens or encumbrances attached to such Membership Interest.

         3. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their administrators, successors-in-interest and assigns.

         4. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

         IN  WITNESS  WHEREOF,   each  of  the  undersigned  has  executed  this
Assignment as of the date first above written.

                                        AZIW INC.


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        ________________________________________
                                        Harry Macklowe


                                        GREEN 1412 BROADWAY LLC

                                        By:  SL Green Operating Partnership,
                                             L.P., its manager

                                             By:  SL Green Realty Corp.,
                                                  its general partner

                                                  By:___________________________
                                                     Name:
                                                     Title:

                                   Exhibit Q

                                    Guaranty
                                    --------

                                    Exhibit Q
                                    ---------

                                    GUARANTY

         GUARANTY (this "GUARANTY") dated as of this __ day of August, 1998, is made by Harry Macklowe, an individual having an address c/o The Macklowe
Organization, 142 West 57th Street, New York, New York ("Macklowe") and Manhattan Pacific Management Co. Inc., a _____________ having an address c/o The Macklowe Organization, 142 West 57th Street, New York, New York ("Manhattan Pacific"; and, collectively with Macklowe, "Guarantor"), for the benefit of Green 1412 Broadway LLC, a New York limited liability company having an address at 70 West 36th Street, New York, New York ("Green"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, AZIW LLC, a New York limited liability company ("AZIW LLC") AZIW INC., a New York corporation ("Member"; and, together with AZIW LLC, collectively, "AZIW") and Macklowe intend to enter into with Green that certain Agreement dated the date hereof (the "AGREEMENT");

         WHEREAS, Macklowe is the ultimate beneficial owner of Member and AZIW LLC with respect to the Agreement and Macklowe and Manhattan Pacific shall receive substantial economic benefits from the Agreement and the transactions contemplated thereby; and

         WHEREAS, Guarantor desires to give this Guaranty to Green in order to induce Green to enter into the Agreement with AZIW.

         NOW,  THEREFORE,   for  good  and  valuable  consideration  and  as  an
inducement to Green to enter into the Agreement:

         1. Guarantor hereby unconditionally and absolutely guarantees to Green the full and timely performance and observance of all covenants, terms, conditions and agreements to be performed and observed by AZIW under the Agreement, including, without limitation, the indemnities under Section 21(e) of the Agreement, and all of the instruments and documents executed by AZIW pursuant to the Agreement (each a "TRANSACTION Document"), and Guarantor hereby covenants and agrees that if AZIW shall default at any time in the performance of any obligation under the Agreement or any Transaction Document (such obligations being hereinafter referred to as the "GUARANTEED OBLIGATIONS"), Guarantor will forthwith pay to Green all damages, costs and expenses that may arise in consequence of any default by AZIW in the performance or payment of the Guaranteed Obligations, including without limitation, all attorneys' fees and disbursements incurred by Green or caused by any such default and/or the enforcement of this Guaranty. Successive recoveries may be had hereunder. It is expressly understood however, that if the Closing occurs with the application of the Partnership Election, Guarantor shall not be liable for any conduct of AZIW LLC taken after Green, or its affiliate, has acquired all of the interests in AZIW LLC, provided that Guarantor's liability hereunder with respect to conduct prior to such acquisition shall remain unaffected by such acquisition.

         2. This Guaranty is an absolute and unconditional guaranty of payment and performance. It shall be enforceable against Guarantor without the necessity of any suit or proceeding on Green's part of any kind or nature whatsoever against AZIW and without the necessity of nonpayment, nonperformance or nonobservance or any notice of acceptance of this Guaranty and without need for demand for payment under this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Green against AZIW of any of the rights or remedies reserved to Green pursuant to the provisions of the Agreement or any Transaction Document or allowed at law or in equity or by relief of AZIW from any of AZIW's obligations under the Agreement or any Transaction Document or otherwise by (a) the release or discharge of AZIW in any creditors' proceedings, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of AZIW or the estate of AZIW in bankruptcy, or of any remedy for the enforcement of AZIW's said liability under the Agreement or any Transaction Document, resulting from the operation of any present or future provisions of the bankruptcy laws or from the decision in any court, or (c) the rejection or disaffirmance of the Agreement or any Transaction Document in any such proceedings.

         3. This Guaranty shall be a continuing guaranty and the liability of Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, supplement, modification or extension of the Agreement or any Transaction Document, by reason of modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Agreement or any Transaction Document, by reason of any extension of time that may be granted by Green to AZIW, its successors or assigns, or by reason of any dealings or transactions or matters or things occurring between Green and AZIW, its successors or assigns, whether or not notice thereof is given to Guarantor. It is expressly understood however, that the liability of Guarantor hereunder shall survive the Closing or termination of the Agreement only to the extent that the liability of AZIW shall survive the Closing or termination of the Agreement as provided in the Agreement that the Floor and Ceiling shall apply with regard to any post-Closing Guaranteed Obligation under Section 11(c) of the Agreement.

         4. All of Green's rights and remedies under the Agreement or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned, whether exercised by Green or not, is intended to be an exclusion of or a waiver of any of the others. The obligations of Guarantor hereunder shall not be released by Green's receipt, application or release of any security given for the performance and observance of covenants and conditions required to be performed or observed by AZIW under the Agreement nor shall Guarantor be released by the maintenance of or execution upon any lien which Green may have or assert against AZIW and/or AZIW's assets.

         5. This Guaranty shall be secured in part by the proceeds of the Commission as more particularly provided in Section 21(d) of the Agreement and the Escrow Agreement, but it is expressly understood that such security shall not in any way limit Green's recovery hereunder if Guarantor's liability under this Guaranty shall exceed the amount of the Commission deposited to secure Guarantor's obligations hereunder.

         6. Guarantor hereby irrevocably waives all rights to be subrogated to the rights of Green with respect to the Guaranteed Obligations. Guarantor hereby agrees that it will not institute or take any action seeking reimbursement against AZIW.

         7. Guarantor hereby submits itself to the jurisdiction of the courts of New York in any action or proceeding against Guarantor arising out of this Guaranty and in furtherance thereof.

         8. Guarantor hereby covenants and agrees to and with Green, its successors and assigns, that Guarantor may be joined in any action against AZIW in connection with the Agreement and that recovery may be had against Guarantor in such action or in any independent action against Guarantor without Green, its successors or assigns, first pursuing or exhausting any remedy or claim against AZIW, its successors or assigns. Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by Green against AZIW (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.

         9. Guarantor hereby waives all right to trial by jury in any action or proceedings hereinafter instituted by Green to which Guarantor may be a party.

         10. In the event that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, Guarantor shall be deemed to be a party under the Agreement with the same force and effect as if Guarantor were expressly named as a party therein with joint and several liability.

         11. Any notice, demand or request by Green shall be in writing, and shall be deemed to have been duly given or made if mailed by certified mail or registered mail, return receipt requested, addressed to Guarantor's address herein above set forth.

         12. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York.

         13. This instrument shall inure to the benefit of Green and Green's successors and assigns, and shall be binding upon and enforceable against Guarantor and Guarantor's successors and assigns.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Guarantor has executed this instrument the day and year first above written.

                                            GUARANTORS:


                                            ____________________________________
                                            Harry Macklowe

                                            MANHATTAN PACIFIC MANAGEMENT
                                            CO. INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                   Exhibit R

                              Assignment Agreement
                              --------------------

                                   Exhibit R
                                   ---------

                   ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

         KNOW THAT AZIW LLC, a New York limited liability company having an address c/o The Macklowe Organization, 142 West 57th Street, New York, New York 10019 ("Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby assigns to Green 1412 Broadway LLC, a New York limited liability company having an address c/o SL Green Realty Corp., 70 West 36th Street, New York, New York 10018 ("Assignee"), all of Assignor's right, title and interest in, to and under that certain Purchase and Sale Agreement dated March 31, 1998 (the "Contract").

         TO HAVE AND TO HOLD to Assignee and its successors and its assigns, who shall hereafter be deemed to be substituted for Assignor, subject to the covenants, conditions and provisions of this Contract.

         IN  WITNESS   WHEREOF,   Assignor  and  Assignee  have  executed  this
Assignment on this ___ day of August, 1998.

                                            ASSIGNOR:

                                            AZIW LLC

                                            By:   AZIW INC., its managing member

                                                  By:___________________________
                                                     Name:
                                                     Title:

                                            ASSIGNEE:

                                            GREEN 1412 BROADWAY LLC

                                           By:   SL Green Operating Partnership,
                                                 L.P., its manager

                                                  By:  SL Green Realty Corp.,
                                                       its general partner


                                                  By:___________________________
                                                     Name:
                                                     Title:







                             SCHEDULE 4
                           EXISTING LEASES

                             Attachments
--------------------------------------------------------------------------------
1     Schedule of of New Leases and Amendments
2     Schedule of Leases (from Fashion Gallery LLC Purchase and Sale Agreement)
3     Fashion Gallery Owner LLC Annualized Rent Roll
4     See Schedule 8 for Tenant Arrearage Schedule

--------------------------------------------------------------------------------

      Default notices were sent to the following tenants*:
--------------------------------------------------------------------------------
1     Broadway Stationery Company - Store #5
2     Katescorp (US) Inc. - Suite 1707
3     Katelyn-Andrews - Suite 1710
4     Mi-Kor Realty Corp.-Suite 718

*     See Schedule 9 for further information.

New Lease Amendments
--------------------


                                           Lease        Lease         Amendment
Unit          Tenant                       Begins        Ends          Date
--------------------------------------------------------------------------
707           Quadra LLC                   5/27/97      7/31/08       3/24/98

1200          Isabella Company (New York)  6/14/89      8/31/98       5/26/98

1200          Isabella Company (New York)  6/14/89      10/2/98       7/29/98

1214          Dave Goldberg                8/3/93       8/31/98       6/22/98

1404          ABC International            10/16/96     7/31/98       4/30/98

1410          The Fashion Service, Inc.    2/3/87       8/31/98       5/20/98

1604          Steilman                     8/31/91      8/31/98       8/4/98

1714          Me & You                     3/1/98       2/28/02       2/27/98

19th Flr.     Pavilion Suites              6/1/94       5/31/04       7/1/98

2014          SFH                          5/1/97       9/30/99       6/5/98

2300          San Simeon                   9/30/91      11/30/01      5/29/98

2410          Lane Bryant                  3/7/91       7/31/98       5/20/98

2500          Toptrans Corp.               2/11/87      4/30/01       4/24/98


New Leases
----------

                                          Lease         Lease        Lease
Unit          Tenant                      Begins        Ends         Date

-------------------------------------------------------------------------
708           Lane Bryant                 7/1/98        6/30/03      6/22/98

1102          U-Girl                      6/9/98        9/30/03      4/8/98

1108          Production Makers           5/1/98        8/30/03      4/3/98

1109          Margit Publications         4/27/98       7/31/03      3/5/98

1412          La Strada Sportswear        6/1/98        6/30/01      5/26/98

1614          Casual Corner               6/3/98        6/2/01       6/3/98

1806          Canex Fashion, Inc.         10/15/98      12/15/01     N/A

2112          Steilman                    8/4/98        10/31/03     8/4/98

2302          Sanders Textiles            8/1/98        7/31/01      7/20/98

New Storage Leases*
-------------------

                                         Lease          Lease       Lease
Unit          Tenant                     Begins         Ends        Date

------------------------------------------------------------------------

Storage       Ridgeview.                 4/1/98         10/31/01    4/1/98
Room 2

Storage       MJF Imports.               4/1/98         4/30/02     4/1/98
Room 3

Storage       Mainetti Canada.           3/1/98         6/30/02     3/1/98
Room 11

Storage       Marconi Intl.              3/1/98         3/31/00     3/1/98
Room 5

*Rents   detailed  for  these  tenants  on  rent  roll  are  included  with  the corresponding office leases.


-------------------------------------------------------------------------------------------
Floor size/Suite    TENANT                  Lease term          Lease         Amendments
                                          Begin      End        Date
-------------------------------------------------------------------------------------------
Store 1    Duane Reade                    4/1/98     2/28/06     4/1/89       none

Store 2    Gotham Bank of NY              2/1/92     1/31/09     3/11/92      none

Store 3    Cornucopia, Inc.             12/20/92    12/31/02    12/31/02      3/27/96, 3/22/94

Store 4    Nascha Abramov               10/12/92     9/30/02    10/12/92      none

Store 5    Broadway Stationery Co.       2/17/94     4/30/02     2/16/94      none

Store 6    Roma Pizza                    2/16/94     1/28/12     2/16/94      11/12/97, 12/11/97
                                                                              12/12/97

2nd & 4th  Leslie Fay Co.                4/29/97     4/30/02     4/29/97      none

5th & 6th  Kasper (USA) Inc.             3/3/98     12/31/08     4/29/97      2/4/98

  700      Afzam, Inc.                   1/15/98     1/31/01      1/5/98      none

  702      Gunther by Nash                6/5/97     6/30/99      6/9/97      none

  704      Mainetti Canada               5/30/97     6/30/02     5/30/97      none

  706      Brigata Int'l                  5/1/96     4/30/01      4/5/96      none

  718      Mi-Kor Realty Corp             5/1/95     4/30/00      7/5/95      none

  800      Escada                        8/15/89     8/31/06      3/22/89     none

  900      Escada                         1/1/97     8/31/06     10/31/96     none

 1000      Escada                         1/1/97    12/31/06     10/31/96     none

 1101      Nettalco                      10/9/97    10/31/99      9/30/97     none

 1100      SA(USA), Inc.                 12/1/96    11/30/01     10/30/96     none

 1104      Jacob Schaelpfer               1/1/98     2/28/02      12/4/92     11/26/97

 1106      Marcorossi                    7/15/97     4/30/03      7/18/97     11/26/97

 1108      Me & You                       3/1/98     2/28/03      5/15/92      2/27/98
           relocated to 1714

 1200      Isabella Company               9/1/94     5/31/98      6/14/98     1/31/98, 7/25/97, 12/16/96
                                                                              7/11/96, 3/27/96, 2/22/96
                                                                              8/10/94, 5/18/93, 9/25/91

1202/06    Sunny Leigh                    3/9/90     4/30/00       3/9/90     none

 1212      Fashion Lab                   5/20/97     7/31/00      7/22/93     5/12/97

 1214      Dave Goldberg, Inc.            8/3/93     6/30/98      7/19/93     4/30/96

 1216      Essel Apparel                             6/30/02      1/30/98     none

 1402      Nash Int'l Group               1/1/90    12/31/98     12/22/89     5/20/92, 4/18/97,
                                                                              11/14/95

 1408      Nash Int'l Group               1/1/90    12/31/98     12/22/89     11/14/95

 1410      The Fashion Service            3/1/87     5/31/98      3/31/89     5/4/93, 5/27/96
                                                                              4/30/97, 10/29/91

 1412      La Strada Sportswear Inc.      6/6/94     6/30/98       May-94     4/30/96

 1414      Henry Lee Co. of NY          10/14/94    12/31/98     10/13/94     12/3/96, 10/25/95

 1416      Rosebar Textile Co. Inc.       6/4/96     6/30/99      5/21/96     none

 1500      D.Z. Trading                 10/15/93    10/31/00      8/30/93     11/12/96, 11/12/96

 1504      Monaco Apparel Inc.           3/15/91     1/31/99       2/4/91     12/29/97, 1/16/97
                                                                              6/25/96, 3/4/96,
                                                                              6/25/96
                                                                            11/12/93, 4/29/93

 1506      RPJ Sportswear               10/9/96     10/31/98      10/9/96     none

 1508      MJF                          1/29/98      5/31/02     12/29/97     1/29/98

 1509      J&J Contract Services, Inc.   5/1/98      8/31/03      2/27/98     none

 1511      American Express Fashion      1/1/96      3/31/99     12/19/95     none

 1512      La Silhouette Apparel USA    5/20/94      5/31/00       5/6/94     4/30/97, 2/27/98

 1602      California Apparel           11/3/97     11/30/00      9/30/97     none

 1604      Steilman by Ralph Kaiser     8/31/91      8/31/98      6/24/91     8/31/95

 1608      Singer Fashion Group        12/18/95     12/31/00      4/12/93     12/8/95

 1610      Alper Int'l Inc.              2/1/89      1/31/01     12/14/88     9/30/97, 1/10/94
                                                                              12/12/94, 10/2/92
                                                                              10/15/90

 1612      M.E. Feld                     2/1/86      1/31/00      9/10/85     1/5/89, 11/29/89
                                                                              12/21/95, 6/6/91
                                                                              1/30/97, 11/27/90,
                                                                              12/31/97

 1616      Fabric Team                  5/2/97       5/31/99      4/21/97     none

 1617      Asher Studio               12/11/95      12/31/98     12/13/95     none

 1704      Marc Wear                    5/1/95       7/31/00       Apr-95     7/11/96

 1705      Ridgeview                   10/7/96      10/31/01      2/12/96     7/31/96

 1707      Kates Corp                   9/8/97       3/31/00       7/3/97     none

 1710      Katlyn-Andrews              1/15/98       1/30/01         1997     none

 1716      Marconi Int'l                3/1/95       3/31/00     12/22/94     3/31/98

1802/04    Private Manuf.               9/1/93       3/30/02      8/13/93     12/9/97

 1806      Seaboard Atlantic            1/1/96      12/31/00     12/21/95     12/22/97

 1808      Hyack America, Inc.          9/3/97       9/30/02      6/20/97     none

 1818      Sport-Elle, Inc.            3/17/97       1/31/01      3/18/97     none

 1900      1412 Pavilion Suites, Inc.   4/1/95       4/30/04       6/1/94     none

 2000      Keram                       7/27/94       1/31/01      5/19/94     4/18/97

 2002      Greenwave                   3/16/95       3/31/00       2/1/94     none

 2004      SFH Inc.                    9/27/94       9/30/99      7/20/94     4/30/97

 2006      Council of Fashion          4/26/95       4/30/02      3/31/92     5/24/93, 2/9/95
           Designers

 2010      Nash International          4/14/97      12/31/98     12/22/89     none

 2014      SFH, Inc                     5/1/97       9/30/99      7/20/94     4/30/97

 2016      Lead Sportswear, Inc.       5/23/97       9/30/98      8/24/95     5/19/97

 2100      Excel                        1/1/94       1/31/99     11/18/93     none

 2102      Jorobi Inc.                  2/1/96       1/31/04      9/29/95     none

 2300      San Simeon                  12/1/91      11/30/01      9/30/91     8/27/93, 1/24/94
                                                                              6/2/94, 6/22/94
                                                                              12/29/94

 2304      Cornell Trading             12/1/97       2/28/03      9/30/97     none

 2306      Global Apparel Mgmt.        6/14/95       6/30/02      1/27/95     4/12/95

 2400      Jessica McClintock, Inc.    3/20/91       3/31/01      1/16/91     10/1/93


 2410      Lane Bryant, Inc.           5/15/91       5/31/98       3/7/91     none

 2500      Top Trans Corp               5/1/95       4/30/98      2/11/87     3/26/97

                                          Schedule 5

                                      Pavilion Sublessees

                                          SCHEDULE 5
                                      PAVILLION SUBLESSEES


                          See Schedule 8 for Tenant Arrearage Schedule

                                          Schedule 6

                                          Contracts

                                          SCHEDULE 6
                                          CONTRACTS

Chemical Specifics
Electronic Security
Edison Colling
JWP Electronic Systems (Formerly Case Acme)
Crocker Fire Drill
P.S. Marcato Elevator Co.
Manhattan Security Group
Pioneer Exterminating
Remco Maintenance Corp.
WH Christian & Sons, Inc.
Wells Fargo
Harvard Maintenance
Utilities Research
Mita
Johnson Controls

Note:  See attached schedule for the Fashion Gallery Owners LLC
  Purchase and Sale Agreement for further details.

Name and Mailing Address of
Parties to Lease or Contract               Description of Contract or Lease
----------------------------               --------------------------------

CHEMICAL SPECIFICS                              Water Treatment
46-09 54th Road
Maspeth, New York  11378

ELECTRONIC SECURITY                            Security Equipment
14 West 23rd Street                            Closed Circuit Television
New York, New York  10010

EDISON COOLING                                 Air Conditioning Equipment
465 Austin Place
Bronx, New York  10455

CASE ACME                                      Fire system Maintenance
39-27 59th Street
Woodside, New York  11377

CROCKER FIRE DRILL                             Fire Compliance
P.O. Box 77
East Islip, New York  11730

P.S. MARCATO ELEVATOR CO.                      Elevator Maintenance
44-11 11th Avenue
Long Island City, New York  11101

Manhattan Security Group                       Security Services
286 Madison Avenue,
New York, New York

PIONEER EXTERMINATING                          Exterminating Services
201 East 56th Street
New York, New York 10022

REMCO MAINTENANCE CORP.                        Exterior Biolding Maintenance
430 West 56th Street
New York, New York  10018

WH CHRISTIAN  SONS, INC.                       Uniform Repair
22-28 Franklin Street
Brooklyn, New York  11222

WELLS FARGO                                    Fire Alarm Monitoring
53 West 23 Street
New York, New York  10010

HARVARD MAINTENANCE                            Cleaning Services
570 Seventh Avenue

UTILITIES RESEARCH                             Meter Maintenance
225 West 57th Street
New York, New York  10019

                             Schedule 7

                         Security Deposits

STATEMENT OF ACCOUNTS - 1412 PAVILLION SUITES
--------------------------------------------------------------------------------
RECENTLY MAILED
--------------------------------------------------------------------------------
1939              A-4 MOSHAY INC         08/03/98    $2,800.00
1953              CAMP0 VERDI, INC.      08/03/98    $3,000.00
1943              GMB IMPORTS            08/03/98    $2,200.00
1937              STEVEN PEARL           08/03/98    $1,400.00
1941              NARMAL ISSERSOHN       08/03/98      $763.80
1965              GEORGE ABRAHAM         08/03/98    $4,500.00
1962              SEACLIFF INDUSTRIES    08/03/98      $900.00
1675              SEACLIFF INDUSTRIES    08/03/98    $2,200.00

--------------------------------------------------------------------------------
WAITING TO BE DEPOSITED
--------------------------------------------------------------------------------
1959              RV SALES CORP                        $500.00
1924              BARTFAI TEXTILE                    $1,400.00

                         REPUBLIC NATIONAL BANK OF NEW YORK

                               LEASE SECURITY SYSTEM

THIS STATEMENT OF ACCOUNTS IS PREPARED FOR

         1412 PAVILION SUITS INC.
         C/O BRUCE S. BRICKMAN & ASSOC., INC.
         712 FIFTH AVENUE
         NEW YORK       NY   10019

                       IF YOU HAVE ANY QUESTIONS PERTAINING TO
                       YOUR STATEMENT, PLEASE CALL YOUR BRANCH
                                    REPRESENTATIVE

------------------------------------------------------------------------------------------------------------------------------------
BANK 1     REPUBLIC NATIONAL BANK OF NEW YORK   STATEMENT OF ACCOUNTS BY APT-NO/LOCATION   RSAPTSTM    DATE RUN   REQUESTED   PAGE
BRCH 93    RENT SECURITY DEPOSIT SYSTEM                   AS OF JUL 31, 1998               10.37.15     7/30/98   STATEMENT  5.597
------------------------------------------------------------------------------------------------------------------------------------

                BANK     BRANCH   AGENT  MNGMT  BLDG
                 NBR      NBR      NBR    NBR    NBR
--------------------------------------------------------------------------------
ACCOUNT NUMBER -  1       293       28     01     01

MANAGING AGENT                                    MANAGEMENT                              BUILDING

BRUCE S. BRICKMAN & ASSOC., INC.                  1412 PAVILION SUITS INC.                1412 BROADWAY
                                                                                          NEW YORK, NY 10018

                                                                                     UNPAID EARNED INTEREST
              ACCT                                  DATE OF    SECURITY       TENANT           MANAGEMENT    CURRENT   TENANT TOTAL
APT/LOCATION   NO    TENANT NAME                    DEPOSIT    DEPOSIT    YTD-INT PREV-YRS YTD-INT PREV-YRS TOTL VALUE        VALUE
CCM          000041  FORTUNE FASHIONS INC.           7/ 1/97    3,200.00   22.32   29.79      .00     .00    3,252.11     3,252.11
1901         000058  DKR GROUP LTD                   5/ 8/98    2,100.00    3.89     .00      .00     .00    2,103.89     2,103.89
1903         000042  INTERNATIONAL TEXTILE           9/23/97    2,600.0    18.04   16.66      .00     .00    2,634.70     2,634.70
1905         000044  AIALE USA INC.                  10/ 6/97   2,700.00   18.67   10.18      .00     .00    2,728.85     2,728.85
1907         000043  MFM INTERNATIONAL, INC.         9/23/97    5,000.00   34.92   49.96      .00     .00    5,084.88     5,084.88
1910         000004  NORSTAN APPAREL INC.            7/ 1/97    2,300.00   16.22   35.01      .00     .00    2,351.23     2,351.23
1913         000006  MINX INT'L INC.                 7/ 1/97    1,700.00   12.41   61.16      .00     .00    1,773.57     1,773.57
1913         000007  HEVERLEIN TEXTILE PRTG          7/ 1/97    3,000.00   21.51   76.74      .00     .00    3,098.25     3,098.25
1916         000008  M.A.S.H. APPAREL INC.           7/ 1/97      825.00    5.80   21.52      .00     .00      852.32       852.32
1916         000009  ROBERT KLEINBECK                7/ 1/97    1,600.00   11.72   62.50      .00     .00    1,674.22     1,674.22
1917         000050  SONALI CORP                    11/17/97    3,100.00   21.36    4.78      .00     .00    3,126.14     3,126.14
1919         000010  AMYLYNN OF CALIFORNIA           7/ 1/97    2,600.00   18.15   24.30      .00     .00    2,642.45     2,642.45
1921         000011  KALSTEIN SILK MILLS INC.        7/ 1/97    2,000.00   14.14   33.99      .00     .00    2,048.13     2,048.13
1922         000057  KELLER & ZIX                    4/15/98    1,500.00    3.97     .00      .00     .00    1,503.97     1,503.97
1925         000013  RICKARD T. GRIMM                7/ 1/97    2,000.00   13.96   18.71      .00     .00    2,032.67     2,032.67
1927         000014  STEADY FIRST USA INC.           7/ 1/97    2,000.00   14.25   41.88      .00     .00    2,056.13     2,056.13
1931         000055  REVIVAL WEAR, INC.              1/ 1/98    1,350.00    9.28     .00      .00     .00    1,359.28     1,359.28
1935         000017  NORMAL M SHAPIRO UNIV MKG       7/ 1/97      550.00    3.89    9.92      .00     .00      563.81       563.81
1935         000048  UNIVERSAL MARKETING CONSULTANT 11/17/97      550.00    3.79    1.02      .00     .00      554.81       554.81
1937         000018  PEARL STEVEN                    7/ 1/97       50.00     .36     .55      .00     .00       50.91        50.91
1941         000021  NORMAN ISSERSOHN                7/ 1/97      336.20    2.31    3.12      .00     .00      341.63       341.63
1943         000046  R. V. SALES CORPORATION        10/ 6/97    2,000.00   13.83    7.55      .00     .00    2,021.38     2,021.38
1944         000022  GREAT DEAL INC.                 7/ 1/97    1,200.00    8.50   22.08      .00     .00    1,230.58     1,230.58
1945         000023  FERDINO APPAREL INC.            7/ 1/97    1,200.00    8.36   10.81      .00     .00    1,219.17     1,219.17
1948         000024  SEACLIFF INDUSTRIES INC.        7/ 1/97    3,000.00   20.93   28.04      .00     .00    3,048.97     3,048.97
1950         000025  MIKE GIANT GAIN INDUSTRIES      7/ 1/97    1,200.00    8.36   11.22      .00     .00    1,219.58     1,219.58
1951         000026  BLOUGH-WARNER MFG INC.          7/ 1/97    3,200.00   22.49   42.25      .00     .00    3,264.74     3,264.74
1953         000027  JANAKI ART & DESIGN             7/ 1/97    1,600.00   11.67   59.06      .00     .00    1,670.73     1,670.73
1954         000047  H. GLUCKSON BUYING SERVICE     11/17/97    1,300.00    8.90    2.42      .00     .00    1,311.40     1,311.40
1956         000030  PROCHAT INC.                    7/ 1/97    1,300.00    9.29   28.57      .00     .00    1,337.86     1,337.86
1956         000059  RINO MORRE                      6/15/98    1,350.00     .74     .00      .00     .00    1,350.74     1,350.74
1957         000031  BELLE INTL                      7/ 1/97    2,600.00   18.37   43.53      .00     .00    2,661.90     2,661.90
1959         000065  CYC CORP. OF AMERICA            7/ 1/97    2,900.00   18.15   24.30      .00     .00    2,942.45     2,942.45
1963         000062  FDH INC                         7/10/98    3,500.00     .00   74.14      .00     .00    3,574.14     3,574.14
1967         000035  FORTUNE FASHIONS INC.           7/ 1/97    3,200.00   22.62   53.44      .00     .00    3,276.06     3,276.06
1968         000056  CHURCH AVE PROD. KEVIN MC LOUG  3/20/98    1,050.00    3.80     .00      .00     .00    1,053.80     1,053.80
1969         000049  MICHELLE KRASS (AVENIR CO.)    11/17/97    2,100.00   14.48    3.89      .00     .00    2,118.37     2,118.37
1971         000038  DIANE COHAN ASSOC INC.          7/ 1/97    2,200.00   15.35   20.56      .00     .00    2,235.91     2,235.91
1973         000064  VALUE BUYING SERVICE            7/14/98    2,400.00     .00     .00      .00     .00    2,400.00     2,400.00
1977         000063  QUALITY KNITTING (CANADA)       7/10/98    4,400.00     .00   60.46      .00     .00    4,460.46     4,460.46


(table continued)

BUILDING RECAP

                   BANK    BRANCH    AGENT   MNGMT   BLDG
                    NBR      NBR      NBR     NBR     NBR
--------------------------------------------------------------------------------
ACCOUNT NUMBER -    1        293       28      01      01

(table continued)


        NUMBER OF ACCOUNTS        SECURITY          TENANT INTEREST          MANAGEMENT INTEREST      CURRENT    TOTAL TENANT VALUE
AGNT    MGNT  BLDG  TENANT        DEPOSITS      THIS YEAR    PREVIOUS     THIS YEAR     PREVIOUS   TOTAL VALUE
                        40       82,761.20         476.88       994.11          .00          .00     84,232.19          84,232.19


(table continued)

**** NOTE: A 'W' NEXT TO THE TENANT'S -CURRENT UNPAID EARNED INTEREST- FIELD INDICATES ACCOUNT HAS TEFRA WITHHOLDING THIS YEAR****

STATEMENT OF ACCOUNTS-FURTHER

SUITE#  ACCOUNT       TENANT                 DATE OF    SECURITY      TENANT     TENANT         CURRENT           TENANT
                                             DEPOSIT    DEPOSIT       YTD INT   PREV YRS      TOTAL VALUE      TOTAL VALUE
----------------------------------------------------------------------------------------------------------------------------

RECENTLY MAILED
1410             FASHION SERVICE INC                    $5,154.33
2500             TOPTRANS CORP                          $5,700.00
1405             THE ISABELLA CO (NY) INC    08/05/98   $4,500.00
2004             SEABOARD ATLANTIC GARMENT   08/05/98   $6,942.50
1604             THE ISABELLA CO (NY) INC    08/05/98  $25,477.78
704              MAINETTI USA, INC           08/05/98   $9,585.00

WAITING TO BE DEPOSITED
2112             STEILMAN INC                          $15,320.54
1808             HYACK AMERICA                         $20,137.50

TO BE REFUNDED
1604   000033    STEILMAN BY RALPH KAISER              $28,895.27
2004   000049    SFH LTD.                               $1,853.25

------------------------------------------------------------------------------------------------------------------------------------
BANK 1     REPUBLIC NATIONAL BANK OF NEW YORK   STATEMENT OF ACCOUNTS BY APT-NO/LOCATION   RSAPTSTM    DATE RUN   REQUESTED   PAGE
BRCH 93    RENT SECURITY DEPOSIT SYSTEM                   AS OF JUL 31, 1998               10.37.15     7/30/98   STATEMENT  5.597
------------------------------------------------------------------------------------------------------------------------------------

                BANK     BRANCH   AGENT  MNGMT  BLDG
                 NBR      NBR      NBR    NBR    NBR
--------------------------------------------------------------------------------
ACCOUNT NUMBER -  1       293       28     01     01

MANAGING AGENT                                    MANAGEMENT                              BUILDING

BRUCE S. BRICKMAN & ASSOC., INC.                  1412 PAVILION SUITS INC.                1412 BROADWAY
                                                                                          NEW YORK, NY 10018


                                                                                  UNPAID EARNED INTEREST
              ACCT                                     DATE OF   SECURITY     TENANT          MANAGEMENT       CURRENT TENANT TOTAL
APT/LOCATION   NO     TENANT NAME                      DEPOSIT    DEPOSIT YTD-INT PREV-YRS YTD-INT PREV-YRS TOTL VALUE        VALUE
STORE 1      000059 CORNUCOPIA INC.                    7/ 1/97   6,465.40   50.16   485.01     .00      .00   7,000.57     7,000.57
STORE 2      000060 SASCHA ABRAMOV                     7/ 1/97   5,600.00   43.62   435.20     .00      .00   6,078.82     6,078.82
STORE 6      000075 ROMA PIZZA FOOD CORP.              1/ 9/98  20,750.00  135.64      .00     .00      .00  20,885.64    20,885.64
1100         000006 S A (USA) INC                      7/ 1/97  15,113.00  107.05   272.20     .00      .00  15,492.75    15,492.75
1101         000067 NETTALCO NY, INC                  11/17/97   4,480.00   30.89     8.31     .00      .00   4,519.20     4,519.20
1102         000080 U-GIRL, INC.                       5/ 1/98   6,209.00   13.02      .00     .00      .00   6,222.02     6,222.02
1104         000070 JAKOB SCHLAEPFER INC.             12/17/97   9,405.00   69.03   372.41     .00      .00   9,846.44     9,846.44
1106         000071 MACOROSSI USA, INC.               12/17/97  14,550.00  100.10    11.86     .00      .00  14,661.96    14,661.96
1108         000079 PRODUCTION MAKERS INC.             5/ 1/98  22,847.00   47.89      .00     .00      .00  22,894.89    22,894.89
1109         000008 MARGIT PUBLISHING                  7/ 1/97   7,047.00   42.86   271.22     .00      .00   7,361.08     7,361.08
1200         000013 ISABELLA COMPANY                   7/ 1/97  13,683.32  131.11  3133.52     .00      .00  16,947.95    16,947.95
1202         000014 SUNNY LEIGH                        7/ 1/97  10,427.00   94.82  1958.43     .00      .00  12,480.25    12,480.25
1206         000015 SUNNY LEIGH                        7/ 1/97   4,770.00   35.81   256.56     .00      .00   5,062.37     5,062.37
1212         000018 THE FASHION LAB LTD                7/ 1/97  10,575.00   78.80   518.22     .00      .00  11,172.02    11,172.02
1216         000076 ESSEL CLOTHING GROUP INC           7/ 1/97   4,850.00   26.24      .00     .00      .00   4,876.24     4,876.24
14002        000063 NASH INTL GROUP LTD                7/ 1/97  14,583.34  134.51  2899.32     .00      .00  17,617.17    17,617.17
1404         000019 ABC INTL INC                       7/ 1/97   8,282.00   58.67   149.46     .00      .00   8,490.13     8,490.13
1408         000021 NASH INTL GROUP LTD                7/ 1/97   3,333.34   30.83   670.09     .00      .00   4,034.26     4,034.26
1410         000022 FASHION SERVICE INC.               7/ 1/97   5,000.00   35.32    82.33     .00      .00   5,117.65     5,117.65
1412         000023 LA STRADA SPORTWEAR INC.           7/ 1/97   3,593.75   34.77   233.76     .00      .00   3,862.28     3,862.28
1414         000024 HENRY LEE CO OF NY                 7/ 1/97   9,157.50   69.03   516.65     .00      .00   9,743.18     9,743.18
1416         000025 ROSEBAR TEXTILE CO                 7/ 1/97   9,420.00   67.49   233.44     .00      .00   9,720.93     9,720.93
1500         000026 D Z TRADING INC.                   7/ 1/97  26,377.50  200.87  1657.79     .00      .00  28,236.16    28,236.16
1504         000027 MONACO APPAREL INC.                7/ 1/97  11,656.34   99.55  1643.34     .00      .00  13,399.23    13,399.23
1506         000029 RJP SPORTWEAR INC.                 7/ 1/97  16,687.50  118.29   307.43     .00      .00  17,113.22    17,113.22
1508         000074 MJF IMPORTS, INC.                  1/ 9/98  19,052.99  124.54      .00     .00      .00  19,177.53    19,177.53
1511         000031 AMERICAN EXPRESS FASHION           7/ 1/97   7,732.50   55.88   234.20     .00      .00   8,022.58     8,022.58
1512         000032 LA SILHOUETTE APPAREL              7/ 1/97   8,248.00   61.53   411.29     .00      .00   8,720.82     8,720.82
1602         000068 CALIFORNIA APPAREL, INC (CYNTHIA) 11/17/97   7,012.50   48.31    13.00     .00      .00   7,073.81     7,073.81
1604         000033 STEILMAN BY RALPH KAIS             7/ 1/97  25,700.00  211.90  2983.37     .00      .00  28,895.27    28,895.27
1608         000034 SINGER FASHION GROUP INC.          7/ 1/97  20,250.00  151.00  1001.80     .00      .00  21,402.80    21,402.80
1610         000035 ALPER INTL                         7/ 1/97   5,915.63   35.44   582.01     .00      .00   6,533.08     6,533.08
1612         000036 M E FELD CO INC                    7/ 1/97   1,662.50   22.43   930.23     .00      .00   2,615.16     2,615.16
1617         000038 ASHER STUDIO INC.                  7/ 1/97   2,400.00   17.36    72.70     .00      .00   2,490.06     2,490.06
1704         000002 MARC WEAR                          7/ 1/97  24,630.00  177.68   713.67     .00      .00  25,521.35    25,521.35
1705         000072 RIDGEVIEW INC.                     1/ 1/98  33,195.00  234.86   723.00     .00      .00  34,152.86    34,152.86
1710         000082 KATELYN-ANDREWS, INC.              5/20/98   7,500.00   10.81      .00     .00      .00   7,510.81     7,510.81
1714         000010 MERYOU-SAN ANDRE                   7/ 1/97  15,716.67  118.96   928.01     .00      .00  16,763.64    16,763.64
1716         000041 MARCONI INTL                       7/ 1/97  16,125.00  118.57   658.14     .00      .00  16,901.71    16,901.71
1804         000043 PRIVATE MFG INC.                   7/ 1/97  25,980.00  190.67  1025.47     .00      .00  27,196.14    27,196.14
1806         000044 SEABOARD ATLANTIC GARMENT          7/ 1/97   6,937.50   50.16   210.16     .00      .00   7,197.82     7,197.82
1848         000046 SPORT-ELLE INC.                    7/ 1/97  10,500.00   73.64   127.50     .00      .00  10,701.14    10,710.14
2000         000047 KORAM INTL NY INC.                 7/ 1/97  10,500.00   78.82   564.79     .00      .00  11,143.61    11,143.61
2002         000048 GREENWAVE INC MATCH U              7/ 1/97   4,500.00   34.19   275.55     .00      .00   4,809.74     4,809.74
2004         000049 SFH LTD                            7/ 1/97   8,964.25   69.42   660.93     .00      .00   9,694.60     9,694.60
2006         000050 COUNCIL OF FASHION DESIGN          7/ 1/97   5,221.00   41.69   490.25     .00      .00   5,752.94     5,752.94
2008         000083 CDFA FOUNDATION, INC               7/24/98   4,423.70     .00      .00     .00      .00   4,423.70     4,423.70
2010         000051 NASH INTL GROUP LTD                7/ 1/97   6,423.00   44.94    69.42     .00      .00   6,537.36     6,537.36
2014         000052 SFH INC.                           7/ 1/97   4,569.00   31.89    42.73     .00      .00   4,643.62     4,643.62
2016         000069 LEAD SPORTSWEAR, LLC              10/ 1/97   6,831.00   24.82W  363.80     .00      .00   7,219.62     7,219.62
2100         000053 EXCEL APPAREL INC.                 7/ 1/97   9,200.00   69.64   543.27     .00      .00   9,812.91     9,812.91
2102         000054 JOROBI INC.                        7/ 1/97  35,542.50  258.49  1208.18     .00      .00  37,009.17    37,009.17
2300         000055 SAN SIMEON INC.                    7/ 1/97  32,813.16  245.82  1721.21     .00      .00  34,780.19    34,780.19
2300         000056 SAN SIMEON INC.                    7/ 1/97   6,320.00   46.47   257.97     .00      .00   6,624.44     6,624.44
2302         000084 SANDERS TEXTILES, INC.             7/24/98  10,368.75     .00      .00     .00      .00  10,368.75    10,368.75
2306         000057 GLOBAL APPAREL MGMT INC.           7/ 1/97   3,975.00   27.55      .00     .00      .00   4,002.55     4,002.55
2306         000058 GLOBAL APPAREL MGMT                7/ 1/97  21,637.50  150.07      .00     .00      .00  21,787.57    21,787.57
2500         000081 TOPTRANS CORP                      5/ 1/97   8,700.00   18.23      .00     .00      .00   8,718.23     8,718.23
700          000073 AFZAM, INC.                        1/ 9/98   6,467.52   42.27      .00     .00      .00   6,509.79     6,509.79
702          000064 GUNTHER BY NASH, INC.              9/23/97   5,835.00   40.37    25.66     .00      .00   5,901.03     5,901.04
706          000003 BRIGATA INTL INC.                  7/ 1/97  23,679.50  169.99   614.85     .00      .00  24,464.34    24,464.34
707          000078 QUADRA LLC                         4/15/98  17,615.76   46.65      .00     .00      .00  17,662.41    17,662.41


(table continued)

BUILDING RECAP

                   BANK    BRANCH    AGENT    MNGMT    BLDG
                    NBR     NBR       NBR      NBR      NBR
--------------------------------------------------------------------------------
ACCOUNT NUMBER -     1      293       28        01       02

(table continued)


       NUMBER OF ACCOUNTS      SECURITY       TENANT INTEREST        MANAGEMENT INTEREST       CURRENT      TOTAL  TENANT  VALUE
AGNT   MGNT  BLDG  TENANT      DEPOSITS    THIS YEAR     PREVIOUS   THIS YEAR     PREVIOUS   TOTAL VALUE
                       62    737,007.92     5,001.43    33,570.21         .00          .00    775,579.56             775,579.56


(table continued)

****NOTE: A 'W' NEXT TO THE TENANT'S -CURRENT UNPAID EARNED INTEREST- FIELD INDICATES ACCOUNT HAS TEFRA WITHHOLDING THIS YEAR ****


(table continued)


-----------------------------------------------------------------------------------------------------------------------------------
BANK   1  REPUBLIC NATIONAL BANK OF NEW YORK   STATEMENT OF ACCOUNTS BY APT-NO/LOCATION   RSAPTSTM    DATE RUN     REQUESTED   PAGE
BRCH  93  RENT SECURITY DEPOSIT SYSTEM                    AS OF JUL 31, 1998              10.37.15     7/30/98     STATEMENT  5,602

MANAGEMENT RECAP

--------------------------------------------------------------------------------
                     BANK    BRANCH   AGENT   MNGMT   BLDG
                      NBR     NBR      NBR     NBR     NBR

ACCOUNT NUMBER -        1     293       28      01      00


       NUMBER OF ACCOUNTS      SECURITY       TENANT INTEREST       MANAGEMENT INTEREST       CURRENT      TOTAL  TENANT  VALUE
AGNT   MGNT  BLDG  TENANT      DEPOSITS    THIS YEAR    PREVIOUS   THIS YEAR     PREVIOUS   TOTAL VALUE
                2     102    819,769.12     5,478.31   34,564.32         .00          .00    859,811.75             859,811.75

(table continued)

-----------------------------------------------------------------------------------------------------------------------------------
BANK   1   REPUBLIC NATIONAL BANK OF NEW YORK   STATEMENT OF ACCOUNTS BY APT-NO/LOCATION   RSAPTSTM    DATE RUN    REQUESTED   PAGE
BRCH  93   RENT SECURITY DEPOSIT SYSTEM                    AS OF JUL 31, 1998              10.37.15     7/30/98    STATEMENT  5,603
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MANAGING AGENT RECAP

                     BANK    BRANCH   AGENT   MNGMT   BLDG
                      NBR     NBR      NBR     NBR     NBR

ACCOUNT NUMBER -        1     293       28      00      00

       NUMBER OF ACCOUNTS      SECURITY       TENANT INTEREST       MANAGEMENT INTEREST      CURRENT       TOTAL  TENANT  VALUE
AGNT   MGNT  BLDG  TENANT      DEPOSITS    THIS YEAR    PREVIOUS   THIS YEAR    PREVIOUS   TOTAL VALUE
          1     2     102    819,769.12     5,478.31   34,564.32         .00         .00    859,811.75              859,811.75


                                     Schedule 8

                              Tenant Arrearage Schedule


--- PREPARED FOR ---                          FASHION GALLERY OWNER LLC                        --PREPARED BY ---
FASHION GALLERY OWNER LLC                       AGED ARREARS REPORT                            THE FASHION GALLERY BUILDING
NEW YORK, NY  10018                           FOR PERIOD ENDED 8/ 5/98
AGENT:  FASHION GALLERY BUILDING
                                             BASE     CURRENT    LAST     -T0TAL-   - 1-30 ---- 31-60 --- 61-90 -- 91-120 -- 121+ -
BLD-TEN UNIT   RESIDENT NAME                CHARGES   PAYMENTS PAY DATE   AMT DUE   AUG '98   JUL '98   JUN '98   MAY '98   APR '98

248-001 STORE  DUANE REED                  29166.67            07/09/98  29166.67  29166.67
               *** ELEC METER                                             1526.10             1376.41    149.69
               *** R/E TAX                  2960.69                       2960.69   2960.69
               *** SUBMTR FEE                 15.00                         15.00     15.00
                                                                         --------  --------  --------  --------
                                                                         33668.46  32142.36   1376.41    149.69

248-002 STORE  GOTHAM BANK OF NY           17083.33           07/06/98   17083.33  17083.33
               *** ELEC INCL                1000.00                       1000.00   1000.00
                                                                         --------  --------
                                                                         18083.33  18033.33

248-003 STORE CORNUCOPIA INC.               3655.00  4924.88  08/05/98    3655.00   3655.00
              *** ELEC INCL                 1000.00                       1000.00   1000.00
              *** FUEL/UTIL                     .53                           .00
              *** PORTER WAG                 268.82                        268.82    268.82
              *** MET WATER                                                140.04               66.35     53.91     19.78
              *** LATE FEE                                                 217.44               43.20     43.20     43.20     87.84
              *** SUBMTR FEE                  30.00                        150.00     30.00     30.00     30.00     30.00     30.00
                                                                         --------  --------  --------  --------  --------  --------
              ELECT INCL.                                                 5431.30   4953.82    139.55    127.11     92.98    117.84

248-004 STORE SASCHA ABRAMOV                1489.00           07/01/98    1489.00   1489.00
              *** ELEC INCL                   84.00                         84.00     84.00
              *** STORAGE                    200.00                        353.33    200.00    153.33
                                                                         --------  --------  --------
                                                                          1926.33   1773.00    153.33

248-005 STORE B'WAY STATIONERY CO. INC     14850.00           07/23/98   18283.96  14850.00   3433.96
              *** WTR/SPKL                    35.00                        160.00     35.00     35.00     35.00     35.00     20.00
              *** ELEC METER                                              9963.44             1731.96   1499.99   1414.87   5316.62
              *** MISC.                                                    513.60                        513.16
              *** NSF CK CHG                                                25.00                         25.00
              *** LATE FEE                                                 429.93              145.80    141.00    104.60     38.53
              *** ADD'L RENT                                             46559.10                                          46559.10
              *** AIR-CON                                                  525.00                                            525.00
              *** SUBMTR FEE                  15.00                         90.00     15.00     15.00     15.00     15.00     30.00
                                                                         --------  --------  --------  --------  --------  --------
                                                                         76550.03  14900.00   5361.72   2229.59   1569.47  52489.25

248-225 700  AFZAM INC.                     2012.50           07/27/98    2012.50   2012.50
             *** ELEC INCL                   201.25                        201.25    201.25
             *** R/E TAX                       8.02                          8.02      8.02
             *** LATE FEE                                                   20.10               16.75      3.35
             *** JANIT/CLNG                  134.16                        134.16
                                                                         --------  --------  --------  --------
                                                                          2376.03   2355.93     16.75      3.35

248-227 702  GUNTHER BY NASH, INC.          1916.67           07/06/98    3833.34   1916.67   1916.67
             *** ELEC INCL                   194.25                        524.67    194.25    194.25    136.17
             *** R/E TAX                       8.02                          8.02      8.02
             *** PORTER WAG                   25.25                         50.50     25.25     25.25
             *** NSF CK CHG                                                100.00                         50.00     25.00     25.00
             *** LATE FEE                                                  112.65               20.10     19.80     20.10     52.65
             *** WINDOW CLN                                                 29.30                                             29.30
             *** JANIT/CLNG                  129.66                        388.98    129.66    129.66    129.66
                                                                         --------  --------  --------  --------  --------  --------
             LATE:  10 DYS 18% OR MAX                                     5047.46   2273.85   2285.93    335.63     45.10    106.95

248-229 704  MAINETTI CANADA INC.           3195.00           07/02/98    3195.00   3195.00
             *** ELEC INCL                   319.50                        319.50    319.50
             *** R/E TAX                      11.15                         11.15     11.15
             *** PORTER WAG                   41.47                         41.47     41.47
             *** LATE FEE                                                    9.00                          9.00
             *** JANIT/CLNG                  213.00                        213.00    213.00
             *** STORAGE                     165.00                        165.00    165.00
                                                                         --------  --------            --------
             LATE:  10 DYS 18% OR MAX                                     3954.12   3954.12                9.00

248-231 706  BRIGATA INT'L INC.             3946.58           07/07/98    3946.58   3946.58
             *** ELEC INCL                   910.75                        910.75    910.75
             *** PORTER WAG                  376.35                        376.35    376.35
             *** JANIT/CLNG                  576.80                        576.80    576.80
                                                                         --------  --------
             LATE:  10 DAYS 18% OR MORE                                   5810.48   5810.48

248-232 707  QUADRA LLC                     5303.67           07/21/98    5303.67   5303.67
             *** ELEC INCL                   568.25                        568.25    568.25
             *** R/E TAX                      23.00                         23.00     23.00
             *** PORTER WAG                   73.76                         73.76     73.76
             *** LATE FEE                                                    6.09                5.10       .99
             *** JANIT/CLNG                  378.83                        378.83    378.83
                                                                         --------  --------  --------  --------
                                                                          6353.60   6347.51      5.10       .99

248-233 708  LANE BRYANT, INC.              4434.27                       4434.27   4434.27
             *** ELEC INCL                   785.50                        532.10    532.10
             *** JANIT/CLNG                  523.67                        354.77    354.77
                                                                         --------  --------
                                                                          5321.14   5321.14

248-243 718  MI-DOR REALTY CORP.            5208.00  13170.76 08/05/98    5208.00   5208.00
             *** ELEC INCL                   312.50                        312.50    312.50
             *** PORTER WAG                  739.88                        739.88    739.88
             *** LATE FEE                                                  340.95               56.70     57.90     57.30    169.05
             *** JANIT/CLNG                  325.00                        325.00    325.00
                                                                         --------  --------  --------  --------  --------  --------
             LATE:  10 DYS/LSSR 18%/MAX                                   6926.33   6585.38     56.70     57.90     57.30    169.05

248-300 ENT5&6 KASPER A.S.L. LTD           81332.00           07/06/98   81332.00  81332.00
             *** PORTER WAG                 2626.35                       2626.35   2626.35
             *** ADD'L RENT                 3388.83                       3388.83   3388.83
                                                                         --------  --------
                                                                         87347.18  87347.18

248-425 1100 S.A. (USA), INC.               5163.58           07/09/98    5163.58   5163.58
             *** ELEC INCL                   539.75                        539.75    539.75
             *** JANIT/CLNG                  205.10                        205.10    205.10
                                                                         --------  --------
                                                                          5908.43   5908.43

248-426 1102 U-GIRL, INC.                                     07/02/98        .00
             *** ELEC INCL                   194.50                        179.50    179.50
             *** SECURITY                                                   15.00                                             15.00
             *** JANIT/CLNG                  129.67                        129.67    129.67
                                                                         --------  --------                                --------
                                                                           324.17    309.17                                   15.00

248-430 1106 MARCOROSSI USA, INC.           4850.00           07/07/98    4850.00   4850.00
             *** ELEC INCL                   485.00                        485.00    485.00
             *** JANIT/CLNG                  323.33                        323.33    323.33
                                                                         --------  --------
                                                                          5658.33   5658.33

248-432 1108 PRODUCTION MAKERS, INC.                          07/13/98        .00
             *** ELEC INCL                   737.00                        737.00    737.00
             *** JANIT/CLNG                  491.33                        491.33    491.33
                                                                         --------  --------
                                                                          1228.33   1228.33

248-450 1200 ISABELLA COMPANY               6841.67           07/15/98    6841.67   6841.67
             *** ELEC INCL                   641.75                        641.75    641.75
             *** R/E TAX                     235.71                        235.71    235.71
             *** PORTER WAG                  791.49                        791.49    791.49
             *** LATE FEE                                                   37.20                                             37.20
             *** STORAGE                     210.00                        210.00    210.00
                                                                         --------  --------                                --------
                                                                          8757.82   8720.62                                   37.20

248-452 1202 SUNNY LEIGH                   11769.33           07/14/98   11769.33  11769.33
             *** ELEC INCL                   885.83                        885.83    885.83
             *** R/E TAX                    1215.25                       1215.25   1215.25
             *** LATE FEE                                                  347.50                                   68.40    279.17
             *** JANIT/CLNG                  300.00                        300.00    300.00
                                                                         --------  --------                      --------  --------
                                                                         14517.98  14170.41                         68.40    279.17

248-456 1206 SUNNY LEIGH INC.               4770.00           07/14/98    4770.00   4770.00
             *** ELEC INCL                   477.00                        477.00    477.00
             *** PORTER WAG                  410.57                        410.57    410.57
             *** LATE FEE                                                  144.14                                   28.35    115.79
             *** JANIT/CLNG                  200.00                        200.00    200.00
                                                                         --------  --------                      --------  --------
                                                                          6001.71   5857.57                         28.35    115.79

248-460 1210 GORTON ASSOCIATES, INC.        1500.00           07/02/98    1500.00   1500.00

248-464 1214 DAVE GOLDBERG INC.             2472.00           07/17/98    2472.00   2472.00
             *** ELEC INCL                   240.00                        240.00    240.00
             *** PORTER WAG                  259.77                        259.77    259.77
             *** LATE FEE                                                   15.13                                             15.13
             *** JANIT/CLNG                  151.79                        151.79    151.79
                                                                         --------  --------                                --------
                                                                          3138.69   3123.56                                   15.13

248-466 1212 FASHION LAB LTD.               3525.00           07/13/98    3525.00   3525.00
             *** ELEC INCL                   352.50                        352.50    352.50
             *** PORTER WAG                  381.53                        581.53    381.53
             *** JANIT/CLNG                  235.00                        235.00    235.00
                                                                         --------  --------
                                                                          4494.03   4494.03

248-477 1400-2NASH INTERN'L GROUP LTD       7167.50           06/24/98   14335.00   7167.50   7167.50
             *** ELEC INCL                   716.75                       1433.50    716.75    716.75
             *** PORTER WAG                  296.19                        592.38    296.19    296.19
             *** LATE FEE                                                  165.78               58.56     34.02               73.20
             *** JANIT/CLNG                  344.13                        688.26    344.13    344.13
                                                                         --------  --------  --------  --------            --------
                                                                         17214.92   8524.57   8583.13     34.02               73.20

248-479 1404 ABC INTERNATIONAL              4141.00           07/24/98    4141.00   4141.00
             *** ELEC INCL                   451.75                       1355.25    451.75    903.50
             *** PORTER WAG                   41.50                         41.50     41.50
             *** LATE FEE                                                   90.45                                             90.45
             *** JANIT/CLNG                  286.10                        858.30    286.10    572.20
                                                                         --------  --------  --------                      --------
                                                                          6486.50   4920.35   1475.70                         90.45

248-483 1408 NASH INTERN'L GROUP LTD        1666.67           06/24/98    3333.34   1666.67   1666.67
             *** ELEC INCL                   319.75                        639.50    319.75    319.75
             *** PORTER WAG                  132.13                        264.26    132.13    132.13
             *** LATE FEE                                                   43.52               15.36      8.96               19.20
             *** JANIT/CLNG                  127.89                        255.78    127.89    127.89
                                                                         --------  --------  --------  --------            --------
                                                                          4536.40   2246.44   2261.80      8.96               19.20

248-485 1410 THE FASHION SERVICE INC.       3500.00   4628.92 08/03/98    3500.00   3500.00
             *** ELEC INCL                   713.00                        713.00    713.00
             *** PORTER WAG                  415.92                        415.92    415.92
             *** LATE FEE                                                  159.60               39.90     39.90     39.90     39.90
                                                                         --------  --------  --------  --------  --------  --------
                                                                          4788.52   4628.92     39.90     39.90     39.90     39.90

248-492 1416 ROSEBAR TEXTILE CO., INC.      3140.00           07/03/98    3140.00   3140.00
             *** ELEC INCL                   314.00                        314.00    314.00
             *** PORTER WAG                  129.76                        129.76    129.76
             *** JANIT/CLNG                   79.55                         79.55     79.55
                                                                         --------  --------
                                                                          3663.31   3663.31

248-500 1500 D.Z. TRADING INC.              8792.50           07/10/98    8792.50   8792.50
             *** ELEC INCL                   879.25                        879.25    879.25
             *** PORTER WAG                  756.80                        756.80    756.80
                                                                         --------  --------
                                                                         10428.55  10428.55

248-504 1504 MONACO APPAREL, INC.           5142.50           07/10/98    5142.50   5142.50
             *** ELEC INCL                   514.25                        514.25    514.25
             *** PORTER WAG                  893.63                        893.63    893.63
             *** JANIT/CLNG                  325.61                        325.61    325.61
             *** STORAGE                     350.00                        350.00    350.00
                                                                         --------  --------
                                                                          7225.99   7225.99

248-508 1508 M.J.F. IMPORTS INC.            5616.00   5616.00 08/05/98        .00
             *** ELEC INCL                   624.00    624.00                 .00
             *** R/E TAX                      25.09                         25.09     25.09
             *** NSF CK CHG                                                 25.00                                             25.00
             *** JANIT/CLNG                  416.00    416.00                 .00
             *** STORAGE                     200.00    200.00                 .00
                                                                         --------  --------                                --------
                                                                            50.09     25.09                                   25.00

248-509 1509 J&J CONTRACT SERVICES, INC.                      07/06/98        .00
             *** ELEC INCL                   448.75                        448.75    448.75
                                                                        ---------  --------
                                                                           448.75    448.75

248-511 1511 AMERICAN EXPRESS FASHIONS, LT  2577.50           06/26/98    5155.00   2577.50   2577.50
             *** ELEC INCL                   257.75                        515.50    257.75    257.75
             *** PORTER WAG                   33.46                         66.92     33.46     33.46
             *** LEGAL FEE                                                 538.06                        347.95              190.11
             *** LATE FEE                                                  162.43               28.50     27.60     27.30     79.03
             *** JANIE/CLNG                   98.00                        196.00     98.00     98.00
                                                                         --------  --------  --------  --------  --------  --------
             LATE CHG: 18% OR MAX - 10 DY                                 6633.91   2966.71   2995.21    375.55     27.30    269.14

248-512 1512 LA SILHOUETTE APPAREL USA INC  1976.08           07/01/98    1976.08   1976.08
             *** ELEC INCL                   257.75                        257.75    257.75
             *** PORTER WAG                  221.85                        221.85    221.85
             *** JANIT/CLNG                  163.00                        163.00    163.00
                                                                         --------  --------
                                                                          2618.68   2618.68

248-533 1608 SINGER FASHION GROUP, INC.     6645.00           07/13/98    6645.00   6645.00
             *** ELEC INCL                   675.00                        675.00    675.00
             *** PORTER WAG                  719.23                        719.23    719.23
             *** LATE FEE                                                   88.65               52.80     35.85
             *** JANIT/CLNG                  348.33                        348.33    348.33
                                                                         --------  --------  --------  --------
                                                                          8476.21   8387.56     52.80     35.85

248-537 1612 M.E. FELD COMPANY INC.         3787.50           07/06/98    3787.50   3787.50
             *** MTR/SPKL                     18.00                         18.00     18.00
             *** PORTER WAG                  447.62                        447.62    447.62
                                                                         --------  --------
                                                                          4253.12   4253.12

248-539 1614 CASUAL CORNER GROUP, INC.       387.50    762.08 08/05/98        .00
             *** ELEC INCL                             105.08              387.50    387.50
             *** ACCESS CRD                            105.00                 .00
             *** JANIT/CLNG                  258.34    508.07              258.34    358.34
                                                                         --------  --------
                                                                           645.84    645.84

248-541 1616 FABRIC TEAM USA, INC.          3775.16           07/13/98    3775.16   3775.16
             *** ELEC INCL                   364.75                        364.75    364.75
             *** R/E TAX                      14.64                         14.64     14.64
             *** JANIT/CLNG                  243.16                        243.16    243.16
                                                                         --------  --------
             10 DAYS - 18% OR MAX                                         4397.71   4397.71

248-542 1617 ASHER STUDIO INC.               800.00           07/06/98     800.00    800.00
             *** ELEC INCL                    75.00                         75.00     75.00
             *** PORTER WAG                   30.99                         30.99     30.99
             *** JANIT/CLNG                   47.50                         47.50     47.50
                                                                         --------  --------
                                                                           953.49    953.49

248-554 1704 MARC WEAR, INC.                7558.75           07/10/98    7558.75   7558.75
             *** ELEC INCL                   821.00                        821.00    821.00
             *** PORTER WAG                  532.61                        532.61    532.61
             *** JANIT/CLNG                  437.48                        437.48    437.48
                                                                         --------  --------
                                                                          9349.84   9349.84

248-557 1707 KATESCORP (US) INC.            4230.00           07/23/98    4230.00   4230.00
             *** ELEC INCL                   423.00                       1548.32    423.00    423.00    423.00    279.32
             *** R/E TAX                      17.08                         17.08     17.08
             *** PORTER WAG                   54.91                        164.73     54.91     54.91     54.91
             *** LATE FEE                                                  171.30               42.90     42.90     42.90     42.90
             *** WINDOW CLN                                                 51.83                                             51.83
             *** ADD'L RENT                                              12833.68                                          12833.68
             *** JANIT/CLNG                  282.00                       1128.00    282.00    282.00    282.00    282.00
                                                                         --------  --------  --------  --------  --------  --------
                                                                         20144.94   5006.99    802.81    802.81    802.81  12928.41

248-560 1710 KATELYN-ANDREWS, INC.          2500.00           07/07/98    5403.25   2500.00   2500.00    403.25
             *** ELEC INCL                   375.00                        810.50    375.00    375.00     60.50
             *** R/E TAX                      14.99                         14.99     14.99
             *** NSF CK CHG                                                 25.00                                             25.00
             *** LATE FEE                                                  114.60               27.00     27.00     33.60     27.00
             *** JANIT/CLNG                  250.00                        500.00    250.00    250.00
                                                                         --------  --------  --------  --------  --------  --------
                                                                          6868.34   3139.99   3152.00    490.75     33.60     52.00

248-564 1714 ME & YOU                       1833.33           06/18/98    3666.66   1833.33   1833.33
             *** ELEC INCL                   250.00                        500.00    250.00    250.00
             *** ARREARS AG                 2835.45                       5670.90   2835.45   2835.45
             *** LATE FEE                                                   70.08               26.28     43.80
             *** JANIT/CLNG                  166.66                        333.32    166.66    166.66
                                                                         --------  --------  --------  --------
                                                                         10240.96   5085.44   5111.72     43.80

248-581 1806 SEABOARD ATLANTIC GARMENTS IN  2312.50           07/13/98    2312.50   2312.50
             *** ELEC INCL                   231.50                        231.50    231.50
             *** PORTER WAG                   30.02                         30.02     30.02
             *** JANIT/CLNG                  146.45                        146.45    146.45
                                                                         --------  --------
             LATE: 18% OR MAX - 10 DAYS                                   2720.22   2720.22

248-583 1808 HYACK AMERICA, INC.            6712.50           07/06/98    6712.50   6712.50
             *** ELEC INCL                   671.25                        671.25    671.25
             *** R/E TAX                      27.18                         27.18     27.18
             *** PORTER WAG                   87.13                         87.13     87.13
             *** JANIT/CLNG                  268.50                        268.50    268.50
                                                                         --------  --------
                                                                          7766.56   7766.56

 248-585 1818 SPORT-ELLE, INC.               3500.00           07/13/98    3500.00   3500.00
             *** ELEC INCL                   350.00                        350.00    350.00
             *** R/E TAX                      14.29                         14.29     14.29
             *** PORTER WAG                   45.43                         45.43     45.43
             *** LATE FEE                                                  128.81                                   25.99    102.82
                                                                         --------  --------                      --------  --------
             LATE: 10 DYS 12% OR MAX                                      4038.53   3909.72                         25.99    102.82

248-600 EN 19 1412 PAVILION SUITES, INC.   33333.34           07/22/98   43429.52  33333.34  10096.18
             *** ELEC METER                                               3237.16             2782.05    455.11
                                                                         --------  --------  --------  --------
                                                                         46666.68  33333.34  12878.23    455.11

248-625 2000  KORAM INT'L N.Y. INC.         3500.00           07/09/98    3500.00   3500.34
             *** ELEC METER                  350.00                        350.00    350.00
             *** PORTER WAG                  301.26                        221.35    301.26
             *** JANIT/CLNG                  221.35                        221.35    221.35
                                                                         --------- ---------
                                                                          4372.61   4372.61

248-627 2002 GREENWAVE INC.                 2250.00           07/17/98    2250.00   2250.00                                    10.88
             *** LATE FEE                                                   10.88   ________                                   _____
                                                                          2260.88   2250.00                                    10.88

248-635 2010 NASH INTERNATIONAL GROUP, LTD. 3211.50           06/24/98    6423.00   3211.50   3211.50
             *** PORT WAG                     69.48                        138.96     69.48     69.48
             *** LATE FEE                                                   67.86     14.29     24.00         13.86            30.00
             *** JANIT/CLNG                  211.09                        422.18    211.09    211.09
                                                                           ------   -------   -------         ------           -----
                                                                          7052.00   3492.07    211.09         13.86            30.00

248-638 2014 1S. F.H., LTD.                                                   .00
             *** ELEC INCL                   876.00                       1266.00    876.00    390.00
             *** LATE FEE                                                  187.70                                             187.70
             *** JANIT/CLNG                                                 50.71                                              50.71
                                                                          -------   -------   -------                         ------
                                                                          1504.41    876.00    390.00                         238.41

248-639 2016 LEAD SPORTSWEAR, L.L.C.        2277.00           07/07/98    2277.00   2277.00
             *** ELEC INCL                   379.50                        379.50    379.50
             *** PORTER WAG                   49.26                         49.26     49.29
             *** JANIT/CLNG                  253.00                        253.18    253.00
                                                                          -------   -------
       LATE: 10 DYS 18% OR MAX                                            2958.76   2958.76

248-650 2100 EXCEL APPAREL, INC.            3587.50           07/07/98    3587.50   3587.50
             *** ELEC INCL                   287.50                        287.50    287.50
             *** JANIT/CLNG                  181.83                        181.83    181.83
                                                                          -------   -------
                                                                          4056.83   4056.83

248-652 2102 JOROBI INC.                   11452.58           07/06/98   22905.16  11452.58  11452.58
             *** ELEC INCL                  1184.75                       2369.50   1184.75   1184.75
             *** PORTER WAG                  367.18                        734.34    367.18    367.16
             *** LATE FEE                                                  129.96              111.30    18.66
                                                                          -------   -------   -------   ------
             LATE: 10 DYS 18% OR MAX                                     26138.96  13004.51  13115.79    18.66

248-662      STEILMANN, INC.                   --                             .00
             *** SECURITY                                                15320.54                                          15320.54
                                                                        ---------                                          --------
                                                                         15320.54                                          15320.54

248-700 2300 SAN SIMEON INC.               13000.00           07/06/98   13000.00  13000.00
             *** ELEC INC.                  1606.25                       1606.25   1606.25
             *** PORTER WAG                 2164.37                       2164.37   2164.37
             *** ARREARS AG                                              24150.51            10733.56 13416.95
             *** LATE FEE                                                   91.80                        91.80
             *** JANIT/CLNG                 1015.87                       1015.87   1015.87
             *** STORAGE                     200.00                        200.00    200.00
                                                                          -------  --------  -------- --------
                                                                         42228.80  17986.49  10733.56 13508.75

248-702 2302 SANDERS TEXTILES, INC          3456.25           07/23/98    -230.42   -230.42
             *** ELEC INCL                                                 276.50    276.50
             *** JANIT/CLNG                                                184.33    184.33
                                                                          -------   -------
                                                                           230.41    230.41

248-706 2306 GLOBAL APPAREL MGMT. INC.      7906.25           07/14/98    7906.25   7906.25
             *** ELEC INCL                                                 853.75    853.75
             *** LATE FEE                                                   34.86                                              34.86
                                                                          -------   -------                                   ------
                                                                          8794.86   8760.00                                    34.86

248-735 2410 LANE BRYANT INC.              16162.50           07/06/98   16162.50  16162.50
             *** ELEC INCL                  1804.75                       1804.75   1804.75
             *** R/E TAX                     948.10                        948.10    948.10
             *** PORTER WAG                 2808.61                       2808.61   2801.61
             *** JANIT/CLNG                 1020.47                       1020.47   1020.47
                                                                         --------  --------
             ***** VACANCY PENDING *****                                 22744.43  22744.43
             MARILYN FAX#614-577-4319

248-750 2500 TOPTRANS CORP.                 4800.00           07/06/98    4800.00   4800.00
             *** ELEC INCL                   450.00                        450.00    450.00
             *** WTR/SPKL                     20.00                         20.00     20.00
             *** PORTER WAG                  116.25                        116.25    116.25
             *** JANIT/CLNG                  244.31                        244.31    244.31
                                                                          -------   -------
                                                                          5630.56   5630.56

BUILDING 248 TOTALS: ARREARS   95769.26     CURR.CHG   476832.82        644467.81            74504.21         2592.31
  COUNT:  60         PREPAIDS  -3471.25     PAYMENTS    69361.16    PPD   -230.42 465819.40           18741.28            82580.19
                                                                        ---------
                                                                        644237.39

(table continued)


TENANT COUNTERS:                --1-30-- --31-60--  --61-90-- --91-120----120+--
                                   27       1          9                  23

------------------------------------------------------------------------------------------------------------------------------------

 CORPORATION     TOTALS                        AGENT:**        --1-30--       --31-60--     --61-90--     --91-120--     --120+--

                 CURRENT RESIDENTS:          644237.39         465819.40       74504.21      18741.28        2592.31     82580.19
                 PRIOR RESIDENTS:                  .00               .00            .00           .00            .00          .00
                                                               ---------       --------      --------       --------     --------
                 TOTAL ARREARS:              644237.39         465819.40       74504.21      18741.28        2592.31     82580.19
------------------------------------------------------------------------------------------------------------------------------------

TENANT COUNTERS:    CURRENT TENANTS--                               27              1             9                         23
                    PRIOR TENANTS--
                                                                --------        -------      --------        ---------   -------
                    GRAND TOTALS:                                   27              1             9                         23


                    GRAND TOTALS      ARREARS REPORT AGENT: **   8/ 5/98


                                        BASE        OTHER     TOTAL DUE    --CURR--     ---30---    ---60---   ---90---    --120---
                                      47832.82    95769.26    644237.39    465819.40    74504.21    18741.28    2592.31    82580.19


--- PREPARED FOR ---                          FASHION GALLERY PAVILION                         --PREPARED BY ---
FASHION GALLERY OWNER LLC                       AGED ARREARS REPORT                            THE FASHION GALLERY BUILDING
NEW YORK, NY  10018                           FOR PERIOD ENDED 8/ 5/98
AGENT:  FASHION GALLERY BUILDING

                                             BASE     CURRENT    LAST     -T0TAL-   - 1-30 ---- 31-60 --- 61-90 -- 91-120 -- 121+ -
BLD-TEN UNIT RESIDENT NAME                  CHARGES   PAYMENTS PAY DATE   AMT DUE   AUG '98   JUL '98   JUN '98   MAY '98   APR '98
246-701 1901 DKR GROUP LTD.                 1050.00            07/21/98   1050.00   1050.00
             *** COPIES                                                       .50                  .30                 .20
                                                                          -------   -------    -------             -------
                                                                          1050.50   1050.00        .30                 .20
246-703 1903 INTERNATIONAL TEXTILE SOURCIN  1300.00            07/24/98   1300.00   1300.00
             ***COPIES                                                      24.80                18.60      6.20
             ***FAXING                                                      27.60                27.60
                                                                          -------   -------    -------   -------
                                                                          1352.40   1300.00      46.20      6.20

246-707 1907 MFM INTERNATIONAL INC.         2500.00            07/07/98   2500.00   2500.00
             ***COPIES                                                      37.40                27.60      9.80
             ***FAXING                                                        .30                                      .30
                                                                          -------   -------    -------   -------   -------
                                                                          2537.70   2500.00      27.60      9.80       .30

246-710 1910 NORSTAN APPAREL SHOPS,INC      1175.00    1175.00 08/05/98       .00
             ***SECURITY                                                    50.00                                              50.00
             ***COPIES                                                       8.80                 1.60                3.60      3.60
                                                                          -------              -------             -------    ------
                                                                            58.80                 1.60                3.60     53.60

246-713 1913 HEBERLEIN TEXTILE PRINTING IN  2300.00    2300.00 08/04/98       .00
          /1 ***COPIES                                                      15.50                15.50
                                                                          -------              -------
                                                                            15.50                15.50

246-717 1917 SONALI CORP.                   1550.00            07/16/98    877.07    877.07
             ***COPIES                                                      43.30                43.30
                                                                          -------   -------    -------
                                                                           920.37    877.07      43.30

246-719 1919 AMY LYNN OF CALIFORNIA         1300.00            07/21/98   1300.00   1300.00
             ***COPIES                                                       1.20                 1.20
             ***FAXING                                                       6.30                 1.50       3.00     1.80
                                                                          -------   -------    -------    -------  -------
                                                                          1307.50   1300.00       2.70       3.00     1.80

246-721 1921 KALKSTEIN SILK MILLS, INC.     1000.00            07/08/98   1000.00   1000.00
             ***COPIES                                                       2.20                 2.20
                                                                          -------   -------    -------
                                                                          1002.20   1000.00       2.20

146-724 1924 BARTFAI TEXTILE AGENCIES LTD    700.00            07/07/98       .00
             ***COPIES                                                      25.10                25.10
                                                                          -------              -------
                                                                            25.10                25.10

246-731 1931 REVIVAL WEAR INC.               675.00            07/21/98    675.00    675.00

246-736 1936 MINX INTERNATIONAL, INC.        850.00     850.00 08/03/98       .00
             ***COPIES                                                        .20                  .20
             ***FAXING                                                        .30                             .30
                                                                          -------              -------     ------
                                                                              .50                  .20        .30

246-737 1937 STEVEN PEARL, INC.              725.00            07/17/98    725.00    725.00
             ***COPIES                                                        .10                  .10
                                                                          -------   -------    -------
                                                                           725.10    725.00        .10

246-745 1945 FERDINO APPAREL INC.            625.00            07/01/98   1250.00    625.00     625.00
             ***COPIES                                                       1.70                  .80        .90
             ***FAXING                                                      13.40                 4.50       5.10     3.80
             ***TYPING                                                                6.00                 6.00
                                                                          -------   -------    -------    -------  -------
                                                                          1271.10    625.00     636.30       6.00     3.80

246-748 1948 SEACLIFF INDUSTRIES            1700.00            07/02/98   1700.00   1700.00
             ***COPIES                                                       2.90                 2.90
                                                                          -------   -------    -------
                                                                          1702.90   1700.00       2.90

246-750 1950 GIAN INDUSTRIES,                600.00     600.00 08/03/98   1200.00    600.00     600.00

246-751 1951 BLOUGH-WAGNER                  1600.00            07/14/98   1600.00   1600.00
             ***COPIES                                                      26.30                26.30
                                                                          -------   -------    -------
                                                                          1626.30   1600.00      26.30

246-754 1954 H. GLUCKSON BUYING SERVICE      650.00            07/10/98    650.00    650.00
             ***COPIES                                                       3.70                  .60      3.10
                                                                          -------   -------    -------   -------
                                                                           653.70    650.00        .60      3.10

246-756 1956 RINO MORRE                      675.00            07/01/98    675.00    675.00
             ***MISC.                                                        2.00                 2.00
             ***COPIES                                                       8.70                 4.60                          4.10
             ***FAXING                                                        .90                  .60                           .30
                                                                          -------   -------    -------                        ------
                                                                           686.60    675.00       7.20                          4.40

246-757 1957 BELLE INTERNATIONAL            1300.00            07/14/98   1300.00   1300.00
             ***COPIES                                                       8.20                 8.20
                                                                          -------   -------    -------
                                                                          1308.20   1300.00       8.20

246-760 1960 FORTUNE FASHIONS INC.          1600.00            07/07/98   1600.00   1600.00
             ***FAXING                                                        .60                  .60
                                                                          -------   -------    -------
                                                                          1600.60   1600.00        .60

246-762 1962 SEA CLIFF INDUSTRIES, INC.      450.00            07/02/98    450.00    450.00
             ***COPIES                                                       6.60                 6.10       .50
                                                                          -------   -------    -------   -------
                                                                           456.60    450.00       6.10       .50

246-765 1965 GEORGE ABRAHAM LTD.            2250.00            07/13/98   2250.00   2250.00
             ***COPIES                                                       2.60                  .50      1.00      1.10
                                                                          -------   -------    -------   -------   -------
                                                                          2252.60   2250.00        .50      1.00      1.10

246-768 1968 CHURCH AVENUE PRODUCTIONS INC   525.00            07/01/98    525.00    525.00

246-769 1969 AVENIR                         1050.00            07/17/98   1050.00   1050.00
             ***COPIES                                                        .60                  .60
                                                                          -------   -------    -------
                                                                          1050.60   1050.00        .60

246-770 1970 JANAKI ART & DESIGN INC.        800.00            07/10/98    800.00    800.00
             ***COPIES                                                       1.40                  .50                 .90
                                                                          -------   -------    -------             -------
                                                                           801.40    800.00        .50                 .90

246-775 1975 SEA CLIFF INDUSTRIES, INC.     1100.00            07/02/98   1100.00   1100.00

246-777 1977 QUALITY KNITTING(CANADA)LTD.   2200.00            07/10/98   2200.00   2200.00
         /7  ***COPIES                                                      72.40                72.40
             ***PHONE/VEND                                                 200.00               200.00
                                                                          -------   -------    -------             -------
                                                                          2472.40   2200.00     272.40

BUILDING 246 TOTALS: ARREARS    2041.70     CURR.CHG    32250.00        28378.67              1727.00           12.00
  COUNT:  27         PREPAIDS  -1372.93     PAYMENTS    13075.40                   26552.07              29.60               58.00


(table continued)

TENANT COUNTERS:                --1-30-- --31-60--  --61-90-- --91-120----120+--
                                    3       12         3          7        2


------------------------------------------------------------------------------------------------------------------------------------
 CORPORATION     TOTALS                        AGENT:**        --1-30--       --31-60--     --61-90--     --91-120--     --120+--
                 CURRENT RESIDENTS:           38378.67          26552.07        1727.00         29.60          12.00        58.00
                 PRIOR RESIDENTS:                  .00               .00            .00           .00            .00          .00
                                                               ---------       --------      --------       --------     --------
                 TOTAL ARREARS:               38378.67          26552.07        1727.00         29.60          12.00        58.00
------------------------------------------------------------------------------------------------------------------------------------

TENANT COUNTERS:    CURRENT TENANTS--                                3             12             3              7           2
                    PRIOR TENANTS--
                                                                --------        -------      --------        ---------   -------
                    GRAND TOTALS:                                    3             12             3              7           2


                    GRAND TOTALS      ARREARS REPORT AGENT: **   8/ 5/98

                                        BASE        OTHER     TOTAL DUE    --CURR--     ---30---    ---60---   ---90---    --120---
                                      32250.00     2041.70     28378.67    26552.07      1727.00       29.60      12.00       58.00

                                   Schedule 9

                                   Litigation

                                   Law Offices
                      VICTOR E. SMUKLER & ASSOCIATES, P.C.
                         34th FLOOR, THE FRENCH BUILDING
                                551 FIFTH AVENUE
                            NEW YORK, N.Y. 10176-3499
                                ----------------
                                 (212) 972-6266
                     FAX. (212) 697-3612; OR (212) 867-1158
                              vsmulker@counsel.com

                                 August 7, 1998

VIA FACSIMILE:  212-302-7033

Joan Camera, Property Manager
Fashion Gallery Owners, LLC
1412 Broadway, 21st Fl.
New York, NY 10018

Dear Ms. Camera:

     As per your request, the status of the four (4) matters currently being handled are as follows:

     -    494.P54//Fashion Gallery Owners, LLC v. Mi-Kor Realty Corp.
               7/29/98 Five Day Notice Served
               8/6/98  five  days expired.    You informed  Mr.  Smukler that
               Tenant had paid. Nevertheless, I am forwarding a notice to proceed to complete our records.

     - 494.P57/Fashion Gallery Owners, LLC v. Broadway Stationery Company, Inc., et al. New York County Index No. L&T87935/98.
               7/8/98 Ten Day Notice served
               7/19/98 10 days expired
               7/20/98 Joan Camera advised to proceed
               7/21/98 Prepared Notice of Petition and Petition, arranged for purchase of index no.
               7/23/98 Received index no.
               7/24/98 Sent Notice of Petition and Petition to process server, by hand
               7/27/98  Notice  of  Petition  and  Petition   served,   received
               telephone call from Tenant's  attorney
               7/29/98 Notice of Petition with affidavit of service given to messenger for filing with Court Clerk
               8/5/98 Entered into Stipulation extending time to Answer until 8/7/98, in return for Tenant's consent to jurisdiction; arranged for Stipulation to be filed with the Court, and to be informed of Court date.

     - 494.P59/Fashion Gallery Owners, LLC v. Kates Corp. Inc., et al, New York County Index No. L&T 87934/98
               7/8/98 Ten Day Notice served
               7/19/98 Ten days expired
               7/20/98 Joan Camera advised to proceed
               7/21/98 Prepared Notice of Petition and Petition, arranged for purchase of index no.
               7/23/98 Received index no.
               7/24/98 Sent Notice of Petition and Petition to process server, by hand
               7/27/98 Notice of Petition and Petition  served
               7/29/98 Notice of Petition with affidavit of service given to messenger for filing with Court Clerk
               8/4/98 Five days from service of Notice of Petition and Petition expired, instructed by Joan Camera to proceed
               8/5/98  Marshal  letter  delivered by hand
               8/6/98 Marshal  letter  delivered by hand
               8/27/98 On this date we will call Marshal's office to find out status of warrant request (it takes at least three weeks to receive "good warrant" from date of Marshal letter.)

     -    494.P60/Fashion Gallery Owners, LLC v. Katelyn-Andrews, Inc.
               7/9/98 Ten Day Notice served
               7/20/98 Ten days expired.   Instructed by Joan Camera to "wait
               for further instructions"

     If you have any further questions, please do not hesitate to contact me. Thank you.

Very truly yours,


Catherine Warwick
Legal Assistant

[LOGO]                    Tanenbaum-Harber Co., Inc.
                                 Founded 1860

                            Insurance Specialists

                     320 West 57th Street New York, NY 10019
                                (212) 603-0200

March 16, 1998

Mr. Jeff Sussman
Brickman Associates, Inc.
712 Fifth Avenue
New York, New York  10019

Re:  Fashion Gallery Owners LLC
     Package Policy # 5031600129
     Boiler & Machinery Policy # FMP-NY-2214053-00
     Umbrella Policy # XLB-37690653

Dear Jeff:

In accordance with our telephone conversation, please note that there are no open or pending claims on the captioned policies, which have been in effect with our office since June 25, 1997.

We trust that you will find this in order. Please do not hesitate to contact our office with any questions that you may have.

Cordially yours,
TANENBAUM-HARBER CO., INC.




Christine Tejeda Thomas
Account Executive


CT/mys

BY Fax @956-5971
Total of pages:  One

                                   SCHEDULE 10

                              EMPLOYMENT AGREEMENTS

                                   SCHEDULE 10
                              EMPLOYMENT AGREEMENTS



Collective   Bargaining   Agreement   with  Local  32B-32J   Service   Employees
International Union

                                   SCHEDULE 11

                              MANAGEMENT EMPLOYEES

                                   SCHEDULE 11
                              MANAGEMENT EMPLOYEES


          EMPLOYEE NAME
          ----------------------------------------------------------------
          Joan Camera
          Ada L. Hasloecher
          Daniela Olga Stoica
          Joy A. Lindquist (Part-Time)
          Gerard M. Damato
          James C. Fisher
          Richard J. Hitchell
          Frank J. Pullicino
          Joseph J. Stanzione Jr.

          FASHION GALLERY PAVILLION SUITES EMPLOYEES
          ----------------------------------------------------------------
          Germaine Barnes
          Doreen Blackwood-Tomlison
          Angela M. Lastorino







                                   SCHEDULE 1

                             PRO FORMA TITLE POLICY

                                  LAWYERS TITLE
                              INSURANCE CORPORATION

                              NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                                                                  OWNER'S POLICY

                                    SCHEDULE B                     POLICY NUMBER
                                                                   -------------
                              EXCEPTIONS FROM COVERAGE                  PROFORMA
                                                                        --------

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:
       -----------------------------------------------------

     1. Survey made by Earl B. Lovell - S.P. Belcher, Inc. dated 7/26/97 and last updated by visual examination on 4/13/98 disclosed the following:
          a.   Encroachments onto and/or projections over West 39th Street:
                    Roof coping               0 feet 2 inches
                    Terra cotta trim          0 feet 8 inches
                    Metal ledges up to        2 feet 0 inches
                    Lights                    1 foot 0 inches
                    Show window canopy        3 feet 0 inches
                    Pilasters up to           0 feet 4 inches
                    Window sills              0 feet 2 inches
                    Brick trim                0 feet 1 inch
                    Stand pipes               0 feet 4 inches
                    Metal Step                0 feet 1 inch
                    Signs up to               5 feet 0 inches
                    Protective gates          1 foot 3 inches
                    Thermostat                0 feet 4 inches
                    Bank depository           0 feet 3 inches
                    Show window trim          0 feet 1 inch
                    Iron grating up to       10 feet 0 inches
                    Iron cellar doors         3 feet 2 inches
                    Show Window bases up to   0 feet 8 1/2 inches
                    Granite front up to       0 feet 5 1/4 inches
                    Metal front up to         0 feet 4 inches

(Continued)






Policy 113 NY LITHO IN U.S.A.                     ALTA Owner's Policy
035-0-113-3100                           with New York Endorsement Modifications

                                                            Title No. LTM-8399-M
                                                             Policy No. PROFORMA

          b.   Encroachments onto and/or projections over Broadway:
                    Roof coping               0 feet 2 inches
                    Metal ledges up to        2 feet 0 inches
                    Pilasters up to           0 feet 4 inches
                    Window sills              0 feet 2 inches
                    Brick trim                0 feet 1 inches
                    Signs                     0 foot 8 inches
                    Stand pipes up to         1 foot 5 inches
                    Hose bib                  0 feet 4 inches
                    Show window trim          1 feet 0 inches
                    Metal Canopy              7 feet 0 inches
                    Brick trim                0 foot 1 1/4 inches
                    Metal ledges up to        2 feet 0 inches
                    Roof coping               0 feet 1 1/4 inches
                    Show window trim          0 feet 8 inches
                    Stand pipe                0 feet 4 inch
                    Coal chute                7 feet 1 inch
                    Grated areas up to        5 feet 0 inches
                    Grated area               5 feet 0 inches
                    Vault                    10 feet 0 inches
                    Metal front up to         1 foot 8 1/2 inches
          c. Southerly independent wall of three story brick structure on premises adjoining on the north encroaches 0 feet 0 1/2 inches onto premises described herein.
          d. Windows, when open, in northerly independent walls of six story brick structures and seven story brick structure on premises described herein may project over premises adjoining on the north.
(Continued)

                                                            Title No. LTM-8399-M
                                                             Policy No. PROFORMA

          e. Northerly independent wall at roof of six story brick structure on premises described herein is 0 feet 1/2 inches north of northerly record line.
          f. Projections by and northerly wall of seven story penthouse brick structure and 17 to 23 story brick structure or premises described herein over premises adjoining on the north:
                    Air conditioning unit     1 foot 0 inches
                    Iron beam                 0 feet 3 inches
                    Air conditioners up to    1 foot 0 inches
                    Vent hoods up to          2 feet 0 inches
          g. Southerly independent wall of three story brick structure on premises adjoining on the north encroaches 0 feet 0 1/2 inches onto premises described herein.
          h.   Metal  flue  pipe of three  story  brick  structure  on  premises adjoining on the north is anchored to the northerly wall and carried to roof of seven story and penthouse brick structure on premises described herein.
          i. Southerly independent wall of 11 to 22 story brick structure on premises adjoining on the north encroaches 0 feet 0 3/4 inches and leans up to 0 feet 2 inches over premises described herein.
          j.   Present one to 32 story concrete and brick  structure on premises adjoining on the east is under construction and not located.
          k.   Projections  beyond  easterly  wall  of  17  to  23  story  brick structure on premises described herein over premises adjoining on the east:
                    Sills Rough brick up to      0 feet 6 inches
                    Windows, when open, may      0 feet 1 inch
                    project.

     2. Terms, covenants, conditions, provisions and agreements contained in unrecorded lease dated 12/13/89 between The Leslie Fay Companies, Inc. and 1412 Broadway Associates as amended by Amended and Restated First Amendment to Agreement of Lease dated as of 12/13/89 and the Second Amendment dated as of 8/1/90 which Lease is affected by the following:
          a. Subordination, Non-Disturbance and Attornment Agreement between New York Life Insurance Company, The Leslie Fay Companies, Inc. and 1412 Broadway Associates dated as of 7/10/90 and recorded 7/11/98 in Reel 1709 page 1230.



(Continued)

                                                            Title No. LTM-8399-M
                                                             Policy No. PROFORMA

          b. Subordination, Non-Disturbance and Attornment Agreement between New York Life Insurance Company, The Leslie Fay Companies, Inc. and 1412 Broadway Associates dated as of 12/15/93 and recorded 12/22/93 in Reel 2039 page 18.

               Affirmative Insurance to be added regarding rights as tenant only.

     3. Terms, covenants, conditions, provisions and agreements contained in unrecorded lease dated 12/13/89 between Escada (USA) Inc. and 1412 Broadway Associates as affected by the following:
          a. Subordination, Non-Disturbance and Attornment Agreement between New York Life Insurance Company, Escada (USA) Inc. and 1412 Broadway Associates dated as of 7/10/90 and recorded 7/1/90 in Reel 1709 page 1239.

          b. Subordination, Non-Disturbance and Attornment Agreement between New York Life Insurance Company, Escada (USA) Inc. and 1412 Broadway Associates dated as of 12/15/93 and recorded 12/22/93 in Reel 2039 page 27

               Affirmative Insurance to be added regarding rights as Tenant only.

     4. Assignment of Lessor's Interest in Lease(s) with Assignment of Rents, Income and Cash Collateral from 1412 Broadway Associates to New York Life Insurance Company, dated as of 7/10/90 and recorded 7/11/90 in Reel 1709 page 1172.

     5. Assignment of Lessor's Interest in Lease (s) with Assignment of Rents, Income and Cash Collateral from 1412 Broadway Associates to New York Life Insurance Company, dated as of 12/15/93 and recorded 12/22/93 in Reel 2039 page 1.

          With regard to items 5 and 6:
               Assignment of Assignment of Rents, Income and Cash Collateral from New York Life Insurance Company to Nomura Asset Capital Corporation dated as of 6/25/97 and recorded 10/29/97 in Reel 2510 page 2149.

               As assigned to Green's designee at Closing.


(Continued)

                                                            Title No. LTM-8399-M
                                                             Policy No. PROFORMA

     6. Assignment of Leases and Rents from Fashion Gallery Owners, LLC to Nomura Asset Capital Corporation dated as of 6/25/97 and recorded 10/29/97 in Reel 2510 page 2135.

          As assigned to Green's designee at Closing.

     7. Terms, covenants, conditions, provisions and agreements contained in a Memorandum dated as of 3/31/98 between Fashion Gallery Owners, LLC and AZIW, LLC to be recorded.

     8.   UCC Financing Statement:
               a.   Debtor       :  Fashion Gallery Owners, LLC
                                    712 Fifth Avenue
                                    New York, NY
                    Secured Party:  Nomura Asset Capital Corporation
                                    2 World Financial Center
                                    Building B
                                    New York, NY
                    File No.     :  97PN32843
                    File Date    :  8/5/97

          As assigned to Green's designee at Closing

     9.   The following Notices of Sidewalk violations:

                      No.             Filing Date
                        21              06/27/62
                      7893              11/17/66
                     41322              05/07/87

     10. Mortgage (A) made by 1412 Broadway Associates to Balcor Real Estate Finance Inc. in the principal amount of $67,500,000.00 dated 07/10/90 and recorded 07/11/90 in Reel 1709 page 1033.

          Assignment of Mortgage from Balcor Real Estate Finance Inc. to New York Life Insurance Company dated as of 7/10/90 and recorded 7/11/90 in Reel 1709 page 1041.

          Mortgage Modification, Extension Spreader and Security Agreement between 1412 Broadway Associates and New York Life Insurance Company dated as of 7/10/90 and recorded 7/11/90 in Reel 1709 page 1106.

          Note and Mortgage Modification and Extension Agreement between 1412 Broadway Associates and New York Life Insurance Company dated as of 12/15/93 and recorded 12/22/93 in Reel 2038 page 2487.

          Assignment of Mortgage from New York Life Insurance  Company to Nomura

(Continued)

                                                            Title No. LTM-8399-M
                                                             Policy No. PROFORMA

          Asset Capital Corporation dated as of June 25, 1997 and recorded 10/29/97 in Rule 2510 page 2077.

          Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement between Fashion Gallery Owners, LLC and Nomura Asset Capital Corporation in the amount of $48,000,000.00 dated as of June 25, 1997 and recorded 10/29/97 in Reel 2510 page 2090.

          As assigned to Green's designee at Closing.

                                  SCHEDULE 2-A

                                   NEW LEASES

                                  SCHEDULE 2-A

                                 PROPOSED LEASES

     1 Lease between Fashion Gallery Owners, LLC, as landlord, and The Leslie Fay Marketing, Inc., as tenant, for the Entire 3rd Floor as well as a modification of the existing demised premises as detailed in an Agreement of Lease dated April 29, 1997.

     2 Lease between Fashion Gallery Owners, LLC, as landlord, and Patra, Ltd., as tenant, for the entire 22nd Floor, comprised of approximately 13,331 square feet.

     3 Lease between Fashion Gallery Owners, LLC, as landlord, and Ariel B., Inc., as tenant, for Suite 1110, comprised of approximately 4,849 square feet.

                                  SCHEDULE 2-B

                             TENANT INDUCEMENT COSTS

                                                             Schedule 2B
                                                         TENANT INDUCEMENTS


                                                       PAID TENANT INDUCEMENTS
------------------------------------------------------------------------------------------------------------------------------------
Tenant                                           TI          Brokerage         Legal         Design         Other          Total
------------------------------------------------------------------------------------------------------------------------------------
S.F.H. Ltd.                                  $84,277.00      $14,913.00      $7,008.00                                   $106,198.00
Seaboard Atlantic                            $52,137.00      $11,971.00      $3,470.00                                    $67,578.00
Isabella Company(NY)                          $1,026.00                      $5,134.00                                     $6,160.00
Bugatchi Uomo Apparel                         $3,084.00                                     $3,084.00                      $6,168.00
Top Trans                                                     $9,032.00      $3,600.00                                    $12,632.00
La Strada                                                     $2,255.00      $1,250.00                                     $3,505.00
Casual Corner                                 $3,875.00       $7,863.00      $3,100.00                                    $14,838.00
Lane Bryant Extension                        $31,420.00      $27,180.00      $6,284.00                    $15,867.00      $80,751.00
ABC International                                               $696.00      $3,614.00                                     $4,310.00
Dave Goldberg                                                   $268.80      $1,920.0                                      $2,188.80
Fashion Service                                                 $588.00      $5,704.00                                     $6,292.00
Demolition of 18th and 22nd Flrs.                                                                         $41,790.00      $41,790.00
Margit Publications                                                                                                       $35,606.00
Apparel Productions (Ugirl)                                                                                               $26,788.00
E.S.R./Quandra                                                                                                            $39,508.00
Production Makers                                                                                                         $61,995.00
Four (4) Basement Storage Units                                                                                            $1,548.00
TOTAL PAID                                  $175,819.00      $74,766.80     $41,084.00      $3,084.00     $57,657.00     $517,855.80


------------------------------------------------------------------------------------------------------------------------------------
                                                     UNPAID TENANT INDUCEMENTS
------------------------------------------------------------------------------------------------------------------------------------
C.F.D.A. (Signed)                            $48,563.00      $12,629.00      $3,084.00                                    $64,276.00
Sanders Textile (Signed)                     $17,834.00       $5,807.00      $2,370.00                                    $26,011.00
Canex Fashions (Signed)                      $13,921.00       $4,168.00      $1,850.00                                    $19,939.00
Lane Bryant Extension (Signed)                                $1,616.00      $1,000.00                                     $2,616.00
Isabella Company (NY) (Signed)                               $43,699.00      $8,808.00                                    $52,507.00
Steilmann, Inc. (Signed)                     $19,251.00      $11,604.00      $3,348.00                                    $34,203.00
Arial B. (Lease Out)*                       $121,225.00                                                                  $121,225.00
Leslie Fay (Lease Out)*                                                                                                        $0.00
Patra (Lease Out)*                          $399,930.00                                                                  $399,930.00
TOTAL UNPAID                                                                                                             $720,707.00

------------------------------------------------------------------------------------------------------------------------------------
*Brokerage fees have not been determined.

                                   SCHEDULE 3

                                 UNION EMPLOYEES

                                   SCHEDULE 3
                                 UNION EMPLOYEES

                  EMPLOYEE NAME
                  ---------------------------------------------

                  Gerard M. Damato
                  James C. Fischer
                  Richard J. Hitchell
                  Frank J. Pullicino
                  Joseph J. Stanzione Jr.

                                   SCHEDULE 4

                                    RENT ROLL











                                   Exhibit S

                  Modification of Leslie Fay Lease Agreement
                  ------------------------------------------




                        MODIFICATION OF LEASE AGREEMENT
                        -------------------------------

         MODIFICATION OF LEASE AGREEMENT (this "Agreement") made this ____ day of August, 1998 between FASHION GALLERY OWNERS, LLC, a New York limited liability company, having an office at 1412 Broadway, New York, New York 10018 (hereinafter referred to as "Landlord") and LESLIE FAY MARKETING, INC. (successor-in-interest to THE LESLIE FAY COMPANIES, INC.) having an office at 1412 Broadway, New York, New York 10018 (hereinafter referred to as "Tenant").

         WHEREAS, Tenant is currently the tenant of the entire Second and Fourth floors and Storage Room #15 (which space is hereinafter collectively referred to as the "Original Demised Premises") in the building known as 1412 Broadway in the County and State of New York (the "Building"), pursuant to that certain Agreement of Lease dated April 29, 1997 between 1412 Broadway Associates (Landlord's predecessor-in-interest) ("Associates"), as landlord and The Leslie Fay Companies, Inc. (predecessor-ininterest to Tenant), as tenant (the "Lease"), which Lease is to terminate on its terms on April 30, 2002 (the "Original Expiration Date");

         WHEREAS, the parties desire to modify the Lease to, among other things, add the entire third floor, substantially as shown on the plan annexed hereto as Exhibit A-1 (which space is hereinafter referred to as the "Additional Premises") in the Building and to extend the Term, upon the terms and conditions hereinafter set forth (each capitalized term not specifically defined herein shall have the same meaning given to it in the Lease).

         NOW,   THEREFORE,   in  consideration  of  the  mutual  premises  and
conditions the parties agree as follows:

         1. Modification  of Lease.  On the later to occur of (i) the
            ----------------------
date first set forth above as the date upon which this Agreement was executed and (ii) the "Approval Date" (as defined in Paragraph 15 of this Agreement), (such later date being hereinafter referred to as, the "Effective Date") the Lease shall be deemed modified as follows:

                  A. The Term of the Lease shall be extended to expire at midnight on the expiration of Lease Year Ten, as defined below (the "Extended Expiration Date"), or on such earlier date upon which the Term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law and the Extended Expiration Date shall be substituted for the Expiration Date, as applicable, in the Lease.

                  B. With respect to the Additional Premises, "Lease Year One" shall be deemed to commence on the first day of the calendar month following the Effective Date and shall end on the last day of the successive twelve month period. If the Effective Date shall be on the first day of the month, Lease Year One shall commence on such date and shall end on the day immediately preceding the first anniversary of the Effective Date. The term "Lease Year" shall refer to each year of the Term including Lease Year One. Each succeeding Lease Year after Lease Year One shall run for the successive twelve month period from the expiration of the preceding Lease Year and shall be consecutively numbered (i.e., the tenth Lease Year shall be known as Lease Year Ten). From and after the Original Expiration Date, the provisions of this Paragraph B shall also apply to the Original Demised Premises.

                  C. The area of the "Demised Premises", as defined in the Lease shall consist of all of the Original Demised Premises and the Additional Premises (substantially as shown on the plan annexed hereto as Exhibit A-2), and except as specifically provided herein, all references in the Lease to the "Demised Premises" shall mean the Original Demised Premises and the Additional Premises.

                  D. 1. Notwithstanding anything to the contrary contained herein, Base Annual Rent on account of the Original Demised Premises shall continue to be due and payable as set forth in the Lease, except that during the period from the Original Expiration Date through the Extended Expiration Date, Base Annual Rent payable on account of the Original Demised Premises shall be as follows: (a) during the period 5/1/02 through the expiration of Lease Year Four, $1,260,646.00 per annum; (b) for each Lease Year during the period from the commencement of Lease Year Five through the expiration of Lease Year Seven, $1,341,978.00 per annum; and (c) for each Lease Year during the period from the commencement of Lease Year Eight through the Extended Expiration Date, $1,504,642.00 per annum. Notwithstanding the foregoing, there shall be no Base Annual Rent, solely on account of the Original Demised
Premises, payable for the two (2) week period immediately prior to the Original Expiration Date; provided, however, that in the event Tenant is dispossessed or this Lease is terminated by reason of Tenant's default, the Base Annual Rent for such period shall be immediately due and payable.

               2. This Base Annual Rent solely on account of the Additional Premises and in addition to the Base Annual Rent for the Original Demised Premises shall be as follows: (a) for Lease Year One through Lease Year Two, $589,657.00 per annum; (b) for Lease Year Three through Lease Year Four, $630,323.00 per annum; (c) for Lease Year Five through Lease Year Seven, $670,989.00 per annum; and (d) for Lease Year Eight through Lease Year Ten, $752,321.00 per annum. Notwithstanding the foregoing, there shall be no Base Annual Rent, solely on account of the Additional Premises (except for the increase to Base Annual Rent attributable to electricity pursuant to Section
66.01 of this Lease), payable for the period commencing on the Effective Date and terminating on September 30, 1998; provided, however, that in the event Tenant is dispossessed or this Lease is terminated by reason of Tenant's default, the Base Annual Rent for such period shall be immediately due and payable. Simultaneously with the execution of this Agreement, Tenant has paid to Landlord, if by check subject to collection, one full month of Base Annual Rent for the Additional Premises, which amount shall be credited on a per diem basis toward the payment of the installments of Base Annual Rent first due and payable hereunder.

                  E. For purposes of calculating Additional Rent and other applicable payments for the Additional Premises, the following terms shall have the following meanings (for purposes of calculating Additional Rent and other applicable payments for the Original Demised Premises, such terms shall have the meanings ascribed to them in the Lease):

                           (i) "Base Tax Year" shall mean the Taxes for the twelve month fiscal year commencing on July 11 1998.

                           (ii) "Tenant's Proportionate Share" shall mean five and ninety hundredths of one percent (5.90%).

                  F. The following provisions shall be added to and made a part of the Lease:

                           ARTICLE 66 -     COST OF ELECTRICITY FOR ADDITIONAL
                                            ----------------------------------
PREMISES
--------

         66.01 Landlord agrees to supply the Additional Premises, as of the Effective Date, with such electric current as Tenant shall reasonably require (consistent with the existing electrical capacity contained in the Additional Premises) for Tenant's wiring facilities and equipment within the Additional Premises and in consideration thereof, Tenant agrees that the Base Annual Rent reserved in this Lease shall be increased by the sum of Fifty Thousand Eight Hundred Thirty-Two and 50/100ths Dollars ($50,832.50) per annum subject to survey as provided in Section 66.02 hereof (the "Base Charge"). The Base Charge increase to Base Annual Rent shall in no event be subject to reduction pursuant to the provisions of this Article, but shall be subject to increase as hereinafter provided. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Additional Premises not due to the gross negligence or willful misconduct of Landlord or if the same is changed or is no longer available or suitable for Tenant's requirements or is interrupted as a result of any cause not attributable to Landlord.

         66.02 (a) Landlord, from time to time during the Term of this Lease, shall have the right to select a reputable independent electrical engineer or consultant (the "Consultant") to prepare surveys of the electrical consumption within the Additional Premises in order to determine whether the Base Charge for electricity (as the same may have been increased by previous surveys and determinations) is less than the Electrical Consumption Charge (as defined in
Section 66.03 below) which should be charged to Tenant. If the Base Charge shall be less than the Electrical Consumption Charge, which the Consultant determines to be applicable to Tenant then, effective as of the date of the Consultant's determination, the Base Charge (as the same may have been previously increased pursuant to the provisions hereof) shall be further increased by an amount equal to the excess of (i) the then Electrical Consumption Charge determined to be applicable by the Consultant over (ii) the Base Charge (plus any previous increases to the Base Charge pursuant to the provisions hereof). Notwithstanding the foregoing, the first survey shall not be made during Lease Year One unless Tenant's proposed alterations in the Additional Premises involve an increase in the existing electrical capacity of the Additional Premises of more than 110% above the electrical capacity of the Additional Premises existing as of the Effective Date (of which fact Landlord shall be the sole judge), and any increase to the Base Charge resulting from such survey shall be retroactive to the Commencement Date.

                  (b) Surveys made by the Consultant shall be based upon the use of such electric current on Business Days, and such other days and hours when Tenant uses electricity for lighting and for the operation of the machinery, appliances and equipment used by Tenant in the Additional Premises.

                  (c) The cost of the first survey shall be borne by Landlord. Tenant shall pay the fees of the Consultant making all other surveys if such survey results in an increase in the Electrical Consumption Charge, which increase is not caused by an increase in the Electric Rate. The findings of the Consultant shall be binding and conclusive on Landlord and Tenant; provided, however, that Tenant may dispute the findings of the Consultant in accordance with Section 66.08, below.

     66.03 The "Electrical Consumption Charge" for electricity consumed by Tenant within the Additional Premises, as determined by the Consultant, shall be computed by multiplying the Electric Rate (as defined below) by Tenant's consumption of electricity as determined by the Consultant. In no event, however, shall the Electrical Consumption Charge be less than Landlord's actual cost of acquiring and distributing electricity to Tenant. The term "Electric Rate" shall mean, at the time in question, the actual cost to Landlord of acquiring electricity for the Premises, including all surcharges, taxes, fuel adjustments, taxes regularly passed on to customers by the public utility, and other sums payable in respect thereof for the supply of electrical energy to Landlord for the entire Building.

         66.04 Tenant's use of electric energy in the Additional Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in, or otherwise serving, the Additional Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably delayed or withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system other than ordinary office and showroom equipment exclusive of major computers, or make any material alteration or addition to the electric system of the Additional Premises existing on the Effective Date. Landlord agrees not to unreasonably withhold or delay its consent to the installation of additional risers to the Premises, provided that all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord within ten (10) days of demand and provided further, that Landlord shall have the right to cause a survey of the Premises to be made by the Consultant, at Tenant's sole cost and expense, to determine the amount of the increase in the Base Annual Rent to reflect the value to Tenant of the potential additional electric energy to be made available to Tenant by the estimated additional capacity of such additional risers of the connected load of such fixtures, appliances or equipment (measured, in respect of risers, at their lowest point in the Building). The amount of such increase shall be determined by the Consultant. Such determination shall be binding and conclusive upon the parties unless disputed by Tenant within thirty (30) days of receipt of such Consultant's report. Landlord, its agents and Consultants may survey the electrical fixtures, appliances and equipment in the Additional Premises and Tenant's use of electric energy therein from time to time after the initial survey described above to ascertain whether Tenant is complying with its obligations under this Section.

         66.05 Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law, which floor load is 120 lbs/sq. ft. live load.

          66.06 Tenant, at its sole cost and expense, shall furnish and install all replacement lighting, tubes, lamps and bulbs required in the Additional Premises. Tenant, at its sole cost and expense, shall install all replacement ballasts in the Additional Premises using Landlord's designated contractor, provided that the cost is thereof is at commercially competitive rates.

         66.07 Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Additional Premises at any time upon not less than thirty (30) days' notice to Tenant so long as: (i) the discontinuance is not discriminatory to Tenant; and (iii) electric service is available from the public utility or otherwise. If Landlord exercises such right this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination (a) Landlord shall not be obligated to furnish electric energy to Tenant and (b) the Base Annual Rent shall be reduced by the Base Charge then in effect. If Landlord so discontinues furnishing electric energy to Tenant, such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord at Landlord's expense, unless such discontinuance is as a result of a Legal Requirement or Force Majeure, in which event the cost thereof shall be amortized on a straight-line basis over the useful life thereof utilized for federal income tax purposes and Tenant shall be responsible for the payment of the annual amortization amount(s) occurring during the balance of the Term. The change at any time of the character of electric service in the Additional Premises not due to the gross negligence or willful misconduct of Landlord shall not make Landlord liable or responsible to Tenant for any loss, damages or expenses which Tenant may sustain as a result thereof.

         66.08 In instances wherein Tenant has the right to dispute the determinations made by the Consultant, Tenant shall only dispute such reports by submitting, within thirty (30) days after receipt of the Consultant's report, a written report by an electrical consultant retained by Tenant at Tenant's expense. In the event that the Consultant and Tenant's electrical consultant cannot mutually agree within thirty (30) days after the submission of Tenant's electrical consultant's report, the matter shall be referred to arbitration in accordance with the rules and regulations of the American Arbitration Association. Until the determination of the consultants or the arbitrators, Tenant shall pay the Electric Charge determined in accordance with the Consultant's report and following such determination, an appropriate adjustment and/or refund shall be made.


                           ARTICLE 67 -     SECURITY.
                                            --------

         67.01 A. Tenant has deposited with Landlord the sum of $294,828.50 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease (the "Security Deposit"). The amount of the Security Deposit shall be increased by Tenant coincident with every increase in Base Annual Rent. It is agreed that in the event Tenant defaults beyond the expiration of any applicable notice and grace periods (provided that Tenant shall have commenced such cure within the applicable grace period and shall thereafter be diligently prosecuting such cure to completion within the applicable grace period) in respect of any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the Security Deposit shall be returned to Tenant after the date fixed as the end of this Lease and after delivery of possession of the Demised Premises to Landlord in the condition required by, and in accordance with, the terms of this Lease. In the event of a sale of the Building or leasing of the Building, Landlord shall transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look solely to the new landlord for the return of said Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the Security Deposit, Tenant shall forthwith restore the amount so applied or retained so that at all time the amount deposited shall be as set forth above. Provided Tenant shall not then be in default in the payment of rent or otherwise be in default under this Lease beyond any applicable notice and grace period (provided that Tenant shall have commenced such cure within the applicable grace period and shall thereafter be diligently prosecuting such cure to completion within the applicable grace period), and provided that Landlord shall not have applied all or any portion of the security as provided for under this paragraph, then on the first
(1st) anniversary of the Effective Date, the security shall be reduced by an amount equal to $98,276.16 (the "Reduction Amount") and Landlord shall return to Tenant the Reduction Amount, together with interest earned thereon, if any. From and after the first (1st) anniversary of the Effective Date and continuing throughout the balance of the Term, Landlord shall retain an amount equal to four (4) full months of Base Annual Rent then in effect under this Lease with respect to the Additional Premises as the security deposit in accordance with the terms of this Lease.

          B. Tenant shall have the option to provide such Security Deposit in the form of an irrevocable letter of credit from a commercial bank (the
"Issuer") of substantial financial standing and otherwise reasonably acceptable to Landlord from which Landlord may draw in the event of any default by Tenant under the terms of this Lease which continues after notice and the expiration of any applicable grace period. Such letter of credit must be in writing, be in form and content reasonably acceptable to Landlord, signed by the Issuer, made payable to the order of Landlord, be assignable by the beneficiary thereunder. Any fees payable in connection with Landlord's assignment of the letter of credit to any successor landlord or superior mortgagee shall be paid by Tenant. The form of letter of credit annexed hereto as Exhibit B is acceptable to Landlord. Such letter of credit shall, by its terms, be fully effective during a one (1) year period following the date of issuance. Tenant shall arrange for such letter of credit to be renewed, or replaced by an equivalent letter of credit, to provide continuing identical security to Landlord during each subsequent one (1) year period and during any remaining period under the Lease term (the last such extension to provide for the continuance of such letter of credit for at least three months beyond the Expiration Date). Subject to the penultimate sentence of this paragraph, each such renewal or replacement of the letter of credit shall be for the full face amount equivalent to six (6) full months' Base Annual Rent for the Additional Premises then in effect under this Lease regardless of previous draws against any prior letter of credit. The letter of credit shall either provide that it shall be automatically renewed by its terms throughout the duration of this Lease or contain a provision that requires the Issuer to notify the beneficiary at least thirty (30) days prior to the expiration date of the letter of credit that the letter of credit has not been renewed or replaced. No later than twenty (20) days prior to the expiration date of each letter of credit, or renewal or replacement thereof, Tenant shall provide written notice (and supporting documentary evidence signed by the Issuer) to Landlord that the then effective letter of credit has been so renewed or so replaced for the succeeding time period. The failure of Tenant to maintain the letter of credit as herein specified (including the failure to deliver evidence of the renewal or replacement of the letter of credit as herein provided or the failure to increase the undrawn balance of the letter of credit as herein provided) or the Issuer's refusal or failure to permit Landlord to draw against the letter of credit shall, unless Landlord receives a cash Security Deposit or replacement letter of credit from another Issuer as herein provided be a default under the terms of this Lease with the same effect as a default for failure to pay rent. In addition to all other remedies available to Landlord in the event of default by Tenant under the terms of this Lease beyond the expiration of any applicable notice and grace periods (provided that Tenant shall have commenced such cure within the applicable grace period and shall thereafter be diligently prosecuting such cure to completion within the applicable grace period), Landlord shall have the specific remedy of immediately drawing against the letter of credit in any amount up to and including the full face amount of such letter of credit for payment of any Rent or other sum Landlord may be required to expend by reason of Tenant's default, except that Landlord shall have the right to draw the full face amount of the letter of credit in the event Tenant fails to renew or replace the letter of credit as herein provided, in which event Landlord shall hold such amount as a cash Security Deposit in accordance with the provisions of the first paragraph of this Section 67.01. In the event that Landlord draws against the letter of credit as provided for under this paragraph, other than as a result of Landlord's draw of the full face amount of the letter of credit as a result of Tenant's failure to renew or replace the letter of credit as herein provided, then Tenant shall, upon demand by Landlord, increase the then undrawn balance of the letter of credit to the amount provided for herein. In the event that Tenant fails to so increase the then undrawn balance of the letter of credit as herein provided, then Landlord shall be entitled to draw the remaining balance of the letter of credit. It is specifically agreed and understood that, in the event that Landlord has not received from Tenant either a cash Security Deposit or a letter of credit, in the form and substance required pursuant to the provisions of this paragraph, within ten
(10) days following Tenant's execution of this Modification of Lease Agreement ("Amendment"), then this Amendment shall be, at the sole option of Landlord, null and void and of no further force and effect. Notwithstanding the foregoing, provided Tenant shall not then be in default in the payment of rent or otherwise be in default under this Lease beyond any applicable notice and grace period (provided that Tenant shall have commenced such cure within the applicable grace period and shall thereafter be diligently prosecuting such cure to completion within the applicable grace period), and provided that Landlord shall not have drawn down any amount under the letter of credit as provided for under this paragraph, then Tenant shall have the right, on the first (1st) anniversary of the Effective Date, to reduce the face amount of the letter of credit by the Reduction Amount. From and after the first (1st) anniversary of the Effective Date and continuing throughout the balance of the Term, the letter of credit shall be for the full face amount equivalent to four (4) full months of Base Annual Rent then in effect under this Lease for the Additional Premises.

         67.02 If the Security Deposit held by Landlord shall be in cash, the same shall be held in an interest-bearing account and any interest earned shall be for the account of Tenant and shall be held by Landlord as an addition to the Security Deposit for the entire Term of the Lease. Landlord shall be entitled to an administrative fee of 1% per annum, or such greater percentage permitted by law, on the amount of the Security Deposit held by Landlord. The administrative fee shall be paid to Landlord at the end of the Term of this Lease or at such other time or times as Landlord shall elect.

         67.03 In the event that during the Term of this Lease the Security Deposit held by Landlord (not including interest) is less than four monthly installments of the Base Annual Rent payable with respect to the Additional Premises under Article 3, Tenant shall, on written demand by Landlord, deposit with Landlord on account of the security herein provided for, the difference between the Security Deposit then held by Landlord and a sum equal to four (4) months' installments of Base Annual Rent.

         67.04 If Tenant fails to pay any Base Annual Rent or any Additional Rent payable under this Lease within ten (10) days after such payment is due twice in any twelve-month period, Tenant shall furnish Landlord, within ten days after demand by Landlord, with additional monies equal to one month's installment of Base Annual Rent at the rate payable during the last Lease Year which shall be added to and included in the Security Deposit."

         G. In lieu of a porters wage increase payable on account of the Additional Premises, Tenant shall pay to Landlord, as Additional Rent, during each Lease Year following Lease Year One of the Term for the Additional Premises, an amount equal to three percent (3%) of the Base Annual Rent (as increased from time to time by the escalation described in this subparagraph
G) payable for the prior Lease Year on account of the Additional Premises. Such payments shall be made, in equal monthly installments, in advance, on the first day of each and every calendar month throughout the Term of the Lease.
Section 38.02 of the Lease shall not be applicable to the Additional Premises.

         H. Section 39.02 of the Lease is hereby deleted in its entirety.

         I. Section 41.01(c)(ii) of the Lease is hereby amended by deleting the second sentence thereof in its entirety.

         J. Section 41.01(d) of the Lease is hereby deleted in its entirety.

         K. Article 45 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

                           "ARTICLE 45 -    Use of Demised Premises
                                            -----------------------

         45.01 Tenant shall use and occupy the Demised Premises for showrooms for the display and sale of women's moderate priced, better or designer apparel and related women's accessories and related women's apparel items, and for design and sample making related thereto and executive and general offices for clothing and accessory lines of Tenant and its affiliated companies and businesses."

         L. Section 47.01 of the Lease is hereby amended by deleting the word "two" in the fourth line thereof and substituting in lieu thereof the word "three".

         2.  Further Modification of Lease.  On the Original
             -----------------------------
Expiration Date, the Lease shall be deemed further modified as follows:

                  A. Sections 42.01 and 42.04 of the Lease shall be deleted and thereafter electricity shall be supplied to the Original Demised Premises pursuant to Article 66 of the Lease except that the "Base Charge" applicable solely to the Original Demised Premises (and in addition to the Base Charge applicable to the Additional Premises) shall be $101,665.00 and all references in Article 66 to the Additional Premises shall be deemed to include the Original Demised Premises as the context may require.

                  B. "Base Tax Year" solely on account of the Original Demised Premises (and in addition to the Base Tax Year applicable to the Additional Premises) shall be modified to mean the Taxes for the twelve month fiscal year commencing on July 1, 1998.

                  C.  Sections 37.07,  38.02, 38.03 and 38.04 regarding
porters wage increase payments shall be deleted and, in lieu thereof, Tenant shall pay to Landlord, as Additional Rent on account of the Original Demised Premises (and in addition to such similar payments applicable to the Additional Premises), during each annual period set forth in paragraphs 1(D)(1)(a) through (c) above an amount equal to three percent (3%) of the Base Annual Rent (as increased from time to time by the escalation described in this Paragraph C) payable for the prior annual period on account of the Original Demised Premises. Such payment shall be made, in equal monthly installments, in advance, on the first day of each and every calendar month throughout the balance of the Term of the Lease.

         3.    Delivery  of   Additional   Premises   and   Landlord's
               -------------------------------------------------------
Contribution.  Landlord is delivering  and Tenant shall accept the  Additional
------------
Premises "AS IS", together with all fixtures, equipment and improvements existing in the Additional Premises as of the date of this Agreement and Landlord makes no representation as to the repair, condition or working order of the Additional Premises.

         4. Tenant's Continuing Obligations.  Notwithstanding  anything to the
            -------------------------------
contrary contained herein, all of Tenant's existing and future obligations to pay items of Base Annual Rent and Additional Rent under the Lease, as amended hereby, with regard to the Original Demised Premises shall continue and nothing in this Agreement shall affect Tenant's obligations under the Lease including, but not limited to, the obligation to make all payments due under the Lease, as hereby amended, prior to demand and without any set-off or deduction whatsoever.

         5. Broker.  Each party  represents to the other that  notwithstanding
            ------
anything to the contrary contained in the Lease, no broker participated in or brought about this Agreement other than Newmark & Company Real Estate, Inc., and Bruce S. Brickman & Associates, Inc. (collectively, the "Broker") and no broker, other than the Broker, with which either party has dealt is or will be entitled to a commission as a result of the execution or delivery of this Agreement. Each party agrees to indemnify and save the other harmless against any claim or cost or expense due any other broker with which such party has dealt in connection with this Agreement. Landlord shall be responsible for any commission due the Broker.

         6. Lease in Full  Force.  Except as  modified  hereby,  the terms and
            --------------------
provisions of the Lease, as heretofore amended, shall continue in full force and effect and, as amended and modified hereby, all of the terms and conditions of the Lease are hereby ratified and confirmed in all respects.

         7.       Governing Law.  This Agreement shall be governed by the
                  -------------
laws of the State of New York without giving effect to the principles of conflict of laws.

         8.  Entire  Agreement.  This  Agreement,  together  with  the  Lease,
             -----------------
constitutes the sole agreement and contains the entire understanding and agreement of the parties. There are no understandings or agreements of the parties relating to the subject matter of this Agreement other than as expressly set forth herein.

         9.  No Oral  Modifications.  This Agreement and the provisions
             ----------------------
hereof cannot be waived, changed, or terminated except by an agreement in writing signed by the party against whom enforcement of the waiver, change, or termination is sought.

         10.   No Waiver.  The  failure of  Landlord  to insist upon the
               ---------
strict performance by Tenant of any of the obligations of Tenant under this Agreement shall not be deemed to be a waiver of such obligations, and Landlord, notwithstanding any such failure, may thereafter insist upon the strict performance by Tenant of any such obligations.

         11.   Captions.  The captions, headings, and titles in this
               --------
Agreement are solely for convenience of reference and shall not affect its interpretation.

         12.  Remedies Not Exclusive.  The rights and remedies  provided
              ----------------------
for in this Agreement or that Landlord may have otherwise pursuant to the Lease, at law or in equity, shall be distinct, separate, and cumulative and shall not be deemed to be inconsistent with each other, and none of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other, and any two or more of such rights and remedies may be exercised at the same time, all to the extent permitted by law.

         13.  Invalid Provisions.  If any provision of this Agreement or
              ------------------
the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

         14.  Successors  and Assigns.  This  Agreement  shall bind the
              -----------------------
parties  hereto  and  their  respective  heirs,   administrators,   executors,
successors and permitted assigns.

         15.  Condition  Subsequent.  This  Agreement  shall be void ab
              ---------------------
initio and of no further force and effect unless, within 20 Business Days from the date of full execution of this Agreement, Landlord obtains and delivers to Tenant the written consent of Nomura Asset Capital Corporation, which entity Landlord represents is the only existing mortgagee ("Mortgagee") of the Building as of the date hereof, as evidenced by the execution and delivery by such Mortgagee of that certain Amended and Restated Subordination, Non-Disturbance and Attornment Agreement, substantially in the form annexed hereto as Schedule 1 (the date upon which such agreement is fully executed and delivered to Tenant, herein referred to as the "Approval Date"). Neither Landlord nor Tenant shall have any right to cancel this Agreement during such 20 Business Day period. Tenant shall have the right to enter the Additional Premises during such 20 Business Day period for the purpose of inspecting and measuring the same, provided that Tenant shall indemnify and hold Landlord harmless from and against all loss, cost, claims and damage arising as a result of any such entry.


         IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed as of the day and year first above written.

                              LANDLORD:

                              FASHION GALLERY OWNERS, LLC

                              By:   Fashion Gallery, LLC, its
                                    Manager

                                     By:_________________________
                                        Bruce S. Brickman,
                                        President

                              TENANT

                              LESLIE FAY MARKETING, INC.

                              By:      ____________________________
                                       Name:
                                       Title:






                                   Exhibit T

                                  Patra Lease
                                  -----------










                                                                      FASHION GALLERY OWNER LLC

1412 Broadway                                                ANNUALIZED RENT ROLL                                         PAGE: 9
New York, NY  10018                                                                                                DATE: 8/5/1998
                                                                                                                   TIME: 16:59:29
---------------------------------------------------------------------------------------------------------------------------------
ACCOUNT     UNIT      TENANT NAME/                SQUARE FEET    MONTHLY          ANNUAL      ANNUAL   SECURITY/    PERCENT
                      CHARGE TYPE                                CHARGE           CHARGE       PSF     BASE YEAR    OCCUPANCY
---------------------------------------------------------------------------------------------------------------------------------
248-001     STORE 1   DUANE REED                  7,724          29,166.67       350,000.04    45.31
                        RENT INCREASE: 3/1/2001                  37,500.00       450,000.00    58.26
                      ELEC METER                                  1,526.10        18,313.20     2.37
                      R/E TAX                                     2,960.68        35,528.23     4.60   1988/1989       .04475
                      SUBMTR FEE                                     15.00           180.00      .02
                      ==============================================================================
                      TOTALS                                     33,668.45       404,021.47    52.31



248-002     STORE 2   GOTHAM BANK OF NY           8,009          17,083.33       204,999.96    25.60
                        RENT INCREASE: 2/1/2003                  19,583.33       234,999.96    29.34
                        RENT INCREASE: 2/1/2002                  19,166.67       230,000.04    28.72
                        RENT INCREASE: 2/1/2001                  18,583.33       222,999.96    27.84
                        RENT INCREASE: 2/1/2000                  17,916.67       215,000.04    26.84
                        RENT INCREASE: 2/1/1999                  17,666.67       212,000.04    26.47
                      ELEC INCL                                   1,000.00        12,000.00     1.50
                      ==============================================================================
                      TOTALS                                     18,083.33       216,999.96    27.09



248-003     STORE 3   CORNUCOPIA INC.               798           3,655.00        43,860.00    54.96      6,465.40
                      ELEC INCL                                   1,000.00        12,000.00    15.04
                      FUEL/UTIL ESC.                                  0.53             6.36      .01
                      PORTER WAGE ESC                               268.82         3,225.84     4.04         1992
                      METERED WATER                                  73.69           884.28     1.11
                      LATE FEE                                       43.20           518.40      .65
                      SUBMTR FEE                                     30.00           360.00      .45
                      ==============================================================================
                      TOTALS                                      5,071.24        60,854.88    76.26



248-004     STORE 4   SASCHA ABRAMOV                              1,489.00        17,868.00      .00       5,600.00
                        RENT INCREASE: 10/1/2001                  1,809.88        21,718.56      .00
                        RENT INCREASE: 10/1/2000                  1,723.70        20,684.40      .00
                        RENT INCREASE: 10/1/1999                  1,641.62        19,699.44      .00
                        RENT INCREASE: 10/1/1998                  1,563.44        18,761.28      .00
                      ELEC INCL                                      84.00         1,008.00      .00
                      STORAGE RENT                                  200.00         2,400.00      .00
                      ==============================================================================
                      TOTALS                                      1,773.00        21,276.00      .00


248-005     STORE 5   BROADWAY STATIONERY CO. INC  4,782         14,850.00       178,200.00    37.26
                        RENT INCREASE: 5/1/2002                  15,416.67       185,000.04    38.69
                      WTR/SPKL                                       35.00           420.00      .09
                      ELEC METER                                  2,028.70        24,344.40     5.09
                      LATE FEE                                      143.40         1,720.80      .36
                      ADDITIONAL RENT                            46,559.10       558,709.20   116.84
                      SUBMTR FEE                                     15.00           180.00      .04
                      ==============================================================================
                      TOTALS                                     63,631.20       763,574.40   159.68



248-006     STORE 6   **  VACANT **                2,300              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                          0.00              .00      .00



248-007     STORE     ROMA PIZZA FOOD CORP.                       6,250.00        75,000.00      .00        20,750.00
                      METERED WATER                                 168.76         2,025.12      .00
                      ==============================================================================
                      TOTALS                                      6,418.76        77,025.12      .00



248-225     700       AFZAM INC.                     805          2,012.50        24,150.00    30.00         6,467.52
                        RENT INCREASE: 2/1/2000                   2,155.84        25,870.08    32.14
                        RENT INCREASE: 2/1/1999                   2,082.94        24,995.28    31.05
                      ELEC INCL                                     201.25         2,415.00     3.00
                      R/E TAX                                         1.33            16.03      .02        1997/1998   .00230
                      LATE FEE                                       20.10           241.20      .30
                      JANITORIAL/CLEANING                           134.16         1,609.92     2.00
                      ==============================================================================
                      TOTALS                                      2,369.34        28,432.15    35.32



248-227     702       GUNTHER BY NASH, INC.          778          1,916.67        23,000.04    29.56         5,835.00
                      ELEC INCL                                     194.25         2,331.00     3.00
                      R/E TAX                                         1.33            16.03      .02        1997/1998   .00230
                      PORTER WAGE ESC                                25.24           302.95      .39
                      LATE FEE                                       19.50           234.00      .30
                      JANITORIAL/CLEANING                           129.66         1,555.92     2.00
                      ==============================================================================
                      TOTALS                                      2,286.65        27,439.94    35.27


248-229     704       MAINETTI CANADA INC.         1,278          3,195.00        38,340.00    30.00         9,585.00
                      ELEC INCL                                     319.50         3,834.00     3.00
                      R/E TAX                                         1.85            22.30      .02        1997/1998   .00320
                      PORTER WAGE ESC                                41.47           497.65      .39
                      JANITORIAL/CLEANING                           213.00         2,556.00     2.00
                      STORAGE RENT                                  165.00         1,980.00     1.55
                      ==============================================================================
                      TOTALS                                      3,935.82        47,229.95    36.96



248-231     706       BRIGATA INT'L INC.           3,643          7,893.17        94,718.04    26.00        23,679.50
                      BASE CHARGE                                -3,946.59       -47,359.08   -13.00
                      ELEC INCL                                     910.75        10,929.00     3.00
                      PORTER WAGE ESC                               376.35         4,516.23     1.24         1996
                      JANITORIAL/CLEANING                           576.80         6,921.60     1.90
                      ==============================================================================
                      TOTALS                                      5,810.48        69,725.79    19.14



248-232     707       QUADRA LLC                   2,273          5,303.67        63,644.04    28.00        17,615.76
                        RENT INCREASE: 5/1/2002                   5,871.92        70,463.04    31.00
                        RENT INCREASE: 5/1/2000                   5,682.50        68,190.00    30.00
                      ELEC INCL                                     568.25         6,819.00     3.00
                      R/E TAX                                         3.83            45.99      .02        1997/1998   .00660
                      PORTAGE WAGE ESC                               73.76           885.12      .39
                      LATE FEE                                        6.09            73.08      .03
                      JANITORIAL/CLEANING                           378.83         4,545.96     2.00
                      ==============================================================================
                      TOTALS                                      6,334.43        76,013.19    33.44



248-233     708       **  VACANT **                3,142              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                          0.00              .00      .00



248-243     718       MI-KOR REALTY CORP.          4,562          5,208.00        62,496.00    13.70
                      ELEC INCL                                     312.50         3,750.00      .82
                      PORTAGE WAGE ESC                              739.88         8,878.56     1.95          1995
                      LATE FEE                                       56.70           680.40      .15
                      JANITORIAL/CLEANING                           325.00         3,900.00      .85
                      ==============================================================================
                      TOTALS                                      6,642.08        79,704.96    17.47


248-250     EN2&4     LESLIE FAY COMPANIES, INC.  40,666         71,989.92       863,879.04    21.24
                        RENT INCREASE: 5/1/2000                  85,545.25     1,026,543.00    25.24
                        RENT INCREASE: 5/1/1999                  78,767.58       945,210.96    23.24
                      ELEC METER                                 12,178.55       146,142.60     3.59
                      PORTER WAGE ESC                             2,626.34        31,516.15      .78           1996
                      ADDITIONAL RENT                             3,567.35        42,808.20     1.05
                      JANITORIAL/CLEANING                         6,724.91        80,698.92     1.98
                      SUBMTR FEE                                    120.00         1,440.00      .04
                      ==============================================================================
                      TOTALS                                     97,207.07     1,166,484.91    28.68



248-300     EN5&6     KASPER A.S.L. LTD.          40,666         81,332.00       975,984.00    24.00
                        RENT INCREASE: 3/1/2004                 101,665.00     1,219,980.00    30.00
                        RENT INCREASE: 3/1/2001                  94,887.33     1,138.647.96    28.00
                      PORTER WAGE ESC                             2,626.35        31,516.20      .78
                      ADDITIONAL RENT                             3,388.83        40,665.96     1.00
                      ==============================================================================
                      TOTALS                                     87,347.18     1,048,166.16    25.78



248-306     606       **  VACANT **                                   0.00              .00      .00
                      ==============================================================================
                      TOTALS                                          0.00              .00      .00



248-350     EN 8      ESCADA (USA) INC.           16,346         53,178.00       638,136.00    39.04
                        RENT INCREASE: 9/1/2005                  57,736.00       692,832.00    42.39
                        RENT INCREASE: 9/1/2004                  57,146.00       685,752.00    41.95
                        RENT INCREASE: 9/1/2003                  56,561.00       678,732.00    41.52
                        RENT INCREASE: 9/1/2002                  55,983.00       671,796.00    41.10
                        RENT INCREASE: 9/1/2001                  55,410.00       664,920.00    40.68
                        RENT INCREASE: 9/1/2000                  54,844.00       658,128.00    40.26
                        RENT INCREASE: 9/1/1999                  54,283.00       651,396.00    39.85
                        RENT INCREASE: 9/1/1998                  53,728.00       644,736.00    39.44
                      ELEC INCL                                   4,767.58        57,210.96     3.50
                      R/E TAX                                     1,319.96        15,839.56      .97       1989/1990     .04200
                      AIR-CON INCOME                              3,150.00        37,800.00     2.31
                      JANITORIAL/CLEANING                         2,658.11        31,897.32     1.95
                      ==============================================================================
                      TOTALS                                     60,073.65       780,883.84    47.77


248-375     EN 9      ESCADA (USA) INC.           16,346         42,227.00       506,724.00    31.00
                        RENT INCREASE: 9/1/2003                  50,400.00       604,800.00    37.00
                        RENT INCREASE: 9/1/2001                  47,676.00       572,112.00    35.00
                        RENT INCREASE: 9/1/1998                  43,929.92       527,159.04    32.25
                      ELEC INCL                                   3,745.96        44,951.52     2.75
                      OPER COST ESC                                 290.56         3,486.72      .21
                      JANITORIAL/CLEANING                         2,844.17        34,130.04     2.09
                      ==============================================================================
                      TOTALS                                     49,107.69       589,292.28    36.05



248-390     EN 10     ESCADA (USA) INC.           16,346         29,967.67       359,612.04    22.00
                        RENT INCREASE: 9/1/2005                  40,865.00       490,380.00    30.00
                        RENT INCREASE: 9/1/2003                  38,140.67       457,688.04    28.00
                        RENT INCREASE: 9/1/2001                  35,416.33       424,995.96    26.00
                        RENT INCREASE: 9/1/1999                  32,692.00       392,304.00    24.00
                      ELEC INCL                                   3,745.96        44,951.52     2.75
                      OPER COST ESC                                 290.56         3,486.72      .21
                      JANITORIAL/CLEANING                         2,844.17        34,130.04     2.09
                      ==============================================================================
                      TOTALS                                     36,848.36       442,180.32    27.05



248-400     EN 10     **  VACANT **                                   0.00              .00      .00
                      ==============================================================================
                      TOTALS                                          0.00              .00      .00




248-424     1101      NETTALCO N.Y. INC.             560          1,493.33        17,919.96    32.00        4,480.00
                      ELEC INCL                                     140.00         1,680.00     3.00
                      R/E TAX                                         0.92            11.15      .02        1997/1998    .00160
                      PORTER WAGE ESC                                18.17           218.06      .39
                      JANITORIAL/CLEANING                            93.33         1,119.96     2.00
                      ==============================================================================
                      TOTALS                                      1,745.75        20,949.13    37.41


248-425     1110      S.A. (USA), INC.             2,159          5,163.58        61,962.96    28.70     15,113.00
                        RENT INCREASE: 12/1/2000                  5,560.61        66,727.32    30.91
                        RENT INCREASE: 12/1/1999                  5,424.98        65,099.76    30.15
                        RENT INCREASE: 12/1/1998                  5,292.67        63,512.04    29.42
                      ELEC INCL                                     539.75         6,477.00     3.00
                      JANITORIAL/CLEANING                           205.10         2,461.20     1.14
                      ==============================================================================
                      TOTALS                                      5,908.43        70,901.16    32.84



248-426     1102      U-GIRL, INC.                   778          2,009.83        24,117.96    31.00       6,209.00
                        RENT INCREASE: 7/1/2000                   2,074.67        24,896.04    32.00
                      BASE CHARGE                                -2,009.83       -24,117.96   -31.00
                      ELEC INCL                                     194.50         2,334.00     3.00
                      JANITORIAL/CLEANING                           129.67         1,556.04     2.00
                      ==============================================================================
                      TOTALS                                        324.17         3,890.04     5.00



248-428     1104      JAKOB SCHLAEPFER INC.        1,254          3,135.00        37,620.00    30.00       9,405.00
                      ELEC INCL                                     313.50         3,762.00     3.00
                      PORTER WAGE ESC                               339.32         4,071.84     3.25
                      LATE FEE                                       17.10           205.20      .16
                      JANITORIAL/CLEANING                           209.00         2,508.00     2.00
                      ==============================================================================
                      TOTALS                                      4,013.92        48,167.04    38.41



248-430     1106      MARCOROSSI USA, INC.         1,940          4,850.00        58,200.00    30.00       14,550.00
                      ELEC INCL                                     485.00         5,820.00     3.00
                      PORTER WAGE ESC                                 0.00              .00      .00
                      JANITORIAL/CLEANING                           323.33         3,879.96     2.00
                      ==============================================================================
                      TOTALS                                      5,658.33        67,899.96    35.00


248-432     1108      PRODUCTION MAKERS, INC.      2,948          6,633.00        79,596.00    27.00      22,847.00
                        RENT INCREASE: 7/1/2002                   7,615.66        91,387.92    31.00
                        RENT INCREASE: 7/1/2001                   7,370.00        88,440.00    30.00
                        RENT INCREASE: 7/1/1999                   6,878.67        82,544.04    28.00
                      BASE CHARGE                                -6,633.00       -79,596.00   -27.00
                      ELEC INCL                                     737.00         8,844.00     3.00
                      JANITORIAL/CLEANING                           491.33         5,895.96     2.00
                      ==============================================================================
                      TOTALS                                      1,228.33        14,739.96     5.00



248-433     1109      MARGIT PUBLICATIONS, INC.    1,458          3,402.00        40,824.00    28.00       7,047.00
                        RENT INCREASE: 5/1/2001                   3,523.50        42,282.00    29.00
                      ELEC INCL                                     364.50         4,374.00     3.00
                      JANITORIAL/CLEANING                           145.80         1,749.60     1.20
                      STORAGE RENT                                  195.00         2,340.00     1.60
                      ==============================================================================
                      TOTALS                                      4,107.30        49,287.60    33.80



248-434     1110      **  VACANT **                4,849              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                          0.00              .00      .00



248-450     1200      ISABELLA COMPANY                            6,841.67        82,100.04      .00
                      ELEC INCL                                     641.75         7,701.00      .00
                      R/E TAX                                       235.70         2,828.49      .00        1989/1990    .00750
                      PORTER WAGE ESC                               791.49         9,497.90      .00            1989
                      LATE FEE                                       37.20           446.40      .00
                      STORAGE RENT                                  210.00         2,520.00      .00
                      ==============================================================================
                      TOTALS                                      8,757.81       105,093.83      .00



248-452     1202      SUNNY LEIGH                  3,575         11,769.33       141,231.96    39.51        10,427.00
                        RENT INCREASE: 5/1/1999                  11,793.16       141,517.92    39.59
                      ELEC INCL                                     885.83        10,629.96     2.97
                      R/E TAX                                       202.54         2,430.50      .68        CAL  1990    .01030
                      LATE FEE                                       51.66           619.92      .17
                      JANITORIAL/CLEANING                           300.00         3,600.00     1.01
                      ==============================================================================
                      TOTALS                                     13,209.36       158,512.34    44.34


248-456     1206      SUNNY LEIGH INC.             1,908          4,770.00        57,240.00    30.00        4,770.00
                      ELEC INCL                                     477.00         5,724.00     3.00
                      PORTER WAGE ESC                               410.57         4,926.84     2.58           1994
                      LATE FEE                                       23.38           280.56      .15
                      JANITORIAL/CLEANING                           200.00         2,400.00     1.26
                      ==============================================================================
                      TOTALS                                      5,880.95        70,571.40    36.99



248-458     1208      ** VACANT **                 1,603              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00



248-460     1210      GORTON ASSOCIATES, INC.                     1,500.00        18,000.00      .00
                      ==============================================================================
                      TOTALS                                      1,500.00        18,000.00      .00



248-462     1216      ESSEL CLOTHING/UNITED TEAM     970          1,616.67        19,400.04    20.00        4,850.00
                      ELEC INCL                                     242.50         2,910.00     3.00
                      JANITORIAL/CLEANING                           161.66         1,939.92     2.00
                      ==============================================================================
                      TOTALS                                      2,020.83        24,249.96    25.00



248-464     1214      DAVE GOLDBERG INC.             960          2,472.00        29,664.00    30.90
                      ELEC INCL                                     240.00         2,880.00     3.00
                      PORTER WAGE ESC                               259.76         3,117.22     3.25          1993
                      LATE FEE                                       15.13           181.56      .19
                      JANITORIAL/CLEANING                           151.79         1,821.48     1.90
                      ==============================================================================
                      TOTALS                                      3,138.68        37,664.26    39.23



248-466     1212      FASHION LAB LTD.             1,410          3,525.00        42,300.00    30.00       10,575.00
                      ELEC INCL                                     352.50         4,230.00     3.00
                      PORTER WAGE ESC                               381.53         4,578.41     3.25          1993
                      JANITORIAL/CLEANING                           235.00         2,820.00     2.00
                      ==============================================================================
                      TOTALS                                      4,494.03        53,928.41    38.25


248-476     1401      ** VACANT **                   300              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00



248-477     1400-2    NASH INTERN'L GROUP LTD      2,867          7,167.50        86,010.00    30.00        14,583.34
                      ELEC INCL                                     716.75         8,601.00     3.00
                      PORTER WAGE ESC                               296.18         3,554.22     1.24          1996
                      LATE FEE                                       73.20           878.40      .31
                      JANITORIAL/CLEANING                           344.13         4,129.56     1.44
                      ==============================================================================
                      TOTALS                                      8,597.76       103,173.18    35.99



248-479     1404      ABC INTERNATIONAL            1,807          4,141.00        49,692.00    27.50        8,282.00
                      ELEC INCL                                     451.75         5,421.00     3.00
                      PORTER WAGE ESC                                41.50           498.04      .28
                      LATE FEE                                       35.70           428.40      .24
                      JANITORIAL/CLEANING                           286.10         3,433.20     1.90
                      ==============================================================================
                      TOTALS                                      4,956.05        59,472.64    32.91



248-480     1405      THE ISABELLA COMPANY, INC    2,785              0.00              .00      .00        4,500.00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00




248-481     1406      ** VACANT **                 1,319              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00




248-483     1408      NASH INTERN'L GROUP LTD      1,279          1,666.67        20,000.04    15.64        3,333.34
                      ELEC INCL                                     319.75         3,837.00     3.00
                      PORTER WAGE ESC                               132.13         1,585.58     1.24          1996
                      LATE FEE                                       19.20           230.40      .18
                      JANITORIAL/CLEANING                           127.89         1,534.68     1.20
                      ==============================================================================
                      TOTALS                                      2,265.64        27,187.70    21.26



248-485     1410      THE FASHION SERVICE INC.     2,852          3,500.00        42,000.00    14.73      10,154.33
                      ELEC INCL                                     713.00         8,556.00     3.00
                      PORTER WAGE ESC                               415.91         4,991.00     1.75        1993
                      LATE FEE                                       39.90           478.80      .17
                      ==============================================================================
                      TOTALS                                      4,668.81        56,025.80    19.64




248-487      1412     LA STRADA SPORTSWEAR INC.      625          1,197.92        14,375.04    23.00       3,593.75
                      ELEC INCL                                     156.25         1,875.00     3.00
                      PORTER WAGE ESC                                 0.00              .00      .00
                      JANITORIAL/CLEANING                            98.82         1,185.84     1.90
                      ==============================================================================
                      TOTALS                                      1,452.99        17,435.88    27.90



248-489      1414     HENRY LEE CO. OF NY          1,221          3,052.50        36,630.00    30.00       9,157.50
                      BASE CHARGE                                  -712.25        -8,547.00    -7.00
                      ELEC INCL                                     305.25         3,663.00     3.00
                      AIR-CON INCOME                                 10.66           127.92      .10
                      JANITORIAL/CLEANING                           193.06         2,316.72     1.90
                      ==============================================================================
                      TOTALS                                      2,849.22        34,190.64    28.00



248-492      1416     ROSEBAR TEXTILE CO., INC.    1,256          3,140.00        37,680.00    30.00      9,420.00
                      ELEC INCL                                     314.00         3,768.00     3.00
                      PORTER WAGE ESC                               129.75         1,557.06     1.24        1996
                      JANITORIAL/CLEANING                            79.55           954.60      .76
                      ==============================================================================
                      TOTALS                                      3,663.30        43,959.66    35.00



248-500      1500     D.Z. TRADING INC.            3,517          8,792.50       105,510.00    30.00     26,377.50
                      ELEC INCL                                     879.25        10,551.00     3.00
                      PORTER WAGE ESC                               756.80         9,081.60     2.58        1994
                      ==============================================================================
                      TOTALS                                     10,428.55       125,142.60    35.58



248-502      1502     ** VACANT **                 1,486              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00


248-504      1504     MONACO APPAREL, INC.         2,057          5,142.50        61,710.00    30.00     11,656.34
                      ELEC INCL                                     514.25         6,171.00     3.00
                      PORTER WAGE ESC                               893.62        10,723.55     5.21       1991
                      JANITORIAL/CLEANING                           325.61         3,907.32     1.90
                      STORAGE RENT                                  350.00         4,200.00     2.04
                      ==============================================================================
                      TOTALS                                      7,225.98        86,711.87    42.15



248-506      1506     RPJ SPORTSWEAR, INC.         2,225          5,562.50        66,750.00    30.00     16,687.50
                      ELEC INCL                                     556.25         6,675.00     3.00
                      PORTER WAGE ESC                                72.20           866.42      .39       1997
                      JANITORIAL/CLEANING                           352.29         4,227.48     1.90
                      ==============================================================================
                      TOTALS                                      6,543.24        78,518.90    35.29



248-508      1508     M.J.F. IMPORTS INC.          2,496          5,616.00        67,392.00    27.00     19,052.99
                        RENT INCREASE:  2/ 1/2001                 6,351.00        76,212.00    30.53
                        RENT INCREASE:  2/ 1/2000                 6,166.01        73,992.12    29.64
                        RENT INCREASE:  2/ 1/1999                 5,784.48        69,413.76    27.81
                      ELEC INCL                                     624.00         7,488.00     3.00
                      R/E TAX                                         4.18            50.18      .02     1997/1998       .00720
                      NSF CHECK CHARGE                               25.00           300.00      .12
                      JANITORIAL/CLEANING                           416.00         4,992.00     2.00
                      STORAGE RENT                                  200.00         2,400.00      .96
                      ==============================================================================
                      TOTALS                                      6,885.18        82,622.18    33.10



248-509      1509     J&J CONTRACT SERVICES, INC.  1,795          2,692.50        32,310.00    18.00
                      BASE CHARGE                                -2,692.50       -32,310.00   -18.00
                      ELEC INCL                                     448.75         5,385.00     3.00
                      ==============================================================================
                      TOTALS                                        448.75         5,385.00     3.00



248-511      1511     AMERICAN EXPRESS FASHIONS,   1,031          2,577.50        30,930.00    30.00        7,732.50
                      ELEC INCL                                     257.75         3,093.00     3.00
                      PORTER WAGE ESC                                33.45           401.47      .39         1997
                      LATE FEE                                       25.50           306.00      .30
                      JANITORIAL/CLEANING                            98.00         1,176.00     1.14
                      ==============================================================================
                      TOTALS                                      2,992.20        35,906.47    34.83


248-512      1512     LA SILHOUETTE APPAREL USA I  1,031          2,663.42        31,961.04    31.00      8,248.00
                      BASE CHARGE                                  -687.34        -8,248.08    -8.00
                      ELEC INCL                                     257.75         3,093.00     3.00
                      PORTER WAGE ESC                               221.85         2,662.25     2.58        1994
                      JANITORIAL/CLEANING                           163.00         1,956.00     1.90
                      ==============================================================================
                      TOTALS                                      2,618.68        31,424.21    30.48



248-527      1602     CALIFORNIA APPAREL, INC.       935          2,337.50        28,050.00    30.00      7,012.50
                      ELEC INCL                                     233.75         2,805.00     3.00
                      R/E TAX                                         1.56            18.82      .02      1997/1998     .00270
                      JANITORIAL/CLEANING                           155.83         1,869.96     2.00
                      ==============================================================================
                      TOTALS                                      2,728.64        32,743.78    35.02



248-529      1604     STEILMAN BY RALPH KAISER LT  4,404         12,850.00       154,200.00    35.01      25,700.00
                      ELEC INCL                                   1,101.25        13,215.00     3.00
                      PORTER WAGE ESC                             1,913.24        22,958.93     5.21        1991
                      JANITORIAL/CLEANING                           697.15         8,365.80     1.90
                      ==============================================================================
                      TOTALS                                     16,561.64       198,739.73    45.13



248-533      1608     SINGER FASHION GROUP, INC.   2,658          6,750.00        81,000.00    30.47      20,250.00
                      BASE CHARGE                                  -105.00        -1,260.00     -.47
                      ELEC INCL                                     675.00         8,100.00     3.05
                      PORTER WAGE ESC                               595.30         7,143.62     2.69        1993
                      JANITORIAL/CLEANING                           348.33         4,179.96     1.57
                      ==============================================================================
                      TOTALS                                      8,263.63        99,163.58    37.31



248-535      1610     ALPER INTERNATIONAL INC.     1,095          1,961.88        23,542.56    21.50        5,915.63
                      PORTER WAGE ESC                               177.59         2,131.09     1.95          1995
                      ==============================================================================
                      TOTALS                                      2,139.47        25,673.65    23.45


248-537      1612     M.E. FELD COMPANY INC.       2,086          3,787.50        45,450.00    21.79        1,622.50
                      WTR/SPKL                                       18.00           216.00      .10
                      PORTER WAGE ESC                               447.62         5,371.45     2.58          1991
                      R/E TAX                                         0.00             0.00
                      ==============================================================================
                      TOTALS                                      4,678.46        56,141.59    26.91



248-539      1614     CASUAL CORNER GROUP, INC.    1,550          2,970.83        35,649.96    23.00
                        RENT INCREASE:  6/ 1/2000                 3,151.76        37,821.12    24.40
                        RENT INCREASE:  6/1/1999                  3,059.96        36,719.52    23.69
                      BASE CHARGE                                -2,970.83       -35,649.96   -23.00
                      ELEC INCL                                     387.50         4,650.00     3.00
                      JANITORIAL/CLEANING                           258.34         3,100.08     2.00
                      ==============================================================================
                      TOTALS                                        645.84         7,750.08     5.00



248-541      1616     FABRIC TEAM USA, INC.        1,459          3,775.16        45,301.92    31.05
                      ELEC INCL                                     364.75         4,377.00     3.00
                      R/E TAX                                         2.43            29.27      .02      1997/1998    .00420
                      JANITORIAL/CLEANING                           243.16         2,917.92     2.00
                      ==============================================================================
                      TOTALS                                      4,385.50        52,626.11    36.07



248-542      1617     ASHER STUDIO INC.              300            800.00         9,600.00    32.00        2,400.00
                      ELEC INCL                                      75.00           900.00     3.00
                      PORTER WAGE ESC                                30.99           371.91     1.24         1996
                      JANITORIAL/CLEANING                            47.50           570.00     1.90
                      ==============================================================================
                      TOTALS                                        953.49        11,441.91    38.14



248-552      1702     ** VACANT **                                    0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00


248-554      1704     MARC WEAR, INC.              3,284          7,558.75        90,705.00    27.62       24,630.00
                      ELEC INCL                                     821.00         9,852.00     3.00
                      PORTER WAGE ESC                               448.11         5,377.35     1.64        1995
                      JANITORIAL/CLEANING                           437.48         5,249.76     1.60
                      ==============================================================================
                      TOTALS                                      9,265.34       111,184.11    33.86



248-555      1705     RIDGEVIEW, INC.              4,426         10,767.50       129,210.00    29.19       33,195.00
                        RENT INCREASE:  11/ 1/2000               10,958.33       131,499.96    29.71
                        RENT INCREASE:  11/ 1/1999               10,905.00       130,860.00    29.57
                        RENT INCREASE:  11/ 1/1998               10,835.00       130,020.00    29.38
                      ELEC INCL                                   1,106.50        13,278.00     3.00
                      PORTER WAGE ESC                               457.24         5,486.91     1.24        1996
                      JANITORIAL/CLEANING                           599.95         7,199.40     1.63
                      STORAGE RENT                                  200.00         2,400.00      .54
                      ==============================================================================
                      TOTALS                                     13,131.19       157,574.31    35.60



248-557      1707     KATESCORP (US) INC.          1,692          4,230.00        50,760.00    30.00
                      ELEC INCL                                     423.00         5,076.00     3.00
                      R/E TAX                                         2.84            34.15      .02      1997/1998     .00490
                      PORTER WAGE ESC                                54.90           658.86      .39      1997
                      LATE FEE                                       42.90           514.80      .30
                      ADDITIONAL RENT                            12,833.68       154,004.16    91.02
                      JANITORIAL/CLEANING                           282.00         3,384.00     2.00
                      ==============================================================================
                      TOTALS                                     17,869.32       214,431.97   126.73



248-560      1710     KATELYN-ANDREWS, INC.        1,500          2,500.00        30,000.00    20.00        7,500
                      ELEC INCL                                     375.00         4,500.00     3.00
                      R/E TAX                                         2.49            29.97      .02      1997/1998     .00430
                      LATE FEE                                       27.00           324.00      .22
                      JANITORIAL/CLEANING                           250.00         3,000.00     2.00
                      ==============================================================================
                      TOTALS                                      3,154.49        37,853.97    25.24



248-562      1712     ** VACANT **                   984              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00


248-564      1714     ME & YOU                                    1,833.33        21,999.96      .00      15,716.67
                      ELEC INCL                                     250.00         3,000.00      .00
                      ARREARS AGREEMENT                           2,835.45        34,025.40      .00
                      LATE FEE                                       43.80           525.60      .00
                      JANITORIAL/CLEANING                           166.66         1,999.92      .00
                      ==============================================================================
                      TOTALS                                      5,129.24        61,550.88      .00



248-566      1716     MARCONI INTERNATIONAL INC.   2,150          5,554.16        66,649.92    31.00      16,125.00
                        RENT INCREASE:  3/ 1/1999                 5,733.33        68,799.96    32.00
                      ELEC INCL                                     537.50         6,450.00     3.00
                      PORTER WAGE ESC                               348.69         4,194.33     1.95        1995
                      JANITORIAL/CLEANING                           340.42         4,085.04     1.90
                      STORAGE RENT                                  200.00         2,400.00     1.12
                      ==============================================================================
                      TOTALS                                      6,980.77        83,769.29    38.96



248-575      1800     ** VACANT **                 6,700              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00



248-577      1802     ** VACANT **                 1,527              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00



248-579      1804     ** VACANT **                 1,937              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00



248-580      1804 E   PRIVATE MANUFACTURING, INC.  3,464          8,660.00       103,920.00    30.00      25,980.00
                      ELEC INCL                                     866.00        10,392.00     3.00
                      PORTER WAGE ESC                               937.33        11,247.96     3.25
                      JANITORIAL/CLEANING                           577.33         6,927.96     2.00
                      ==============================================================================
                      TOTALS                                     11,040.66       132,487.92    38.25


248-581      1806     SEABOARD ATLANTIC GARMENTS     925          2,312.50        27,750.00    30.00
                      ELEC INCL                                     231.25         2,775.00     3.00
                      PORTER WAGE ESC                                30.01           360.20      .39       1997
                      JANITORIAL/CLEANING                           146.45         1,757.40     1.90
                      ==============================================================================
                      TOTALS                                      2,720.21        32,642.60    35.29



248-583      1808     HYACK AMERICA, INC.          2,685          6,712.50        80,550.00    30.00      20,137.50
                      ELEC INCL                                     671.25         8,055.00     3.00
                      R/E TAX                                         4.53            54.36      .02      1997/1998     .00780
                      PORTER WAGE ESC                                87.12         1,045.54      .39      1997
                      JANITORIAL/CLEANING                           268.50         3,222.00     1.20
                      ==============================================================================
                      TOTALS                                      7,743.90        92,926.90    34.61



248-585      1818     SPORT-ELLE, INC.             1,400          3,500.00        42,000.00    30.00     10,500.00
                      ELEC INCL                                     350.00         4,200.00     3.00
                      R/E TAX                                         2.38            28.57      .02     1997/1998     .00410
                      PORTER WAGE ESC                                45.43           545.16      .39     1997
                      ==============================================================================
                      TOTALS                                      3,897.81        46,773.73    33.41



248-600      EN 19    1412 PAVILION SUITES, INC.                 33,333.34       400,000.08      .00
                      ELEC METER                                  3,237.16        38,845.92      .00
                      ==============================================================================
                      TOTALS                                     36,570.50       483,846.00      .00



248-625      2000     KORAM INT'L N.Y. INC.        1,400          3,500.00        42,000.00    30.00      10,500.00
                      ELEC INCL                                     350.00         4,200.00     3.00
                      PORTER WAGE ESC                               301.25         3,615.08     2.58      1994
                      JANITORIAL/CLEANING                           221.35         2,656.20     1.90
                      ==============================================================================
                      TOTALS                                      4,372.60        52,471.28    37.48



248-627      2002     GREENWAVE INC                  753          2,250.00        27,000.00    35.86      4,500.00
                      LATE FEE                                       10.88           130.56      .17
                      ==============================================================================
                      TOTALS                                      2,260.88        27,130.56    36.03


248-629      2004     SFH INC.                     1,735          5,030.05        60,360.60    34.79
                        RENT INCREASE:  10/ 1/1998                5,453.68        65,444.16    37.72
                      ELEC INCL                                     390.00         4,680.00     2.70
                      LATE FEE                                       23.10           277.20      .16
                      ==============================================================================
                      TOTALS                                      5,443.15        65,317.80    37.65



248-631      2006     COUNCIL OF FASHION DESIGNER  2,506          5,704.95        68,459.40    27.32       5,221.00
                        RENT INCREASE:  5/ 1/2001                 6,233.95        74,807.40    29.85
                        RENT INCREASE:  5/ 1/2000                 6,052.38        72,628.56    28.98
                        RENT INCREASE:  5/ 1/1999                 5,876.09        70,513.08    28.14
                      ELEC INCL                                     626.50         7,518.00     3.00
                      JANITORIAL/CLEANING                           396.78         4,761.36     1.90
                      STORAGE RENT                                  185.00         2,220.00      .89
                      ==============================================================================
                      TOTALS                                      6,913.23        82,958.76    33.10



248-635      2010     NASH INTERNATIONAL GROUP, L  2,141          3,211.50        38,538.00    18.00       6,423.00
                      PORTER WAGE ESC                                69.47           833.71      .39       1997
                      LATE FEE                                       30.00           360.00      .17
                      JANITORIAL/CLEANING                           211.09         2,533.08     1.18
                      ==============================================================================
                      TOTALS                                      3,522.06        42,264.79    19.74



248-637      2012     ** VACANT **                                    0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00



248-638      2014     S.F.H. INC.                  1,523          2,353.00        28,236.00    18.54
                      RENT INCREASE:  4/ 1/1999                   2,421.58        29,058.96    19.08
                      LATE FEE                                       20.10           241.20      .16
                      ==============================================================================
                      TOTALS                                      2,373.10        28,477.20    18.70


248-639      2016     LEAD SPORTSWEAR, L.L.C.      1,518          2,227.00        27,324.00    18.00       6,831.00
                      ELEC INCL                                     379.50         4,554.00     3.00
                      PORTER WAGE ESC                                49.25           591.11      .39       1996
                      JANITORIAL/CLEANING                           253.00         3,036.00     2.00
                      ==============================================================================
                      TOTALS                                      2,958.75        35,505.11    23.39



248-650      2100     EXCEL APPAREL INC.           1,510          3,587.50        43,050.00    37.43       9,200.00
                      ELEC INCL                                     287.50         3,450.00     3.00
                      JANITORIAL/CLEANING                           181.83         2,181.96     1.90
                      ==============================================================================
                      TOTALS                                      4,056.83        48,681.96    42.33



248-652      2102     JOROBI INC.                  4,739         11,452.58       137,430.96    29.00      35,542.50
                        RENT INCREASE:  2/ 1/2002                13,032.25       156,387.00    33.00
                        RENT INCREASE:  2/ 1/2000                12,242.42       146,909.04    31.00
                      ELEC INCL                                   1,184.75        14,217.00     3.00
                      PORTER WAGE ESC                               367.18         4,406.20      .93      1996
                      LATE FEE                                      111.30         1,335.60      .28
                      ==============================================================================
                      TOTALS                                     13,115.81       157,389.76    33.21



248-658      2108     ** VACANT **                 4,840              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00



248-660      2110     ** VACANT **                                    0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00



248-675      2200     ** VACANT **                10,800              0.00              .00      .00
                      ==============================================================================
                      TOTALS                                           .00              .00      .00


248-700      2300     SAN SIMEON INC.              6,425         13,000.00       156,000.00    24.28      39,133.16
                      ELEC INCL                                   1,606.25        19,275.00     3.00
                      PORTER WAGE ESC                             2,164.36        25,972.42     4.04       1992
                      ARREARS AGREEMENT                          13,416.95       161,003.40    25.06
                      LATE FEE                                       91.80         1,101.60      .17
                      JANITORIAL/CLEANING                         1,015.87        12,190.44     1.90
                      STORAGE RENT                                  200.00         2,400.00      .37
                      ==============================================================================
                      TOTALS                                     31,495.23       377,942.86    58.82



248-702      2302     SANDERS TEXTILES, INC.       1,185          3,456.25        41,475.00    35.00      10,368.75
                      ELEC INCL                                     296.25         3,555.00     3.00
                      JANITORIAL/CLEANING                           197.50         2,370.00     2.00
                      ==============================================================================
                      TOTALS                                      3,950.00        47,400.00    40.00



248-704      2304     CORNELL TRADING INC.         1,954          4,885.00        58,620.00    30.00
                      ELEC INCL                                     488.50         5,862.00     3.00
                      R/E TAX                                         3.31            39.72      .02      1997/1998    .00570
                      PORTER WAGE ESC                                63.40           760.89      .39
                      ==============================================================================
                      TOTALS                                      5,440.21        65,282.61    33.41



248-706      2306     GLOBAL APPAREL MGMT. INC.    3,415          9,329.16       111,949.92    32.78      25,612.50
                        RENT INCREASE:  7/ 1/2001                10,194.22       122,330.64    35.82
                        RENT INCRESAE:  7/ 1/2000                 9,897.30       118,767.60    34.78
                        RENT INCREASE:  7/ 1/1999                 9,609.03       115,308.36    33.77
                      BASE CHARGE                                -1,422.91       -17,074.92    -5.00
                      ELEC INCL                                     853.75        10,245.00     3.00
                      LATE FEE                                       34.86           418.32      .12
                      ==============================================================================
                      TOTALS                                      8,794.86       105,538.32    30.90


248-725      2400     JESSICA MC CLINTOCK INC.     4,000         12,950.00       155,400.00    38.85
                        RENT INCREASE:  4/ 1/2000                13,650.00       163,800.00    40.95
                        RENT INCREASE:  4/ 1/1999                13,300.00       159,600.00    39.90
                      ELEC INCL                                   1,050.00        12,600.00     3.15
                      R/E TAX                                        94.80         1,137.71      .28     1990/1991     .01200
                      JANITORIAL/CLEANING                           633.19         7,598.28     1.90
                      ==============================================================================
                      TOTALS                                     14,727.99       176,735.99    44.18



248-735      2410     LANE BRYANT INC.             6,465         16,162.50       193,950.00    30.00
                      ELEC  INCL                                  1,804.75        21,657.00     3.35
                      R/E TAX                                       158.01         1,896.19      .29     1990/1991     .02000
                      PORTER WAGE ESC                             2,808.61        33,703.34     5.21     1991
                      JANITORIAL/CLEANING                         1,020.47        12,245.64     1.89
                      ==============================================================================
                      TOTALS                                     21,954.34       263,452.17    40.75



248-750      2500     TOPTRANS CORP.               1,800          4,800.00        57,600.00    32.00      14,400.00
                      ELEC INCL                                     450.00         5,400.00     3.00
                      WTR/SPKL                                       20.00           240.00      .13
                      PORTER WAGE ESC                               116.25         1,395.00      .78      1996
                      JANITORIAL/CLEANING                           244.31         2,931.72     1.63
                      ==============================================================================
                      TOTALS                                      5,630.56        67,566.72    37.54

(table continued)



ACCOUNT     BILLING        ELECTRIC INCLUSION/    SPECIAL               LEASE
            FREQUENCY      CLAUSE LITERALS        COMMENTS       BEGINS        EXPIRES

248-001     MONTHLY                                              04/01/1989    02/28/2006


            MONTHLY






248-002     MONTHLY        12000.00                              02/01/1992    01/31/2009











248-003     MONTHLY                                              12/20/1992    12/31/2002


            MONTHLY








248-004     MONTHLY        1008.00                                             09/30/2002










248-005     MONTHLY                                              02/17/1994    04/30/2007











248-006     MONTHLY




248-007     MONTHLY                                              11/01/1997    01/28/2012






248-225     MONTHLY                                              01/12/1998    01/31/2001



            SEMIANNUAL







248-227     MONTHLY        2331                                  06/05/1998    06/30/1999


            SEMIANNUAL
            MONTHLY







248-229     MONTHLY        3834.00                               05/30/1997    06/30/2002

            SEMIANNUAL
            MONTHLY








248-231     MONTHLY        10929.00                              05/01/1996    04/30/2001


            MONTHLY






248-232     MONTHLY                                              04/11/1998    07/31/2003



            SEMIANNUAL








248-233     MONTHLY





248-243     MONTHLY        3750.00                               05/01/1995    04/30/2000

            MONTHLY






248-250     MONTHLY                                              04/29/1997    04/30/2002



            MONTHLY








248-300     MONTHLY                                              03/03/1998    03/31/2008









248-306     MONTHLY





248-350     MONTHLY        57210.96                              08/15/1989    08/31/2006









            MONTHLY






248-375     MONTHLY        44951.50                              01/01/1997   08/31/2006











248-390     MONTHLY        44951.50                              01/01/1997    12/31/2006












248-400     MONTHLY





248-424     MONTHLY                                              10/09/1997    10/31/1999

            SEMIANNUAL
            MONTHLY






248-425     MONTHLY        6477.00                               12/01/1996    11/30/2001










248-426     MONTHLY                                              06/09/1998   09/30/2003









248-428     MONTHLY                                              02/25/1998    02/28/2002









248-430     MONTHLY                                              02/26/1998    04/30/2003







248-432     MONTHLY                                              06/09/1998    10/31/2003











248-433     MONTHLY                                              04/27/1998    07/31/2003









248-434     MONTHLY





248-450     MONTHLY        7701.00                               09/01/1994    08/31/1998

            MONTHLY
            MONTHLY







248-452     MONTHLY        10629.96                              03/09/1990    04/30/2000


            SEMIANNUAL






248-456     MONTHLY        5724.00                               09/01/1994    04/30/2000

            MONTHLY







248-458     MONTHLY





248-460     MONTHLY                                              09/01/1997





248-462     MONTHLY                                              02/26/1998   06/30/2002







248-464     MONTHLY        2880.00                               08/03/1993    08/31/1998

            MONTHLY







248-466     MONTHLY        4230.00                               05/20/1997    07/31/2000

            MONTHLY





248-476     MONTHLY





248-477     MONTHLY        8601                                  01/01/1990    12/31/1998

            MONTHLY







248-479     MONTHLY                                              12/01/1997    10/31/1998

            MONTHLY







248-480      MONTHLY                                             07/30/1998    10/02/1998






248-481      MONTHLY






248-483      MONTHLY       3837                                  01/01/1990    12/31/1998

             MONTHLY






248-485      MONTHLY       8556.00                               02/01/1993    08/31/1998

             MONTHLY






248-487      MONTHLY       1875.00                               06/06/1994    06/30/2001








248-489      MONTHLY       3663.00                               10/14/1994    12/31/1998









248-492      MONTHLY       3768.00                               06/04/1996    06/30/1999

             MONTHLY






248-500      MONTHLY       10551.00                              10/15/1993    10/31/2000

             MONTHLY





248-502      MONTHLY




248-504      MONTHLY       6171.00                               03/15/1991    01/31/1999

             MONTHLY







248-506      MONTHLY       6675.00                               10/09/1996    10/31/1998

             MONTHLY






248-508      MONTHLY                                             01/29/1998    01/31/2002




            SEMIANNUAL








248-509     MONTHLY                                              03/16/1998    08/31/2003







248-511      MONTHLY       3093.00                               01/01/1996    03/31/1999

             MONTHLY






248-512     MONTHLY        3093.00                               05/20/1994    05/31/2000



            MONTHLY






248-527     MONTHLY                                              11/01/1997    11/30/2000


            SEMIANNUAL






248-529     MONTHLY        13215.00                              08/31/1991    08/31/2001

            MONTHLY






248-533     MONTHLY        6600.00                               12/18/1995    12/31/2000


            MONTHLY






248-535     MONTHLY                                              02/01/1995    01/31/2001
            MONTHLY




248-537     MONTHLY                                              02/01/1984    01/31/2000

            MONTHLY






248-539     MONTHLY                                              06/02/1998    06/30/2001











248-541     MONTHLY        4377.00                               05/02/1997    05/31/1999

            SEMIANNUAL






248-542     MONTHLY        900                                   01/01/1998    12/31/1998

            MONTHLY






248-552     MONTHLY




248-554     MONTHLY        8289.00                               08/01/1996    07/31/2000

            MONTHLY







248-555     MONTHLY        11358.00                              10/07/1996    10/31/2001




            MONTHLY







248-557     MONTHLY        5076.00                               09/08/1997    03/31/2000

            SEMIANNUAL
            MONTHLY








248-560     MONTHLY                                              01/27/1998    01/31/2001

            SEMIANNUAL







248-562     MONTHLY




248-564     MONTHLY                                              03/01/1998    02/28/2002









248-566     MONTHLY        6450.00                               03/01/1995    03/31/2000


            MONTHLY







248-575     MONTHLY





248-577     MONTHLY





248-579     MONTHLY





248-580     MONTHLY                                              03/02/1998    03/31/2002







248-581     MONTHLY        2775                                  01/01/1998    12/31/2000

            MONTHLY






248-583     MONTHLY                                              09/03/1997    09/30/2002

            SEMIANNUAL
            MONTHLY






248-585     MONTHLY        4200.00                               03/17/1997    01/31/2001

            SEMIANNUAL
            MONTHLY





248-600     MONTHLY                                              04/01/1995    05/31/2004






248-625     MONTHLY        4200.00                                             01/31/2001

            MONTHLY






248-627     MONTHLY                                                            03/31/2000





248-629     MONTHLY        4680.00                               10/01/1994    09/30/1999








248-631     MONTHLY        7518.                                 04/26/1995    04/30/2002











248-635     MONTHLY                                               04/14/1997   12/31/1998
            MONTHLY







248-637     MONTHLY





248-638     MONTHLY                                              05/01/1997    09/30/1999






248-639     MONTHLY        4554.00                               05/23/1997    09/30/1998

            MONTHLY






248-650     MONTHLY        3450.00                               01/13/1994    01/31/1999







248-652      MONTHLY                                             02/01/1996    01/31/2004



             MONTHLY






248-658     MONTHLY





248-660     MONTHLY





248-675     MONTHLY




248-700     MONTHLY        19275.00                              02/06/1995    11/30/2000

            MONTHLY









248-702     MONTHLY                                              08/03/1998    07/31/2001







248-704     MONTHLY                                              12/10/1997    02/28/2003

            SEMIANNUAL
            MONTHLY





248-706     MONTHLY        10245                                 06/14/1995    06/30/2002










248-725     MONTHLY        12600.00                              03/20/1991    03/31/2001



            SEMIANNUAL






248-735     MONTHLY        21657.00                              05/15/1991    07/31/1998

            SEMIANNUAL
            MONTHLY






248-750     MONTHLY        5400.00                               05/01/1995    04/30/2001


            MONTHLY






----------------------------------------------------------------------------------------------
CHARGE               SQUARE       MONTHLY      ANNUAL           HIGH        LOW       AVERAGE
 TYPE                 FEET        CHARGE       CHARGE            PSF        PSF         PSF
----------------------------------------------------------------------------------------------
BASE CHARGE           334,295     697,775.71    8,373,308.52    54.96       -31.00     25.05
ELEC INCL             188,287      47,215.08      566,580.96    15.04          .82      3.01
WTR/SPKL                8,668          73.00          876.00      .13          .09       .10
ELEC METER             53,172      18,970.51      227,646.12     5.09         2.37      4.28
R/E TAX                60,011       5,430.01       65,161.36     4.60          .02      1.09
OPER COST ESC          32,692         581.12        6,973.44      .21          .21       .21
FUEL/UTIL ESC.            798            .53            6.36      .01          .01       .01
PORTER WAGE ESC       180,254      23,485.78      281,831.22     5.21          .28      1.56
ARREARS AGREEMENT       6,425      16,252.40      195,028.80    25.06        25.06     30.35
METERED WATER             798         242.45        2,909.40     1.11         1.11      3.65
NSF CHECK CHARGE        2,496          25.00          300.00      .12          .12       .12
LATE FEE               55,454       1,062.70       12,752.40      .65          .03       .23
ADDITIONAL RENT        87,806      66,348.96      796,187.52   116.84         1.00      9.07
AIR-CON INCOME         17,567       3,160.66       37,972.92     2.31          .10      2.16
JANITORIAL/CLEANING   200,880      31,153.76      373,845.12     2.09          .76      1.86
SUBMTR FEE             53,970         180.00        2,160.00      .45          .02       .04
STORAGE RENT           22,796       2,105.00       25,260.00     2.04          .37      1.11
==============================================================================================
BUILDING TOTALS       292,508     914,062.67   10,968,755.14   116.84       -31.00     32.81


(table continued)

--------------------------------------------------------------------------------
SPACE SUMMARY
   TOTALS
--------------------------------------------------------------------------------

TOTAL SECURITY      743,506.98

SPACE SUMMARY:      UNITS           SQUARE FEET
-----------------------------------------------
VACANCIES    :      18                   41,787
OCCUPIED     :      81                  292,508
===============================================
TOTALS       :      99                  334,295



WARNING: SOME TENANTS DO NOW HAVE SQUARE FEET ENTIRES, THEREFORE THE COMPUTED PSI FIGURES MAY BE INCORRECT. PLEASE CHECK YOUR TENANT MASTER RECORDS AND SUPPLY THE MISSING INFORMATION IN FIELD NUMBER 16

WARNING: THE COMPUTED SQUARE FEET OF: 334,295, DOES NOT AGREE WITH THE BUILDING MASTER SQUARE FEET OF: ALL PSF FIGURES REFLECTED WERE BASED ON THE AVAILABLE SQUARE FEET
            PLEASE CHECK YOUR FIGURES. TENANT MASTER RECORDS REFLECT THE SQUARE FEET IN FIELD NUMBER 16

                                  GRAND TOTALS

                              ANNUALIZED RENT ROLL

------------------------------------------------------------------------------------------------
CHARGE                SQUARE         MONTHLY         ANNUAL       HIGH        LOW       AVERAGE
 TYPE                  FEET          CHARGE          CHARGE        PSF        PSF         PSF
------------------------------------------------------------------------------------------------
BASE CHARGE                        745,550.71     8,946,608.52    62.38      -31.00      .00
ELEC INCL                           47,215.08       566,580.96    15.04         .82      .00
WTR/SPKL                                73.00           876.00      .13         .09      .00
ELEC METER                          18,970.51       227,646.12     5.09        2.37      .00
R/E TAX*                             5,430.01        65,161.36     4.60         .02      .00
MISC.                                    2.00            24.00      .16         .16      .00
OPER COST ESC                          581.12         6,973.44      .21         .21      .00
FUEL/UTIL ESC.                            .53             6.36      .01         .01      .00
SECURITY                             5,750.00        69,000.00   112.00        2.32      .00
PORTER WAGE ESC                     23,485.78       281,831.22     5.21         .28      .00
ARREARS AGREEMENT                   16,252.40       195,028.80    25.06       25.06      .00
METERED WATER                          242.45         2,909.40     1.11        1.11      .00
NSF CHECK CHARGE                        25.00           300.00      .12         .12      .00
LATE FEE                             1,062.70        12,752.40      .65         .03      .00
ADDITIONAL RENT                     66,348.96       796,187.52   116.84        1.00      .00
AIR-CON INCOME                       3,160.66        37,927.92     2.31         .10      .00
JANITORIAL/CLEANING                 31,153.76       373,845.12     2.09         .76      .00
SUBMTR FEE                             180.00         2,160.00      .45         .02      .00
STORAGE RENT                         2,105.00        25,260.00     2.04         .37      .00
COPIES                                 334.00         4,008.00     1.86         .02      .00
FAXING                                 128.70         1,544.40     3.83         .02      .00
PHONE/VENDING MACHINE                1,000.00        12,000.00    17.91        8.96      .00
============================================================================================
GRAND TOTALS*         301,335      969,052.37    11,628,631.54   116.84      -31.00    16.92

(table continued)


--------------------------------------------------------------------------------
SPACE SUMMARY
   TOTALS
--------------------------------------------------------------------------------

TOTAL SECURITY:      840,231.98

SPACE SUMMARY :      UNITS          SQUARE FEET
-----------------------------------------------
VACANCIES     :        20                42,327
OCCUPIED      :       124               301,335
===============================================
TOTALS        :       144               687,324



* M.E. FELD (Suite 1612) does not pay real estate escalations. The monthly charge indicated for this tenant is $425.34 and the annual charge is $5,104.14. The totals should be reduced by these amounts.









                              AGREEMENT OF LEASE



                                    BETWEEN


                          FASHION GALLERY OWNERS, LLC

                                      AND

                                  PATRA LTD.






                                     INDEX


ARTICLE 1 -   Term.........................................................  1

ARTICLE 2     Rent.........................................................  2

ARTICLE 3     Real Estate Tax Payments; Additional Escalation..............  3

ARTICLE 4     Cost of Electricity for Demised Premises.....................  6

ARTICLE 5     Delivery of Premises.........................................  9

ARTICLE 6     Use..........................................................  9

ARTICLE 7     Tenant Construction; Mechanics Liens......................... 10

ARTICLE 8     Repairs and Maintenance...................................... 14

ARTICLE 9     Requirements of Law.......................................... 14

ARTICLE 10    Insurance Requirements....................................... 15

ARTICLE 11    Damage or Destruction by Fire or Other Casualty.............. 18

ARTICLE 12    Subordination; Attornment; Quiet Enjoyment................... 20

ARTICLE 13    Tenant's Certificates........................................ 23

ARTICLE 14    Assignment and Subletting.................................... 23

ARTICLE 15    Cleaning; Sanitary Maintenance............................... 27

ARTICLE 16    Air Conditioning; Elevators; Services; Suspension of
              Services..................................................... 28

ARTICLE 17    Access To Premises........................................... 30

ARTICLE 18    Adjacent Excavation - Shoring................................ 32

ARTICLE 19    Eminent Domain............................................... 32

ARTICLE 20    Lobby Directory;- Signs; Use of Name......................... 33

ARTICLE 21    Experts Fees; No Professional Responsibility................. 34

ARTICLE 22    Security..................................................... 34

ARTICLE 23    Bankruptcy................................................... 35

ARTICLE 24    End of Term.................................................. 36

ARTICLE 25    Default...................................................... 37

ARTICLE 26    Curing Tenant's Defaults..................................... 41

ARTICLE 27    Indemnity.................................................... 41

ARTICLE 28    Exculpation; Consents........................................ 42

ARTICLE 29    Brokers...................................................... 43

ARTICLE 30    Notices...................................................... 43

ARTICLE 31    Reserved..................................................... 43

ARTICLE 32    Waiver of Trial by Jury...................................... 44

ARTICLE 33    No Waiver.................................................... 44

ARTICLE 34    Rules and Regulations........................................ 44

ARTICLE 35    No Representations by Landlord............................... 45

ARTICLE 36    Inability to Perform (Force Majeure)......................... 45

ARTICLE 37    Captions..................................................... 45

ARTICLE 38    Successors and Assigns....................................... 46

ARTICLE 39    Miscellaneous................................................ 46

ARTICLE 40    Additional Definitions....................................... 47






EXHIBITS

Exhibit A - Floor Plan

Exhibit B - Cleaning and Services and Maintenance of Demised Premises

Exhibit C - Improvements Exhibit

Exhibit D - Intentionally Omitted

Exhibit E - Roster of Corporate Officers






     AGREEMENT OF LEASE, made as of this day of August, 1998, between FASHION GALLERY OWNERS, LLC, a New York limited liability company, having an office at 1412 Broadway, New York, New York 10018 (hereinafter referred to as "Landlord") and PATRA LTD., a corporation, having an office at 1400 Broadway, New York, New York 10018 (hereinafter referred to as "Tenant").

                               W I T N E S E T H

     Landlord hereby leases to Tenant the entire twenty-second (22nd) floor, substantially as shown on the plan annexed hereto as Exhibit A (which space is hereinafter referred to as the "Demised Premises") in the building known as 1412 Broadway, New York, New York (hereinafter referred to as the "Building") upon the terms and conditions hereinafter provided in this Lease.

     The parties hereby covenant as follows:

ARTICLE 1 - TERM
            ----

     1.01 The "Term" of this Lease shall commence on the Commencement Date (as defined below) and shall end at midnight on the expiration of Lease Year Ten, as defined below (such date being hereinafter referred to as the "Expiration Date"), or on such earlier date upon which the Term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Notwithstanding the Commencement Date of this Lease, this Lease shall be effective from and after the date hereof and all of the provisions of this Lease shall be effective as of the date hereof, except for those provisions of this Lease which specifically commence from and after the Commencement Date.

     1.02 The "Commencement Date" shall be August 11, 1998. "Lease Year One" shall be deemed the first year of the Term and shall commence on the Commencement Date and shall end on the first anniversary of the last day of the month in which the Commencement Date occurred. If the Commencement Date shall be on the first day of the month, Lease Year One shall commence on such date. The term "Lease Year" shall refer to each year of the Term including Lease Year One. Each succeeding Lease Year after Lease Year One shall run for the successive twelve month period from the expiration of the preceding Lease Year, and shall be consecutively numbered (i.e. the fifth Lease Year shall be known as Lease Year Five).

      1.03     Reserved.

      1.04     Reserved.

      1.05 Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Demised Premises on the Commencement Date. Tenant agrees that this Section 1.05 is intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

ARTICLE 2 - RENT
            ----

      2.01 Tenant shall pay to Landlord during the Term of this Lease, without any set-off, prior to demand therefor or any deductions whatsoever, the Base Annual Rent, as set forth in Section 2.02 below, in equal monthly installments, in advance, on the first day of each and every calendar month throughout the Term of this Lease. Simultaneously with the execution of this Lease, Tenant has paid to Landlord one full month of Base Annual Rent, if by check subject to collection, which amount shall be credited on a per diem basis toward the payment of the installment(s) of Base Annual Rent first due and payable hereunder.

      2.02 The Base Annual Rent payable for Lease Year One is Three Hundred Ninety Nine Thousand Nine Hundred Thirty and 00/100ths Dollars ($399,930.00) per annum. If the Commencement Date is not the first day of a calendar month, Base Annual Rent for the month in which such day occurs shall be prorated and Tenant shall pay such prorated amount on such first day. The Base Annual Rent shall be increased on the commencement date of Lease Year Two and on the first day of each succeeding Lease Year thereafter during the Term by an amount equal to three percent (3%) of the Base Annual Rent payable for the immediately preceding Lease Year.

      2.03 Notwithstanding the foregoing, there shall be no Base Annual Rent (except for the increase to Base Annual Rent attributable to electricity pursuant to Section 4.01 of this Lease) payable for the first six (6) months of Lease Year One; provided, however, that in the event Tenant is dispossessed or this Lease is terminated by reason of Tenant's default, the Base Annual Rent for such periods shall be immediately due and payable.

      2.04 "Additional Rent" for purposes of this Lease means all fees, charges and payments payable by Tenant to Landlord, including, without limitation, the payments required under Article 3 of this Lease. The term "Rent" or "rent" or "rental" for purposes or this Lease means Base Annual Rent payable pursuant to this Article 2 and all Additional Rent. If no time period is specified herein for the payment of any item of Rent, such amount shall be payable within ten (10) days after Tenant's receipt of Landlord's invoice. All Rent shall be paid in lawful money of the United States, to Landlord, at the office of Landlord or at such other place as Landlord may, from time to time, designate by written notice to Tenant. Tenant shall pay Rent by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House Association or a successor thereto.

      2.05 If Tenant fails to pay any Rent, within ten (10) days after the same become due and payable, such unpaid amounts shall bear interest at the lesser of (a) 18% per annum or (b) the maximum rate permitted by law, calculated on the basis of actual days elapsed, based on a 360-day year, from the date such Rent became due and payable to the date of payment. The provisions herein for such interest shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such interest, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated, and neither the demand for, nor collection by Landlord of such interest shall be construed as a curing of such default on the part of the Tenant. In the event Tenant fails to pay any such interest charge beyond any applicable grace periods, such failure shall be considered a default hereunder.

      2.06 In the event the Rent or any part thereof required to be paid by Tenant under the provisions of this Lease during the Term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than thirty (30) days' prior written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if said date were the date originally fixed herein for the termination of the Term of this Lease. However, Landlord shall not have the right to so terminate this Lease if: (i) Tenant within such thirty (30) day period shall agree, in writing, that the rental herein reserved is a reasonable rental and to continue to pay said rental; and (ii) such agreement by Tenant shall then be legally enforceable by Landlord. In the event Landlord desires to exercise its option to terminate this Lease, as set forth above, but is prohibited from doing so, and the agreement set forth in the foregoing sentence is not legally enforceable, both pursuant to any such law, order, rule or regulation referred to above, then Tenant shall enter into such agreements and take such other steps as Landlord requests and as may be legally permissible, to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) Rent shall be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the Rent that would have been paid pursuant to this Lease but for such legal restriction, less (ii) the Rent actually paid by Tenant during the period such legal rent restriction was in effect.

ARTICLE 3 - REAL ESTATE TAX PAYMENTS; ADDITIONAL ESCALATION
            -----------------------------------------------

      3.01 (a) If the Taxes for any Tax Year during the Term of this Lease commencing after the Base Tax Year shall exceed the Base Tax, Tenant shall pay for such Tax Year an amount (herein called "Tax Payment") equal to Tenant's Proportionate Share of the excess. The Tax Payment for each Tax Year shall be due and payable, in advance, in twelve monthly installments (otherwise, in one payment as provided in Section 3.01 (b), below), the first such installment to be paid ten (10) days prior to the commencement of such Tax Year and each of the next eleven (11) installments to be paid on the first (1st) day of each calendar month during the Term. Landlord shall furnish Tenant a written statement of the amount payable by Tenant for the new Tax Year under this
Section 3.01. If, however, such written statement for any Tax Year is furnished to Tenant after the due date for the payment of Taxes, then (a) until the first day of the month following the date such written statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to one-twelfth of the Tax Payment for the preceding Tax Year or such greater amounts which Landlord estimates as Tenant's Tax Payment for the new Tax Year, which estimated amount shall not exceed 120% of the Tax Payment for the preceding Tax Year; (b) promptly after the written statement for the new Tax Year is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the Tax Payment required to be made for such Tax Year in accordance with the Tax Statement, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall be an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount therefor against subsequent payments under this Section 3.01; and (c) Tenant shall within the ten (10) days after demand thereof pay to Landlord the balance of the first semi-annual installment of Tenant's Tax Payment for such Tax Year. If there shall be any increase or decrease in the Taxes for any Tax Year, whether during or after such Tax Year, the Tax Payment for such Tax Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence. If the Base Tax is reduced as a result of an appropriate proceeding or otherwise, Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 3.01. In addition, Landlord may require Tenant to prepay in monthly installments the amount determined in good faith by Landlord as the amount of Tax Payment for the next Tax Year ("Estimated Tax Payment") provided that the estimated Tax Payment may not exceed 120% of the Tax Payment for the current Tax Year.

               (b) If, during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a holder of a mortgage encumbering the Building, or the holder of a superior lease, or otherwise) other than as provided in Section 3.01 (a), then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 10 days prior to the date payments are due to any of the foregoing entities. The benefit of any discount for an early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes or Tenant's Tax Payments.

               (c) If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Section 3.01, Tenant's Proportionate Share of the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, reasonable and necessary appraisal, accounting and legal fees actually incurred in obtaining the same, to the extent that such costs and expenses were not included in Taxes for such Tax Year); provided, however, such payment or credit to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

               (d) If a Tax Year ends after the expiration or termination of the Term of this Lease, the Tax Payment therefor shall be prorated to correspond to that portion of such Tax Year occurring within the Term of this Lease. If the real estate fiscal tax year of The City of New York shall be changed during the term hereof, any Taxes for a real estate fiscal tax year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate tax year included in the particular Tax Year for the purposes of making the computations herein.

               (e) Anything to the contrary provided in this Section 3.01 notwithstanding, in the event that the Building is sold (a "Sale") at any time after the Commencement Date but on or prior to the fifth (5th) anniversary of the Commencement Date and the Assessed Valuation (as hereinafter defined) of the Building is increased subsequent to such Sale solely as a result of such Sale (the amount of such increase being referred to herein as the "Assessment Increase"), then Tenant's Tax Payment with respect to the Assessment Increase only shall not exceed an amount equal to 110% of Tenant's Tax Payment for the immediately preceding Tax Year. For purposes of this subparagraph (e), (i) a "Sale" shall not include any sale-leaseback transaction whereby Landlord remains in control of the Building but shall include, to the extent that the same increases Assessed Valuation, sale of partial interests in the real estate such as a tenancy in common interest, sale of the stock, partnership interests or assets of Landlord's entity or controlling interest therein or a long term lease of the Building and (ii) "Assessed Valuation" shall mean the amount for which the Building is assessed pursuant to the applicable provisions of the New York City Charter and of the Administrative Code of The City of New York for the purpose of imposition of Taxes.

      3.02     Reserved.

      3.03     Reserved.

      3.04 In no event shall Base Annual Rent as the same may be increased by this Article, ever be reduced by operation of this Article 3 and Tenant's obligation to pay any Additional Rent under this Article 3 or otherwise shall survive the expiration or sooner termination of this Lease.

      3.05 The computation under this Article is intended to constitute a formula for an agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for costs and expenses paid by Landlord with respect to the Building.

      3.06 If at any time during the Term of this Lease, Landlord expends any sums for alterations or capital improvements to the Building which are required to be made pursuant to any Legal Requirement or which Landlord reasonably deems necessary in order to maintain the first-class character of the Building, then Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of all such sums within ten (10) days after demand therefor. If, however, the cost of any such alterations or capital improvements are generally amortized over a period of time pursuant to generally accepted accounting principles consistently applied, then Tenant shall pay to Landlord, as Additional Rent, during each year in which occurs any part of the Term of this Lease, Tenant's Proportionate Share of the reasonable annual amortization (based upon the shortest useful life of each such alteration or improvement). For purposes of this Section 3.06, the cost of any such alterations or improvements shall be deemed to include the cost of preparing any plans therefor and the fees for filing any such plans. The cost of such alterations or improvements shall be reasonably substantiated by Landlord to Tenant.

ARTICLE 4 - COST OF ELECTRICITY FOR DEMISED PREMISES
            ----------------------------------------

      4.01 Landlord agrees to supply the Demised Premises, as of the Commencement Date, with such electric current as Tenant shall reasonably require (consistent with the existing electrical capacity contained in the Demised Premises) for Tenant's wiring facilities and equipment within the
Demised Premises and in consideration thereof, Tenant agrees that the Base Annual Rent reserved in this Lease shall be increased by the sum of Thirty-Three Thousand Three Hundred Twenty-Seven and 50/100ths Dollars ($33,327.50) per annum subject to survey as provided in Section 4.02 hereof (the "Base Charge"). The Base Charge increase to Base Annual Rent shall in no event be subject to reduction pursuant to the provisions of this Article, but shall be subject to increase as hereinafter provided. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises or if the same is changed or is no longer available or suitable for Tenant's requirements or is interrupted as a result of any cause not attributable to Landlord.

      4.02 (a) Landlord, from time to time during the Term of this Lease, shall have the right to select a reputable electrical engineer or consultant (the "Consultant") to prepare surveys of the electrical consumption within the Demised Premises in order to determine whether the Base Charge for electricity (as the same may have been increased by previous surveys and determinations made by the Consultant) is less than the Electrical Consumption Charge (as defined in Section 4.03 below) which should be charged to Tenant. If the Base Charge (as the same may have been increased by previous surveys and determinations) shall be less than the Electrical Consumption Charge, which the Consultant determines to be applicable to Tenant (as the same may have been increased by previous surveys and determinations) then, effective as of the date of the Consultant's determination, the Base Charge (as the same may have been previously increased pursuant to the provisions hereof) shall be further increased by an amount equal to the excess of (i) the then Electrical Consumption Charge determined to be applicable by the Consultant over (ii) the Base Charge (plus any previous increases to the Base Charge pursuant to the provision hereof). Notwithstanding the foregoing, the first survey shall be made within one hundred eighty (180) days of the Commencement Date of this Lease, and any increase to the Base Charge resulting from such survey shall be retroactive to the Commencement Date.

               (b) Surveys made by the Consultant shall be based upon the use of such electric current on Business Days, and such other days and hours when Tenant uses electricity for lighting and for the operation of the machinery, appliances and equipment used by Tenant in the Demised Premises.

               (c) The cost of the first survey shall be borne by Landlord. Tenant shall pay the fees of the Consultant making all other surveys if such survey results in an increase in the Electrical Consumption Charge. The findings of the Consultant shall be binding and conclusive on Landlord and Tenant; provided, however, that Tenant may dispute the findings of the Consultant in accordance with Section 4.08, below.

      4.03 The "Electrical Consumption Charge" for electricity consumed by Tenant within the Demised Premises, as determined by the Consultant, shall be computed by multiplying the Electric Rate (as defined below) by Tenant's consumption of electricity as determined by the Consultant. In no event, however, shall the Electrical Consumption Charge be less than Landlord's actual cost of acquiring and distributing electricity to Tenant. The term "Electric Rate" shall mean, at the time in question, the public utility rate schedule including all surcharges, taxes, fuel adjustments, taxes regularly passed on to customers by the public utility, and other sums payable in respect thereof for the supply of electrical energy to Landlord for the entire Building.

      4.04 Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in, or otherwise serving, the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably delayed or withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system other than ordinary office equipment exclusive of major computers as aforesaid, or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord within ten (10) days of demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Base Annual Rent by an amount which will reflect the value to Tenant of the potential additional electric energy to be made available to Tenant by the estimated additional capacity of such additional risers of the connected load of such fixtures, appliances or equipment (measured, in respect of risers, at their lowest point in the Building). The amount of such increase shall be determined by the Consultant. Such determination shall be binding and conclusive upon the parties unless disputed by Tenant within thirty (30) days of receipt of such Consultant's report. Landlord, its agents and Consultants may survey the electrical fixtures, appliances and equipment in the Demised Premises and Tenant's use of electric energy therein from time to time after the initial survey described above to ascertain whether Tenant is complying with its obligations under this Section.

      4.05 Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.

      4.06 Tenant, at its sole cost and expense, shall furnish and install all replacement lighting, tubes, lamps and bulbs required in the Demised Premises. Tenant, at its sole cost and expense, shall install all replacement ballasts in the Demised Premises using Landlord's designated contractor.

      4.07 Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Demised Premises at any time upon not less than thirty
(30) days' notice to Tenant so long as: (i) the discontinuance is not discriminatory to Tenant; and (ii) electric service is available from the public utility or otherwise. If Landlord exercises such right this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination (which date shall not be earlier than the date on which the public utility company shall begin furnishing electrical energy directly to Tenant), (a) Landlord shall not be obligated to furnish electric energy to Tenant and (b) the Base Annual Rent shall be reduced by the Base Charge then in effect. If Landlord so discontinues furnishing electric energy to Tenant, such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New York), and amount, as Landlord shall reasonably deem necessary to assure the payment for such work by Tenant. The change at any time of the character of electric service in the Demised Premises shall not make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain as a result thereof.

      4.08 In instances wherein Tenant has the right to dispute the determinations made by the Consultant, Tenant shall only dispute such reports by submitting, within thirty (30) days after receipt of the Consultant's report, a written report by an electrical consultant retained by Tenant at Tenant's expense. In the event that the Consultant and Tenant's electrical consultant cannot mutually agree within thirty (30) days after the submission of Tenant's electrical consultant's report, the matter shall be referred to arbitration in accordance with the rules and regulations of the American Arbitration Association. Until the determination of the consultants or the arbitrators, Tenant shall pay the Electric Charge determined in accordance with the Consultant's report and if Tenant shall prevail in the resolution of such dispute, then Landlord shall promptly refund to Tenant the amount of any overpayment by Tenant.

      4.09 In the event that Base Annual Rent includes an amount for electric consumption, and such Base Annual Rent is not paid within five (5) days after said charges are due, Landlord may without further notice, discontinue the service of electric current to the Demised Premises without incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service.

ARTICLE 5 - DELIVERY OF PREMISES
            --------------------

      5.01 Landlord is delivering and Tenant shall accept the Demised Premises "AS IS" and Landlord makes no representation as to the repair, condition or working order of the Demised Premises. Landlord represents that as of the date of this Lease, it has received no notice that the Demised Premises is in violation (which has not been cured) of any local law. In the event Landlord is notified that the Demised Premises is in violation prior to the Commencement Date, then provided the same shall not be due to any act, failure to act, omission or negligence of Tenant, its agents, employees or invitees, Landlord shall diligently cure, or cause to be cured, such violation.

      5.02 All facilities, materials and work which are required by the provisions of Exhibit "C" annexed hereto and hereby made a part hereof (the "Improvements Exhibit") to be done by or on behalf of Tenant (i.e., by its contractors, subcontractors or employees) or are identified as Initial
Improvements therein, or which Tenant requires or desires for its use and occupancy of the Demised Premises and which have been approved in writing by Landlord, and the preparation of plans and specifications criteria for same (collectively, "Initial Improvements"), shall be completed in accordance with the provisions of the Improvements Exhibit. Use of the term Building Standard or similar terminology, or references to any Building standard list, in this Lease or in the exhibits attached hereto, shall mean Landlord's standard criteria, subject to the terms of this Lease, requirements or specifications (whether qualitatively based or quantitatively based) used in connection with maintenance, work or improvements in the Building or elsewhere on the Property, including, without limitation, particular: materials; finishes; furnishings; means or methods of engineering or undertaking maintenance, work or improvements; types of facilities, equipment, etc.; tolerances; and names of manufacturers. Landlord shall reimburse Tenant for the cost of the Initial Improvements, in an amount not to exceed the sum of $315,420.00 ("Credit"), which Credit shall be disbursed to Tenant in accordance with the provisions of Exhibit "C" annexed hereto and hereby made a part hereof.

ARTICLE 6 - USE
            ---

      6.01 Tenant shall use and occupy the Demised Premises as a showroom and related office for the sale (wholesale only), manufacturing and display of ladies better apparel and for no other purpose.

      6.02 Tenant will not, at any time, use or occupy or permit the use or occupancy of the Demised Premises in a way which would violate any of the terms and conditions of this Lease or for any unlawful purpose or in any unlawful manner or in violation of the Certificate of Occupancy for the Building or in any manner which in the judgment of Landlord may in any way impair the reputation or appearance of the Building or impair or interfere with the maintenance and operation of the Building and its systems, and the enjoyment thereof by other tenants and occupants.

ARTICLE 7 - TENANT CONSTRUCTION; MECHANICS LIENS
            ------------------------------------

      7.01 Tenant may not perform construction, alterations or other similar work at the Demised Premises unless such work is done in compliance with all of the conditions set forth in this Article 7. Prior to commencing such work, Tenant shall submit for Landlord's approval, preliminary design drawings prepared by a licensed architect. Landlord agrees to review such submission within seven (7) Business Days after receipt. Within thirty (30) days after approval by Landlord (if approved) of such preliminary architectural design drawings, Tenant shall submit to Landlord complete detailed drawings and specifications prepared by a licensed architect in conformity with all applicable laws, rules and regulations including those of the City of New York and its departments, agencies and other authorities having jurisdiction. In addition, Tenant agrees that:

               (a) All such work shall be done at Tenant's sole cost and expense, utilizing only first class materials in a workmanlike manner by contractors and subcontractors reasonably acceptable to Landlord.

               (b) No such work shall damage or impair access to, or the usefulness of, the remainder of the Building. Tenant shall keep the Building and the adjoining sidewalks free from any accumulations of rubbish or debris and prevent any dirt, dust or other annoyance as a result of the work.

               (c) Without limiting the foregoing, any work that will, in the sole judgment of Landlord, affect any of the Building's structure, or the mechanical, plumbing, electrical, HVAC or other systems in the Demised Premises or in the Building shall not be commenced without the express prior written consent of Landlord which consent may be withheld for any reason and, if such consent is given, all work shall be done by contractors or engineers from Landlord's list of designated contractors.

               (d) Tenant will cause all work to be promptly commenced and diligently completed in full compliance with all applicable laws, building codes, zoning resolutions, regulations and requirements of all government agencies having jurisdiction thereof, and shall, prior to commencing any such work, apply for, obtain and furnish to Landlord, at Tenant's sole cost and expense, all permits, approvals and certificates required by any such government agency or agencies and upon completion, obtain all necessary certificates of approval.

               (e) Tenant will furnish Landlord with copies of all applications, plans and specifications, permits, certificates, approvals and other documents filed (including amendments) in connection with the work with the Building Department of the City of New York or with any other government agencies within three (3) days after any such applications, plans and specifications or other documents are filed.

               (f) Within twenty (20) days after the completion of the work, Tenant shall furnish Landlord with "as built" sepia drawings of the work.

               (g) Landlord, its architect and their agents and employees shall have the right to enter upon the Demised Premises at any time during the course of Tenant's work to inspect and determine whether the work conforms to the approved plans and specifications and the terms of this Lease.

               (h) Tenant shall, during the work, provide insurance as set forth below prior to the first entry by Tenant's contractors into the Demised Premises (and certificates evidencing same shall be furnished to Landlord prior to such entry):

                   1. Comprehensive liability insurance with a $5,000,000 combined single limit covering the liability of Landlord and the Construction Manager (and their employees, agents, contractors and invitees) for bodily injury and property damage arising as a result of Tenant's entry which shall be deemed to include entry by Tenant or its employees, agents, contractors or invitees. Landlord's and Landlord's Construction Manager are to be included as additional named insureds. The perils shall include:

                       a.    Blanket Contractual Liability;

                       b.    Completed Operations;

                       c.    Broad Form Property Damage;

                       d.    Personal Injury with employees  exclusion voided;
                             and

                       e. Employees, agents and contractors of Tenant to be named as additional insureds.

                   2. Worker's compensation and employer's liability, as required by law, for employees, agents and contractors of Tenant performing work or rendering services at the Demised Premises.

                   3.  Disability   benefits,   and  other  similar   employee
benefits, as required by law, covering the employees, agents and contractors of Tenant performing work or rendering services at the Demised Premises.

                   4. Errors and Omissions insurance, reasonably satisfactory to Landlord, insuring Tenant's architects, engineers and consultants with Landlord and Landlord's Construction Manager and Tenant as additional named insureds.

                   5. Such other insurance as is then required by owners or mortgagees of first class or comparable properties in Manhattan.

               (i) All demolition, including "floor chopping", shall be performed before and after Business Hours and Tenant shall conduct such work in a manner so as to minimize interference with or inconvenience to other portions and other tenants of the Building.

               (j) Tenant shall pay to Landlord the cost of all required overtime elevator service or other hoisting facilities used in connection with Tenant's performance of the work, at rates which Landlord shall establish from time to time.

               (k) Tenant shall, prior to the commencement of any work at the Demised Premises, provide Landlord with cash or other security satisfactory to Landlord to cover that portion of the total cost of the work as estimated by Landlord which exceeds the sum of (i) the Credit, plus (2) the amount of the security deposit then being held by Landlord pursuant to this Lease.

               (l) If Tenant, at any time during the Term of this Lease, including the Initial Construction, elects to add an electric strike or electric strikes to the entrance or any other door in the Demised Premises, said electric strike(s), the installation thereof and the operation thereof must comply with the provisions of the Work Letter, the Building's Rules, as the same may be amended from time to time and the rules and regulations as promulgated from time to time by the New York City Fire Department. In addition, any electric strikes installed in the Demised Premises must be incorporated into the Building's Smoke Detector and Class E systems so that the electric strike(s): (i) automatically unlock upon receiving a signal from the smoke detectors that smoke is present in the Demised Premises or elsewhere in the Building; and (ii) continually inform the Class E system's master control panel in the Lobby, as to the position of the electric strike(s) (i.e., open or closed). Compliance with the foregoing provision shall be at Tenant's sole cost and expense.

      7.02 Tenant covenants and agrees that in the performance of any work, installations, additions or alterations made by Tenant in or to the Demised Premises, it will not take or permit any act, which will violate any of Landlord's union contracts affecting the Building, nor create any work stoppage, picketing, labor disruption or dispute which may interfere with the operation of the Building of which the Demised Premises are a part. Without limiting any other rights and remedies of Landlord hereunder or otherwise provided by law with respect to any default by Tenant under this Lease, any default by Tenant under this Article 7 shall be deemed a material default by Tenant under this Lease, and in addition to any and all other remedies available to Landlord, Landlord shall have the right, at its option, to terminate this Lease on ten (10) days' prior written notice to Tenant, provided, however, that such notice to terminate shall be of no force and effect if Tenant shall have commenced the curing of such default within three
(3) days after such notice.

      7.03 (a) Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien upon the Land and Building, or the Demised Premises; it being agreed that should Tenant cause any alterations, changes, additions, improvements or repairs to be made to the Demised Premises, or material furnished or labor performed therein or thereon, neither Landlord nor the Demised Premises shall, under any circumstances, be liable for the payment of any expenses incurred or for the value of any such work done or material furnished to the Demised Premises or any part thereof; but all such alterations, changes, additions, improvements and repairs and materials and labor shall be at Tenant's expense, and Tenant shall be solely and wholly responsible to contractors, laborers and materialmen furnishing labor and material to the Demised Premises and Building, or any part thereof, for or on behalf of Tenant.

               (b) Tenant shall not suffer or permit any mechanics' liens to be filed against the Land and/or Building or against Tenant's leasehold interest in the Demised Premises, by reason of work, labor, services or material supplied or claimed to have been supplied to Tenant or to any occupant of the Demised Premises. If any such mechanic's lien shall at any time be filed against the Demised Premises or the Land or the Building improvements thereon, Tenant shall, at its own cost and expense, cause the same to be cancelled and discharged of record by surety bond or appropriate cash deposit within thirty (30) days after the date of filing the same and notice thereof to Tenant, and Tenant shall indemnify and save harmless
Landlord from and against any and all costs, expenses, claims, losses or damages resulting therefrom or by reason thereof.

               (c) Tenant, at Tenant's sole cost and expense, shall also defend on behalf of Landlord, with counsel satisfactory to Landlord, any action, suit or proceeding which may be brought thereon or for the enforcement of such liens or orders, and Tenant shall pay any damages and satisfy and discharge any judgment entered thereon and save Landlord harmless from any claim or damage resulting therefrom.

               (d) If Tenant shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such mechanic's lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

               (e) Any amount paid by Landlord for any of the aforesaid charges and all reasonable legal and other expenses of Landlord, including reasonable and necessary out-of-pocket counsel fees, in defending any such action in or about procuring the discharge of said lien, with all necessary disbursements in connection therewith, with interest thereon at the then prevailing maximum legal rate of interest from the date of payment, shall be repaid within a period of ten (10) days after written demand therefor by Landlord to Tenant, and may be treated as Additional Rent payable with the next installment of Base Annual Rent.

ARTICLE 8 - REPAIRS AND MAINTENANCE
            -----------------------

      8.01 Tenant shall take good care of and maintain the Demised Premises and the fixtures and appurtenances therein.

      8.02 Tenant shall be responsible for and shall promptly repair all damage or injury, whether structural or non-structural to the Demised Premises or any other part of the Building and the systems, equipment, fixtures and appurtenances thereof, caused by or resulting from: (a) the carelessness, omission, neglect or improper conduct of Tenant or its subtenants, agents, contractors, employees, invitees or licensees; (b) any work, labor, service or equipment done for or supplied to Tenant or any subtenant; (c) any alteration, installation, use or operation of Tenant's or its subtenant's property or equipment; or (d) the moving of Tenant's fixtures, furniture and equipment. Any repairs to the Building or the facilities or systems thereof shall be performed by Landlord, at Tenant's sole cost and expense, or at Landlord's option, by Tenant with contractors approved by Landlord.

      8.03 Landlord shall maintain the structural and public portions of the Building. Tenant shall give Landlord prompt notice of any defective condition in the Demised Premises and the Building, for which Landlord may be responsible hereunder.

      8.04 Except as otherwise specifically provided in this Lease, Landlord shall have no liability and there shall be no allowance to Tenant, and Tenant's obligations under this Lease shall not be reduced or abated, for diminution of rental value or by reason of any inconvenience, annoyance or injury to Tenant's business arising from Landlord or others making repairs, alterations, additions or improvements in or to any portion of the Building, the Demised Premises or in or to the fixtures, appurtenances or equipment thereof.

ARTICLE 9 - REQUIREMENTS OF LAW
            -------------------

      9.01 Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local authorities having jurisdiction thereof and with any rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities, and the directions of any public officer pursuant to law or any similar body or official (collectively, "Legal Requirements") which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises, arising out of Tenant's actual or permitted use or manner of use thereof or, with respect to the Building, if arising out of Tenant's actual or permitted use or manner of use of the Demised Premises or the Building.

      9.02 Notwithstanding the provisions of Section 9.01, Tenant, at Tenant's sole cost and expenses, may contest and appeal any such laws, ordinances, orders, rules, regulations or requirements, with which Tenant is required to comply pursuant to this Lease, provided:

               (a) Landlord shall not be contesting, or intending to contest, the same;

               (b) Tenant secures Landlord, to Landlord's satisfaction, against all damages, interest, penalties and expenses, including but not limited to attorneys' fees, by cash deposit or surety bond in an amount and with a company satisfactory to Landlord;

               (c) Such contest or appeal is prosecuted with all reasonable promptness and diligence;

               (d) Such contest or appeal and any resulting delay in compliance does not violate any ground or underlying lease or any mortgage affecting any such leases, the Building or under which Landlord is otherwise obligated, or cause the Demised Premises or the Building to be condemned or vacated nor shall the certificate(s) of occupancy for the Demised Premises or the Building be suspended or threatened to be suspended by reason of non-compliance or otherwise by reason of such contest; and

               (e) Such contest or appeal and any resulting delay in compliance shall not subject Landlord to criminal prosecution. Landlord shall be deemed subject to prosecution for a crime if Landlord, Superior Lessor, Superior Mortgagee or any of their officers, directors, partners, shareholders, agents or employees may be charged with a crime of any kind whatever.

Pending the resolution of such contest, Tenant shall be required to comply with all such Legal Requirements.

      9.03 If at any time during the term of this Lease, the laws or requirements of the City or State of New York or of the United States or any agency having jurisdiction impose any obligations or requirements upon Landlord to perform any alterations, installations, changes or improvements (collectively "changes") to the Building and/or the Demised Premises, then Tenant shall pay to Landlord as additional rent Tenant's Proportionate Share of all costs and expenses incurred by Landlord in performing any changes; provided, however, that Tenant shall not be required to pay any costs and expenses of changes to the extent Landlord was obligated to perform such changes prior to the date hereof. Any amount due hereunder shall be payable to Landlord within ten (10) days after rendition of a bill therefor accompanied by a statement setting forth the changes performed by Landlord.

ARTICLE 10 - INSURANCE REQUIREMENTS
             ----------------------

      10.01 Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building and any fixtures, personal property or appurtenances therein or which might subject Landlord to any liability or responsibility to any person or for property damage.

      10.02 Tenant shall not keep anything in the Demised Premises which at any time during the Term of this Lease is not permitted by any Insurance Requirements. As used in this Lease, the term "Insurance Requirements" shall mean rules, regulations, orders and requirements of the New York Board of Fire Underwriters, the New York Fire Insurance Rating Organization and any other similar body performing the same or similar functions, whether now or hereafter in force, or the requirements of any insurance policy maintained by Landlord at any time or of the issuer of such policy provided that such requirements (i) are generally imposed by such issuer in connection with policies covering Manhattan office buildings in the locality in which the Building is located or (ii) if not complied with, may result in an increase in the premiums payable under, or the cancellation of, any of Landlord's insurance policies pertaining to the Building or the operation thereof. If, as a result of any act or omission or violation of any terms of this Lease, by Tenant or any subtenant, agent, contractor, employee, guest or invitee of Tenant, the rate of any insurance applicable to the Building or any property located therein, is increased over that in effect prior to the commencement of Tenant's occupancy, then in addition to any other remedies Landlord has under this Lease, Tenant shall reimburse Landlord, as Additional Rent hereunder, for any such increases. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or Demised
Premises issued by the entity making insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to said premises.

      10.03 Tenant shall at its own cost and expense keep all fixtures, additions and improvements in the Demised Premises insured during the term of this Lease against all physical loss or damage with all risk insurance with full replacement cost coverage (without any deduction being made for depreciation) with such extended coverage as shall from time to time be customary for premises similarly situated in the Borough of Manhattan, City of New York. Such insurance shall include, without limitation, physical loss or damage from sprinklers and water. Such replacement cost shall be determined from time to time, at the request of Landlord, by an appraiser, architect or contractor reasonably selected by Landlord. No omission on the part of Landlord to request any such determination shall relieve Tenant of its obligation hereunder.

      10.04 Tenant, at its sole cost and expense, shall maintain for the mutual benefit of Landlord and Tenant:

               (a) Full general and public liability insurance (ISO form or equivalent) with broad form comprehensive general liability endorsement against claims for bodily injury, death or property damage, occurring upon, or in or about the Demised Premises, (including without limitation personal injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof). Such insurance coverage shall be single limit coverage for damage to property and death or injury to one or more persons in the minimum amount of $3,000,000 per occurrence.

               (b) Sprinkler and water damage liability insurance in the amount of $250,000.

               (c) Plate glass insurance on all glass, including, without limitation, entrance doors, glass partitions and windows, in the Demised Premises.

               (d) Such other insurance in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are customarily insured against in the case of premises similarly situated in the Borough of Manhattan, City of New York, due regard being or to be given to the height and type of the Building, its construction, use and occupancy.

      10.05 (a) All insurance provided for in this Section shall be effective under valid and enforceable policies issued by insurers reasonably satisfactory to Landlord. Upon the execution of this Lease and thereafter, not less than fifteen (15) days' prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section, originals of the policy, or certificates with proof of payment of premiums shall be delivered by Tenant to Landlord.

               (b) Nothing contained herein shall prevent Tenant from taking out insurance of the kind and in the amounts provided for under this Section under a blanket insurance policy or policies covering other properties as well as the Demised Premises, provided however that any such policy or policies of blanket insurance (i) shall specify therein, or Tenant shall furnish Landlord with a written statement from the insurers under such policy or policies specifying, the amount of the total insurance allocated to the Demised Premises, which amounts shall not be less than the amounts required above and
(ii) such amounts so specified shall be sufficient to prevent any one of the insureds from becoming a co-insurer within the terms of the applicable policy or policies, and shall otherwise comply as to endorsement and coverage with the provisions of this Section.

               (c) The amounts of insurance Tenant shall be required to maintain hereunder shall be subject to increase based upon the periodic reasonable review by Landlord or Superior Mortgagee.

      10.06 Landlord, the managing agent of the Building and any Superior Lessor and Superior Mortgagee each shall be an additional named insured and Tenant shall be a named insured on all policies of insurance provided for herein. Each such policy issued by an insurer shall contain an agreement by the insurer that such policy shall not be cancelled except on at least thirty
(30) days' prior notice to Landlord and all additional insureds. As to any loss sustained by Tenant for which Tenant is required to obtain insurance pursuant to this Lease, Tenant waives any and all claims and rights for damages against Landlord, to the extent of the insurance coverage required to be obtained hereunder.

      10.07 Each party shall have included in each of its casualty insurance policies (insuring the Building and Landlord's property therein in the case of Landlord, and insuring Tenant's property in the case of Tenant) a waiver of the insurer's right of subrogation against the other party or, if such waiver is unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission is not, or ceases to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain same from another insurance company. If such waiver, agreement or permission is obtainable by Landlord only by payment of an additional charge, Landlord shall so notify Tenant promptly after learning thereof, and Landlord shall not be required to obtain said waiver, agreement or permission unless Tenant pays the additional charge therefor. Each party hereby releases the other in respect of any claim (including a claim for negligence) which it might otherwise have against the other for loss, damage or destruction of or to its property to the extent to which it is insured under a policy containing a waiver of subrogation or express agreement that such policy shall not be invalidated or permission to release liability, as provided above in this Section 10.07. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of or to its property, the other party is liable to the first party in respect thereof or is obligated under this Lease to make replacement, repair, restoration or payment, then, provided the first party's right of full recovery under its insurance policy is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this Section 10.07 shall be deemed to (i) relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or (ii) nullify any abatement or reduction of rents provided for elsewhere in this Lease.

ARTICLE 11 - DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY
             -----------------------------------------------

      11.01 Tenant shall give immediate notice to Landlord of any damage by fire or other casualty to the Demised Premises or the Building.

      11.02 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other insured casualty, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents, or visitors (and this Lease is not terminated pursuant to this Article 11 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense (without limiting the rights of Landlord under any other provision of this Lease), with reasonable diligence after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property.

      11.03 (a) If the Demised Premises shall be partially damaged or rendered partially unusable by fire or other insured casualty, then the Rent payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered unusable for the period from the date of such damage or destruction to the date the damage shall be substantially repaired or restored or the date on which Tenant recommences the use thereof for the conduct of its business.

               (b) If the Demised Premises shall be totally damaged or destroyed or rendered wholly unusable on account of fire or other insured casualty, the Rent payable hereunder shall be abated as of the date of the damage or destruction and until Landlord shall substantially repair, restore and rebuild the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely usable, Rent allocable to such portion shall be payable by Tenant from the date of such occupancy.

      11.04 If the Building or the Demised Premises shall be (i) materially damaged or destroyed by fire or other casualty (i.e. 25% or more), or (ii) if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty or
(iii) if the holder of any mortgage on the Building or the holder of a Superior leasehold interest declines to timely allow Landlord to use insurance proceeds to rebuild, or (iv) if Landlord's insurance carrier shall decline coverage of the casualty, then in any of such cases Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty
(180) days after the date of the casualty specifying the date for the expiration of the Lease, which date shall not be more than 60 days after the giving of such notice, and upon said specified date this Lease shall expire as fully and completely as if such date were the date set forth above as the Expiration Date and Tenant shall forthwith quit, surrender and vacate the Demised Premises on that date; without prejudice however to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination and Rent shall be prorated and adjusted as of the date of termination.

      11.05 Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article
11. Nothing contained in this Lease shall relieve Tenant for liability that may exist as a result of damage from fire or other casualty.

      11.06 Notwithstanding any of the foregoing provisions of this Article 11, if Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's Rent.

      11.07 Landlord will not carry insurance of any kind on Tenant's property and, shall not be obligated to, repair any damage thereto or replace the same. Tenant shall be responsible for maintaining insurance on Tenant's property.

      11.08 The provisions of this Article 11 shall be considered an express agreement governing any cause of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case and are hereby waived by the parties hereto.

ARTICLE 12 - SUBORDINATION; ATTORNMENT; QUIET ENJOYMENT
             ------------------------------------------

      12.01 This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to all ground and underlying leases which may now or hereafter affect the Land and/or the Building (any such lease, a "Superior Lease" and the lessor thereof being a "Superior Lessor") and to all mortgages which may now or hereafter affect such leases or the Land and/or the Building, and to all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages. This Section 12.01 shall be self-operative and no further instrument of subordination shall be required. Tenant shall within ten (10) days after Landlord's request, execute, acknowledge and deliver, at Tenant's expense, any instrument, in recordable form if required, that Landlord, the lessor under any such ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest, may request to confirm and evidence such subordination. Tenant hereby irrevocably constitutes and appoints Landlord or its successors in interest, as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver such instrument for and on behalf of Tenant. Any mortgage to which this Lease is subject and subordinate is herein called a "Superior Mortgage" and the holder of a Superior Mortgage is herein called a "Superior Mortgagee." Any such Superior Lessor or Superior Mortgagee may also be referred to herein as a "Senior Interest Holder" and any such Superior Lease or Superior Mortgage may also be referred to herein as a "Senior Interest."

      12.02 If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (a) Tenant gives written notice of such act or omission to Landlord and to each Senior Interest Holder whose name and address were previously furnished to Tenant, and (b) a reasonable period of time for remedying such act or omission elapses following the time when such Senior Interest Holder becomes entitled under such Superior Mortgage or Superior Lease to remedy same [which reasonable period shall be the period of time (after such Senior Interest Holder becomes entitled to remedy such act or omission of Landlord) equal to the full period of time to which Landlord is entitled under this Lease or otherwise to effect such remedy after notice, as if such notice to the Senior Interest Holder were the first notice to Landlord of such act or omission]; provided, however, if such act or omission is of such a nature that it cannot be completely remedied within such reasonable period, such reasonable period shall be such longer period as may be required provided such Senior Interest Holder shall have within such reasonable period given Tenant notice of its intention to remedy such act or omission, and has commenced and thereafter diligently continues to act upon such intention. It is agreed, however, that if such Senior Interest Holder deems possession of the Demised Premises necessary in order to effect a remedy, then such Senior Interest Holder shall have such further period of time as is necessary to obtain possession in addition to the reasonable period referred to in the preceding sentence, provided such Senior Interest Holder shall give Tenant notice of its intention to obtain possession and remedy such act or omission and shall promptly commence and continue to diligently pursue, through appointment of a receiver or foreclosure, summary proceedings or other procedures or steps necessary to obtain possession. For the purposes of this Section, if there shall be more than one Senior Interest Holder, the provisions of this Section shall be applicable only to the holder of the Superior Mortgage which constitutes the first mortgage lien on the Building.

      12.03 (a) Tenant covenants and agrees that if, by reason of any default upon the part of the Landlord herein as lessee under any Superior Lease, and the Superior Lease is terminated by summary proceedings, voluntary agreement or as otherwise permitted or required by law, Tenant will attorn to and recognize the Superior Lessor under such Superior Lease as Tenant's landlord under this Lease. Tenant further agrees to execute and deliver at any time, upon request of the Superior Lessor under the Superior Lease or of any person which shall succeed to the interest of such Superior Lessor, an instrument to evidence such attornment. Tenant waives the provisions of any law now or hereafter in effect or any other provision of this Lease which may give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in connection with any termination of any Superior Lease. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any Superior Mortgage or in the event Landlord sells, conveys or otherwise transfers its interest in the Land and/or the Building or any portion of either thereof, then subject to the rights of the Superior Mortgagee, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease. This Section shall be self-operative and no further instrument of attornment shall be required. Tenant hereby irrevocably constitutes and appoints Landlord or its successors in interest as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any instrument of attornment, if Tenant refuses or fails to promptly deliver any such instrument upon request.

               (b) Notwithstanding anything to the contrary contained herein, under no circumstances shall the aforementioned Superior Lessor or Superior Mortgagee or purchaser or any of their successors-in-interest, as the case may be, whether or not it shall have succeeded to the interests of Landlord under this Lease, be:

                    (i) liable for any act, omission or default of any prior landlord; or

                    (ii) subject to any offsets, claims or defenses which Tenant might have against any prior landlord;

                    (iii) bound by any Rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such payments are payable at intervals of more than one month; or

                    (iv) required to account for any security deposit of Tenant other than any actually delivered to such Superior Lessor, Superior Mortgagee or purchaser, as the case may be, by any prior landlord; or

                    (v) bound by any modification, amendment, extension or abridgement of this Lease or any cancellation or surrender thereof, made without its prior written consent; or

                    (vi) in the event of damage to the Building by fire or other casualty, obligated to repair the Demised Premises or the Building or any part thereof beyond such repair as may reasonably be accomplished from the net proceeds of insurance actually made available to such Superior Lessor, Superior Mortgagee or purchaser, as the case may be; or

                    (vii) in the event of partial condemnation, obligated to repair the Demised Premises or the Building or any part thereof beyond such repair as may reasonably be accomplished from the net proceeds of any award actually made available to such Superior Lessor, Superior Mortgagee or purchaser, as the case may be, as consequential damages allocable to the part of the Demised Premises or the Building not taken; or

                    (viii) bound by any other covenant to perform or complete any construction in connection with said property or the Building or to pay any sums to Tenant in connection therewith.

               (c) If in connection with the financing of the Building, any prospective or actual Senior Interest Holder shall request reasonable modifications in this Lease as a condition of approval, Tenant shall not unreasonably withhold, delay or defer making such modifications.

      12.04 Landlord covenants and agrees that, so long as Tenant pays all Rent and observes and performs all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject to the terms and provisions of this Lease and any Superior Lease and Superior Mortgage.

ARTICLE 13 - TENANT'S CERTIFICATES
             ---------------------

      13.01 Tenant shall without charge, at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument (which shall be supplied by Landlord), duly executed, acknowledged and delivered to Landlord, or any other person, firm or corporation specified by
Landlord:

               (a) that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications; (b) that there are no existing setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of Tenant to be performed or complied with, and if so, specifying same;
(c) the dates, if any, to which the Base Annual Rent and Additional Rent and other charges hereunder have been paid in advance; (d) the Commencement date and the Expiration Date; (e) the Base Annual Rent payable under this Lease;
(f) whether Landlord has completed all work required to be done by Landlord under this Lease, and, if not, specifying the items of work that have not been so completed; (g) whether there are uncured defaults on the part of Landlord; and (h) any other matters relating to the status of this Lease or the Demised Premises as shall be requested by Landlord or any Superior Lessor or Superior Mortgagee from time to time.

ARTICLE 14 - ASSIGNMENT AND SUBLETTING
             -------------------------

      14.01 Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (1) assign or otherwise transfer this Lease or the term and estate hereby granted, or offer or advertise to do so, or (2) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or (3) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Demised Premises or any part thereof in any manner whatsoever, except as set forth below:

               (a) In the event that Tenant wishes to assign its interest in this Lease to a proposed tenant, Tenant shall submit a written request to Landlord accompanied by such information concerning the proposed assignee, and the terms of the assignment as Landlord may reasonably request. Each request made by Tenant, except a request by Tenant to assign this Lease in connection with the bona fide sale of Tenant's business to a purchaser who will continue to operate such business at the Demised Premises in accordance with the terms of this Lease, shall be deemed an offer by Tenant which shall be irrevocable for a period of ninety (90) days to surrender all of the Demised Premises covered by this Lease to Landlord. If such offer is accepted such surrender shall be effective thirty (30) days after the acceptance of the offer. Tenant shall then quit and surrender the Demised Premises as if this Lease by its terms expires on such date. If Tenant's offer to surrender the Lease is not accepted by Landlord within ninety (90) days, it shall be deemed rejected by Landlord. If Landlord does not accept Tenant's offer to surrender this Lease, Landlord may either consent to or reject Tenant's request to assign this Lease. The Profit from any assignment shall be paid to Landlord upon execution of the assignment.

               (b) In the event that Tenant wishes to sublet all or any part of the Demised Premises, Tenant shall submit a written request containing such information as Landlord shall reasonably request. Each request made by Tenant shall be deemed an offer by Tenant which shall be irrevocable for a period of ninety (90) days to surrender that portion of the Demised Premises proposed to be sublet on the terms and conditions set forth in such proposal (except as modified below). If Landlord accepts the offer to surrender such portion of the Demised Premises or to sublease such portion of the Demised Premises, such surrender or sublease shall be effective thirty (30) days after the acceptance of the offer and Tenant shall vacate the Demised Premises on such date. If Tenant's offer to surrender or sublease to Landlord is not accepted within ninety (90) days, it shall be deemed rejected by Landlord. If Landlord does not accept the cancellation of the Lease, Landlord may either consent to or reject Tenant's request to sublet. The Profit from any subletting shall be paid to Landlord upon the execution of the sublease agreement. If Landlord consents to Tenant's request to sublet, such consent shall be expressly conditioned upon Tenant submitting to Landlord a sublease agreement executed by Tenant and the subtenant, which agreement must contain a provision by which: (a) such sublease is subject and subordinate to this Lease and to matters to which this Lease is or shall be subordinate; and (b) subtenant, in the event of notification by Landlord of a default by Tenant under this Lease, shall pay all rent as and when due under the sublease agreement directly to Landlord (should Landlord so request) and not to Tenant. Tenant acknowledges that if the default referred to in (b) above is a monetary default, then Landlord shall apply the payments, made by subtenant to Landlord, against monies owed Landlord by Tenant and if the default is non-monetary, Landlord may treat said payments as additional security and deposit same in accordance with Article 22 herein. The making of any such payment by subtenant and the acceptance of any such payment by Landlord shall not (i) relieve Tenant of any obligations or liabilities under this Lease or (ii) act as a waiver by Landlord of any rights which result from a default by Tenant under this Lease or (iii) be deemed Landlord's acceptance of the subtenant in lieu of Tenant or Landlord's agreement to allow subtenant to attorn to Landlord for the balance of the sublet term.

               (c) Notwithstanding paragraphs (a) and (b) of this Section 14.01, if Landlord does not require Tenant to surrender the Demised Premises or if Tenant proposed to assign this Lease in connection with the bona fide sale of Tenant's business to a purchaser who will continue to operate such business at the Demised Premises in accordance with the terms of this Lease and such sublet or assignment complies with the other terms of this Lease including without limitation, Sections 14.02, 14.03 and 14.04, Landlord shall not unreasonably withhold its consent provided that:

                    (i) Tenant pays to Landlord the Profit set forth in paragraphs (a) and (b) above and, in the case of an assignment, also pays to Landlord an assignment fee, no later than the effective date of such assignment, which assignment fee shall equal six (6) months Base Annual Rent at the annual rate then in effect.

                    (ii) In the case of a sublet, Tenant does not partition the Demised Premises, and Tenant continues to comply with the terms and provisions of this Lease.

                    (iii) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably required to confirm to Landlord the ability of the assignee, or subtenant, as applicable, to perform its obligations under this Lease or the sublease, as the case may be.

                    (iv) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is reasonably satisfactory to Landlord considering the responsibilities involved in performing the obligations under this Lease or the sublease, as the case may be.

                    (v) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Demised Premises are, in Landlord's reasonable judgment, in keeping with the standards of the Building.

                    (vi) The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 12 months immediately preceding Tenant's request for Landlord's consent.

                    (vii) All reasonable costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Demised Premises shall, subject to the provisions of this Lease with respect to alterations, installations, additions or improvements, be borne by Tenant (but provided that nothing contained herein shall be deemed to require Landlord to consent to any such alterations, additions, etc.)

                    (viii) In the case of a subletting of a portion of the Demised Premises, there shall be no more than 2 tenants of the Demised Premises (including Tenant).

                    (ix) The security deposit of Tenant shall upon the assignment or sublet be satisfactory to Landlord.

                    (x) Tenant shall not be in default under any terms, covenants or conditions of this Lease.

      14.02 In no event shall Tenant sublet or advertise or offer for sublease all or any portion of the Demised Premises at rental rates lower than the rate then being charged or offered by Landlord for comparable space in the Building.

      14.03 If Tenant is a corporation, the provisions of Section 14.01 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred which prior to such merger, consolidation or transfer controls or is controlled by Tenant or is under common control with Tenant, or to transactions in which only one of the current shareholders of Tenant transfers its interest, provided that in any of such events, (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (x) the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (y) the net worth of Tenant herein named on the date of this Lease, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction and (iii) the use of the Demised Premises shall remain the same.

      14.04 (a) If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Base Annual Rent and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section
14.01 or the acceptance of the assignee, subtenant or occupancy as Tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the prior written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Section. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

               (b) Any assignment or transfer, whether made with Landlord's consent pursuant to Section 14.01 or without Landlord's consent, shall be made only if, and shall not be effective until, the assignee shall have executed, acknowledged and delivered to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection (a) shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Annual Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Base Annual Rent and Additional Rent and for the obligations of this Lease on the part of Tenant to be performed or observed.

               (c) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying the obligations of, this Lease, or any waiver or failure of Landlord to enforce any of the obligations of this Lease.

               (d) The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

      14.05 Tenant agrees to pay to Landlord reasonable attorneys' fees and disbursements and other costs and expenses incurred by Landlord in connection with Landlord's review of any proposed assignment or sublet, including, without limitation, the costs of making investigations as to the acceptability of a proposed subtenant or assignee.

      14.06 In the event Landlord exercises its option to sublease all or a portion of the Demised Premises from Tenant, then the terms of such sublease shall be the same as the proposed sublease to a third party except that Landlord (in its capacity as subtenant) shall not be required to pay any premium therefor or perform any work thereunder as subtenant (for the purpose of readying the premises for use), and except further, that the sublease shall provide for the unqualified right on the part of the subtenant to further sublease to others and to alter the sublet premises in any manner Landlord or its designee shall desire. The sublease to Landlord or its designee shall specifically provide that the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties. Concurrently with the delivery of the sublease to Landlord, Landlord, for itself and for any successor in interest as Landlord, will execute and deliver an instrument indemnifying and holding Tenant harmless from any loss of rent or from damages which Tenant might sustain by reason of the default of the sublessee under the sublease. In addition, Landlord may, without liability to Tenant, assign Landlord's sublease of the sublet portion or lease or further sublease all or any portion of the sublet portion to any person or entity, including, without limitation, any prospective subtenant of Tenant.

ARTICLE 15 - CLEANING; SANITARY MAINTENANCE
             ------------------------------

      15.01 Landlord, at Tenant's cost and expense, shall provide such cleaning services for the Demised Premises as set forth in Exhibit B hereto through the cleaning contractor designated by Landlord. Landlord shall bill Tenant monthly for any such services, the annual cost of which services are, as of the date of this Lease, $2.00/sq. ft. of the Demised Premises. If the Demised Premises are not a full floor of the Building, Landlord shall also bill Tenant annually for Tenant's pro rata share of cleaning services for the floor's common corridor and lavatories. Landlord's cleaning contractor and its employees shall have access to the Demised Premises, and the use of Tenant's light, power and water therein, at all times, except that such access shall not be made in a manner which would unreasonably interfere with the operation of Tenant's business.

      15.02 Landlord, at Tenant's cost and expense, shall clean the inside and outside of the windows, and the window sills, of the Demised Premises three times per calendar year. Tenant shall be billed Tenant's Proportionate Share (which, as of the date of this Lease, is $460.88 each time the windows are cleaned) of the cost of window cleaning for the Building.

      15.03 Tenant, at Tenant's sole cost and expense, shall arrange for the removal of Tenant's normal office waste from the Demised Premises using Landlord's designated contractor therefor and shall pay such contractor directly for the cost thereof, whose charges shall be at the same rates then being charged by such contractor to other tenants in the Building. In the event that Tenant requires heavy rubbish to be removed from the Demised Premises, Tenant shall notify Landlord thereof and Landlord, at Tenant's cost and expense, shall coordinate such removal and carting and Tenant shall pay the designated contractor directly for such services. At any time during the Term, Landlord may, upon thirty (30) days' written notice to Tenant, commence arranging for the removal of Tenant's normal office waste from the Demised Premises and Tenant shall comply with all reasonable rules and regulations of Landlord with respect thereto, and in such event, Tenant shall pay to Landlord the cost of such removal and carting.

      15.04 Tenant agrees that no supplies or deliveries, nor any of Tenant's refuse or rubbish, shall be kept, or permitted to be kept, in any area outside of the Demised Premises.

      15.05 Tenant, at its own cost and expense, using Landlord's designated contractor, shall maintain extermination and pest control services in the Demised Premises from time to time and at such times as Landlord shall reasonably request to prevent the occurrence of any vermin of any kind or description in or about the Demised Premises.

      15.06 Tenant agrees that it will not suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable substance or effect to emanate from the Demised Premises, or any machine or other installation therein, or otherwise suffer, allow or permit a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of Landlord or any of the other occupants of the Building, their customers, agents, or invitees or any others lawfully in or upon the Building. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant shall forthwith (but in all events within five (5) days) remove or control the same and if any such condition is not so remedied, then Landlord may, at its discretion, treat such failure as a breach of a substantial obligation of Tenant and terminate this Lease on thirty (30) days' prior written notice.

ARTICLE 16 - AIR CONDITIONING; ELEVATORS; SERVICES; SUSPENSION OF SERVICES
             -------------------------------------------------------------

      16.01 Landlord shall maintain the air conditioning system servicing the Demised Premises in good order and repair at Tenant's cost and expense. Landlord shall during the term of this Lease obtain and keep in full force and effect a full service maintenance contract with Landlord's designated service company and shall bill Tenant for the cost and expense thereof, the cost of which maintenance contract is, as of the date of this Lease, $1,860.00 per annum. Such amounts shall be due and payable as Additional Rent within five
(5) days after delivery of such bill. In the event that the air conditioning system for the Demised Premises also services adjacent premises in the Building, Tenant shall pay its proportionate share of the service contract obtained by landlord (based on the relationship of Tenant's Proportionate Share for the Demised Premises to the Tenant's Proportionate Share applicable to the entire premises serviced by said air conditioning system). Tenant shall not install any window or wall-through air conditioning units in the Demises Premises. In the event that, during Lease Year One, a component part of the air conditioning system in or servicing, the Demised Premises requires replacement, as determined in Landlord's sole discretion, the cost and expense thereof shall be paid by Landlord. Thereafter during the Term, any such replacement shall be performed by Landlord at Tenant's expense and Tenant shall pay the cost thereof as Additional Rent within five (5) days after Tenant's receipt of Landlord's invoice therefor.

      16.02 If Tenant's air conditioning system is connected to the Building's cooling tower, Landlord shall supply air conditioning/cooling during Business Hours on Business Days from May 15th through September 30th and ventilation during said hours except when air conditioning/cooling is being provided as aforesaid. If Tenant requires air conditioning/cooling at any time other than during Business Hours, as set forth above, Landlord shall furnish such service for such times upon not less than 24 hours' advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor within ten (10) days after the date of Landlord's invoice therefor. As of the date of this Lease, Landlord's current established charge per hour per floor (or portion thereof) for overtime HVAQ is One Hundred Fifty and 00/100ths Dollars $150.00). If Tenant has an independent air-cooled air conditioning system, Tenant shall pay for electrical consumption of operation of such system at times other than Business Hours at Landlord's then established rates within ten (10) days after the date of Landlord's invoice therefor. It is further understood that the air conditioning equipment can only be operated during the air condition season hereby fixed as April 15th to October 15th in each year of the demised term of this Lease. Landlord reserves the right to stop or suspend the air condition system to make repairs and improvements to the system because of accidents or because of emergencies beyond the control of the Landlord.

      16.03 Landlord shall provide heat to the Demised Premises when and as required by law, during Business Hours. If Tenant requires heat at any time other than during Business Hours, Landlord shall furnish same for such times upon not less than 24 hours' advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor within ten (10) days after the date of Landlord's invoice therefor.

      16.04 Landlord shall provide passenger elevator service to the Demised Premises during Business Hours, and Landlord shall have at least one elevator available subject to call for passenger service at all other times. If Tenant requires freight elevator service at any time except Business Hours, or freight elevator service during Business Hours for purposes other than the operation of Tenant's business in the ordinary course, Landlord shall furnish such service upon not less than 48 hours' advance notice from Tenant, subject to Landlord's approval which shall not be unreasonably withheld, and Tenant shall pay to Landlord Landlord's then established charges therefor within ten
(10) days after the date of Landlord's invoice therefor. Such additional freight elevator service shall be available on a first-come, first-served basis, in accordance with reservations made pursuant to the preceding sentence.

      16.05 Landlord shall furnish hot and cold water for drinking, lavatory and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Landlord may install, at Tenant's expense, meters or other means to measure Tenant's water consumption. Tenant shall pay for the maintenance of said meter equipment and/or pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord, as Additional Rent, for the cost of all water consumed, as measured by said meters or as otherwise measured, including sewer rents.

      16.06 The initial moving in of Tenant's property for purposes of occupying the Demised Premises shall be during Business Hours, upon no less than 48 hours' advance notice from Tenant, subject to Landlord's approval which shall not be unreasonably withheld. The use of the freight elevator for two days (during Business Hours) for moving in shall be at Landlord's expense and additional use, if any, of the freight elevator for moving in shall be at Tenant's expense at the rates then established by Landlord therefor.

      16.07 If for any reason Tenant requires additional Building staff at times other than Business Hours, Tenant shall request same upon no less than 48 hours' prior notice to Landlord. Landlord, whether or not requested by Tenant, may determine that additional staff is required for the use of the Demised Premises after Business Hours. Tenant shall pay for such additional staff at the rates then established by Landlord therefor with ten (10) days after the date of Landlord's invoice therefor.

      16.08 Anything in this Lease to the contrary notwithstanding, Landlord reserves the right to suspend or reduce the furnishing of heat, utilities, or other services whenever and for so long as may be necessary, by reason of Legal Requirements or Insurance Requirements or by reason of force majeure, or due to repairs, alterations or improvements which Landlord is required or permitted to make or which Landlord deems necessary in the Demised Premises or the Building, and Landlord shall have no responsibility or liability for such suspension or reduction of service. The foregoing shall not be deemed to impose upon Landlord any obligation for the furnishing of any service, maintenance or repair other than those specifically set forth in this Lease; provided, however, that Landlord shall use reasonable diligence in restoring such services to Tenant.

ARTICLE 17 - ACCESS TO PREMISES
             ------------------

      17.01 Tenant shall (a) permit Landlord to use, maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein provided they are concealed within the walls, floors or ceilings, (b) grant Landlord access to the Demised Premises upon reasonable prior request, or immediately in the event of emergency, to permit Landlord to inspect, replace, maintain, repair or make installations in respect of the Building and its component parts and systems and subject to the foregoing, grant Landlord access to the Demised Premises for the purpose of exhibiting said premises to prospective purchasers or mortgagees of the Building, and during the last twelve months of the Term for the purpose of showing the same to prospective tenants; and (c) permit ingress and egress to Landlord, its agents or employees and to other tenants of the Building in the event of emergency. Landlord may, during the progress of any work in the Demised Premises mentioned above, take all necessary materials and equipment into and upon said premises, without the same constituting an eviction of Tenant in whole or in part, nor shall Tenant be entitled to any abatement of Rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Landlord agrees to perform such work as promptly as reasonably possible and to use reasonable efforts to minimize interference with Tenant's conduct of its business and may, where appropriate, construct such temporary shields or barricades as Landlord determines to ensure the safety of the work site and Tenant's employees, visitors, guests and personal property. If the Demised Premises are located on a floor which is now or hereafter designated a re-entry floor, Tenant shall provide such access to the Demised Premises as required by law. If Tenant shall not be present to open and permit an entry therein as shall be necessary or permissible, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting Tenant's obligations and covenants under this Lease. If Tenant shall fail to grant any such access, the same shall be deemed a breach of a material obligation under this Lease and, in addition to the other remedies which Landlord may have under this Lease in the event of a default, Landlord shall specifically be entitled to injunctive and other appropriate relief.

      17.02 If at any time any windows of the Demised Premises are temporarily or permanently (restricted to windows on a lot line or otherwise required by law, if permanently) darkened or obstructed for any reason whatsoever, including, but not limited to repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building other than the Demised Premises is temporarily or permanently closed or inoperable, the same shall not be deemed an actual or constructive eviction and Tenant shall be entitled to any compensation therefor or abatement or diminution of Rent and such occurrence shall have no effect upon Tenant's obligations under this Lease.

      17.03 Tenant shall at all times maintain a full set of keys to the Demised Premises with Landlord.

      17.04 If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of Rent or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder.

      17.05 Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangements and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name or number of designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of such controls or the manner of access to the Building by Tenant's social or business visitors as Landlord may deem necessary for the security of the Building and its occupants.

ARTICLE 18 - ADJACENT EXCAVATION - SHORING
             -----------------------------

     If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises or the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation or other substructure work, license to enter upon the Demised Premises for the purposes of doing such work as said person shall deem necessary or desirable to preserve the wall or the Building from injury or damage and to support the same by proper foundations, and same shall not be deemed an actual or constructive eviction of Tenant and shall not give rise to any claim for damages or indemnity against Landlord, or diminution or abatement of Rent.

ARTICLE 19 - EMINENT DOMAIN
             --------------

      19.01 If the whole of the Demised Premises shall be condemned or taken in any manner for any public or quasi-public use, the Term of this Lease shall cease and terminate as of the date of vesting of title.

      19.02 In the event that less than the whole of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken.

      19.03 In the event that less than the whole of the Building shall be so condemned or taken, then Landlord (whether or not the Demised Premises are affected) may, at Landlord's option, terminate this Lease and the Term granted hereunder by notifying Tenant in writing of such termination within sixty (60) days following the date of vesting of title. If this Lease be terminated pursuant to the foregoing, said termination shall be effective and this Lease shall expire as of the date such notice from Landlord to Tenant shall be given, with the same effect as if such date were originally set forth as the Expiration Date hereof and Rent shall be adjusted and prorated as of said date. If Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Rent under this Lease shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken.

      19.04 In the event of any condemnation or taking as hereinbefore mentioned of all or a part of the Building, subject to the rights of Superior Mortgagee, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing, however, shall not preclude Tenant from seeking (after Landlord has recovered its award) a separate award for Tenant's moving expenses and loss of Tenant's Property if such award does not reduce and is not payable out of the award for the Building.

      19.05 It is expressly understood and agreed that the provisions of this Article 19 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period. In such instance, Tenant's obligations hereunder shall continue unabated.

      19.06 In the event any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 19, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of Rent or other compensation from Landlord on account thereof, but (ii) if such compliance is the obligation of Landlord under this Lease, the Rent hereunder shall be reduced and/or adjusted, as necessary in the same manner as is provided in Section 19.02 according to the reduction in area of the Demised Premises resulting from such taking.

ARTICLE 20 - LOBBY DIRECTORY; SIGNS; USE OF NAME
             -----------------------------------

      20.01 Landlord shall provide up to six (6) listings in respect of Tenant, its principals or employees on the tenant directory located in the main lobby of the Building. Landlord shall provided additional listings, if available, and Tenant shall pay, within five (5) days after receipt of Landlord's invoice therefor, a charge for each additional listing or substitute listing at Landlord's then prevailing rate.

      20.02 No signs or other graphic device or advertisement shall be permitted in the corridors of the Building, or the entrance of the Demised Premises or in any windows of the Demised Premises. Signs may be placed on the exterior door of the Demised Premises, subject to Landlord's approval of their contents and appearance, which approval shall not be unreasonably withheld.

      20.03 Tenant hereby covenants that it shall not use the name of the Building or its logo in any advertising or promotional literature or brochures without the express prior written consent of Landlord, except that the name of the Building may be used as part of Tenant's address.

ARTICLE 21 - EXPERTS FEES; NO PROFESSIONAL RESPONSIBILITY
             --------------------------------------------

      21.01 Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, other than original first-time submissions of plans, agreements or other documents required hereby to be submitted as set forth in the Work Letter, and Landlord requires the opinion of Landlord's consultants or professionals as to the form or substance thereof, Tenant agrees to pay the reasonable fees of such consulting or professional services for reviewing the said plan, agreement or document.

      21.02 If Tenant requests consent to any act that requires Landlord's consent under this Lease and if Landlord, in its sole discretion, refers the matter to its attorney, then, whether or not such consent is granted, Tenant agrees to reimburse Landlord for its reasonable attorney's fees as Additional Rent.

      21.03 Landlord and Landlord's consultants and professionals shall have no responsibility for the design, adequacy or legal compliance of any plan, agreement or document submitted to Landlord for review or approval and Tenant acknowledges that the purpose of their review or approval is solely to advise Landlord and represent Landlord's interest in connection with any such plan, agreement or document.

ARTICLE 22 - SECURITY
             --------

      22.01 Tenant has deposited with Landlord the sum of $99,982.50 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease (the "Security Deposit"). The amount of the Security Deposit shall be increased by Tenant coincident with every increase in Base Annual Rent. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the Security Deposit shall be returned to Tenant after the date fixed as the end of this Lease and after delivery of possession of the Demised Premises to Landlord in the condition required by, and in accordance with, the terms of this Lease. In the event of a sale of the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look solely to the new landlord for the return of said Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the Security Deposit, Tenant shall forthwith restore the amount so applied or retained so that at all time the amount deposited shall be as set forth above.

      22.02 If the Security Deposit held by Landlord shall be in cash, the same shall be held in an interest-bearing account and any interest earned shall be for the account of Tenant and shall be held by Landlord as an addition to the Security Deposit for the entire Term of the Lease. Landlord shall be entitled to an administrative fee of 1% per annum, or such greater percentage permitted by law, on the amount of the Security Deposit held by Landlord. The administrative fee shall be paid to Landlord at the end of the Term of this Lease or at such other time or times as Landlord shall elect.

      22.03 In the event that during the Term of this Lease the Security Deposit held by Landlord (not including interest) is less than three monthly installments of the Base Annual Rent and Additional Rent payable under Article 3, Tenant shall, on written demand by Landlord, deposit with Landlord on account of the security herein provided for, the difference between the Security Deposit then held by Landlord and a sum equal to three (3) months' installments of Base Annual Rent and such Additional Rent.

      22.04 If Tenant fails to pay any Base Annual Rent or any Additional Rent payable under Article 3 of this Lease within ten (10) days after such payment is due twice in any twelve-month period, Tenant shall furnish Landlord, within ten days after demand by Landlord, with additional monies equal to one month's installment of Base Annual Rent at the rate payable during the last Lease Year which shall be added to and included in the Security Deposit.

ARTICLE 23 - BANKRUPTCY
             ----------

     Landlord may, at its option, terminate this Lease upon the occurrence of any of the following events: (a) Tenant files a voluntary petition under any bankruptcy or insolvency law; or (b) an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any bankruptcy or insolvency law; or (c) a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any similar law; or (d) a petition is filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any similar law; or (e) a receiver of Tenant or of, or for, the property of Tenant is appointed. If Landlord desires to exercise its option to terminate this Lease pursuant to the foregoing, Landlord shall do so by giving notice to Tenant, (i) at any time after receipt of notice of the occurrence of any of the foregoing events, or (ii) at any time after such event continues for thirty (30) days if such event occurred without the consent of Tenant, stating that this Lease will terminate at the expiration of ten (10) days after receipt by Tenant of Landlord's notice and upon the expiration of said ten (10) days, this Lease and the Term granted hereunder shall automatically terminate with the same effect as if that day were the Expiration Date originally set forth in this Lease. Nothing contained herein, including the termination of this Lease as aforesaid, shall relieve Tenant of any liability as set forth in Article 25.

ARTICLE 24 - END OF TERM
             -----------

      24.01 Tenant acknowledges that the Demised Premises must be surrendered to Landlord, vacant and broom clean, in good order and condition, ordinary wear excepted, at the expiration or sooner termination of the Term of this Lease and that all improvements, additions and alterations thereto previously made by Tenant (other than Initial Improvements) of which Landlord shall have notified Tenant at the time of Landlord's approval of the plans therefor that Landlord requires the removal of such improvements, additions and/or alterations at or before the Expiration Date or upon the sooner termination of this Lease, shall, at Landlord's option, be removed and the Demised Premises restored at Tenant's sole expense. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

      24.02 Tenant agrees to indemnify and save Landlord harmless against costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises as set forth in Section 24.01, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties hereto agree that the reasonable value of the use and occupancy of the Demised Premises beyond the date of the expiration or sooner termination of the Term of this Lease (the "Termination Date") is a sum equal to two and one-half times the Base Annual Rent and Additional Rent which was payable in or attributable to the last month of the Term thereof (the "Use and Occupancy Fee"). Accordingly, Tenant agrees that if the Demised Premises are not surrendered to Landlord within seven (7) days after the Termination Date, Tenant shall pay the Use and Occupancy Fee to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Termination Date.

      24.03 The parties hereto specifically agree that, in the event Tenant does not surrender the Demised Premises to Landlord and Tenant is charged for and pays such amounts as set forth in Section 24.02 for the use and occupancy of the premises, all as set forth in the preceding paragraph, such occupancy, the making of such payments and the acceptance of such payments by Landlord shall not create, and shall not be deemed to create, any tenancy, month to month or otherwise, of Tenant beyond the Termination Date. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, Tenant shall indemnify and hold harmless Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Demised Premises effective upon the termination of this Lease. Anything in this Article to the contrary notwithstanding, the acceptance of any rent paid by Tenant pursuant to Section 24.02 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the provisions of this Section 24.03 shall be deemed to be an "agreement expressly providing otherwise" within the meaning of
Section 232-c of the Real Property Law of the State of New York and any successor or similar law of like import. The provisions of this Article shall survive the Termination Date.

      24.04 Tenant expressly waivers, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and any similar successor law of same import then in force in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article. No act or thing done by Landlord or its agents or employees shall be deemed an acceptance of a surrender of this Lease or the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

ARTICLE 25 - DEFAULT
             -------

      25.01    In the event that:

               (a) Tenant defaults in fulfilling any of the covenants of this Lease other than the payment of Rent; or

               (b) the Demised Premises become vacated or deserted or Tenant fails to continuously and uninterruptedly use and occupy the Demised Premises for the operation of its business in the ordinary course after the date Tenant first occupies the Demised Premises for any period in excess of thirty (30) days, except if such vacating, deserting or failure to so use the Demised Premises is due to the Demised Premises being uninhabitable due to fire or similar disaster; or

               (c) the Demised Premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees; or

               (d) any execution or attachment shall be issued against Tenant or any of Tenant's property, or any other event shall occur by operation of law or otherwise, whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or

               (e) Tenant shall default with respect to any other lease or agreement between Landlord or any affiliate of Landlord and Tenant, after any required notice thereunder or lapse of any applicable grace period (which grace period shall run concurrently with any required grace period or cure period hereunder); or

               (f) Tenant shall fail to commence and diligently continue work on the Initial Improvements at the Demised Premises within thirty (30) days after the Commencement Date, of which fact Landlord shall be the sole judge; or

               (g) Tenant shall default in any term or condition of this Lease requiring the payment of Rent, or other charges due under this Lease;

then, in the event of the  occurrence of the events  described in clauses (a),
(b), (c), (d), (e) and (f) above, upon Landlord serving a written notice upon Tenant specifying the nature of such default and stating that the Term of this Lease shall expire on a date thirty (30) days thereafter, upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if such default shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period and if Tenant shall not have diligently commenced curing such default within such thirty
(30) day period, this Lease and the Term thereof shall automatically expire as fully and completely as if it were the date herein definitely fixed for the expiration of the Term, and all right, title and interest of Tenant hereunder shall thereupon wholly cease and expire, and Tenant shall thereupon quit and surrender the Demised Premises to Landlord, it being the intention of the parties hereto to create hereby a conditional limitation on the Term of this Lease.

      25.02 If Tenant shall default in clause (g) of Section 25.01, then Landlord shall have the option to (x) institute legal proceedings (after three
(3) days' written notice of default) in respect of the nonpayment of Rent or other charges or (y) if Tenant has failed to pay any Rent or other charges within ten (10) days after such payments are due twice in the preceding twelve month period (not including the latest default), serve a written notice upon Tenant specifying the default and stating that this Lease shall terminate three (3) days thereafter, and if said default has remained uncured for such three (3) day period following the service upon Tenant of such notice, the Term of this Lease shall automatically expire as fully and completely as if it were the date herein definitely fixed for the expiration of the Term, and all right, title and interest of Tenant hereunder shall thereupon wholly cease and expire, and Tenant shall thereupon quit and surrender the Demised Premises to Landlord, it being the intention of the parties hereto to create hereby a conditional limitation on the Term of this Lease.

      25.03    Notwithstanding  anything  to the  contrary  contained  in this
Article 25, if Tenant shall default in any payment of Rent or any other payment required in this Lease, and if such default shall have continued for ten (10) after days Landlord shall have given Tenant notice specifying such default, or if this Lease is terminated as provided in Sections 25.01 or 25.02, Landlord or its agents or employees may immediately or at any time thereafter re-enter the Demised Premises either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable for indictment, prosecution or damages therefor, and may repossess same, and remove any person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction and in no event shall re-entry be deemed an acceptance of surrender of this Lease. The term "re-enter" as used herein, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Section 25.01 or 25.02 or as provided elsewhere or if Landlord shall re-enter the Demised Premises under the provisions of this Section 25.03, whether by force, dispossess proceedings or otherwise, or any provision of law by reason of Tenant's default under this Lease, Tenant shall pay to Landlord the Rent payable under this Lease up to the later of such termination of this Lease, or of such recovery of possession of the Demised premises by Landlord, as the case may be, and shall also pay to Landlord the damages as set forth in Section 25.04.

      25.04 If by reason of Tenant's default this Lease is terminated, or if Landlord reenters the Demised Premises under the provisions of this Article 25, or any other provisions of this Lease, by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

               (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of Base Annual Rent and Additional Rent which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period, both discounted to their present value at the rate per annum of the average yield per annum of United States Treasury notes with remaining terms of five years as published in the Wall Street Journal, PLUS an amount equal to the sum of Landlord's cost of recovering and reletting the Demised Premises (including, without limitation, repossession costs, alteration costs and other expenses of preparing the Demised Premises for reletting, brokerage commissions, and attorneys' fees and disbursements), or

               (b) sums equal to the Base Annual Rent and Additional Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Demised Premises, payable upon the due dates therefor (as provided in this Lease) following such termination or such re-entry until the Expiration Date, provided however, that Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred by Landlord in terminating this Lease or in reentering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, attorneys' fees and disbursements, and all other expenses, it being understood that any such reletting may be for a period shorter or longer than what would have been the unexpired portion of the Term if this Lease had not so terminated or if Landlord has not so reentered the Demised Premises, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof is relet in combination with other space, then proper apportionment on a per square foot basis shall be made of the rent received from such reletting and of the expenses of reletting. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any prior or subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election.

      25.05 Nothing herein or elsewhere in this Lease shall obligate Landlord to relet or offer to relet the Demised Premises or if the Demised Premises are relet, to collect the Rent thereof under such reletting, upon a default by Tenant and Landlord's failure to relet or offer to relet or collect the Rent on a relet of the Demised Premises as aforesaid shall not release Tenant of any of its obligations or liabilities hereunder and in no event shall Tenant be entitled to receive any excess, if any, of such rents collected under a relet over the sums payable by Tenant to Landlord hereunder.

      25.06 If the Demised Premises or any part thereof is relet by Landlord for what would have been the unexpired portion of the Term if this Lease had not so terminated, or if Landlord had not so reentered the Demised Premises, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent set forth in any lease(s) in connection with such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall have the right to relet the Demised Premises or any part thereof at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, shall determine.

      25.07 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if this Lease had not so terminated or had Landlord not so reentered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default of Tenant hereunder. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount is greater than, equal to, or less than any of the sums referred to in Section 25.04.

      25.08 In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      25.09    If this Lease  shall  terminate  under the  provisions  of this
Article 25, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise.

      25.10 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

      25.11 Tenant here designates its attorney, and Tenant's attorney, by signing below, agrees to act, as Tenant's agent and to accept any service of process in connection with this Lease.

ARTICLE 26 - CURING TENANT'S DEFAULTS
             ------------------------

      26.01 If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained (other than the payment of Rent or any other charges due hereunder), Landlord, without thereby waiving such default, may perform the same for the account of and at the expense of Tenant, without notice in a case of emergency and in any other case if such default continues after three (3) days from the date of the giving of written notice by Landlord to Tenant of intention to do so. Bills for any expenses incurred by Landlord (including, but not limited to, legal expenses) in connection with any such performance by Landlord for the account of Tenant, as well as bills for any property, material, labor or services provided, furnished or rendered, by Landlord to Tenant, with interest at the rate set forth in Section 2.06, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable by Tenant within ten (10) days after the same is sent to Tenant by Landlord, and the amounts thereof shall be deemed to be Additional Rent under this Lease.

      26.02 In the event any check delivered to Landlord for the payment of Rent or any item of Additional Rent is returned to Landlord after having been dishonored by Tenant's bank, Tenant shall be liable to Landlord for $50.00 as an item of Additional Rent. If two checks of Tenant are returned in any twelve month period, Tenant shall thereafter be required to pay for any item of Rent or Additional Rent by certified check or bank check.

ARTICLE 27 - INDEMNITY
             ---------

      27.01 Tenant agrees to indemnify, defend and save harmless, Landlord, each Superior Lessor and Superior Mortgagee, and any managing agent of Landlord, and their respective partners, officers, directors, stockholders, members, beneficiaries, contractors, agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including, but not limited to, reasonable counsel fees and disbursements incurred in any action or proceeding), to which Landlord or any such indemnified party may be subject or suffer by reason of any liability or claim for any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with Tenant's negligent use and occupancy of the Demised Premises or omitted in or about the Demised Premises during the Term of this Lease and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or arising from any condition of the Demised Premises or due to or resulting wholly or in part from any default by Tenant in the performance of Tenant's obligations under this Lease or from any negligent act or omission of Tenant or any of Tenant's agents, contractors, servants, employees, subtenants, licensees, guests or invitees. The indemnity set forth herein shall survive the expiration or sooner termination of the Term hereof.

      27.02 Tenant shall reimburse and compensate Landlord as Additional Rent within five (5) days after rendition of a statement for all expenditures made by or damages or fines sustained or incurred by Landlord or any party indemnified pursuant to Section 27.01 above (including, but not limited to, reasonable counsel fees and disbursements incurred or paid in connection with any action or proceeding) due to the operation of this Article or nonperformance or noncompliance with or breach or failure by Tenant to observe any term, covenant or condition of this Lease. If, in any action or proceeding, liability arising out of the negligence of both Landlord and Tenant is established, Tenant agrees (i) to indemnify Landlord in accordance with the provisions of this Article and (ii) if the claim is covered by insurance, to waive any right of contribution against the Landlord.

ARTICLE 28 - EXCULPATION; CONSENTS
             ---------------------

      28.01 Notwithstanding any provisions in this Lease or its exhibits to the contrary, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rents or other income from such Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, subject, nevertheless, to the rights of any Superior Lessor or Superior Mortgagee, and neither Landlord nor any of the members comprising the entity which is the Landlord herein shall be liable for any deficiency. Neither Landlord nor any disclosed or undisclosed principal of Landlord, or officer, director, stockholder, partner or agent of Landlord or of any such principal, nor any successor of any of them, shall have any personal liability and no property or assets of any of the foregoing persons shall be subject to levy, execution, attachment or other enforcement procedure, for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises or any other liability of Landlord to Tenant.

      28.02 If Tenant requests Landlord's consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy therefor shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent. Notwithstanding anything to the contrary contained in this Lease, in any instance where the consent of Superior Lessor and/or Superior Mortgagee is required, Landlord shall not be required to give its consent unless and until Superior Lessor and/or Superior Mortgagee has given its consent.

ARTICLE 29 - BROKERS
             -------

     Each of Landlord and Tenant covenants, represents and warrants that no broker participated in or brought about this Lease and that no broker with which Landlord or Tenant, as the case may be, has dealt is or will be entitled to a commission as a result of the execution and delivery of this Lease other than Bruce S. Brickman & Associates, Inc. whom Landlord agrees to pay pursuant to a separate agreement. Each of Landlord and Tenant agrees to indemnify and save the other harmless from and against any claim or cost or expense (including attorneys' fees) or liability for any compensation, commissions or charges claimed by any other broker in connection with this Lease or the negotiation thereof.

ARTICLE 30 - NOTICES
             -------

      30.01 Except as set forth below in Section 30.02, any bill, notice or other communication which either party may desire or be required to give to the other under this Lease shall be deemed sufficiently given or served if in writing and delivered personally or by registered or certified mail, return receipt requested, or by recognized overnight carrier as follows:

               (a) From Landlord to Tenant at: one copy to Tenant at the address first hereinabove set forth until Tenant occupies the Demised Premises for its business in the ordinary course and thereafter at the Demised Premises.

               (b) From Tenant to Landlord: one copy shall be to Landlord at the address first hereinabove set forth, attention: 1412 Broadway Building Manager and one copy to Landlord c/o Miro Weiner & Kramer, 712 Fifth Avenue, New York, New York 100 19, Attn: Audrey A. Greenfeld, Esq.

The time of rendition of a bill and of the giving of such notice or other communication shall be deemed to be the time when the same is personally delivered to Tenant, or three days after mailing or the day after delivery to the recognized overnight carrier, as herein provided. All notices given from Landlord to Tenant, including, without limitation, notices of default and/or termination of Tenant's interests under this Lease, may be given by Landlord's attorney acting as agent on behalf of Landlord. Notwithstanding the foregoing provisions, notices from Tenant to Landlord requesting after-hours or special services shall also be given by hand delivery to the Building manager or any other person in the Building designated by Landlord to receive such notices.

      30.02 Either party shall have the right to substitute addresses for such notices upon prior written notice to the other given in the manner set forth above in Section 30.01 provided that notice of such change of address shall be effective only upon receipt.

ARTICLE 31 - RESERVED
             --------

ARTICLE 32 - WAIVER OF TRIAL BY JURY
             -----------------------

     TENANT AND LANDLORD EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY A THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OR OCCUPANCY OF THE DEMISED PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE AND ANY EMERGENCY AND OTHER STATUTORY REMEDY IN RESPECT THEREOF. It is further agreed that in the event Landlord commences any summary proceeding for nonpayment or possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person.

ARTICLE 33 - NO WAIVER
             ---------

      33.01 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or of any of the Rules and Regulations as set forth in Article 34 or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.

      33.02 The receipt by Landlord of Rent, with knowledge of the breach of any covenant of this Lease, shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy.

      33.03 No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Demised premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee or agent of Landlord shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease and the delivery of keys to any such employee or agent shall not operate as a termination of this Lease or a surrender of the Demised Premises.

ARTICLE 34 - RULES AND REGULATIONS
             ---------------------

      34.01 Tenant and Tenant's subtenants and their respective servants, employees, agents, visitors and licensees shall observe faithfully, and comply strictly with all Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any Rules and/or Regulations, or any changes thereto, shall be given in such manner as Landlord may elect. In case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

      34.02 Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its subtenants or their respective servants, employees, agents, visitors or licensees.

ARTICLE 35 - NO REPRESENTATIONS BY LANDLORD
             ------------------------------

      35.01 Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Building or the Demised Premises or any matter or thing affecting or related thereto except as expressly set forth in this Lease.

      35.02 All understandings and agreements heretofore made between the parties are merged in this Lease which alone fully and completely expresses the agreement between Landlord and Tenant. Any change, modification, discharge or abandonment of this Lease shall not be binding and shall have no effect on the obligations and rights of the parties unless in writing and signed by the party against whom enforcement is sought.

ARTICLE 36 - INABILITY TO PERFORM (FORCE MAJEURE)
             ------------------------------------

     This Lease and the obligations of Tenant to pay Rent hereunder and perform all other covenants and agreements to be performed by Tenant hereunder, shall not be affected, impaired or excused and Landlord shall not have any liability to Tenant (regardless of whether Landlord is required to proceed with reasonable diligence or to use reasonable efforts), because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of any of the following ("Force Majeure Events"): delays caused by Tenant or other tenants, fire or other casualty; acts of God; war; riot or other civil disturbance; accident; emergency; strike or other labor trouble; governmental preemption of priorities or other controls in connection with a national or other public emergency; difficulty in securing proper amounts of or failure or defect in the supply or quality of fuel, gas, steam, water, electricity, supplies or labor; or any other event preventing or delaying Landlord from fulfilling any obligation, whether similar or dissimilar, beyond Landlord's reasonable control.

ARTICLE 37 - CAPTIONS
             --------

     The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

ARTICLE 38 - SUCCESSORS AND ASSIGNS
             ----------------------

     The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and except as otherwise provided in this Lease, their assigns.

ARTICLE 39 - MISCELLANEOUS
             -------------

      39.01 Neither this Lease nor any memorandum thereof shall be recorded or filed in the office of the New York City Register or any successor government agency.

      39.02 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      39.03 If the original Tenant herein named is comprised of two or more persons, individually or as co-partners of a partnership, or if Tenant's interest  in  this  Lease  is  assigned  to a  partnership  (or to two or more persons, individually or as co-partners of a partnership), the following provisions shall apply: (a) the liability of each of the persons at any time comprising Tenant shall be joint and several, (b) each of the persons at any time comprising Tenant shall be bound by (i) any written instrument executed by Tenant or any successor Tenant changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, (ii) any notices given by Tenant or by any of the persons comprising Tenant, and (iii) any statement executed by Tenant or any of the persons comprising Tenant, pursuant to Article 13, (c) any notices given to Tenant or to any of such persons shall be binding on Tenant and all such persons, (d) if Tenant admits new partners, all of such new partners shall, by their admission to Tenant, be deemed to have assumed joint and several liability for the performance of all of Tenant's obligations under this Lease, (e) Tenant shall give prompt notice to Landlord of the admission of any such new partners, and on demand of Landlord shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord wherein each such new partner assumes joint and several liability for the performance of all of Tenant's obligations under this Lease (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Section), and
(f) the death, adjudication of incompetency or withdrawal of an individual comprising Tenant or of an individual partner shall not relieve him or his personal representatives of any liability for the performance of Tenant's obligations under this Lease. In the event Tenant shall be an entity other than a corporation, then any conversion of Tenant into, or any assignment of this Lease to, a limited liability company shall be deemed an event of default hereunder and shall be expressly prohibited by this Lease.

      39.04 Nothing herein, including, without limitation, the provisions hereof entitling Landlord to permit Tenant to credit certain amounts due to adjustments in Additional Rent to certain items of Rent due under this Lease, shall entitle Tenant to set-off against items of Rent, the amount of any credit or any other amount without Landlord's written statement permitting such credit. Tenant's sole recourse in the event of Landlord's failure to make any credit claimed by Tenant shall be to commence a separate action for the recovery of the amount of such credit.

      39.05 Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

      39.06 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

      39.07 Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity. In all disputes arising out of this Lease, Landlord, the original Tenant herein named, each person comprising Tenant, Tenant's Guarantor (if any), each assignee of Tenant's interest in this Lease and each person comprising each such assignee, shall be deemed subject to service in the State of New York and to the jurisdiction of the state and federal courts located in the State of New York, County of New York and such service may be accomplished in the same manner as the giving of a notice.

      39.08 In order to avoid delay, this Lease has been prepared and submitted to Tenant for signature with the understanding that it shall not be deemed an offer and will not bind Landlord unless and until it is executed by Landlord and delivered to Tenant.

      39.09 Tenant covenants and represents that the persons listed on Exhibit E attached hereto and made a part hereof are all of the officers of Tenant, and that the information set forth thereon is true, accurate and complete.

      39.10 This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord or Tenant.

      39.11 Any apportionments or prorations of rent under this Lease shall be computed on the basis of a 360-day year, with 12 months of 30 days each.

ARTICLE 40 - ADDITIONAL DEFINITIONS
             ----------------------

     The following terms shall have the following meanings when used in the Lease (including the Work Letter).

      40.01    "Additional  Rent"  shall have the meaning set forth in Section
2.04 of this Lease.

      40.02    "Base  Annual Rent" shall have the meaning set forth in Section
2.02 of this Lease.

      40.03 "Base Charge" shall have the meaning set forth in Section 4.01 of this Lease.

      40.04    Reserved.

      40.05    "Base Tax" shall mean the Taxes for the Base Tax Year.

      40.06 "Base Tax Year" shall mean the Taxes for the twelve month fiscal year commencing on July 1, 1998.

      40.07    "Building"   shall  mean  the  real   property,   building  and
improvements known as 1412-1418 Broadway, located in the County and State of New York.

      40.08    "Business  Days"  shall  mean  Mondays,  Tuesdays,   Wednesdays
Thursdays and Fridays, except holidays.

      40.09 "Business Hours" shall mean the hours of 8:00 a.m. to 6:00 p.m. on Business Days.

      40.10    "Commencement Date" shall have the meaning set forth in Section
1.02 of this Lease.

      40.11 "Consultant" shall have the meaning set forth in Section 4.02 of this Lease.

      40.12 "Demised Premises" shall have the meaning set forth in the first Witnesseth clause of this Lease.

      40.13 "Electrical Consumption Charge" shall have the meaning set forth in Section 4.03 of this Lease.

      40.14 The term "emergency" shall mean a condition presenting imminent danger to health or safety of persons or property in or about the Building.

      40.15    "Expiration  Date"  shall have the meaning set forth in Section
1.01 of this Lease.

      40.16 "Guarantor" shall mean any person or entity which guaranties all or a portion of Tenant's obligations under this Lease.

      40.17 "Landlord's Construction Manager/General Contractor" shall have the meaning set forth in Article 5 of this Lease.

      40.18 "Lease Year" shall have the meaning set forth in Section 1.02 of this Lease.

      40.19    "Lease  Year One" shall have the  meaning  set forth in Section
1.02 of this Lease.

      40.20 "Profit" from any sublease of the Demised Premises shall mean gross receipts from such sublease less (a) the aggregate Base Annual Rent and Additional Rent due pursuant to this Lease for the sublet premises and (b) any brokerage commission payable by Tenant with respect to the sublease. Profit from any assignment of this Lease shall mean the gross receipts from said assignment less any brokerage commission payable by Tenant with respect to such assignment.

      40.21 "Rent" shall have the meaning set forth in Section 2.04 of this Lease.

      40.22    "Tax Payment"  shall have the meaning set forth in Section 3.01
(a) of this Lease.

      40.23 "Tax Year" shall mean the 12 calendar months beginning on the day following the end of the Base Tax Year, and each succeeding 12-month period thereafter.

      40.24 "Taxes" shall mean (w) the real estate taxes, sewer and water rents assessments, special assessments and special ad valorem levies imposed upon the Building including but not limited to: (i) taxes and assessments in respect of any air rights or development rights now or hereafter appurtenant to, or used in connection with the construction of the Building; (ii) fees, taxes and charges in connection with any vaults, vault space or other space within or outside the boundaries of the land upon which the Building is located; (iii) assessments for public improvements or benefits to the Building or the locality in which the Building is situated; and (iv) taxes, assessments and charges in respect of any fixtures, equipment, facilities, systems or personal property of Landlord serving or used in connection with the Building by any federal, state, municipal or other governments or governmental bodies or authorities or special districts, and (x) any expenses incurred by Landlord in contesting such taxes, assessments or levies and/or the assessed value of the Building and/or the Land, which expenses shall be allocated to the Base Tax Year or the Tax Year to which such expenses related. If at any time during the Term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, sewer and water rents assessments, special assessments or ad valorem levies now imposed on real estate there shall be levied, assessed or imposed (y) a tax, assessment, levy, imposition, license, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (z) any such other additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges of the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes hereof.

      40.25 "Tenant's Proportionate Share" shall mean three and nine tenths percent (3.90%).

      40.26    "Term"  of this  Lease  shall  have the  meaning  set  forth in
Section 1.01 of this Lease.






IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease as of the date and year first above written.

Witness for Landlord

                                        LANDLORD:

                                        FASHION GALLERY OWNERS, LLC

                                        By: Fashion Gallery, LLC, its Manager
-------------------------

                                            By:
                                                 ----------------------------
                                                 Bruce S. Brickman, President

                                        TENANT:

Witness for Tenant                      PATRA LTD.

                                        By:
-------------------------                   ---------------------------------
                                            Name:
                                            Title:




                                   EXHIBIT A

                                  FLOOR PLAN






                                   EXHIBIT B

             CLEANING SERVICES AND MAINTENANCE OF DEMISED PREMISES

(To be performed on all Business Days (Monday - Friday) except those which are union holidays of the employees performing cleaning service and maintenance in the Building or on days on which the Building is closed or as otherwise provided in the Lease.)

    A. Floors will be swept nightly. Carpets will be swept daily with carpet sweeper and vacuumed weekly.

    B.   Office equipment, telephones, etc. will be dusted nightly.

    C. Normal office waste in receptacles and ashtrays will be emptied nightly.

    D.   Window blinds dusted semi-annually.

    E. All walls, partitioning, louvers, wall hangings, lighting fixtures, moldings and heating units will be dusted and wiped down semi-annually.

    F. Restrooms will be washed and disinfected once a day. All brightwork and mirrors will be swept daily. Dispensers will be checked and receptacles emptied daily.






                                  EXHIBIT "C"

                             IMPROVEMENTS EXHIBIT

PART I.  LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS
-------  ------------------------------------------------

1. Tenant deliver to Landlord a detailed architectural plan containing the information described in Annex I for the Demised Premises ("Tenant's
     Preliminary Plans"). Tenant's Preliminary Plans shall be subject to Landlord's written approval. Landlord shall review Tenant's Preliminary Plans and shall notify Tenant of any required revisions or additions thereto or comments thereon on or before the day which is twenty (20) Business Days after Landlord's receipt of Tenant's Preliminary Plans. Tenant acknowledges and agrees that Landlord's review of Tenant's Preliminary Plans is intended solely to assist Tenant in the preparation of Tenant's Plans and that such review shall in no way limit Landlord's rights pursuant to this Exhibit "C" to review and reject Tenant's Plans.

2. Within thirty (30) days after the date of the Lease, Tenant shall deliver to Landlord for Landlord's review complete drawings and specifications prepared by Tenant's Architect and the Building engineers showing all detail's for the layout and design of the Initial Improvements in the Demised Premises ("Tenant's Plans"). Tenant's Plans shall be complete, coordinated, biddable and buildable and shall include, without limitation, the information set forth in Annex 11. Tenant shall provide Landlord with six (6) prints and one (1) sepia of Tenant's Plans.

3. Tenant's Plans shall be subject to Landlord's written approval. Landlord shall review Tenant's Plans and shall notify Tenant of any required revisions or additions thereto within twenty (20) Business Days after delivery of the proposed Tenant's Plans to Landlord.

4. Tenant shall take all steps necessary to insure that the initial improvements to be constructed in the Demised Premises ("Initial Improvements") shall not (i) adversely affect the Building's structure or integrity or the Building Systems; (ii) affect the exterior of the Building; (iii) result in a violation of, or require a change in, the certificate of occupancy for the Building; (iv) affect any area of the Building outside of the Demised Premises; (v) affect the curtain wall of the Building; (vi) reduce the gross floor area of the Demised Premises; or (vii) in Landlord's sole judgment, adversely affect the character or value of the Building.

5. Based on Landlord's comments with respect to required revisions or additions in Tenant's Plans, Tenant shall make such revisions or additions and shall promptly resubmit Tenant's Plans to Landlord for Landlord's approval. The above procedures shall be followed until Tenant's Plans shall have been accepted by Landlord. Tenant's Plans, and all modifications, revisions and resubmissions thereof, must (a) be in accordance with applicable Legal Requirements and Insurance Requirements,
     (b) be consistent in equipment, design and construction with good construction practice, the Building and its standards, (c) be prepared by and bear the seals of duly licensed professionals registered in the State of New York and all other applicable governmental authorities having jurisdiction in the Borough of Manhattan and (d) comply with the provisions of the Lease.

6. Tenant shall obtain the prior consent of Landlord as to Tenant's general contractor, or to a list of general contractors submitted by Tenant to Landlord (from which Tenant shall select its general contractor), and to all subcontractors to be used by Tenant or Tenant's general contractor in the construction of the Initial Improvements. Tenant shall employ only those subcontractors designated by Landlord to perform electrical or sprinkler work in the Demised Premises.

7. Tenant acknowledges and agrees that any review or approval by Landlord of any plans or specifications is solely for Landlord's benefit and without any representation or warranty to Tenant as to the adequacy, correctness or feasibility thereof or as to the compliance of such plans and specifications with Legal Requirements or Insurance Requirements, and Tenant shall be totally responsible for same. No third party shall have any right to rely on Landlord's review or approval of any such plans and specifications.






PART II. TENANT'S CONSTRUCTION OBLIGATIONS
-------- -----------------------------------

1. Tenant shall construct the Initial Improvements in accordance with Tenant's Plans (as finally and unconditionally accepted by Landlord pursuant to the provisions of Part I of this Exhibit C), the terms and conditions of this Exhibit "C" and the applicable provisions of the Lease.

2. Prior to commencement of construction of the Initial Improvements, Tenant shall, at its expense, obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of the Initial Improvements and, upon completion, for final approval thereof and shall provide copies of same to Landlord. Landlord shall cooperate with Tenant in connection with the procurement of such permits, approvals, authorizations and certificates, provided that Tenant shall reimburse Landlord for any expenses incurred by Landlord in connection therewith upon demand. Tenant shall maintain all such permits, authorizations, approvals and certificates in full force and effect throughout the construction of the Initial Improvements and shall supply Landlord with copies of same.

3. Tenant agrees that the Initial Improvements shall be promptly commenced, diligently prosecuted and completed by Tenant and shall be performed so as not to interfere with the use by others of the Common Areas, Landlord's operation of the Building, the use and operation of the Building Systems, the completion of any work being performed by Landlord or other tenants or occupants in the Building or the occupancy of any tenant or occupant, and that Tenant shall be responsible for paying for any increased costs incurred by Landlord as a result of the construction of the Initial Improvements by Tenant. Tenant's construction of the Initial Improvements shall be performed in a good and workmanlike manner and in accordance with all applicable Insurance Requirements and Legal Requirements. The provisions of Article 7 of the Lease shall apply during the construction of the Initial Improvements.

4. Upon completion of the Initial Improvements, Tenant shall (a) obtain all departmental signoffs, a certificate of completion, a modification to the Building certificate of occupancy or other appropriate permit(s) authorizing Tenant to occupy and use the Demised Premises (the
     "Certificate of Occupancy") and (b) deliver to Landlord three (3) complete sets of "as built" drawings for the Demised Premises.

5. (a) Landlord, on its own behalf and on behalf of any existing or prospective Superior Lessor or Superior Mortgagee, shall retain the right to inspect the Initial Improvements from time to time so long as Landlord shall use reasonable efforts to minimize any interference with the construction of the Initial Improvements.

     (b)  Tenant  shall  reimburse  Landlord  for  Landlord's  costs  for  all services provided by Landlord in connection with Tenant's construction of the Initial Improvements, including, without limitation, vertical transportation, utilities, rubbish removal, and labor costs.

     (c) Subject to the terms and conditions of the Lease, Tenant shall, to the extent required for construction of the Initial Improvements, have access to and the right to use (i) the corridors, stairways, walkways, plazas, telephone and electrical closets servicing the Demised Premises, loading docks, elevators and other common and service areas of the Property, in each case subject to any rules, regulations and scheduling promulgated by Landlord with respect thereto; and (ii) the Building Systems at the points which such Building Systems connect to the horizontal systems to be installed in the Demised Premises.

     (d) Tenant covenants that it shall comply with such construction rules, procedures and scheduling as shall be imposed by Landlord from time to time with respect to construction of the Initial Improvements, including, without limitation, the Construction RUICS and Regulations.

     (e) Landlord shall have no obligation to provide heat, ventilation, air conditioning, condenser water or cleaning services to the Demised Premises prior to occupancy of the Demised Premises by Tenant for the conduct of its business.

     (f) No material or equipment shall be incorporated in the Demised Premises in connection with the making of such installations which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever.

6. Tenant shall be entitled to a credit (the "Credit") against the cost of the Initial Improvements, not to exceed the sum of $399,930.00 payable as hereinafter set forth.

7. (a) All payments to be made by Landlord to Tenant in accordance with the provisions of this Exhibit "C" shall be paid to Tenant on the tenth
          (10th) Business Day after request therefor by Tenant, provided Landlord has received requisitions from Tenant satisfying the following: Any requisitions for payment presented to Landlord hereunder shall be marked "Approved for Payment", and be countersigned by Tenant's Architect and be accompanied by (i) unconditional waivers of liens by Tenant's contractor and subcontractors with respect to the work covered by the immediately preceding requisition, (ii) certification of Tenant's Architect on the AIA form, and (iii) such certificates and other evidence as shall be necessary to confirm that the work described in the requisition has been performed strictly in accordance with Tenant's Plans.

     (b) Prior to final payment by Landlord of the Credit, in addition to the requirements enumerated in Paragraph 7(a) of Part II of this Exhibit "C," Tenant shall furnish Landlord with (i) final waivers of lien from Tenant's contractor, subcontractors and material suppliers, and
          (ii) a certificate of Tenant's Architect that the Initial Improvements have been completed in conformity with Tenant's Plans and comply with all applicable Legal Requirements.

8. All sums due from Tenant to Landlord pursuant to this Exhibit "C" shall be payable within five (5) Business Days after Tenant's receipt of an invoice therefor and shall bear interest at the Lease Interest Rate from the due date to the date of payment.

9. Tenant's general contractor shall maintain liability insurance in accordance with the requirements applicable to Tenant set forth in the Lease. Tenant and Tenant's general contractor shall be responsible for reaching agreement with Landlord as to the terms and conditions for conducting its work, including, but not limited to, arrangements for hoisting, systems interfacing, use of temporary utilities, storage of materials and access to the Demised Premises. As a condition precedent to Landlord's approving Tenant's general contractor, Tenant and Tenant's general contractor shall deliver to Landlord such assurances or instruments to evidence Tenant's general contractor's compliance or agreement to comply with the provisions of this paragraph.

10. Tenant shall indemnify, defend and hold harmless Landlord and its agents, partners, contractors, employees, invitees and licensees, from and against, and pay, any and all losses, damages, costs (including costs of suit and attorneys' fees and disbursements), expenses, liabilities, claims or causes of action arising out of, or relating to, the construction of the Initial Improvements, including but not limited to, mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work and from and against any and all claims arising from or in connection with any negligence, act, or failure to act, of Tenant, its contractors, subcontractors, decorators, servants, agents or employees or for any reason whatsoever arising out of Tenant's access to or being in the Demised Premises or Building. All materialmen, contractors, artisans, mechanics, laborers and other parties contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Demised Premises are hereby charged with notice that they must look solely to Tenant for payment for the same. Without limiting the generality of the foregoing, Tenant shall be responsible for the repair of all damage caused by Tenant's general contractor, its subcontractors, or their employees; provided, however, that with respect to any such damage to Building Systems, Building exterior or any portion of the Building outside the Demised Premises, Landlord shall have the option, to be exercised within fifteen (15) days after Landlord's receipt of notice of such damage, to elect, by notice to Tenant, to make such repairs on behalf of Tenant and Tenant shall pay to Landlord the cost thereof within twenty (20) days after demand therefor. Tenant shall protect the Demised Premises and the Building, including all Landlord's Work, from damage or soiling by Tenant's contractors, subcontractors, materialmen and movers, and shall pay for any replacements, repairs or extra cleaning necessitated by or arising in connection with the construction of the Initial Improvements or the moving of fixtures, equipment, furnishings, furniture and other property of Tenant into or out of the Demised Premises or Building. The obligations of Tenant under this paragraph shall survive the expiration or earlier termination of the Lease.

11. Throughout the construction of the Initial Improvements, Tenant shall carry or cause to be carried the insurance coverage required by the Lease (including, without limitation, Article 7) and shall furnish Landlord evidence (including certificates) of such insurance (and the payment of all premiums therefor) prior to commencing construction of the Initial Improvements. The maintenance of valid and effective insurance certificates (evidencing such coverage), as well as the maintenance of valid and effective permits as shall be required in connection with the construction of the Initial Improvements, shall be an ongoing precondition to Tenant having the right to proceed with the construction of the Initial Improvements.

12. Terms used in this Exhibit "C" (including the Annexes) shall have the meanings and definitions set forth in the Lease.






                                  EXHIBIT "C"

                                    ANNEX I

The below noted information must appear in the submission of the Architectural Plan.

1.   ARCHITECTURAL INFORMATION

     (a) Locate all partitions by type and indicate typical construction details of each type.

     (b) Indicate all doors by type and indicate typical construction details of each type. Attach preliminary hardware schedule.

     (c)  Indicate location and type of all windows and doors.

     (d) Indicate location and specify type of wall covering if other than latex paint.

     (e) Indicate location and specify type of all floor covering if other than building standard carpet or tile.

     (f)  Indicate location and preliminary details of all millwork.

2.   ELECTRICAL AND TELEPHONE INFORMATION

     (a) Indicate all wall telephone and 120 volt duplex electrical outlets in walls and/or floor.

     (b) Provide power requirements and location of all equipment requiring other than 120 volts or equipment which requires a dedicated circuit or isolated transformer such as copiers, refrigerators, telephones or computer equipment.

     (c)  Indicate location and type of pantry equipment.

3.   LIGHTING INFORMATION

     (a) Provide a reflected ceiling plan and related information which locates all Building standard and non-building standard lighting, exit and emergency lights and related fire protection and life safety materials.

          Specify the manufacturer and model of each non-building standard light fixture.

     (b)  Locate all light switches (note 3-way switches, if any) and dimmers.

4.   MECHANICAL INFORMATION

     (a) Identify any areas in the Demised Premises which will be occupied at any time by more than one person per 100 square feet of rentable area. Include the estimated occupancy density.

     (b) Identify all office equipment such as telephone equipment, copiers, computers, etc. and the heat output per hour of such office equipment.

5.   PLUMBING INFORMATION

     (a)  Provide the location and specify the type of sinks,  dishwashers and
          other   appliances,   private  toilets  or  showers  and  associated
          requirements.

6.   STRUCTURAL INFORMATION

     (a) Indicate the weight, description and location of exceptionally heavy equipment such as filing cabinets, safes and large machines which exceed 50 of live load.

     (b) Indicate details of any interconnecting staircases (to be located at locations designated by Landlord).






                                  EXHIBIT "C"

                                   ANNEX 11

Tenant's Plans must include, without limitation, the below noted information in complete form.

1.  ARCHITECTURAL INFORMATION

    (a)   Locate and identify all types of partitions.

    (b) Clearly indicate all dimensions. Dimensions from the curtain wall are to be measured from column lines, face of columns, face of core or mutually agreed access lines.

    (c) Indicate the locations and specifications for doors, door frames and hardware; provide a keying schedule. All such hardware must conform to the Building master key system.

    (d) Indicate the locations and specifications for any paints and any wallcoverings or other wall finish. It is Tenant's responsibility that all finishes comply with the fire code of the City and State of New York.

    (e) Indicate the location of millwork, carpentry, etc., on the plan and provide elevations, sections and details sufficient to clearly describe all requirements.

    (f) Indicate any requirements for mounted projection screens, overhead security grills, etc.

    (g) Provide locations and complete specifications for any floor coverings, including the combined height of carpet and padding. It is Tenant's responsibility that all finishes comply with fire code of the City and State of New York.

    (h) Provide support framing details for special walls and ceiling mounted equipment.

    (i) Provide a finish schedule and finish legend clearly indicating the room number, wall finishes, floor finish and ceiling finish.

2.  ELECTRICAL AND TELEPHONE INFORMATION

    (a)   Indicate the dimensions of wall electrical and telephone outlets.

    (b) Indicate locations of and dimensions for all electrical floor outlets and telephone floor outlets. These dimensions must be coordinated and approved by the Base Building structural engineer.

    (c)   Provide   systems   location  of  special  receptacles and  separate
          circuits  for  special   equipment   such  as  appliances,  copiers,
          computer equipment, etc.

    (d)   Provide  details  of  the  space   requirements,   room  finish  and
          electrical and mechanical requirements for the telephone equipment within the Demised Premises.

    (e) Indicate the location of the emergency disconnect switch for any data processing equipment.

    (f) Provide total connected load on a watts per rentable square foot basis.

3.  LIGHTING INFORMATION

    (a) Locate and identify all fixtures used, and provide specifications for all non-building standard fixtures.

    (b)   Locate all switches, dimmers and other lighting control devices.

    (c) Indicate the location of all exit lighting, class E life safety systems and any special emergency lighting.

4.  MECHANICAL AND PLUMBING INFORMATION

    (a) Provide complete plans, details and specifications and calculations (subject to written approval by Landlord and Landlord's engineers) describing all HVAC, fire protection and plumbing work to be performed. The Architectural Plan must note any coordination required between the drawings prepared by Tenant's Architect and the drawings prepared by the Building engineers.

    (b)   Provide total c.f.m. calculations for Tenant's HVAC design.

5.  STRUCTURAL INFORMATION

    Provide complete plans, details, specifications and calculations approved by the Building engineers of any structural modifications required to construct the Initial Improvements.






                                   EXHIBIT D

                             INTENTIONALLY OMITTED






                                   EXHIBIT E

NAME                    OFFICE                 ADDRESS/              TELEPHONE
----                    ------                 --------              ---------